 Filed Pursuant to Rule 424(b)(2)

 Registration No.: 333-279023

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 1, 2024)

$  750,000,000

Ares Capital Corporation

6.250% Notes due 2033

We are offering $750,000,000 in aggregate principal amount of 6.250% notes due 2033, which we refer to as the Notes. The Notes will mature on September 15, 2033. We will pay interest on the Notes on March 15 and September 15 of each year, beginning March 15, 2027.

We may redeem the Notes in whole or in part at any time or from time to time at the redemption price discussed under the caption “Description of Notes—Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase the Notes at 100% of their principal amount upon the occurrence of a Change of Control Repurchase Event (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be our direct senior unsecured obligations and rank pari passu, or equally, with all outstanding and future unsecured unsubordinated indebtedness issued by Ares Capital Corporation.

Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company incorporated in Maryland. We have elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in first lien senior secured loans (including “unitranche” loans, which are loans that combine both senior and subordinated loans, generally in a first lien position), and second lien senior secured loans. In addition to senior secured loans, we also invest in subordinated debt (sometimes referred to as mezzanine debt), which in some cases includes an equity component, and preferred equity. To a lesser extent, we also make common equity investments.

We are externally managed by our investment adviser, Ares Capital Management LLC, a subsidiary of Ares Management Corporation, a publicly traded, leading global alternative investment manager (“Ares”). Ares Operations LLC, a subsidiary of Ares Management Corporation, provides certain administrative and other services necessary for us to operate.

Investing in the Notes involves risks. Before making a decision to invest in the Notes, you should carefully consider the matters that are described in the “Risk Factors” section beginning on page S-10 of this prospectus supplement and page 14 of the accompanying prospectus, including the risk of leverage and the matters discussed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, concisely provide important information about us that you should know before investing in the Notes. Please read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). This information is available free of charge by calling us collect at (310) 201-4200 or on our website at www.arescapitalcorp.com. The SEC also maintains a website at www.sec.gov that contains such information. The information on the websites referred to herein is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

	Per Note	Total
Public offering price(1)	98.463%	$738,472,500
Underwriting discount (sales load)	0.650%	$4,875,000
Proceeds, before expenses, to Ares Capital Corporation(2)	97.813%	$733,597,500
(1)

The public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from September 15, 2026 and must be paid by the purchaser if the Notes are delivered after September 15, 2026.

(2)	Before deducting expenses payable by us related to this offering, estimated at $2.4 million.

THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Notes offered hereby in book-entry form only through The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A., will be made on or about September 15, 2026, which is the fifth business day after the date of this prospectus supplement. See “Underwriting.”

BofA Securities	J.P. Morgan	RBC Capital Markets	SMBC Nikko	Wells Fargo Securities
Barclays	CIBC Capital Markets	Mizuho	MUFG	TD Securities	Truist Securities	U.S. Bancorp
BNP PARIBAS	Capital One Securities	HSBC	Morgan Stanley	Regions Securities LLC	SOCIETE GENERALE
BNY Capital Markets	Credit Agricole CIB	Goldman Sachs & Co. LLC	ICBC Standard Bank	Natixis
Ares Management Capital Markets LLC	Deutsche Bank Securities	ING	R. Seelaus & Co., LLC	Academy Securities
Citigroup	Keefe, Bruyette & Woods, A Stifel Company	Loop Capital Markets	Ramirez & Co., Inc.	Siebert Williams Shank

The date of this prospectus supplement is September 8, 2026.

We and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or any other information to which we or the underwriters have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus is, or will be, accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since any such date. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

Prospectus Supplement

S-i

Prospectus

S-ii

FORWARD-LOOKING STATEMENTS

Some of the statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein and therein, involve a number of risks and uncertainties, including statements concerning:

•	our, or our portfolio companies’, future business, operations, operating results or prospects;
•	the return or impact of current and future investments;
•	the impact of a protracted decline in the liquidity of credit markets on our business;
•	changes in the general economy, including those caused by tariffs and trade disputes with other countries, changes in inflation and risk of recession;
•	fluctuations in global interest rates;
•

the impact of changes in laws or regulations (including the interpretation thereof), including tax laws, governing our operations or the operations of our portfolio companies or the operations of our competitors;

•	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
•	our ability to recover unrealized losses;
•	our ability to successfully invest any capital raised in this offering;
•	market conditions and our ability to access different debt markets and additional debt and equity capital and our ability to manage our capital resources effectively;
•	our contractual arrangements and relationships with third parties;
•

political and regulatory conditions that contribute to uncertainty and market volatility, including the impact of any prolonged U.S. government shutdown as well as the legislative, regulatory, trade, immigration and other policies associated with the current U.S. presidential administration;

•	the impact of supply chain constraints on our portfolio companies and the global economy;
•	uncertainty surrounding global financial stability;
•	ongoing conflicts in the Middle East and the Russia-Ukraine war, including the potential for volatility in energy prices and other commodities and their impact on the industries in which we invest;
•	the disruption of global shipping activities;
•	the financial condition of our current and prospective portfolio companies and their ability to achieve their objectives;
•	the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks;
●	the impact of the development and use of artificial intelligence and potential impact to certain of our portfolio companies;
•	the impact of global health crises on our or our portfolio companies’ business and the U.S. and global economy;

•

our ability to anticipate and identify evolving market expectations with respect to environmental, social and governance matters, including the environmental impacts of our portfolio companies’ supply chain and operations;

•	our ability to successfully complete and integrate any acquisitions;
•	the outcome and impact of any litigation or regulatory proceeding;
•	the adequacy of our cash resources and working capital;
•	the timing, form and amount of any dividend distributions;
•	the timing of cash flows, if any, from the operations of our portfolio companies;
•	the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments; and
•	our anticipated use of net proceeds for this offering.

We use words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “seeks,” “estimates,” “will,” “should,” “could,” “would,” “likely,” “may” and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should not place undue reliance on these forward-looking statements, and our actual results and condition could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” in this prospectus supplement and in the accompanying prospectus and the other information included in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein and therein.

We have based the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus on information available to us as of the filing date of this prospectus supplement or the accompanying prospectus, or such other information incorporated by reference, as applicable, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K.

THE COMPANY

This summary highlights some of the information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” in this prospectus supplement, in the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 4, 2026 and incorporated by reference herein (our “2025 Annual Report”), our most recent Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, filed with the SEC on July 29, 2026 (our “Q2 2026 Quarterly Report”) and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Except where the context suggests otherwise, the terms “we,” “us,” “our,” “the Company” and “Ares Capital” refer to Ares Capital Corporation and its consolidated subsidiaries; “Ares Capital Management” and “our investment adviser” refer to Ares Capital Management LLC; “Ares Operations” and “our administrator” refer to Ares Operations LLC; and “Ares” and “Ares Management” refer to Ares Management Corporation and its affiliated companies (other than portfolio companies of its affiliated funds).

Overview

Ares Capital, a Maryland corporation, is a specialty finance company that is a closed-end, non-diversified management investment company. We have elected to be regulated as a business development company (“BDC”) under the Investment Company Act and the rules and regulations promulgated thereunder. We were founded on April 16, 2004, were initially funded on June 23, 2004 and completed our initial public offering on October 8, 2004. As of June 30, 2026, we were the largest publicly traded BDC by market capitalization and had approximately $30.5 billion of total assets.

We are externally managed by our investment adviser, Ares Capital Management, a subsidiary of Ares Management, a publicly traded, leading global alternative investment manager, pursuant to our investment advisory and management agreement. Our administrator, Ares Operations, a subsidiary of Ares Management, provides certain administrative and other services necessary for us to operate.

Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in U.S. middle-market companies, where we believe the supply of primary capital is limited and the investment opportunities are most attractive. However, we may from time to time invest in larger or smaller companies. We generally use the term “middle-market” to refer to companies with annual EBITDA between $10 million and $250 million. As used herein, EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization.

We invest primarily in first lien senior secured loans (including “unitranche” loans, which are loans that combine both senior and subordinated loans, generally in a first lien position), and second lien senior secured loans. In addition to senior secured loans, we also invest in subordinated loans (sometimes referred to as mezzanine debt), which in some cases includes an equity component, and preferred equity. First and second lien senior secured loans generally are senior debt instruments that rank ahead of subordinated debt of a given portfolio company. Subordinated loans and preferred equity are subordinated to senior loans and are generally unsecured. Our investments in corporate borrowers generally range between $30 million and $500 million each. However, the investment sizes may be more or less than these ranges and may vary based on, among other things, our capital availability, the composition of our portfolio and general micro- and macro-economic factors. To a lesser extent, we also make common equity investments, which have generally been non-control equity investments of less than $20 million (usually in conjunction with a concurrent debt investment). However, we may increase the size or change the nature of these investments.

The proportion of these types of investments will change over time given our views on, among other things, the economic and credit environment in which we are operating. In pursuit of our investment objective, we generally seek to self-originate investments and lead the investment process.

The instruments in which we invest typically are not rated by any rating agency, but we believe that if such instruments were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service, lower than “BBB−” by Fitch Ratings or lower than “BBB−” by Standard & Poor’s Ratings Services), which, under the guidelines established by these entities, is an indication of having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Bonds that are rated below investment grade are sometimes referred to as “high yield bonds” or “junk bonds.” We may invest without limit in debt or other securities of any rating, as well as debt or other securities that have not been rated by any nationally recognized statistical rating organization.

We believe that our investment adviser, Ares Capital Management, is able to leverage the current investment platform, resources and existing relationships of Ares Management with financial sponsors, financial institutions, hedge funds and other investment firms to provide us with attractive investment opportunities. In addition to deal flow, the Ares investment platform assists our investment adviser in analyzing, structuring and monitoring investments. Ares has been in existence for over 25 years and its partners have an average of approximately 25 years of investment experience in managing, advising, underwriting and restructuring companies. We have access to Ares’ investment professionals and operations management professionals, who provide assistance in accounting, finance, legal, compliance, operations, information technology, human resources and investor relations. As of December 31, 2025, Ares had over 1,650 investment professionals and over 2,550 operations management professionals.

While our primary focus is to generate current income and capital appreciation through investments in first and second lien senior secured loans, subordinated debt and preferred equity and, to a lesser extent, equity securities of eligible portfolio companies, we also may invest up to 30% of our portfolio in non-qualifying assets, as permitted by the Investment Company Act. See “Regulation” in the accompanying prospectus. Specifically, as part of this 30% basket, we may invest in entities that are not considered “eligible portfolio companies” (as defined in the Investment Company Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the Investment Company Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the Investment Company Act. In addition, we, our investment adviser and certain of our affiliates have received an order from the SEC that permits us and other BDCs and registered closed-end management investment companies managed by Ares Management to co-invest in portfolio companies with each other and with other affiliated entities (the “Co-Investment Exemptive Order”). As required by the Co-Investment Exemptive Order, we have adopted, and our board of directors has approved, policies and procedures reasonably designed to ensure compliance with the terms of the Co-Investment Exemptive Order, and our investment adviser and our Chief Compliance Officer will provide reporting to our board of directors. Co-investments made under the Co-Investment Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in co-investment transactions. As a result of investments permitted by the Co-Investment Exemptive Order, there could be significant overlap in our investment portfolio and the investment portfolios of affiliated Ares Management entities that can rely on the Co-Investment Exemptive Order and that have an investment objective similar to ours. We may also otherwise co-invest with funds managed by Ares Management or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and our investment adviser’s allocation policy.

Ivy Hill Asset Management, L.P.

As of June 30, 2026, our wholly owned portfolio company, Ivy Hill Asset Management, L.P. (“IHAM”), an asset manager and an SEC-registered investment adviser, managed 24 vehicles (such vehicles are collectively referred to as the “IHAM Vehicles”). As of June 30, 2026, IHAM had assets under management of approximately $16.3 billion. As of June 30, 2026, the amortized cost and fair value of our investment in IHAM was approximately $2.6 billion and $2.8 billion, respectively. In connection with IHAM’s registration as a registered investment adviser, on March 30, 2012, we received exemptive relief from the SEC allowing us to, subject to certain conditions, own directly or indirectly up to 100% of IHAM’s outstanding equity interests and make additional investments in IHAM. From time to time, IHAM or certain IHAM Vehicles may purchase investments from us or sell investments to us, in each case for a price equal to the fair market value of such investments determined at the time of such transactions.

For more information on IHAM, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Portfolio and Investment Activity—Ivy Hill Asset Management, L.P.” and Note 4 to our consolidated financial statements for the year ended December 31, 2025, included in our 2025 Annual Report and our unaudited consolidated financial statements for the three and six months ended June 30, 2026 included in our Q2 2026 Quarterly Report.

Senior Direct Lending Program

We have established a joint venture with Varagon Capital Partners (“Varagon”) to make certain first lien senior secured loans, including certain stretch senior and unitranche loans, primarily to U.S. middle-market companies. The joint venture is called the Senior Direct Lending Program, LLC (d/b/a the “Senior Direct Lending Program” or the “SDLP”). In July 2016, we and Varagon and its clients completed the initial funding of the SDLP. We, and other BDCs, registered closed-end management investment companies and other affiliated investment entities managed by our investment adviser or its affiliates, may directly co-invest with the SDLP in accordance with the terms of the Co-Investment Exemptive Order. The SDLP is capitalized as transactions are completed and all portfolio decisions and generally all other decisions in respect of the SDLP, including co-investment transactions made by the SDLP in accordance with the terms of the Co-Investment Exemptive Order, must be approved by an investment committee of the SDLP consisting of representatives of ours and Varagon (with approval from a representative of each required). From time to time, the SDLP may purchase investments from us or sell investments to us, in each case for a price equal to the fair market value of such investments determined at the time of such transactions.

We provide capital to the SDLP in the form of subordinated certificates (the “SDLP Certificates”), and Varagon and its clients provide capital to the SDLP in the form of senior notes, intermediate funding notes and the SDLP Certificates. As of June 30, 2026, we and a client of Varagon owned 87.5% and 12.5%, respectively, of the outstanding SDLP Certificates.

As of June 30, 2026, we and Varagon and its clients had agreed to make capital available to the SDLP of approximately $6.2 billion in the aggregate, of which approximately $4.9 billion has been funded. As of June 30, 2026, we agreed to make available to the SDLP (subject to the approval of the SDLP as described above) $1.4 billion, of which $1.3 billion was funded. As of June 30, 2026, the SDLP had commitments to fund delayed draw loans to certain of its portfolio companies of $260 million, which had been approved by the investment committee of the SDLP as described above, of which $60 million was committed by us. For more information on the SDLP, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Portfolio and Investment Activity—Senior Direct Lending Program” and Note 4 to our consolidated financial statements for the year ended December 31, 2025 included in our 2025 Annual Report and our unaudited consolidated financial statements for the three and six months ended June 30, 2026 included in our Q2 2026 Quarterly Report.

Ares Capital Management LLC

Ares Capital Management, our investment adviser, is served by origination, investment and portfolio management and valuation teams of approximately 230 U.S.-based investment professionals as of December 31, 2025 and led by certain partners of the Ares Credit Group: Mitchell Goldstein and Michael Smith. Ares Capital Management leverages off of Ares’ investment platform and benefits from the significant capital markets, trading and research expertise of Ares’ investment professionals. Ares Capital Management’s U.S. Direct Lending investment committee has 12 members primarily comprised of certain of the U.S.-based partners of the Ares Credit Group.

Our Corporate Information

Our administrative offices are located at 1800 Avenue of the Stars, Suite 1400, Los Angeles, California 90067, telephone number (310) 201-4200, and our principal executive offices are located at 245 Park Avenue, 44th Floor, New York, New York 10167, telephone number (212) 750-7300.

Recent Developments

In July 2026, our wholly owned, consolidated subsidiary Ares Direct Lending CLO 1 LLC (“ADL CLO 1”) completed a refinancing of its approximately $708.7 million term debt securitization (as refinanced, the “ADL CLO 1 Debt Securitization”). The ADL CLO 1 Debt Securitization is also known as a collateralized loan obligation and is an on-balance-sheet financing incurred by us.

The notes offered in the ADL CLO 1 Debt Securitization that mature on July 25, 2038 (collectively, the “July 2038 CLO Notes”) were issued by ADL CLO 1 pursuant to the amended and restated indenture and security agreement governing the July 2038 CLO Notes and include (i) $267.0 million of Class A-1-R Senior Floating Rate Notes, which bear interest at Term SOFR plus 1.46%; (ii) $24.5 million of Class A-2-R Senior Floating Rate Notes, which bear interest at Term SOFR plus 1.70%; (iii) $45.5 million of Class B-R Senior Floating Rate Notes, which bear interest at Term SOFR plus 1.90% and (iv) $7.1 million of additional subordinated notes (in addition to the $225.6 million of existing subordinated notes issued by ADL CLO 1), which do not bear interest. We retained all of the $7.1 million of additional subordinated notes, which are unsecured obligations of ADL CLO 1 and will accordingly be eliminated in consolidation. In addition, in connection with the ADL CLO 1 Debt Securitization, ADL CLO 1 incurred $139.0 million of Class A-1-LR term loans that mature on July 25, 2038, which bear interest at Term SOFR plus 1.46%, under a Class A-1-LR credit agreement. The proceeds from the ADL CLO 1 Debt Securitization were used in part to redeem all outstanding April 2036 Class A CLO Notes and April 2036 Class B CLO Notes (together, the “April 2036 CLO Secured Notes”) issued by ADL CLO 1.

In July 2026, we repaid in full the $1.0 billion aggregate principal amount of 2.150% unsecured notes due July 15, 2026 (the “July 2026 Notes”) upon their maturity.

From July 1, 2026 through August 31, 2026, we made new investment commitments of approximately $706 million, of which approximately $529 million were funded. Of the approximately $706 million in new investment commitments, 79% were in first lien senior secured loans, 7% were in senior subordinated loans, 13% were in our subordinated loan to IHAM and 1% were in other equity. Of the approximately $706 million in new investment commitments, 86% were floating rate, 12% were fixed rate and 2% were non-income producing. The weighted average yield of debt and other income producing securities funded during the period at amortized cost was 9.4% and the weighted average yield on total investments funded during the period at amortized cost was 9.3%. We may seek to sell all or a portion of these new investment commitments, although there can be no assurance that we will be able to do so.

From July 1, 2026 through August 31, 2026, we exited approximately $1.1 billion of investment commitments, including $350 million of loans sold to IHAM or certain vehicles managed by IHAM. Of the approximately $1.1 billion of exited investment commitments, 78% were first lien senior secured loans, 14% were second lien senior secured loans, 7% were our subordinated loan to IHAM and 1% were other equity. Of the approximately $1.1 billion of exited investment commitments, 97% were floating rate, 2% were fixed rate and 1% were non-income producing. The weighted average yield of debt and other income producing securities exited or repaid during the period at amortized cost was 8.9% and the weighted average yield on total investments exited or repaid during the period at amortized cost was 8.8%. Of the approximately $1.1 billion of investment commitments exited from July 1, 2026 through August 31, 2026, we did not recognize any realized gains or losses, with no realized gains or losses recognized from the sale of loans to IHAM or certain vehicles managed by IHAM.

In addition, as of August 31, 2026, we had an investment backlog of approximately $1.4 billion. Investment backlog includes transactions approved by our investment adviser's U.S. direct lending investment committee and/or for which a formal mandate, letter of intent or a signed commitment have been issued, and therefore we believe are likely to close. The consummation of any of the investments in this backlog depends upon, among other things, one or more of the following: our acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. In addition, we may sell all or a portion of these investments and certain of these investments may result in the repayment of existing investments. We cannot assure you that we will make any of these investments or that we will sell all or any portion of these investments.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING

This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines the specific legal and financial terms of the Notes. You should read this section together with the more general description of the Notes under the heading “Description of Notes” in this prospectus supplement and in the accompanying prospectus under the heading “Description of Our Debt Securities” before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the Notes (as amended from time to time, the “Indenture”).

Issuer	Ares Capital Corporation

Title of the Securities	6.250% Notes due 2033

Initial Aggregate Principal Amount Being Offered	$750,000,000

Initial Public Offering Price	98.463% of the aggregate principal amount of Notes

Interest Rate	6.250%

Yield to Maturity	6.527%

Trade Date	September 8, 2026

Issue Date	September 15, 2026

Maturity Date	September 15, 2033

Interest Payment Dates	March 15 and September 15, commencing March 15, 2027

Ranking of Notes

The Notes will be our general unsecured obligations that rank senior in right of payment to all of our future indebtedness that is expressly subordinated, or junior, in right of payment to the Notes. The Notes will rank pari passu, or equally, in right of payment with all of our existing and future senior indebtedness that is not so subordinated, or junior, effectively subordinated, or junior, to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and structurally subordinated, or junior, to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of August 31, 2026, our total consolidated indebtedness was approximately $15.7 billion aggregate principal amount outstanding, of which approximately $1.8 billion was our direct secured indebtedness, approximately $4.4 billion was indebtedness of our consolidated subsidiaries and approximately $9.5 billion was our direct unsecured indebtedness.

After giving effect to the issuance of the Notes and assuming the proceeds therefrom are used to repay outstanding borrowings under our $5.481 billion revolving credit facility (the “Revolving Credit Facility”), the $2.250 billion revolving funding facility of our consolidated subsidiary Ares Capital CP Funding LLC (“Ares Capital CP”) (the “Revolving Funding Facility”), the $1.600 billion revolving funding facility of our consolidated subsidiary, Ares Capital JB Funding LLC (“ACJB”) (the “SMBC Funding Facility”), and/or the $1.465 billion revolving funding facility of our consolidated subsidiary, ARCC FB Funding LLC (“AFB”) (the “BNP Funding Facility”

and, together with the Revolving Credit Facility, the Revolving Funding Facility and the SMBC Funding Facility, the “Facilities”), our total consolidated indebtedness would have been approximately $15.7 billion principal amount as of August 31, 2026. See “Capitalization.”

Denominations	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption

Prior to July 15, 2033, (two months prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Sinking Fund	The Notes will not be subject to any sinking fund. A sinking fund is a reserve fund accumulated over a period of time for the retirement of debt.

Offer to Purchase upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as described under “Description of Notes”) occurs prior to maturity, holders will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Legal Defeasance

The Notes are subject to legal defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, premium, if any, and any other payments, including any mandatory sinking fund payments, on the Notes on their various due dates and (ii) delivering to the Trustee (as defined below) an opinion of counsel as described herein under “Description of Notes—Satisfaction and Discharge; Defeasance,” we can legally release ourselves from all payment and other obligations on the Notes.

Covenant Defeasance

The Notes are subject to covenant defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, premium, if any, and any other payments, including any mandatory sinking fund payments, on the Notes on their various due dates and (ii) delivering to the Trustee an opinion of counsel as described herein under “Description of Notes—Satisfaction and Discharge; Defeasance,” we will be released from some of the restrictive covenants in the Indenture.

Form of Notes

The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

Trustee, Paying Agent, Registrar and Transfer Agent	U.S. Bank Trust Company, National Association.

Events of Default

If an event of default (as described herein under “Description of Notes”) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the Indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving us.

No Established Trading Market

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Although the underwriters have informed us that they intend to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market making activities at any time without notice. See “Underwriting.” Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

Global Clearance and Settlement Procedures

Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the Trustee or the paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Governing Law	The Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS

You should carefully consider the risk factors described below and under the caption “Risk Factors” in the accompanying prospectus, together with the risk factors incorporated by reference herein from our 2025 Annual Report and all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes thereto, before you decide whether to make an investment in our securities. The risks set out below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected.

RISKS RELATING TO THE NOTES

The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future.

The Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated, or junior, to any secured indebtedness we or our subsidiaries have currently incurred and may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. The Notes will be our direct senior unsecured obligations and rank pari passu, or equally, with all outstanding and future unsecured unsubordinated indebtedness issued by us, including, as of August 31, 2026, our $9.2 billion aggregate principal amount outstanding of Investment Grade Notes (as defined below) and the approximately $310 million aggregate principal amount of commercial paper notes outstanding under our commercial paper program (the “CP Program”). In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of August 31, 2026, we had approximately $1.8 billion aggregate principal amount of outstanding indebtedness under the Revolving Credit Facility. The Revolving Credit Facility is secured by a material portion of our assets (excluding, among other things, investments held in and by certain of our subsidiaries that secure other credit facilities or debt securitizations as described below). In addition, as of August 31, 2026, our subsidiaries had approximately $4.4 billion in aggregate principal amount of secured indebtedness outstanding, as described below. The indebtedness under the Revolving Credit Facility and the secured indebtedness of our subsidiaries is therefore effectively senior to the Notes to the extent of the value of such assets.

The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes are our exclusive obligations and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. A significant portion of the indebtedness required to be consolidated on our balance sheet is held through subsidiary financing vehicles and secured by certain assets of such subsidiaries. For example, the secured indebtedness with respect to the Revolving Funding Facility, the SMBC Funding Facility, the BNP Funding Facility, the July 2038 CLO Secured Debt (as defined below), the October 2036 CLO Secured Loans (as defined below) and the January 2038 CLO Secured Notes (as defined below) is held through our consolidated subsidiaries, Ares Capital CP, ACJB, AFB, ADL CLO 1, Ares Direct Lending CLO 4 LLC (“ADL CLO 4”) and Ares Direct Lending CLO 7 LLC (“ADL CLO 7”), respectively. The assets of such subsidiaries are not directly available to satisfy the claims of our creditors, including holders of the Notes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Debt Capital Activities” in our Q2 2026 Quarterly Report and incorporated by reference herein.

Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. As of August 31, 2026, we had approximately $1.1 billion aggregate principal amount of outstanding indebtedness under the Revolving Funding Facility, approximately $800 million aggregate principal amount of outstanding indebtedness under the SMBC Funding Facility and approximately $737 million aggregate principal amount of outstanding indebtedness under the BNP Funding Facility. In addition, as of August 31, 2026, (i) ADL CLO 1 had outstanding approximately $476 million of notes and loans issued in connection with a term debt securitization (the “July 2038 CLO Secured Debt”), excluding the approximately $225.6 million of existing subordinated notes due July 25, 2038 (the “July 2038 CLO Subordinated Notes”) and approximately $7.1 million of additional subordinated notes due July 25, 2038 issued by ADL CLO 1 in connection with such term debt securitization retained by us and, as such, eliminated in consolidation, (ii) ADL CLO 4 had outstanding approximately $544 million of senior floating rate loans (the “October 2036 CLO Secured Loans”), excluding the approximately $260 million of subordinated notes (the “October 2036 CLO Subordinated Notes”) issued by ADL CLO 4 in connection with such term debt securitization retained by us and, as such, eliminated in consolidation and (iii) ADL CLO 7 had outstanding approximately $700 million of senior floating rate notes (the “January 2038 CLO Secured Notes”), excluding the approximately $303 million of subordinated notes (the “January 2038 CLO Subordinated Notes”) issued by ADL CLO 7 in connection with such term debt securitization retained by us and, as such, eliminated in consolidation. All of such indebtedness would be structurally senior to the Notes. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.

The Indenture will contain limited protection for holders of the Notes.

The Indenture offers limited protection to holders of the Notes. The terms of the Indenture and the Notes will not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the Indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:

•

issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act or any successor provisions (giving effect to any exemptive relief granted to us by the SEC);

•	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;
•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;
•	enter into transactions with affiliates;
•	make investments; or
•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

Furthermore, the terms of the Indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Certain of our current debt instruments include more protections for their holders than the Indenture and the Notes. See “Risk Factors—Risks Relating to Our Business—In addition to regulatory requirements that restrict our ability to raise capital, the Facilities, the Debt Securitizations and the Unsecured Notes contain various covenants that, if not complied with, could accelerate repayment under the Facilities, the Debt Securitizations and the Unsecured Notes, thereby materially and adversely affecting our liquidity, financial condition and results of operations” in our 2025 Annual Report. In addition, other debt we issue or incur in the future could contain more protections for its holders than the Indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event, as defined in the Indenture, as supplemented, subject to certain conditions, we will be required to offer to repurchase all outstanding Notes at 100% of their principal amount, plus accrued and unpaid interest. The source of funds for that purchase of Notes will be our available cash or cash generated from our operations or other potential sources, including borrowings, investment repayments, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of our Facilities provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under the Facilities at that time and to terminate the Facilities. In addition, the indentures governing our $900 million aggregate principal amount of unsecured notes that mature on January 15, 2027 (the “January 2027 Notes”), our $500 million aggregate principal amount of unsecured notes that mature on June 15, 2027 (the “June 2027 Notes”), our $1.25 billion aggregate principal amount of unsecured notes that mature on June 15, 2028 (the “June 2028 Notes”), our $1.00 billion aggregate principal amount of unsecured notes that mature on March 1, 2029 (the “March 2029 Notes”), our $850 million aggregate principal amount of unsecured notes that mature on July 15, 2029 (the “July 2029 Notes”), our $800 million aggregate principal amount of unsecured notes that mature on January 15, 2030 (the “January 2030 Notes”), our $750 million aggregate principal amount of unsecured notes that mature on September 1, 2030 (the “September 2030 Notes”), our $650 million aggregate principal amount of unsecured notes that mature on January 15, 2031 (the “January 2031 Notes”), our $750 million aggregate principal amount of unsecured notes that mature on April 12, 2031 (the “April 2031 Notes”), our $700 million aggregate principal amount of unsecured notes that mature on November 15, 2031 (the “November 2031 Notes”) and our $1.00 billion aggregate principal amount of unsecured notes that mature on March 8, 2032 (the “March 2032 Notes” and together with the January 2027 Notes, the June 2027 Notes, the June 2028 Notes, the March 2029 Notes, the July 2029 Notes, the January 2030 Notes, the September 2030 Notes, the January 2031 Notes, the April 2031 Notes and the November 2031 Notes, the “Investment Grade Notes”) contain a provision that would require us to offer to purchase the Investment Grade Notes upon the occurrence of a fundamental change or a change of control repurchase event, as applicable. A failure to purchase the Investment Grade Notes would constitute an event of default under the indentures for the Investment Grade Notes, as applicable, which would, in turn, constitute a default under the Facilities and the Indenture. Our future debt instruments also may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase all the Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our other debt. See “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

If an active trading market does not develop for the Notes, you may not be able to resell them.

The Notes are a new issue of debt securities for which there currently is no trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If no active trading market develops, you may not be able to resell your Notes at their fair market value or at all. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market for the Notes does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

Any downgrade or withdrawal of the rating assigned by a rating agency to the Notes may cause their trading price to fall.

If a rating service were to rate the Notes and if such rating service were to downgrade or withdraw any such rating on the Notes or otherwise announces its intention to put the Notes on credit watch, the trading price of the Notes could decline.

Our credit ratings may not reflect all risks of an investment in the Notes.

Our credit ratings are an assessment by third parties of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Our credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of or trading market for the Notes.

Because the Notes will initially be held in book-entry form, holders of the Notes must rely on DTC’s procedures to exercise their rights and remedies.

We will initially issue the Notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book-Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the Notes. Instead, DTC or its nominee will be the sole holder of the Notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders of the Notes. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis.

USE OF PROCEEDS

We estimate that the aggregate net proceeds we will receive from the sale of the Notes in this offering will be approximately $731.2 million, after deducting the aggregate underwriting discount of approximately $4.9 million payable by us and aggregate estimated offering expenses of approximately $2.4 million payable by us.

We expect to use the net proceeds of this offering to repay outstanding indebtedness, if any, under the Revolving Credit Facility (approximately $1.8 billion aggregate principal amount outstanding as of August 31, 2026), the Revolving Funding Facility (approximately $1.1 billion aggregate principal amount outstanding as of August 31, 2026), the SMBC Funding Facility (approximately $800 million aggregate principal amount outstanding as of August 31, 2026) and/or the BNP Funding Facility (approximately $737 million aggregate principal amount outstanding as of August 31, 2026).

The interest rate charged on the indebtedness incurred under the Revolving Credit Facility is based on the Secured Overnight Financing Rate (“SOFR”) (or an alternate rate of interest for certain loans, commitments and/or other extensions of credit denominated in certain approved foreign currencies plus a spread adjustment, if applicable) plus an applicable spread of either 1.525%, 1.650%, 1.775% or an “alternate base rate” (as defined in the documents governing the Revolving Credit Facility) plus an applicable spread of either 0.525%, 0.650% or 0.775%, in each case, determined monthly based on the total amount of the borrowing base relative to the sum of (i) the greater of (a) the aggregate amount of revolving credit exposure and term loans outstanding under the Revolving Credit Facility and (b) 85% of the total commitments of the Revolving Credit Facility (or, if higher, the total revolving exposure) plus (ii) other debt, if any, secured by the same collateral as the Revolving Credit Facility. The stated maturity date for approximately $37 million of revolving commitments under the Revolving Credit Facility is April 12, 2029, the stated maturity date for approximately $131 million of revolving commitments under the Revolving Credit Facility is April 15, 2030 and the stated maturity date for the remaining approximately $4.151 billion of revolving commitments under the Revolving Credit Facility is May 21, 2031. The stated maturity date for $40 million of term loan commitments under the Revolving Credit Facility is April 19, 2028, the stated maturity date for $13 million of term loan commitments under the Revolving Credit Facility is April 12, 2029, the stated maturity date for $70 million of term loan commitments under the Revolving Credit Facility is April 15, 2030 and the stated maturity date for the remaining approximately $1.039 billion of term loan commitments under the Revolving Credit Facility is May 21, 2031.

The interest rate charged on the indebtedness incurred under the Revolving Funding Facility is based on SOFR or a “base rate” (as defined in the documents governing the Revolving Funding Facility) plus an applicable spread of 1.80% per annum. The stated maturity date of the Revolving Funding Facility is July 28, 2030. The interest rate charged on the indebtedness incurred under the SMBC Funding Facility is based on an applicable spread of either (i) 1.75% over SOFR or (ii) 0.75% over a “base rate” (as defined in the documents governing the SMBC Funding Facility). The stated maturity date of the SMBC Funding Facility is July 25, 2030 (subject to two one-year extension options exercisable upon mutual consent). The interest rate charged on the indebtedness incurred under the BNP Funding Facility is based on an applicable SOFR or a “base rate” (as defined in the documents governing the BNP Funding Facility) plus a margin of (i) 1.90% during the reinvestment period and (ii) 2.40% following the reinvestment period. The stated maturity date of the BNP Funding Facility is March 20, 2030.

We may reborrow under the credit facilities described above for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective.

Affiliates of certain of the underwriters are lenders under the Revolving Credit Facility, the Revolving Funding Facility, the BNP Funding Facility and/or the SMBC Funding Facility. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent such proceeds are used to repay or repurchase outstanding indebtedness under the Revolving Credit Facility, the Revolving Funding Facility, the BNP Funding Facility and/or the SMBC Funding Facility.

Investing in portfolio companies could include investments in our investment backlog that, as of August 31, 2026, was approximately $1.4 billion. Please note that the consummation of any of the investments in this backlog depends upon, among other things, one or more of the following: our acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. In addition, we may sell all or a portion of these investments and certain of these investments may result in the repayment of existing investments. We cannot assure you that we will make any of these investments or that we will sell all or any portion of these investments.

CAPITALIZATION

The following table sets forth our actual capitalization at June 30, 2026. You should read this table together with “Use of Proceeds” described in this prospectus supplement and our most recent balance sheet included in our Q2 2026 Quarterly Report and incorporated by reference herein.

As of June 30, 2026
(dollar amounts in millions
except share amounts and footnotes)
Cash and cash equivalents	$383
Restricted cash	241
Debt(1)(2)(3)
Revolving Credit Facility	$1,566
Revolving Funding Facility	1,086
SMBC Funding Facility	728
BNP Funding Facility	674
April 2036 CLO Notes(2)(4)	476
October 2036 CLO Secured Loans(2)	544
January 2038 CLO Notes(2)	700
July 2026 Notes(5)	1,000
January 2027 Notes	900
June 2027 Notes	500
June 2028 Notes	1,250
March 2029 Notes	1,000
July 2029 Notes	850
January 2030 Notes	800
September 2030 Notes	750
January 2031 Notes	650
April 2031 Notes	750
November 2031 Notes	700
March 2032 Notes	1,000
Total Debt	15,924
Stockholders’ Equity(6)
Common stock, par value $0.001 per share, 1,000,000,000 common shares authorized, and 718,022,845 common shares issued and outstanding	1
Capital in excess of par value	13,359
Accumulated undistributed earnings	531
Total stockholders’ equity	13,891
Total capitalization	$29,815
(1)	Reflects the principal amount of indebtedness outstanding as of June 30, 2026. As of August 31, 2026, indebtedness under the Revolving Credit Facility, the Revolving Funding Facility, the SMBC Funding Facility and the BNP Funding Facility was approximately $1.8 billion, $1.1 billion, $800 million and $737 million, respectively. The net proceeds from this offering are expected to be used to pay down outstanding indebtedness, if any, under the Revolving Credit Facility, the Revolving Funding Facility, SMBC Funding Facility, BNP Funding Facility and/or for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective. See “Use of Proceeds.”
(2)	Excludes the July 2038 CLO Subordinated Notes, October 2036 CLO Subordinated Notes and January 2038 CLO Subordinated Notes, which were retained by us and, as such, were eliminated in consolidation.
(3)	As of August 31, 2026, we had approximately $310 million aggregate principal amount of commercial paper notes outstanding under the CP Program, which is not reflected in the table above. We expect to maintain a minimum undrawn amount under the Revolving Credit Facility equal to the principal amount of any outstanding commercial paper notes issued under the CP Program.

(4)	In July 2026, the April 2036 CLO Secured Notes were refinanced through the issuance of the approximately $476 million aggregate principal amount of July 2038 CLO Secured Debt. See “The Company — Recent Developments.” Such refinancing is not reflected in the table above.
(5)	In July 2026, we repaid in full the July 2026 Notes upon their maturity. Such repayment is not reflected in the table above.
(6)	From July 1, 2026 through August 31, 2026, we issued and sold approximately 2.8 million shares of common stock under our equity distribution agreements with Mizuho Securities USA LLC, Regions Securities LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., and Truist Securities, Inc. with net proceeds totaling approximately $55.2 million. Such issued and sold shares are not reflected in the table above.

SENIOR SECURITIES

Information about our senior securities (including preferred stock, debt securities and other indebtedness) is shown in the following tables as of the end of the last ten fiscal years and as of June 30, 2026. The “—” indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

	Total Amount
	Outstanding		Involuntary	Average
	Exclusive of	Asset	Liquidating	Market
	Treasury	Coverage	Preference	Value
Class and Year	Securities(1)	Per Unit(2)	Per Unit(3)	Per Unit(4)
Revolving Credit Facility
Fiscal 2026 (as of June 30, 2026, unaudited)	$1,566	$1,863	$—	N/A
Fiscal 2025	2,028	1,893	—	N/A
Fiscal 2024	1,113	1,962	—	N/A
Fiscal 2023	1,413	1,937	—	N/A
Fiscal 2022	2,246	1,772	—	N/A
Fiscal 2021	1,507	1,792	—	N/A
Fiscal 2020	1,180	1,824	—	N/A
Fiscal 2019	2,250	2,042	—	N/A
Fiscal 2018	1,064	2,362	—	N/A
Fiscal 2017	395	2,415	—	N/A
Fiscal 2016	571	2,296	—	N/A
Revolving Funding Facility
Fiscal 2026 (as of June 30, 2026, unaudited)	$1,086	$1,863	$—	N/A
Fiscal 2025	1,234	1,893	—	N/A
Fiscal 2024	1,065	1,962	—	N/A
Fiscal 2023	863	1,937	—	N/A
Fiscal 2022	800	1,772	—	N/A
Fiscal 2021	762	1,792	—	N/A
Fiscal 2020	1,027	1,824	—	N/A
Fiscal 2019	638	2,042	—	N/A
Fiscal 2018	520	2,362	—	N/A
Fiscal 2017	600	2,415	—	N/A
Fiscal 2016	155	2,296	—	N/A
SMBC Funding Facility
Fiscal 2026 (as of June 30, 2026, unaudited)	$728	$1,863	$—	N/A
Fiscal 2025	563	1,893	—	N/A
Fiscal 2024	502	1,962	—	N/A
Fiscal 2023	401	1,937	—	N/A
Fiscal 2022	451	1,772	—	N/A
Fiscal 2021	401	1,792	—	N/A
Fiscal 2020	453	1,824	—	N/A
Fiscal 2019	301	2,042	—	N/A
Fiscal 2018	245	2,362	—	N/A
Fiscal 2017	60	2,415	—	N/A
Fiscal 2016	105	2,296	—	N/A
BNP Funding Facility
Fiscal 2026 (as of June 30, 2026, unaudited)	$674	$1,863	$—	N/A
Fiscal 2025	717	1,893	—	N/A
Fiscal 2024	889	1,962	—	N/A
Fiscal 2023	575	1,937	—	N/A
Fiscal 2022	245	1,772	—	N/A
Fiscal 2021	—	1,792	—	N/A
Fiscal 2020	150	1,824	—	N/A
SBA Debentures
Fiscal 2017	$—	$—	$—	N/A
Fiscal 2016	25	2,296	—	N/A

	Total Amount
	Outstanding		Involuntary	Average
	Exclusive of	Asset	Liquidating	Market
	Treasury	Coverage	Preference	Value
Class and Year	Securities(1)	Per Unit(2)	Per Unit(3)	Per Unit(4)
April 2036 CLO Notes(5)(6)
Fiscal 2026 (as of June 30, 2026, unaudited)	$476	$1,863	$—	N/A
Fiscal 2025	476	1,893	—	N/A
Fiscal 2024	476	1,962	—	N/A
October 2036 CLO Secured Loans(5)
Fiscal 2026 (as of June 30, 2026, unaudited)	$544	$1,863	$—	N/A
Fiscal 2025	544	1,893	—	N/A
Fiscal 2024	544	1,962	—	N/A
January 2038 CLO Notes(5)
Fiscal 2026 (as of June 30, 2026, unaudited)	$700	$1,863	$—	N/A
Fiscal 2025	700	1,893	—	N/A
2017 Convertible Notes
Fiscal 2016	$163	$2,296	$—	N/A
2018 Convertible Notes
Fiscal 2017	$270	$2,415	$—	N/A
Fiscal 2016	270	2,296	—	N/A
2019 Convertible Notes
Fiscal 2018	$300	$2,362	$—	N/A
Fiscal 2017	300	2,415	—	N/A
Fiscal 2016	300	2,296	—	N/A
2022 Convertible Notes
Fiscal 2021	$388	$1,792	$—	N/A
Fiscal 2020	388	1,824	—	N/A
Fiscal 2019	388	2,042	—	N/A
Fiscal 2018	388	2,362	—	N/A
Fiscal 2017	388	2,415	—	N/A
2024 Convertible Notes
Fiscal 2023	$403	$1,937	$—	N/A
Fiscal 2022	403	1,772	—	N/A
Fiscal 2021	403	1,792	—	N/A
Fiscal 2020	403	1,824	—	N/A
Fiscal 2019	403	2,042	—	N/A
2018 Notes
Fiscal 2017	$750	$2,415	$—	N/A
Fiscal 2016	750	2,296	—	N/A

	Total Amount
	Outstanding		Involuntary	Average
	Exclusive of	Asset	Liquidating	Market
	Treasury	Coverage	Preference	Value
Class and Year	Securities(1)	Per Unit(2)	Per Unit(3)	Per Unit(4)
2020 Notes
Fiscal 2018	$600	$2,362	$—	N/A
Fiscal 2017	600	2,415	—	N/A
Fiscal 2016	600	2,296	—	N/A
2022 Notes
Fiscal 2020	$600	$1,824	$—	N/A
Fiscal 2019	600	2,042	—	N/A
Fiscal 2018	600	2,362	—	N/A
Fiscal 2017	600	2,415	—	N/A
Fiscal 2016	600	2,296	—	N/A
October 2022 Notes
Fiscal 2016	$183	$2,296	$—	$1,017
2023 Notes
Fiscal 2022	$750	$1,772	$—	N/A
Fiscal 2021	750	1,792	—	N/A
Fiscal 2020	750	1,824	—	N/A
Fiscal 2019	750	2,042	—	N/A
Fiscal 2018	750	2,362	—	N/A
Fiscal 2017	750	2,415	—	N/A
June 2024 Notes
Fiscal 2023	$900	$1,937	$—	N/A
Fiscal 2022	900	1,772	—	N/A
Fiscal 2021	900	1,792	—	N/A
Fiscal 2020	900	1,824	—	N/A
Fiscal 2019	900	2,042	—	N/A
March 2025 Notes
Fiscal 2024	$600	$1,962	$—	N/A
Fiscal 2023	600	1,937	—	N/A
Fiscal 2022	600	1,772	—	N/A
Fiscal 2021	600	1,792	—	N/A
Fiscal 2020	600	1,824	—	N/A
Fiscal 2019	600	2,042	—	N/A
Fiscal 2018	600	2,362	—	N/A
July 2025 Notes
Fiscal 2024	$1,250	$1,962	$—	N/A
Fiscal 2023	1,250	1,937	—	N/A
Fiscal 2022	1,250	1,772	—	N/A
Fiscal 2021	1,250	1,792	—	N/A
Fiscal 2020	750	1,824	—	N/A
January 2026 Notes
Fiscal 2026 (as of June 30, 2026, unaudited)	$—	$—	$—	N/A
Fiscal 2025	1,150	1,893	—	N/A
Fiscal 2024	1,150	1,962	—	N/A
Fiscal 2023	1,150	1,937	—	N/A
Fiscal 2022	1,150	1,772	—	N/A
Fiscal 2021	1,150	1,792	—	N/A
Fiscal 2020	1,150	1,824	—	N/A

	Total Amount
	Outstanding		Involuntary	Average
	Exclusive of	Asset	Liquidating	Market
	Treasury	Coverage	Preference	Value
Class and Year	Securities(1)	Per Unit(2)	Per Unit(3)	Per Unit(4)
July 2026 Notes(7)
Fiscal 2026 (as of June 30, 2026, unaudited)	$1,000	$1,863	$—	N/A
Fiscal 2025	1,000	1,893	—	N/A
Fiscal 2024	1,000	1,962	—	N/A
Fiscal 2023	1,000	1,937	—	N/A
Fiscal 2022	1,000	1,772	—	N/A
Fiscal 2021	1,000	1,792	—	N/A
January 2027 Notes
Fiscal 2026 (as of June 30, 2026, unaudited)	$900	$1,863	$—	N/A
Fiscal 2025	900	1,893	—	N/A
Fiscal 2024	900	1,962	—	N/A
Fiscal 2023	900	1,937	—	N/A
June 2027 Notes
Fiscal 2026 (as of June 30, 2026, unaudited)	$500	$1,863	$—	N/A
Fiscal 2025	500	1,893	—	N/A
Fiscal 2024	500	1,962	—	N/A
Fiscal 2023	500	1,937	—	N/A
Fiscal 2022	500	1,772	—	N/A
June 2028 Notes
Fiscal 2026 (as of June 30, 2026, unaudited)	$1,250	$1,863	$—	N/A
Fiscal 2025	1,250	1,893	—	N/A
Fiscal 2024	1,250	1,962	—	N/A
Fiscal 2023	1,250	1,937	—	N/A
Fiscal 2022	1,250	1,772	—	N/A
Fiscal 2021	1,250	1,792	—	N/A
March 2029 Notes
Fiscal 2026 (as of June 30, 2026, unaudited)	$1,000	$1,863	$—	N/A
Fiscal 2025	1,000	1,893	—	N/A
Fiscal 2024	1,000	1,962	—	N/A
July 2029 Notes
Fiscal 2026 (as of June 30, 2026, unaudited)	$850	$1,863	$—	N/A
Fiscal 2025	850	1,893	—	N/A
Fiscal 2024	850	1,962	—	N/A
January 2030 Notes
Fiscal 2026 (as of June 30, 2026, unaudited)	$800	$1,863	$—	N/A
September 2030 Notes
Fiscal 2026 (as of June 30, 2026, unaudited)	$750	$1,863	$—	N/A
Fiscal 2025	750	1,893	—	N/A
January 2031 Notes
Fiscal 2026 (as of June 30, 2026, unaudited)	$650	$1,863	$—	N/A
Fiscal 2025	650	1,893	—	N/A
April 2031 Notes
Fiscal 2026 (as of June 30, 2026, unaudited)	$750	$1,863	$—	N/A
November 2031 Notes
Fiscal 2026 (as of June 30, 2026, unaudited)	$700	$1,863	$—	N/A
Fiscal 2025	700	1,893	—	N/A
Fiscal 2024	700	1,962	—	N/A
Fiscal 2023	700	1,937	—	N/A

Fiscal 2022	700	1,772	—	N/A
Fiscal 2021	700	1,792	—	N/A
March 2032 Notes
Fiscal 2026 (as of June 30, 2026, unaudited)	$1,000	$1,863	$—	N/A
Fiscal 2025	1,000	1,893	—	N/A
2047 Notes
Fiscal 2020	$230	$1,824	$—	$1,013
Fiscal 2019	230	2,042	—	1,033
Fiscal 2018	230	2,362	—	1,013
Fiscal 2017	230	2,415	—	1,021
Fiscal 2016	230	2,296	—	1,015
(1)	Total amount of each class of senior securities outstanding at principal value at the end of the period presented.
(2)	The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by total senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the “Asset Coverage Per Unit” (including for the October 2022 Notes and the 2047 Notes, which were issued in $25 increments). In June 2016, we received exemptive relief from the SEC allowing us to modify the asset coverage requirements to exclude debentures issued by Ares Venture Finance, L.P. and guaranteed by the Small Business Administration (the “SBA”), subject to the issuance of a capital commitment by the SBA and other customary procedures (the “SBA Debentures”), from this calculation. As such, the asset coverage ratio beginning with Fiscal 2016 excludes the SBA Debentures.
(3)	The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it.
(4)	Not applicable, except for with respect to the October 2022 Notes and the 2047 Notes, as other senior securities are not registered for public trading on a stock exchange. The average market value per unit for each of the October 2022 Notes and the 2047 Notes is based on the average daily prices of such notes and is expressed per $1,000 of indebtedness (including for the October 2022 Notes and the 2047 Notes, which were issued in $25 increments).
(5)	Excludes the July 2038 CLO Subordinated Notes, the October 2036 CLO Subordinated Notes and the January 2038 CLO Subordinated Notes, which were retained by us and, as such, eliminated in consolidation.
(6)	In July 2026, the April 2036 CLO Secured Notes were refinanced through the issuance of the approximately $476 million aggregate principal amount of July 2038 CLO Secured Debt. See “The Company — Recent Developments.”
(7)	In July 2026, we repaid in full the July 2026 Notes upon their maturity.

DESCRIPTION OF NOTES

The following description of the particular terms of the 6.250% Notes due 2033 supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

We will issue the Notes under a base indenture (the “Base Indenture”) dated as of May 13, 2024, between us and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a separate supplemental indenture, to be dated as of the settlement date for the Notes (the “Supplemental Indenture”).

Under the Base Indenture, we may issue debt securities in one or more series. As used in this section, all references to the “Indenture” mean the Base Indenture as supplemented by the Supplemental Indenture. The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, or the TIA. The following description is a summary of the material provisions of the Notes and the Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the Indenture, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.

For purposes of this description, references to “we,” “our” and “us” refer only to Ares Capital and not to any of its current or future subsidiaries and references to “subsidiaries” refer only to our consolidated subsidiaries and exclude any investments held by Ares Capital in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of Ares Capital and its subsidiaries.

General

The Notes:

●	will be our general unsecured, senior obligations;
●	will initially be issued in an aggregate principal amount of $750 million;
●	will mature on September 15, 2033 unless earlier redeemed or repurchased, as discussed below;
●	will bear cash interest from September 15, 2026 at an annual rate of 6.250% payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2027;
●	will be subject to redemption at our option as described under “—Optional Redemption;”
●	will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined below under “—Offer to Repurchase Upon a Change of Control Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;
●	will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and
●	will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

The Indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the Indenture or otherwise. The Indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Offer to Repurchase Upon a Change of Control Repurchase Event” and “—Merger, Consolidation or Sale of Assets” below, the Indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, issue additional Notes under the Indenture with the same terms (except for the issue date, public offering price and, if applicable, the initial interest payment date) and with the same CUSIP numbers as the Notes offered hereby in an unlimited aggregate principal amount; provided that such additional Notes must be part of the same issue as the Notes offered hereby for U.S. federal income tax purposes.

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay the principal of, and interest on, the Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).

Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at our option payment of interest may be made by (i) check mailed to the address of the person entitled thereto as such address shall appear in the security register or (ii) transfer to an account maintained by the holder located in the United States.

A holder of Notes may transfer or exchange Notes at the office of the registrar in accordance with the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the Trustee or the registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture.

The registered holder of a Note will be treated as its owner for all purposes.

Interest

The Notes will bear cash interest at a rate of 6.250% per year until maturity. Interest on the Notes will accrue from September 15, 2026 or from the most recent date on which interest has been paid or duly provided for. Interest on the Notes will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2027.

Interest will be paid to the person in whose name a Note is registered at 5:00 p.m. New York City time (the “close of business”) on March 1 or September 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in New York or the city in which the corporate trust office is located are authorized or obligated by law, regulation or executive order to remain closed.

Ranking

The Notes will be our general unsecured obligations that rank senior in right of payment to all of our future indebtedness that is expressly subordinated, or junior, in right of payment to the Notes. The Notes will rank pari passu, or equally, in right of payment with all of our existing and future liabilities that are not so subordinated, or junior. The Notes will effectively rank subordinated, or junior, to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The Notes will rank structurally subordinated, or junior, to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

As of August 31, 2026, our total consolidated indebtedness was approximately $15.7 billion aggregate principal amount outstanding, of which approximately $1.8 billion was our direct secured indebtedness, approximately $4.4 billion was indebtedness of our consolidated subsidiaries and approximately $9.5 billion was our direct unsecured indebtedness. After giving effect to the issuance of the Notes, and assuming the proceeds therefrom are used to repay outstanding borrowings under the Facilities, our total consolidated indebtedness would have been approximately $15.7 billion aggregate principal amount outstanding as of August 31, 2026. See “Capitalization.”

Optional Redemption

Prior to July 15, 2033 (two months prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Note being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15 TCM”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Any notice of redemption may, in our discretion, be given subject to the satisfaction of one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). In that case, such notice of redemption shall describe each such condition, and, if applicable, shall state that, in our discretion, (i) the redemption date may be delayed until such time (including by more than 60 calendar days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or (ii) such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by us by the relevant redemption date, or by the redemption date as so delayed.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the Investment Company Act, we will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;
(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and
(3)	deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of our Facilities provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under the Facilities at that time and to terminate the Facilities. In addition, the indentures governing our Investment Grade Notes contain a provision that would require us to offer to purchase the Investment Grade Notes upon the occurrence of a fundamental change or a change of control repurchase event, as applicable. A failure to purchase any tendered Investment Grade Notes would constitute an event of default under the indentures for the Investment Grade Notes, as applicable, which would, in turn, constitute a default under the Facilities and the Indenture. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Debt Capital Activities” in our Q2 2026 Quarterly Report and incorporated by reference herein for a general discussion of our indebtedness. Our future debt instruments may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our other debt. See “Risk Factors—Risks Relating to the Notes—We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.”

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Notes:

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by all three Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Ares Capital and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Ares Capital or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Ares Capital, measured by voting power rather than number of shares; or

(3)	the approval by Ares Capital’s stockholders of any plan or proposal relating to the liquidation or dissolution of Ares Capital.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any subsidiary of Ares Capital, 50% or more of the outstanding equity interests of which are owned by Ares Capital and its direct or indirect subsidiaries and of which Ares Capital possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Fitch” means Fitch, Inc., also known as Fitch Ratings, or any successor thereto.

“Investment Grade” means a rating of BBB− or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB− or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Moody’s” means Moody’s Investor Services, Inc., or any successor thereto.

“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) Ares Capital Management LLC or any affiliate of Ares Capital Management LLC that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.

“Rating Agency” means:

(1)	each of Fitch, Moody’s and S&P; and
(2)

if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section (3)(a)(62) of the Exchange Act selected by us as a replacement agency for Fitch, Moody’s and/or S&P, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Covenants

The covenants in the Base Indenture shall apply to the Notes. Certain of such covenants are described in further detail below:

Merger, Consolidation or Sale of Assets

The Indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Ares Capital or its Controlled Subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

•

we are the surviving person (the “Surviving Person”) or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof;

•

the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by us;

•	immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing; and
•

we shall deliver, or cause to be delivered, to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the Indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our property.

Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions are permitted under the Indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.

An assumption by any person of obligations under the Notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders are urged to consult their own tax advisors regarding the tax consequences of such an assumption.

Other Covenants

•

We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act or any successor provisions, as such obligation may be amended or superseded, giving effect to any exemptive relief that may be granted to us by the SEC.

•

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the Trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Events of Default

Each of the following is an event of default:

(1)	default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 calendar days;
(2)	default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;
(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any Notes, and continuance of such default for a period of 5 days;
(4)

our failure for 60 consecutive calendar days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of our other agreements contained in the Notes or Indenture;

(5)

default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with Ares Capital for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(6)

Pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the Investment Company Act, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the Investment Company Act) of less than 100% or such lower percentage that is provided for by giving effect to any amendment to such provisions of the Investment Company Act or to any no-action, interpretive or exemptive relief granted to us by the SEC; or

(7)	certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.

If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (7) above) the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the entire principal amount of Notes to be due and immediately payable, by a notice in writing to us (and to the Trustee if given by the holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (7) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority in principal amount of the outstanding Notes, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the Trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless

(i)	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes,
(ii)	the holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such event of default;
(iii)	such holder or holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(iv)	the Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(v)	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

Notwithstanding any other provision in the Indenture, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction and (iii) the Trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting.

The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the Indenture with respect to the Notes and its consequences, except a default (i) in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

We are required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate stating whether to the knowledge of the signers any default or event of default occurred during the previous year that is continuing.

Within 90 days after the occurrence of any default under the Indenture with respect to the Notes, the Trustee shall transmit notice of such default known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.

If a default for a failure to deliver a required notice or certificate in connection with another default under the Indenture (the “Initial Default”) occurs, then at the time such Initial Default is cured, such default for a failure to deliver a required notice or certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and any default or event of default for the failure to deliver any notice or certificate pursuant to any other provision of the Indenture will be deemed to be cured upon the delivery of any such notice or certificate required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the Indenture.

The following provisions from the Base Indenture and the corresponding information from the section captioned “Description of Our Debt Securities” in the accompanying prospectus, as applicable, shall not apply to the Notes: (i) the second to last paragraph of Section 3.05 of the Base Indenture (and the corresponding information in the last sentence of the third paragraph under the caption “Description of Our Debt Securities—Form, Exchange and Transfer of Securities” in the accompanying prospectus), (ii) the last paragraph in Section 5.01 of the Base Indenture, (iii) the third, fourth, fifth and sixth paragraphs of Section 5.02 of the Base Indenture (and the corresponding information in the sixth through tenth paragraph and in the twelfth through sixteenth paragraph under the caption “Description of Our Debt Securities—Events of Default—Remedies if an Event of Default Occurs” in the accompanying prospectus) and (iv) the last sentence of the seventh paragraph of Section 5.02 of the Base Indenture (and the corresponding information in the last sentence of the eleventh paragraph under the caption “Description of Our Debt Securities—Events of Default—Remedies if an Event of Default Occurs” in the accompanying prospectus).

Satisfaction and Discharge; Defeasance

We may satisfy and discharge our obligations under the Indenture by delivering to the securities registrar for cancellation all outstanding Notes or by depositing with the Trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the Indenture. Defeasance means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the Trustee an opinion of counsel stating that (a) we have received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling, or (b) since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon, the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, we can legally release ourselves from all payment and other obligations on the Notes. Covenant defeasance means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, we will be released from some of the restrictive covenants in the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each holder of the Notes will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the Notes.

Trustee

U.S. Bank Trust Company, National Association, is the Trustee, paying agent, registrar and transfer agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as Trustee, paying agent, registrar and transfer agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement and accompanying prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information.

We may maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

The Indenture provides that it and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.

Book-Entry, Settlement and Clearance

Global Notes

The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons (the “Global Notes”). Upon issuance, each of the Global Notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriters; and
•

ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have Notes represented by the Global Note registered in their names;
•	will not receive or be entitled to receive physical, certificated Notes; and
•

will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the Trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;
•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to an investment in the Notes. This summary does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code (“Treasury Regulations”), and administrative and judicial interpretations, each as of the date of this prospectus supplement and all of which are subject to change, potentially with retroactive effect. Investors are urged to consult their tax advisors with respect to tax considerations that pertain to their investment in the Notes.

This discussion deals only with Notes held as capital assets within the meaning of Section 1221 of the Code and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies and regulated investment companies (and shareholders of such corporations), dealers in securities or currencies, traders in securities, former citizens of the United States, persons holding the Notes as a hedge against currency risks or as a position in a “straddle,” “hedge,” “constructive sale transaction” or “conversion transaction” for tax purposes, entities that are tax-exempt for U.S. federal income tax purposes, retirement plans, individual retirement accounts, tax-deferred accounts, persons subject to the alternative minimum tax, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of pass-through entities, persons whose functional currency is not the U.S. dollar or persons subject to the special tax accounting rules under Section 451(b) of the Code. It also does not deal with beneficial owners of the Notes other than original purchasers of the Notes who acquire the Notes in this offering for a price equal to their original issue price (i.e., the first price at which a substantial amount of the Notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). Moreover, this discussion does not address the effect of the “unearned” net investment income surtax. Investors considering purchasing the Notes are urged to consult their tax advisors concerning the application of the U.S. federal tax laws to their individual circumstances, as well as any consequences to such investors relating to purchasing, owning and disposing of the Notes under the laws of any other taxing jurisdiction.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) a trust (a) subject to the control of one or more U.S. persons and the primary supervision of a court in the United States, or (b) that has a valid election (under applicable Treasury Regulations) to be treated as a U.S. person for U.S federal income tax purposes, or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source. The term “non-U.S. Holder” means a beneficial owner of a Note that is neither a U.S. Holder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes). We have not sought and will not seek any ruling from the IRS regarding the Notes. This summary does not discuss any aspects of U.S. federal estate or gift tax, or any non-U.S., state or local tax. This summary does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding Notes, and persons holding interests in such partnerships, are each urged to consult their tax advisors as to the consequences of investing in the Notes in their individual circumstances.

Taxation of Note Holders

Taxation of U.S. Holders. If you are not a U.S. Holder, this section does not apply to you. Please see “— Taxation of Non-U.S. Holders”, below.

Qualified Stated Interest. Payments or accruals of “qualified stated interest” on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are received (actually or constructively) or accrued, in accordance with the U.S. Holder’s regular method of tax accounting. Qualified stated interest is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate.

Sale, Exchange, Redemption, Retirement or Other Disposition of Notes. Upon the sale, exchange, redemption, retirement or other disposition of a Note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (excluding amounts representing accrued and unpaid interest, which are treated as ordinary income) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal the U.S. Holder’s initial investment in the Note. Capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in the Note was more than one year. Long-term capital gains generally are taxed at reduced rates for individuals and certain other non-corporate U.S. Holders. The deductibility of capital losses is subject to limitations.

Taxation of Non-U.S. Holders. If you are not a non-U.S. Holder, this section does not apply to you. Please see “— Taxation of U.S. Holders”, above.

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding taxes on payments of principal or interest on a Note provided that (i) income on the Note is not effectively connected with the conduct by the non-U.S. Holder of a trade or business within the United States, (ii) in the case of interest income, the recipient is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, (iii) the non-U.S. Holder does not own (actually or constructively) 10% or more of the total combined voting power of all classes of stock of the Company, and (iv) the U.S. payor of the interest (including us, or any intermediary who pays the interest on our behalf) does not have actual knowledge or reason to know that a holder is a United States person and such non-U.S. Holder provides a statement on a properly completed and executed IRS Form W-8BEN, W-8BEN-E or other applicable form signed under penalties of perjury that includes, among other requirements, its taxpayer identification number, name and address and certifies that it is not a United States person in compliance with applicable requirements, or satisfies documentary evidence requirements for establishing that it is a non-U.S. Holder.

A non-U.S. Holder that is not exempt from tax under these rules generally will be subject to U.S. federal income tax withholding on payments of interest on the Notes at a rate of 30% unless (i) the income is effectively connected with the conduct of a U.S. trade or business, in which case the interest generally will be subject to U.S. federal income tax on a net income basis as applicable to U.S. Holders generally (unless an applicable income tax treaty provides otherwise) and such non-U.S. Holder would be required in lieu of the certifications described above to provide a properly executed IRS Form W-8ECI, or (ii) an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax. To claim the benefit of an income tax treaty or to claim exemption from withholding because income is effectively connected with a U.S. trade or business, the non-U.S. Holder must timely provide the appropriate, properly executed IRS forms. These forms may be required to be periodically updated.

In the case of a non-U.S. Holder that is a corporation and that receives income that is effectively connected with the conduct of a U.S. trade or business, such income may also be subject to a branch profits tax (which is generally imposed on a non-U.S. corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to a U.S. trade or business) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if the non-U.S. Holder is a qualified resident of a country with which the United States has an income tax treaty.

Generally, a non-U.S. Holder will not be subject to U.S. federal income or withholding taxes on any amount that constitutes capital gain upon the sale, exchange, redemption, retirement or other disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder (and, if required by an applicable income tax treaty, is not attributable to a United States “permanent establishment” maintained by the non-U.S. Holder). Non-U.S. Holders are urged to consult their tax advisors with regard to whether taxes will be imposed on capital gain in their individual circumstances.

Information Reporting and Backup Withholding. A U.S. Holder (other than an “exempt recipient,” including a corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to backup withholding on, and to information reporting requirements with respect to, payments of principal or interest on, and proceeds from the sale, exchange, redemption or retirement of, the Notes. In general, if a non-corporate U.S. Holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding at the applicable rate may apply. Non-U.S. Holders generally are exempt from information reporting and backup withholding, provided, if necessary, that they demonstrate their qualification for exemption. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner generally would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Withholding taxes may be imposed under the provisions of the Code generally known as the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities.

Specifically, a 30% withholding tax may be imposed on interest on, or (subject to proposed U.S. Treasury Regulations as discussed below) gross proceeds from the sale or disposition of, the Notes paid to a “foreign financial institution” or a “nonfinancial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner (by providing an IRS Form W-8BEN-E or other applicable IRS form) or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E or other applicable IRS form). If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Accordingly, the entity through which the Notes are held will affect the determination of whether such withholding is required.

Information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of interest on the Notes from such Notes’ date of issuance. Currently effective, proposed U.S. Treasury Regulations have been issued that, when finalized, will provide for the repeal of the 30% withholding tax that would have applied to all payments of gross proceeds from the sale, exchange or disposition of stock, bonds, or other property that could give rise to dividends or interest. In the preamble to the proposed U.S. Treasury Regulations, the government provided that taxpayers may rely upon this repeal until the issuance of final U.S. Treasury Regulations. Non-U.S. Holders are urged to consult with their tax advisors regarding the application of FATCA to their ownership of the Notes. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. If payment of this withholding tax is made, holders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such interest or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction, if any. We will not pay additional amounts to holders of the Notes in respect of any amounts withheld.

Prospective holders are urged to consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the Notes.

Investors are urged to consult their tax advisors with respect to the particular tax consequences of an investment in the Notes in their individual circumstances, including the possible effect of any pending legislation or proposed regulations.

UNDERWRITING

BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Aggregate Principal
Amount of
Securities to be
Name of Underwriter	Purchased
BofA Securities, Inc.	$108,675,000
J.P. Morgan Securities LLC	108,675,000
RBC Capital Markets, LLC	108,675,000
SMBC Nikko Securities America, Inc.	108,675,000
Wells Fargo Securities, LLC	108,675,000
Barclays Capital Inc.	16,125,000
CIBC World Markets Corp.	16,125,000
Mizuho Securities USA LLC	16,125,000
MUFG Securities Americas Inc.	16,125,000
TD Securities (USA) LLC	16,125,000
Truist Securities, Inc.	16,125,000
U.S. Bancorp Investments, Inc.	16,125,000
BNP Paribas Securities Corp.	5,400,000
Capital One Securities, Inc.	5,400,000
HSBC Securities (USA) Inc.	5,400,000
Morgan Stanley & Co. LLC	5,400,000
Regions Securities LLC	5,400,000
SG Americas Securities, LLC	3,188,000
BNY Mellon Capital Markets, LLC	3,188,000
Credit Agricole Securities (USA) Inc.	3,188,000
Goldman Sachs & Co. LLC	3,188,000
ICBC Standard Bank Plc	3,188,000
Natixis Securities Americas LLC	3,188,000
Ares Management Capital Markets LLC	37,500,000
Deutsche Bank Securities Inc.	1,750,000
ING Financial Markets LLC	1,750,000
R. Seelaus & Co., LLC	1,750,000
Academy Securities, Inc.	812,000
Citigroup Global Markets Inc.	812,000
Keefe, Bruyette & Woods, Inc.	812,000
Loop Capital Markets LLC	812,000
Samuel A. Ramirez & Company, Inc.	812,000
Siebert Williams Shank & Co., LLC	812,000
Total	$750,000,000

Subject to the terms and conditions set forth in the purchase agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the purchase agreement if any of these Notes are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters, or any other underwriters, may be increased or the purchase agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Notes constituting part of its allotment solely outside the United States.

We expect that delivery of the Notes will be made to investors on or about September 15, 2026, which will be the fifth business day following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on any date prior to one business day before delivery will be required by virtue of the fact that the Notes initially settle in T+ 5, to specify an alternate arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on any date prior to one business day before delivery should consult their advisors.

Commissions and Discounts

The following table shows the total underwriting discounts that we are to pay to the underwriters in connection with this offering.

	Per Note	Total
Public offering price	98.463%	$738,472,500
Underwriting discount (sales load)	0.650%	$4,875,000
Proceeds, before expenses, to us	97.813%	$733,597,500

The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to certain other Financial Industry Regulatory Authority (FINRA) members at the public offering price less a concession not in excess of 0.400% of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.250% of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The expenses of the offering, not including the underwriting discount, are estimated at approximately $2.4 million and are payable by us.

No Sales of Similar Securities

Subject to certain exceptions, we have agreed not to directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or file any registration statement under the Securities Act with respect to any of the foregoing until the settlement date of this offering without first obtaining the written consent of the representatives. This consent may be given at any time without public notice.

Listing

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system.

We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Notes

The underwriters may make prospectuses available in electronic (PDF) format. A prospectus in electronic (PDF) format may be made available on a web site maintained by the underwriters, and the underwriters may distribute such prospectuses electronically. The underwriters may allocate a limited principal amount of the Notes for sale to their online brokerage customers.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have provided in the past and may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to Ares and its affiliates and managed funds and Ares Capital or our portfolio companies for which they have received or will be entitled to receive separate fees. In particular, the underwriters or their affiliates may execute transactions with Ares Capital or on behalf of Ares Capital, Ares or any of our or their portfolio companies, affiliates and/or managed funds. In addition, the underwriters or their affiliates may act as arrangers, underwriters or placement agents for companies whose securities are sold to or whose loans are syndicated to Ares, Ares Capital or Ares Capital Management and their affiliates and managed funds.

Affiliates of certain of the underwriters may be limited partners of private investment funds affiliated with our investment adviser, Ares Capital Management.

The underwriters or their affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own accounts or for the account of others and may extend loans or financing directly or through derivative transactions to Ares, Ares Capital, Ares Capital Management or any of our portfolio companies.

We may purchase securities of third parties from the underwriters or their affiliates after the offering. However, we have not entered into any agreement or arrangement regarding the acquisition of any such securities, and we may not purchase any such securities. We would only purchase any such securities if—among other things—we identified securities that satisfied our investment needs and completed our due diligence review of such securities.

After the date of this prospectus supplement, the underwriters and their affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the underwriters and their affiliates in the ordinary course of their business and not in connection with the offering of the Notes. In addition, after the offering period for the sale of the Notes, the underwriters or their affiliates may develop analyses or opinions related to Ares, Ares Capital or our portfolio companies and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding Ares Capital to our noteholders or any other persons.

In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Affiliates of certain of the underwriters serve as agents and/or lenders under our credit facilities or other debt instruments (including the Revolving Credit Facility, the Revolving Funding Facility, the BNP Funding Facility and the SMBC Funding Facility) and may also be lenders to private investment funds managed by IHAM. Truist Bank, an affiliate of Truist Securities, Inc., is a syndication agent with respect to our Revolving Credit Facility. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the administrative agent under our Revolving Credit Facility. BofA Securities, Inc. (assignee of Merrill Lynch, Pierce, Fenner & Smith Incorporated), JPMorgan Chase Bank, N.A., Royal Bank of Canada, an affiliate of RBC Capital Markets, LLC, Truist Securities, Inc., Wells Fargo Securities, LLC and Sumitomo Mitsui Banking Corporation, an affiliate of SMBC Nikko Securities America, Inc., are joint bookrunners and joint lead arrangers for our Revolving Credit Facility. Bank of America, N.A., an affiliate of BofA Securities, Inc., Royal Bank of Canada, an affiliate of RBC Capital Markets, LLC, Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, Truist Bank, an affiliate of Truist Securities, Inc., and Sumitomo Mitsui Banking Corporation are syndication agents with respect to our Revolving Credit Facility. Wells Fargo Securities, LLC is the agent under the Revolving Funding Facility. Sumitomo Mitsui Banking Corporation is the administrative agent and collateral agent under the SMBC Funding Facility. Sumitomo Mitsui Banking Corporation also owns voting shares of Class A common stock and non-voting shares of common stock of Ares Management Corporation, the parent company of our investment adviser, Ares Capital Management. RBC Capital Markets, LLC and certain of its affiliates are lenders with respect to our Revolving Credit Facility. BNP Paribas is the administrative agent under the BNP Funding Facility and served as the placement agent for the ADL CLO 1 debt securitization. RBC Capital Markets, LLC served as the placement agent for the ADL CLO 4 debt securitization. Wells Fargo Securities, LLC served as structurer, arranger, lead manager and initial purchaser for the ADL CLO 7 debt securitization. Certain of the underwriters and their affiliates were underwriters in connection with our initial public offering and our subsequent common stock offerings, debt offerings and rights offering, for which they received customary fees. Ares Management Capital Markets LLC, an affiliate of the Company, is an underwriter in this offering and will receive a portion of the underwriting discounts and commissions in connection with this offering. Mizuho Securities USA LLC, RBC Capital Markets, LLC, Regions Securities LLC, Truist Securities, Inc. and SMBC Nikko Securities America, Inc. are sales agents under the Equity Distribution Agreements and will receive customary fees in connection with Shares sold thereunder. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the Trustee, paying agent, registrar and transfer agent.

Proceeds of this offering will be used to repay or repurchase outstanding indebtedness under the Revolving Credit Facility, the Revolving Funding Facility, the SMBC Funding Facility and/or the BNP Funding Facility. Affiliates of certain of our underwriters are lenders under the Revolving Credit Facility, the Revolving Funding Facility, the BNP Funding Facility and/or the SMBC Funding Facility. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent such proceeds are used to repay or repurchase outstanding indebtedness under the Revolving Credit Facility, the Revolving Funding Facility, the BNP Funding Facility and/or the SMBC Funding Facility.

The principal business address of BofA Securities, Inc. is One Bryant Park, New York, NY 10036. The principal business address of J.P. Morgan Securities LLC is 270 Park Avenue, New York, NY 10017. The principal business address of RBC Capital Markets, LLC is Brookfield Place, 200 Vesey Street, 8th Floor, New York, NY 10281. The principal business address of SMBC Nikko Securities America, Inc. is 277 Park Avenue, New York, NY 10172. The principal business address of Wells Fargo Securities, LLC is 550 South Tryon Street, Charlotte, NC 28202.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and
(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is either one (or both) of the following:
(i)

not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); or

(ii)	not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”), and
(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exception from the prohibition on offers of notes to the public under the POATRs.

This prospectus supplement, the accompanying prospectus and any other material in relation to the Notes are only being distributed to, and are directed only at, persons in the United Kingdom who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (ii) persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute the aforementioned materials, all such persons together being referred to as “Relevant Persons”. The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. The Notes are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, each underwriter has represented and agreed the Notes may not be offered other than by an underwriter that:

•

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Each investor confirms its express wish that all documents evidencing or relating to the sale of the Notes and all other contracts and related documents be drafted in the English language. Chaque investisseur confirme sa volonté expresse que tous les documents attestant de la vente des Notes ou s’y rapportant ainsi que tous les autres contrats et documents s’y rattachant soient rédigés en langue anglaise.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Kirkland & Ellis LLP, Los Angeles, California and New York, New York, Eversheds Sutherland (US) LLP, Washington, D.C. and Venable LLP, Baltimore, Maryland. Kirkland & Ellis LLP has from time to time represented the underwriters, Ares and Ares Capital Management on unrelated matters. Certain legal matters in connection with the offering will be passed upon for the underwriters by Freshfields US LLP, New York, New York.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus supplement. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference herein.

We incorporate by reference into this prospectus supplement our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC that is not deemed filed is not incorporated by reference in this prospectus supplement.

This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our 2025 Annual Report and the amendment to our 2025 Annual Report on Form 10-K/A, filed with the SEC on February 4, 2026 and March 23, 2026, respectively (File No. 814-00663);
●	those portions of our Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Stockholders, filed with the SEC on March 5, 2026, that are incorporated by reference in our 2025 Annual Report (File No. 814-00663);
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on April 28, 2026 (File No. 814-00663) and our Q2 2026 Quarterly Report (File No. 814-00663); and
●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 12, 2026, February 4, 2026, February 27, 2026, April 28, 2026 (two filings), May 8, 2026, May 11, 2026, May 26, 2026, June 8, 2026, June 22, 2026, July 22, 2026, July 29, 2026 and August 14, 2026 (File Nos. 814-00663).

See “Available Information” in the accompanying prospectus for information on how to obtain a copy of these filings.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Subscription Rights

Warrants

Units

Ares Capital Corporation is a specialty finance company that is a closed end, non-diversified management investment company incorporated in Maryland. We have elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in first lien senior secured loans (including “unitranche” loans, which are loans that combine both senior and subordinated debt, generally in a first lien position), and second lien senior secured loans. In addition to senior secured loans, we also invest in subordinated debt (sometimes referred to as mezzanine debt), which in some cases includes an equity component, and preferred equity. To a lesser extent, we also make common equity investments. We are externally managed by our investment adviser, Ares Capital Management LLC, a subsidiary of Ares Management Corporation, a publicly traded, leading global alternative investment manager. Ares Operations LLC, a subsidiary of Ares Management Corporation, provides certain administrative and other services necessary for us to operate.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “ARCC.” On April 24, 2024, the official close price of our common stock on The Nasdaq Global Select Market was $20.79, per share. The net asset value per share of our common stock at March 31, 2024 (the last date prior to the date of this prospectus on which we determined net asset value) was $19.53.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 14 of this prospectus, including the risk of leverage.

We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, which we refer to, collectively, as the “securities.” The preferred stock, debt securities, subscription rights and warrants (including as part of a unit) offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus. In the event we offer common stock, the offering price per share of our common stock less any underwriting commissions or discounts will generally not be less than the net asset value per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority of our common stockholders or (c) under such circumstances as the U.S. Securities and Exchange Commission (the “SEC”) may permit. This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein, before investing in our securities and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available free of charge by calling us collect at (310) 201-4200, by sending an e-mail to us at IRARCC@aresmgmt.com or on our website at www.arescapitalcorp.com. The SEC also maintains a website at www.sec.gov that contains such information. The information on the websites referred to herein is not incorporated by reference into this prospectus or the accompanying prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is May 1, 2024.

You should rely only on the information contained in this prospectus, the accompanying prospectus supplement, any related free writing prospectus, the documents incorporated by reference in this prospectus and the applicable prospectus supplement, or any other information to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in, or incorporated by reference in, this prospectus, the accompanying prospectus supplement or any such free writing prospectus is, or will be, accurate only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since any such date.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement that we have filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, on terms to be determined at the time of the offering. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Such prospectus supplement and/or free writing prospectus (collectively referred to hereinafter as the “prospectus supplement”) may also add, update or change information contained in this prospectus or in the documents we incorporate by reference herein. This prospectus and the prospectus supplement, together with any documents incorporated by reference herein, will include all material information relating to the applicable offering. Please carefully read this prospectus and the prospectus supplement, together with any documents incorporated by reference in this prospectus and the applicable prospectus supplement, any exhibits and the additional information described under the headings “Available Information,” “Incorporation of Certain Information By Reference,” “Prospectus Summary” and “Risk Factors” before you make an investment decision.

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PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. Except where the context suggests otherwise, the terms “we,” “us,” “our,” “the Company” and “Ares Capital” refer to Ares Capital Corporation and its consolidated subsidiaries; “Ares Capital Management” and “our investment adviser” refer to Ares Capital Management LLC; “Ares Operations” and “our administrator” refer to Ares Operations LLC; and “Ares” and “Ares Management” refer to Ares Management Corporation (NYSE: ARES) and its affiliated companies (other than portfolio companies of its affiliated funds).

THE COMPANY

Overview

Ares Capital, a Maryland corporation, is a specialty finance company that is a closed-end, non-diversified management investment company. We have elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”). We were founded on April 16, 2004, were initially funded on June 23, 2004 and completed our initial public offering (“IPO”) on October 8, 2004. As of March 31, 2024, we were the largest publicly traded BDC by market capitalization and had approximately $24.3 billion of total assets.

We are externally managed by our investment adviser, Ares Capital Management, a subsidiary of Ares Management, a publicly traded, leading global alternative investment manager, pursuant to our investment advisory and management agreement. Our administrator, Ares Operations, a subsidiary of Ares Management, provides certain administrative and other services necessary for us to operate.

Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in U.S. middle-market companies, where we believe the supply of primary capital is limited and the investment opportunities are most attractive. However, we may from time to time invest in larger or smaller companies. We generally use the term “middle-market” to refer to companies with annual EBITDA between $10 million and $250 million. As used herein, EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization.

We invest primarily in first lien senior secured loans (including “unitranche” loans, which are loans that combine both senior and subordinated debt, generally in a first lien position), and second lien senior secured loans. In addition to senior secured loans, we also invest in subordinated debt (sometimes referred to as mezzanine debt), which in some cases includes an equity component, and preferred equity. First and second lien senior secured loans generally are senior debt instruments that rank ahead of subordinated debt of a given portfolio company. Subordinated debt and preferred equity are subordinated to senior loans and are generally unsecured. Our investments in corporate borrowers generally range between $30 million and $500 million each. However, the investment sizes may be more or less than these ranges and may vary based on, among other things, our capital availability, the composition of our portfolio and general micro- and macro-economic factors.

To a lesser extent, we also make common equity investments, which have generally been non-control equity investments of less than $20 million (usually in conjunction with a concurrent debt investment). However, we may increase the size or change the nature of these investments.

The proportion of these types of investments will change over time given our views on, among other things, the economic and credit environment in which we are operating. In pursuit of our investment objective, we generally seek to self-originate investments and lead the investment process. The instruments in which we invest typically are not rated by any rating agency, but we believe that if such instruments were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service, lower than “BBB−” by Fitch Ratings or lower than “BBB−” by Standard & Poor’s Ratings Services), which, under the guidelines established by these entities, is an indication of having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Bonds that are rated below investment grade are sometimes referred to as “high yield bonds” or “junk bonds.” We may invest without limit in debt or other securities of any rating, as well as debt or other securities that have not been rated by any nationally recognized statistical rating organization.

We believe that our investment adviser, Ares Capital Management, is able to leverage the current investment platform, resources and existing relationships of Ares Management with financial sponsors, financial institutions, hedge funds and other investment firms to provide us with attractive investment opportunities. In addition to deal flow, the Ares investment platform assists our investment adviser in analyzing, structuring and monitoring investments. Ares has been in existence for over 25 years and its partners have an average of approximately 25 years of investment experience in managing, advising, underwriting and restructuring companies. We have access to Ares’ investment professionals and administrative professionals, who provide assistance in accounting, finance, legal, compliance, operations, information technology, human resources and investor relations. As of December 31, 2023, Ares had over 950 investment professionals and over 1,850 administrative professionals.

While our primary focus is to generate current income and capital appreciation through investments in first and second lien senior secured loans, subordinated debt and preferred equity and, to a lesser extent, equity securities of eligible portfolio companies, we also may invest up to 30% of our portfolio in non-qualifying assets, as permitted by the Investment Company Act. See “Regulation” below. Specifically, as part of this 30% basket, we may invest in entities that are not considered “eligible portfolio companies” (as defined in the Investment Company Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the Investment Company Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the Investment Company Act.

See “Business” in our most recent Annual Report on Form 10-K for additional information about us.

Risk Factors

Investing in Ares Capital involves risks. The following is a summary of the principal risks that you should carefully consider before investing in our securities. In addition, see “Risk Factors” beginning on page 14 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference herein for a more detailed discussion of the principal risks as well as certain other risks you should carefully consider before deciding to invest in our securities.

●	The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets, which may have a negative impact on our business and operations.
●	Global economic, political and market conditions, including uncertainty about the financial stability of the United States, could have a significant adverse effect on our business, financial condition and results of operations.
●	A failure on our part to maintain our status as a BDC may significantly reduce our operating flexibility and a failure to maintain our status as a regulated investment company (“RIC”) may subject us to additional corporate-level income taxes and reduce earnings available from which to pay dividends.
●	We are dependent upon certain key systems and personnel of Ares for our success and upon their access to other Ares investment professionals.
●	We borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us.
●	We operate in a highly competitive market for investment opportunities.
●	Our ability to enter into transactions with our affiliates is restricted.
●	There are significant potential conflicts of interest that could impact our investment returns.
●	Most of our portfolio investments are not publicly traded and, as a result, the fair value of these investments may not be readily determinable. Additionally, to the extent that we need liquidity and need to sell assets, the lack of liquidity in our investments may adversely affect our business.
●	Our financial condition and results of operations could be negatively affected if a significant investment fails to perform as expected.

●	Declines in market prices and liquidity in the corporate debt markets can result in significant net unrealized depreciation of our portfolio, which in turn would reduce our net asset value.
●	Economic recessions or downturns could impair our portfolio companies and harm our operating results.
●	Our investments, which are primarily in middle-market companies, may be risky and we could lose all or part of our investment.
●	Our portfolio companies may be highly leveraged.
●	Our shares of common stock may trade at a price above or below net asset value. If our common stock trades at a discount to net asset value, our ability to raise capital may be limited.
●	Our ability to grow depends on our ability to raise capital.
●	Our asset coverage requirement is 150%, which may increase the risk of investing in us.
●	We and our portfolio companies and service providers may be subject to cybersecurity risks and our business could be adversely affected by changes to data protection laws and regulations.

Our Corporate Information

Our administrative offices are located at 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, telephone number (310) 201-4200, and our principal executive offices are located at 245 Park Avenue, 44th Floor, New York, New York 10167, telephone number (212) 750-7300.

OFFERINGS

We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, on terms to be determined at the time of the offering. We will offer our securities at prices and on terms to be set forth in one or more supplements to this prospectus. The offering price per share of our common stock, less any underwriting commissions or discounts, generally will not be less than the net asset value per share of our common stock at the time of an offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority of our common stockholders or (c) under such other circumstances as the SEC may permit. Any such issuance of shares of our common stock below net asset value may be dilutive to the net asset value of our common stock. See “Risk Factors—Risks Relating to Our Common Stock and Publicly Traded Notes” in our most recent Annual Report on Form 10-K as well as “Risk Factors” included in this prospectus.

We may offer our securities directly to one or more purchasers, including existing stockholders in a rights offering, through agents that we designate from time to time or to or through underwriters or dealers. The prospectus supplement relating to each offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” below. We may not sell any of our securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our securities. Set forth below is additional information regarding offerings of our securities:

Use of proceeds

Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which include, among other things, (a) investing in portfolio companies in accordance with our investment objective and (b) repaying indebtedness. Each supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering. See “Use of Proceeds” below.

Distributions

We currently intend to pay dividends or make other distributions to our stockholders on a quarterly basis out of assets legally available for distribution. We may also pay additional dividends or make additional distributions to our stockholders from time to time. Our quarterly and additional dividends or distributions, if any, will be determined by our board of directors. For more information, see “Price Range of Common Stock and Distributions” below.

Taxation

We have elected to be treated as a RIC for U.S. federal income tax purposes. As a RIC, we generally will not pay U.S. federal corporate-level income taxes on any income and gain that we distribute to our stockholders as dividends on a timely basis. Among other things, in order to maintain our RIC status, we must meet specified source of income and asset diversification requirements and distribute annually generally an amount equal to at least 90% of our investment company taxable income, out of assets legally available for distribution. See “Risk Factors—Risks Relating to Our Business—We may be subject to additional corporate-level income taxes if we fail to maintain our status as a RIC” and “We may have difficulty paying our required distributions under applicable tax rules if we recognize income before or without receiving cash representing such income” in our most recent Annual Report on Form 10-K and “Price Range of Common Stock and Distributions” below.

Dividend reinvestment plan

We have a dividend reinvestment plan for our stockholders. This is an “opt out” dividend reinvestment plan. As a result, if we declare a cash dividend, then stockholders’ dividends will be automatically reinvested in additional shares of our common stock, unless they specifically “opt out” of the dividend reinvestment plan so as to receive cash. Stockholders whose cash dividends are reinvested in additional shares of our common stock will be subject to the same

U.S. federal, state and local tax consequences as stockholders who elect to receive their dividends in cash. See “Dividend Reinvestment Plan” below.
The Nasdaq Global Select Market symbol	“ARCC”
Anti-takeover provisions

Our board of directors is divided into three classes of directors serving staggered three-year terms. This structure is intended to provide us with a greater likelihood of continuity of management, which may be necessary for us to realize the full value of our investments. A staggered board of directors also may serve to deter hostile takeovers or proxy contests, as may certain other measures adopted by us. See “Description of Our Capital Stock” below.

Leverage

We borrow funds to make additional investments. We use this practice, which is known as “leverage,” to attempt to increase returns to our stockholders, but it involves significant risks. See “Risk Factors,” “Senior Securities” and “Regulation—Indebtedness and Senior Securities” below. We are currently allowed to borrow amounts such that our asset coverage, as calculated pursuant to the Investment Company Act, equals at least 150% after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q. The amount of leverage that we employ at any particular time will depend on our investment adviser’s and our board of directors’ assessments of market and other factors at the time of any proposed borrowing.

Management arrangements

Ares Capital Management serves as our investment adviser. Ares Operations serves as our administrator. For a description of Ares Capital Management, Ares Operations, Ares and our contractual arrangements with these companies, see “Business” in our most recent Annual Report on Form 10-K under the captions “Investment Advisory and Management Agreement,” and “Administration Agreement.”

Available information

We are required to file periodic reports, proxy statements and other information with the SEC. This information is available free of charge by calling us collect at (310) 201-4200, by sending an e-mail to us at IRARCC@aresmgmt.com or on our website at www.arescapitalcorp.com. Information contained on our website is not incorporated into this prospectus and you should not consider such information to be part of this prospectus. Such information is also available from the EDGAR database on the SEC’s website at www.sec.gov.

Incorporation of certain information by reference

This prospectus is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any supplement thereto is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” below.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in our common stock will bear, directly or indirectly, based on the assumptions set forth below. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this table contains a reference to our fees or expenses, we will pay such fees and expenses out of our net assets and, consequently, stockholders will indirectly bear such fees or expenses as investors in Ares Capital.

Stockholder transaction expenses (as a percentage of offering price):
Sales load	—	(1)
Offering expenses	—	(2)
Dividend reinvestment plan expenses	Up to $15
	Transaction Fee	(3)
Total stockholder transaction expenses paid	—	(4)
Annual expenses (as a percentage of consolidated net assets attributable to common stock)(5):
Base management fees	3.08	%(6)
Income based fees and capital gains incentive fees	3.27	%(7)
Interest payments on borrowed funds	5.52	%(8)
Other expenses	0.57	%(9)
Acquired fund fees and expenses	2.79	%(10)
Total annual expenses	15.23	%(11)
(1)	In the event that the securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load (underwriting discount or commission). Purchases of shares of our common stock on the secondary market are not subject to sales charges but may be subject to brokerage commissions or other charges. The table does not include any sales load that stockholders may have paid in connection with their purchase of shares of our common stock.

(2)	The related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by us as a percentage of the offering price.
(3)	The expenses of the dividend reinvestment plan are included in “Other expenses.” The plan administrator’s fees under the plan are paid by us. If a participant elects by notice to the plan administrator in advance of termination to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a transaction fee of up to $15 plus a $0.12 per share fee from the proceeds. See “Dividend Reinvestment Plan” below for more information.
(4)	The related prospectus supplement will disclose the offering price and the total stockholder transaction expenses as a percentage of the offering price.
(5)	The “consolidated net assets attributable to common stock” used to calculate the percentages in this table is our average net assets of $11.5 billion for the three months ended March 31, 2024.
(6)	Our base management fee is calculated at an annual rate of 1.5% based on the average value of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) at the end of the two most recently completed calendar quarters; provided, however, the base management fee is calculated at an annual rate of 1.0% on the average value of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) that exceeds the product of (A) 200% and (B) our net asset value at the end of the most recently completed calendar quarter. See “Business” in our most recent Annual Report on Form 10-K under the caption “Investment Advisory and Management Agreement.”

(7)	This item represents our investment adviser’s income based fees and capital gains incentive fees estimated by annualizing income based fees for the three months ended March 31, 2024, and adding the capital gains incentive fee expense accrued in accordance with U.S. generally accepted accounting principles (“GAAP”) for the three months ended March 31, 2024, even though no capital gains incentive fee was actually payable under the investment advisory and management agreement as of March 31, 2024.

GAAP requires that the capital gains incentive fee accrual consider the cumulative aggregate unrealized capital appreciation in the calculation, as a capital gains incentive fee would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Company Act or the investment advisory and management agreement. This GAAP accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital depreciation included in the calculation of the capital gains incentive fee actually payable under the investment advisory and management agreement plus the aggregate cumulative unrealized capital appreciation. If such amount is positive at the end of a period, then GAAP requires us to record a capital gains incentive fee equal to 20% of such cumulative amount, less the aggregate amount of actual capital gains incentive fees paid or capital gains incentive fees accrued under GAAP in all prior periods. The resulting accrual for any capital gains incentive fee under GAAP in a given period may result in an additional expense if such cumulative amount is greater than in the prior period or a reversal of previously recorded expense if such cumulative amount is less than in the prior period. If such cumulative amount is negative, then there is no accrual. There can be no assurance that such unrealized capital appreciation will be realized in the future or that the amount accrued for will ultimately be paid.

For purposes of this table, we have assumed that these fees will be payable (in the case of the capital gains incentive fee) and that they will remain constant, although they are based on our performance and will not be paid unless we achieve certain goals. We expect to invest or otherwise utilize all of the net proceeds from securities registered under the registration statement of which this prospectus is a part pursuant to a particular prospectus supplement within three months of the date of the offering pursuant to such prospectus supplement and may have capital gains and interest income that could result in the payment of these fees to our investment adviser in the first year after completion of offerings pursuant to this prospectus. Since our IPO through March 31, 2024, the average quarterly fees accrued related to income based fees and capital gains incentive fees (including capital gains incentive fees accrued under GAAP even though they may not be payable) have been approximately 0.69% of our weighted average net assets for such period (2.75% on an annualized basis). For more detailed information on the calculation of our income based fees and capital gains incentive fees, please see below. For more detailed information about income based fees and capital gains incentive fees previously incurred by us, please see Note 3 to our consolidated financial statements in our most recent Annual Report on Form 10-K and Note 3 to our consolidated financial statements in our most recent Quarterly Report on Form 10-Q.

Income based fees are payable quarterly in arrears in an amount equal to 20% of our pre-incentive fee net investment income (including interest that is accrued but not yet received in cash), subject to a 1.75% quarterly (7.0% annualized) hurdle rate and a “catch-up” provision measured as of the end of each calendar quarter. Under this provision, in any calendar quarter, our investment adviser receives no income based fees until our net investment income equals the hurdle rate of 1.75% but then receives, as a “catch-up,” 100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875%. The effect of this provision is that, if pre-incentive fee net investment income exceeds 2.1875% in any calendar quarter, our investment adviser will receive 20% of our pre-incentive fee net investment income as if a hurdle rate did not apply.

Capital gains incentive fees are payable annually in arrears in an amount equal to 20% of our realized capital gains on a cumulative basis from inception through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of capital gains incentive fees paid in all prior years.

We will defer cash payment of any income based fees and capital gains incentive fees otherwise earned by our investment adviser if, during the most recent four full calendar quarter period ending on or prior to the date such payment is to be made, the sum of (a) our aggregate distributions to our stockholders and (b) our change in net assets (defined as total assets less indebtedness and before taking into account any income based fees or capital gains incentive fees accrued during the period) is less than 7.0% of our net assets (defined as total assets less indebtedness) at the beginning of such period. Any deferred income based fees and capital gains incentive fees are carried over for payment in subsequent calculation periods to the extent such payment is payable under the investment advisory and management agreement.

These calculations will be adjusted for any share issuances or repurchases.

See “Business” in our most recent Annual Report on Form 10-K under the caption “Investment Advisory and Management Agreement.”

(8)	“Interest payments on borrowed funds” represents our interest expenses estimated by annualizing our actual interest and credit facility expenses incurred for the three months ended March 31, 2024, which includes the impact of interest rate swaps. During the three months ended March 31, 2024, our average outstanding borrowings were approximately $11.9 billion and cash paid for interest expense was $176 million. We had outstanding borrowings of approximately $11.8 billion (with a carrying value of approximately $11.7 billion) as of March 31, 2024. This item is based on the assumption that our borrowings and interest costs after an offering will remain similar to those prior to such offering. The amount of leverage that we may employ at any particular time will depend on, among other things, our investment adviser’s and our board of directors’ assessment of market and other factors at the time of any proposed borrowing. See “Risk Factors—Risks Relating to Our Business—We borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us” in our most recent Annual Report on Form 10-K. We are currently allowed to borrow amounts such that our asset coverage, as calculated pursuant to the Investment Company Act, equals at least 150% after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q.
(9)	Includes our overhead expenses, including payments under our administration agreement based on our allocable portion of overhead and other expenses incurred by Ares Operations in performing its obligations under the administration agreement, and income taxes. Such expenses are estimated by annualizing actual “Other expenses” for the three months ended March 31, 2024. The holders of shares of our common stock (and not the holders of our debt securities or preferred stock, if any) indirectly bear the cost associated with our annual expenses. See “Business” in our most recent Annual Report on Form 10-K under the caption “Administration Agreement.”
(10)	Our stockholders indirectly bear the expenses of underlying funds or other investment vehicles that would be investment companies under section 3(a) of the Investment Company Act but for the exceptions to that definition provided for in sections 3(c)(1) and 3(c)(7) of the Investment Company Act (“Acquired Funds”) in which we invest. Such underlying funds or other investment vehicles are referred to in this prospectus as “Acquired Funds.” This amount is estimated based on the estimated annual fees and operating expenses of Acquired Funds in which the Company is invested as of March 31, 2024. Certain of these Acquired Funds are subject to management fees, which generally range from 1% to 2.5% of total net assets, or incentive fees, which generally range between 15% and 25% of net profits. When applicable, fees and operating expenses estimates are based on historic fees and operating expenses for the Acquired Funds. For those Acquired Funds with little or no operating history, fees and operating expenses are estimates based on expected fees and operating expenses stated in the Acquired Funds’ offering memorandum, private placement memorandum or other similar communication without giving effect to any performance. Future fees and operating expenses for these Acquired Funds may be substantially higher or lower because certain fees and operating expenses are based on the performance of the Acquired Funds, which may fluctuate over time. Also included with the amount is an estimate of the annual fees and operating expenses of the SDLP. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Portfolio and Investment Activity—Senior Direct Lending Program” and Note 4 to our consolidated financial statements in our most recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Portfolio and Investment Activity—Senior Direct Lending Program” in our most recent Quarterly Report on Form 10-Q for more information on the SDLP. The annual fees and operating expenses of the SDLP were estimated based on the funded portfolio of the SDLP as of March 31, 2024 and include interest payments on the senior notes and intermediate funding notes provided by Varagon and its clients, which represent 94% of such expenses.
(11)	“Total annual expenses” as a percentage of consolidated net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. We borrow money to leverage and increase our total assets. The SEC requires that the “Total annual expenses” percentage be calculated as a percentage of net assets (defined as total assets less indebtedness and before taking into account any income based fees or capital gains incentive fees accrued during the period), rather than the total assets, including assets that have been funded with borrowed monies.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that we would have no additional leverage, that none of our assets are cash or cash equivalents and that our annual operating expenses would remain at the levels set forth in the table above. Income based fees and the capital gains incentive fees under the investment advisory and management agreement, which, assuming a 5% annual return, would either not be payable or have an insignificant impact on the expense amounts shown below, are not included in the example, except as specifically set forth below. Transaction expenses are not included in the following example. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return (none of which is subject to the capital gains incentive fee)(1)	$(123)	$(342)	$(530)	$(894)
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the capital gains incentive fee)(2)	$(133)	$(368)	$(570)	$(951)
(1)	Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.
(2)	Assumes no unrealized capital depreciation and a 5% annual return resulting entirely from net realized capital gains and not otherwise deferrable under the terms of the investment advisory and management agreement and therefore subject to the capital gains incentive fee.

The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. If we were to achieve sufficient returns on our investments, including through the realization of capital gains, to trigger income based fees or capital gains incentive fees of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, if our board of directors authorizes and we declare a cash dividend, participants in our dividend reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our common stock determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See “Dividend Reinvestment Plan” below for additional information regarding our dividend reinvestment plan.

This example and the expenses in the table above should not be considered a representation of our future expenses as actual expenses (including the cost of debt, if any, and other expenses) that we may incur in the future and such actual expenses may be greater or less than those shown.

FINANCIAL HIGHLIGHTS

The financial data set forth in the following table as of and for the years ended December 31, 2023, 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015 and 2014 are derived from our consolidated financial statements, which have been audited by KPMG LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus, certain documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or our Annual Reports on Form 10-K filed with the SEC, which may be obtained from www.sec.gov or upon request. The financial data set forth in the following table as of and for the three months ended March 31, 2024 is derived from our unaudited financial statements, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) that are necessary to present fairly the results of such interim period. Interim results as of and for the three months ended March 31, 2024 are not necessarily indicative of the results that may be expected for the year ending December 31, 2024. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus, any documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or our Annual Reports on Form 10-K filed with the SEC.

	As of and for
	the three
	months ended	As of and For the Year Ended December 31,
Per Share Data:	March 31, 2024	2023	2022	2021	2020
Net asset value, beginning of period(1)	$19.24	$18.40	$18.96	$16.97	$17.32
Conversion of 2024 Convertible Notes	0.01	—	—	—	—
Issuances of common stock	—	0.01	0.10	0.11	—
Repurchases of common stock	—	—	—	—	0.11
Net investment income for period(2)	0.55	2.28	2.19	1.66	1.87
Net realized and unrealized gains (losses) for period(2)	0.21	0.47	(0.98)	1.84	(0.73)
Net increase in stockholders’ equity	0.77	2.76	1.31	3.61	1.25
Total distributions to stockholders(3)	(0.48)	(1.92)	(1.87)	(1.62)	(1.60)
Net asset value at end of period(1)	$19.53	$19.24	$18.40	$18.96	$16.97
Per share market value at end of period	$20.82	$20.03	$18.47	$21.19	$16.89
Total return based on market value(4)	6.44%	19.94%	(3.83)%	36.18%	(0.86)%
Total return based on net asset value(5)	4.00%	15.65%	7.13%	21.97%	5.20%
Shares outstanding at end of period (millions)	608	582	519	468	423
Ratio/Supplemental Data:
Net assets at end of period (millions)	$11,872	$11,201	$9,555	$8,868	$7,176
Ratio of operating expenses to average net assets(6)(7)	12.79%	12.78%	10.19%	13.05%	10.27%
Ratio of net investment income to average net assets(6)(8)	11.36%	12.10%	11.73%	9.19%	11.39%
Portfolio turnover rate(6)	51%	26%	37%	60%	40%

	As of and For the Years Ended December 31,
Per Share Data:	2019	2018	2017	2016	2015	2014
Net asset value, beginning of period(1)	$17.12	$16.65	$16.45	$16.46	$16.82	$16.46
Issuances of common stock	0.02	—	(0.01)	—	0.01	—
Repurchases of common stock	—	—	—	—	(0.01)	—
Deemed contribution from Ares Capital Management	—	—	0.13	—	—	—
Issuances of convertible notes	—	—	0.04	—	—	—
Net investment income for period(2)	1.90	1.63	1.20	1.57	1.62	1.43
Net realized and unrealized gains (losses) for period(2)	(0.04)	0.38	0.36	(0.06)	(0.41)	0.50
Net increase in stockholders’ equity	1.88	2.01	1.72	1.51	1.21	1.93
Total distributions to stockholders(3)	(1.68)	(1.54)	(1.52)	(1.52)	(1.57)	(1.57)
Net asset value at end of period(1)	$17.32	$17.12	$16.65	$16.45	$16.46	$16.82
Per share market value at end of period	$18.65	$15.58	$15.72	$16.49	$14.25	$15.61
Total return based on market value(4)	30.49%	8.91%	4.55%	26.39%	1.35%	(3.32)%
Total return based on net asset value(5)	12.14%	12.10%	10.53%	9.15%	7.16%	11.79%
Shares outstanding at end of period (millions)	431	426	426	314	314	314
Ratio/Supplemental Data:
Net assets at end of period (millions)	$7,467	$7,300	$7,098	$5,165	$5,173	$5,284
Ratio of operating expenses to average net assets(6)(7)	9.92%	8.63%	9.45%	9.59%	9.51%	10.46%
Ratio of net investment income to average net assets(6)(8)	11.01%	9.60%	7.65%	9.58%	9.75%	8.71%
Portfolio turnover rate(6)	38%	54%	51%	39%	42%	39%
(1)	The net assets used equals the total stockholders’ equity on the consolidated balance sheet.
(2)	Weighted average basic per share data.
(3)	Includes additional dividend of (a) $0.12 per share for the year ended December 31, 2022, (b) $0.08 per share for the year ended December 31, 2019, (c) $0.05 per share for the year ended December 31, 2015 and (d) $0.05 per share for the year ended December 31, 2014.
(4)	For the three months ended March 31, 2024, the total return based on market value equaled the increase of the ending market value at March 31, 2024 of $20.82 per share from the ending market value at December 31, 2023 of $20.03 per share plus the declared and payable dividends of $0.48 per share for the three months ended March 31, 2024, divided by the market value at December 31, 2023. For the year ended December 31, 2023, the total return based on market value equaled the increase of the ending market value at December 31, 2023 of $20.03 per share from the ending market value at December 31, 2022 of $18.47 per share plus the declared and payable dividends of $1.92 per share for the year ended December 31, 2023, divided by the market value at December 31, 2022. For the year ended December 31, 2022, the total return based on market value equaled the decrease of the ending market value at December 31, 2022 of $18.47 per share from the ending market value at December 31, 2021 of $21.19 per share plus the declared and payable dividends of $1.87 per share for the year ended December 31, 2022, divided by the market value at December 31, 2021. For the year ended December 31, 2021, the total return based on market value equaled the increase of the ending market value at December 31, 2021 of $21.19 per share from the ending market value at December 31, 2020 of $16.89 per share plus the declared and payable dividends of $1.62 per share for the year ended December 31, 2021, divided by the market value at December 31, 2020. For the year ended December 31, 2020, the total return based on market value equaled the decrease of the ending market value at December 31, 2020 of $16.89 per share from the ending market value at December 31, 2019 of $18.65 per share plus the declared and payable dividends of $1.60 per share for the year ended December 31, 2020, divided by the market value at December 31, 2019. For the year ended December 31, 2019, the total return based on market value equaled the increase of the ending market value at December 31, 2019 of $18.65 per share from the ending market value at December 31, 2018 of $15.58 per share plus the declared and payable dividends of $1.68 per share for the year ended December 31, 2019, divided by the market value at December 31, 2018. For the year ended December 31, 2018, the total return based on market value equaled the decrease of the ending market value at December 31, 2018 of $15.58 per share from the ending market value at December 31, 2017 of $15.72 per share plus the declared and payable dividends of $1.54 per share for the year ended December 31, 2018, divided by the market value at December 31, 2017. For the year ended December 31, 2017, the total return based on market value equaled the decrease of the ending market value at December 31, 2017 of $15.72 per share from the ending market value at December 31, 2016 of $16.49 per share plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2017, divided by the market value at December 31, 2016. For the year ended December 31, 2016, the total return based on market value equaled the increase of the ending market value at December 31, 2016 of $16.49 per share from the ending market value at December 31, 2015 of $14.25 per share plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2016, divided by the market value at December 31, 2015. For the year ended December 31, 2015, the total return based on market value equaled the decrease of the ending market value at December 31, 2015 of $14.25 per share from the ending market value at December 31, 2014 of $15.61 per share plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2015, divided by the market value at December 31, 2014. For the year ended December 31, 2014, the total return based on market value equaled the decrease of the ending market value at December 31, 2014 of $15.61 per share from the ending market value at December 31, 2013 of $17.77 per share plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2014, divided by the market value at December 31, 2013. The Company’s shares fluctuate in value. The Company’s performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.
(5)	For the three months ended March 31, 2024, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $0.48 per share for the three months ended March 31, 2024, divided by the beginning net asset value for the period. For the year ended December 31, 2023, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.92 per share for the year ended December 31, 2023, divided by the beginning net asset value for the period. For the year ended December 31, 2022, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.87 per share for the year ended December 31, 2022, divided by the beginning net asset value for the period. For the year ended December 31, 2021, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.62 per share for the year ended December 31, 2021, divided by the beginning net asset value for the period. For the year ended December 31, 2020, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.60 per share for the year ended December 31, 2020, divided by the beginning net asset value for the period. For the year ended December 31, 2019, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.68 per share for the year ended December 31, 2019, divided by the beginning net asset value for the period. For the year ended December 31, 2018, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.54 per share for the year ended December 31, 2018, divided by the beginning net asset value for the period. For the year ended December 31, 2017, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2017, divided by the beginning net asset value for the period. For the year ended December 31, 2016, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2016, divided by the beginning net asset value for the period. For the year ended December 31, 2015, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2015, divided by the beginning net asset value for the period. For the year ended December 31, 2014, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2014, divided by the beginning net asset value for the period. These calculations are adjusted for shares issued in connection with the dividend reinvestment plan, the issuance of common stock in connection with any equity offerings and the equity components of any convertible notes issued during the period, as applicable. The Company’s performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.
(6)	The ratios reflect an annualized amount.

(7)	For the three months ended March 31, 2024 and the years ended December 31, 2023, 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015 and 2014, the ratio of operating expenses to average net assets consisted of the following:

	As of and for
	the three
	months ended
	March 31,	As of and For the Years Ended December 31,
	2024	2023	2022	2021	2020
Base management fees	3.03%	3.11%	3.27%	3.14%	3.10%
Income based fees and capital gains incentive fees, net of the Fee Waiver	3.91%	3.66%	1.61%	4.80%	1.80%
Income based fees and capital gains incentive fees excluding the Fee Waiver	3.91%	3.66%	1.61%	4.80%	1.80%
Cost of borrowing	5.52%	5.60%	4.89%	4.61%	4.54%
Other operating expenses	0.33%	0.41%	0.42%	0.50%	0.83%

	As of and For the Years Ended December 31,
	2019	2018	2017	2016	2015	2014
Base management fees	2.78%	2.49%	2.57%	2.64%	2.55%	2.51%
Income based fees and capital gains incentive fees, net of the Fee Waiver	2.23%	2.24%	2.18%	2.29%	2.31%	2.90%
Income based fees and capital gains incentive fees excluding the Fee Waiver	2.64%	2.79%	2.32%	2.29%	2.31%	2.90%
Cost of borrowing	3.94%	3.33%	3.37%	3.58%	4.32%	4.24%
Other operating expenses	0.97%	0.57%	1.33%	1.08%	0.33%	0.81%

(8)	The ratio of net investment income to average net assets excludes income taxes related to realized gains and losses.

RISK FACTORS

You should carefully consider the risk factors described below, and in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and the risks discussed in the section titled “Item 1A. Risk Factors” in our Annual Report on Form 10-K, the section titled “Item 1A. Risk Factors,” which are incorporated by reference herein, in our most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein, and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus or any prospectus supplement, together with all of the other information included in this prospectus, the accompanying prospectus supplement and any documents incorporated by reference herein, including our consolidated financial statements and the related notes thereto, before you decide whether to make an investment in our securities. The risks set out below and described in such documents are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the net asset value of our common stock and the trading price, if any, of our securities could decline, and you may lose all or part of your investment.

Investors in offerings of our common stock will likely incur immediate dilution upon the closing of such offering.

We generally expect the public offering price of any offering of shares of our common stock to be higher than the book value per share of our outstanding common stock (unless we offer shares pursuant to a rights offering or after obtaining prior approval for such issuance from our stockholders and our independent directors). Accordingly, investors purchasing shares of our common stock in offerings pursuant to this prospectus may pay a price per share that exceeds the tangible book value per share after such offering.

Your interest in us may be diluted if you do not fully exercise your subscription rights in any rights offering. In addition, if the subscription price is less than our net asset value per share, then you will experience an immediate dilution of the aggregate net asset value of your shares.

In the event we issue subscription rights, stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of a rights offering pursuant to this prospectus, own a smaller proportional interest in us than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares will be purchased as a result of such rights offering.

In addition, if the subscription price is less than the net asset value per share of our common stock, then our stockholders would experience an immediate dilution of the aggregate net asset value of their shares as a result of the offering. The amount of any decrease in net asset value is not predictable because it is not known at this time what the subscription price and net asset value per share will be on the expiration date of a rights offering or what proportion of the shares will be purchased as a result of such rights offering. Such dilution could be substantial. See “Risk Factors—Risks Relating to Our Common Stock and Publicly Traded Notes—The net asset value per share of our common stock may be diluted if we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock or securities to subscribe for or convertible into shares of our common stock” in our most recent Annual Report on Form 10-K and “Sales of Common Stock Below Net Asset Value” below.

We may initially invest a portion of the net proceeds of offerings pursuant to this prospectus primarily in high-quality short-term investments, which will generate lower rates of return than those expected from the interest generated on first and second lien senior secured loans and mezzanine debt.

We may initially invest a portion of the net proceeds of offerings pursuant to this prospectus primarily in cash, cash equivalents, U.S. government securities and other high-quality short-term investments. These securities generally earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, we may not, for a time, be able to achieve our investment objective and/or we may need to, for a time, decrease the amount of any dividend that we may pay to our stockholders to a level that is substantially lower than the level that we expect to pay when the net proceeds of offerings are fully invested in accordance with our investment objective. If we do not realize yields in excess of our expenses, we may incur operating losses and the market price of our shares may decline.

Our stockholders may receive shares of our common stock as dividends, which could result in adverse cash flow consequences to them.

In order to satisfy the Annual Distribution Requirement applicable to RICs, we have the ability to declare a large portion of a dividend in shares of our common stock instead of in cash. As long as a portion of such dividend is paid in cash (which portion could be as low as 20%) and certain requirements are met, the entire distribution would be treated as a dividend for U.S. federal income tax purposes. As a result, a stockholder would be taxed on 100% of the fair market value of the shares received as part of the dividend on the date a stockholder received it in the same manner as a cash dividend, even though most of the dividend was paid in shares of our common stock.

FORWARD-LOOKING STATEMENTS

Some of the statements included or incorporated by reference in this prospectus and the accompanying prospectus supplement, constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus and the accompanying prospectus supplement, including the documents we incorporate by reference herein and therein, involve a number of risks and uncertainties, including statements concerning:

●	our, or our portfolio companies’, future business, operations, operating results or prospects;
●	the return or impact of current and future investments;
●	the impact of a protracted decline in the liquidity of credit markets on our business;
●	changes in the general economy, slowing economy, rising inflation and risk of recession;
●	the impact of changes in laws or regulations (including the interpretation thereof), including tax laws, governing our operations or the operations of our portfolio companies or the operations of our competitors;
●	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
●	our ability to recover unrealized losses;
●	our ability to successfully invest any capital raised in this offering;
●	market conditions and our ability to access different debt markets and additional debt and equity capital and our ability to manage our capital resources effectively;
●	our contractual arrangements and relationships with third parties;
●	the state of the general economy;
●	the impact of supply chain constraints on our portfolio companies and the global economy;
●	uncertainty surrounding global financial stability;
●	the Israel-Hamas war;
●	the disruption of global shipping activities;
●	the Russia-Ukraine war and the potential for volatility in energy prices and other commodities and their impact on the industries in which we invest;
●	the financial condition of our current and prospective portfolio companies and their ability to achieve their objectives;
●	the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks;
●	our ability to anticipate and identify evolving market expectations with respect to environmental, social and governance matters, including the environmental impacts of our portfolio companies’ supply chain and operations;
●	our ability to successfully complete and integrate any acquisitions;
●	the outcome and impact of any litigation or regulatory proceeding;

●	the adequacy of our cash resources and working capital;
●	the timing, form and amount of any dividend distributions;
●	the timing of cash flows, if any, from the operations of our portfolio companies;
●	the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments; and
●	the fluctuations in global interest rates.

We use words such as “anticipates,” “believes,” “expects,” “intends,” “project,” “estimates,” “will,” “should,” “could,” “would,” “may” and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. Our actual results and condition could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and the other information included in this prospectus and the accompanying prospectus supplement, including the documents we incorporate by reference herein and therein.

We have based the forward-looking statements included in this prospectus on information available to us on the filing date of this prospectus or the prospectus supplement, as applicable, including any documents incorporated by reference, and we assume no obligation to revise or update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective. We also expect to use the net proceeds of an offering to repay or repurchase outstanding indebtedness, if any, which may include indebtedness ($12.1 billion aggregate principal amount outstanding as of April 24, 2024) under (a) our $4.488 billion revolving credit facility (the “Revolving Credit Facility”) ($1.1 billion outstanding as of April 24, 2024), (b) the $1.775 billion revolving funding facility of our consolidated subsidiary Ares Capital CP Funding LLC (the “Revolving Funding Facility”) ($801 million outstanding as of April 24, 2024), (c) the $800 million revolving funding facility of our consolidated subsidiary, Ares Capital JB Funding LLC (the “SMBC Funding Facility”) ($366 million outstanding as of April 24, 2024), (d) the $865 million revolving credit facility of our wholly owned subsidiary, ARCC FB Funding LLC (the “BNP Funding Facility”) ($575 million outstanding as of April 24, 2024), (e) our $900 million aggregate principal amount of unsecured notes that mature on June 10, 2024 and bear interest at a rate of 4.200% (the “2024 Notes”) ($900 million aggregate principal amount outstanding as of April 24, 2024), (f) our $600 million aggregate principal amount of unsecured notes that mature on March 1, 2025 and bear interest at a rate of 4.250% (the “March 2025 Notes”) ($600 million aggregate principal amount outstanding as of April 24, 2024), (g) our $1.250 billion aggregate principal amount of unsecured notes that mature on July 15, 2025 and bear interest at a rate of 3.250% (the “July 2025 Notes”) ($1.250 billion aggregate principal amount outstanding as of April 24, 2024) (h) our $1.150 billion aggregate principal amount of unsecured notes that mature on January 15, 2026 and bear interest at a rate of 3.875% (the “January 2026 Notes”) ($1.150 billion aggregate principal amount outstanding as of April 24, 2024), (i) our $1 billion aggregate principal amount of unsecured notes that mature on July 15, 2026 and bear interest at a rate of 2.150% (the “July 2026 Notes”) ($1 billion aggregate principal amount outstanding as of April 24, 2024), (j) $900 million aggregate principal amount of unsecured notes that mature on January 15, 2027 and bear interest at a rate of 7.906% (the “January 2027 Notes”) ($900 million aggregate principal amount outstanding as of April 24, 2024), (k) $500 million aggregate principal amount of unsecured notes that mature on June 15, 2027 and bear interest at a rate of 2.875% (the “June 2027 Notes”) ($500 million aggregate principal amount outstanding as of April 24, 2024), (l) $1.250 billion aggregate principal amount of unsecured notes that mature on June 15, 2028 and bear interest at a rate of 2.875% (the “2028 Notes”) ($1.250 billion aggregate principal amount outstanding as of April 24, 2024), (m) $1.0 billion aggregate principal amount of unsecured notes that mature on March 1, 2029 and bear interest at a rate of 7.348% (the “2029 Notes”) ($1 billion aggregate principal amount outstanding as of April 24, 2024) and (n) $700 million aggregate principal amount of unsecured notes that mature on November 15, 2031 and bear interest at a rate of 3.200% (the “2031 Notes” and together with the 2024 Notes, the March 2025 Notes, the July 2025 Notes, the January 2026 Notes, the July 2026 Notes, the January 2027 Notes, the June 2027 Notes, the 2028 Notes and the 2029 Notes, the “Unsecured Notes”) ($700 million aggregate principal amount outstanding as of April 24, 2024). The interest rates for the January 2027 Notes and 2029 Notes include the impact of interest rate swaps. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024.

The interest charged on the indebtedness incurred under the Revolving Credit Facility is based on Secured Overnight Financing Rate (“SOFR”) plus a credit spread adjustment of 0.10% (one-, three- or six-month) (or an alternate rate of interest for certain loans, commitments and/or other extensions of credit denominated in Sterling, Canadian Dollars, Euros and certain other foreign currencies plus a spread adjustment, if applicable) and an applicable spread of either 1.75% or 1.875% or an “alternate base rate” (as defined in the agreements governing the Revolving Credit Facility) plus an applicable spread of either 0.75% or 0.875%, in each case, determined monthly based on the total amount of the borrowing base relative to the sum of (i) the greater of (a) the aggregate amount of revolving exposure and term loans outstanding under the Revolving Credit Facility and (b) 85% of the total commitments of the Revolving Credit Facility (or, if higher, the total revolving exposure) plus (ii) other debt, if any, secured by the same collateral as the Revolving Credit Facility. As of April 24, 2024, the one-, three- and six-month SOFR was 5.32%, 5.32% and 5.29%, respectively. The stated maturity date for approximately $107 million of revolving commitments under the Revolving Credit Facility is March 31, 2025, the stated maturity date for approximately $269 million of revolving commitments under the Revolving Credit Facility is March 31, 2026 and the stated maturity date for approximately $3.005 billion of revolving commitments under the Revolving Credit Facility is April 12, 2029. The stated maturity date for $28 million of term loan commitments under the Revolving Credit Facility is March 31, 2025, the stated maturity date for $41 million of term loan commitments under the Revolving Credit Facility is March 31, 2026, the stated maturity date for $70 million of term loan commitments under the Revolving Credit Facility is April 19, 2028 and the stated maturity date for $968 million of term loan commitments under the Revolving Credit Facility is April 12, 2029. The interest rate charged on the indebtedness incurred under the Revolving Funding Facility is based on SOFR plus a credit spread adjustment of 0.10% or a “base rate” (as defined in the agreements governing the Revolving Funding Facility) plus an applicable spread of 1.90% per annum. The stated maturity date of the Revolving Funding Facility is December 29, 2026 (subject to extension exercisable upon mutual consent). The interest rate charged on the indebtedness incurred under the SMBC Funding Facility is based on an applicable spread of either (i) 2.50% over one month SOFR or (ii) 1.50% over a “base rate” (as defined in the agreements governing the SMBC Funding Facility), in each case, determined monthly based on the amount of the average borrowings outstanding under the SMBC Funding Facility. The stated maturity date of the SMBC Funding Facility is March 28, 2029 (subject to two one-year extension options exercisable upon mutual consent). The interest rate charged on the indebtedness incurred under the BNP Funding Facility is based on an applicable SOFR or a “base rate” (as defined in the agreements governing the BNP Funding Facility) plus a margin of (i) 2.50% during the reinvestment period and (ii) 3.00% following the reinvestment period. The stated maturity date of the BNP Funding Facility is April 20, 2028 (subject to a one-year extension option exercisable upon mutual consent).

The supplement to this prospectus relating to an offering may more fully identify the use of the proceeds from such offering. We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus and its related prospectus supplement will be used for the above purposes within three months of any such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective, but no longer than within six months of any such offerings.

While our primary focus is to generate current income and capital appreciation through investments in first and second lien senior secured loans and mezzanine debt and, to a lesser extent, equity securities of eligible portfolio companies, we also may invest up to 30% of our portfolio in non-qualifying assets, as permitted by the Investment Company Act. See “Regulation” below. Specifically, as part of this 30% basket, we may invest in entities that are not considered “eligible portfolio companies” (as defined in the Investment Company Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the Investment Company Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the Investment Company Act. Pending such investments, we will invest a portion of the net proceeds primarily in cash, cash equivalents, U.S. government securities and other high-quality short-term investments. These securities generally earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, we may not, for a time, be able to achieve our investment objective and/or we may need to, for a time, decrease the amount of any dividend that we may pay to our stockholders to a level that is substantially lower than the level that we expect to pay when the net proceeds of offerings are fully invested in accordance with our investment objective. If we do not realize yields in excess of our expenses, we may incur operating losses and the market price of our common stock and debt securities may decline. See “Regulation—Temporary Investments” below for additional information about temporary investments we may make while waiting to make longer-term investments in pursuit of our investment objective.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

Our common stock is traded on The Nasdaq Global Select Market under the symbol “ARCC.” Our common stock has historically traded at prices both above and below our net asset value per share. It is not possible to predict whether our common stock will trade at, above or below net asset value. See “Risk Factors—Risks Relating to Our Common Stock and Publicly Traded Notes—Our shares of common stock have traded at a discount from net asset value and may do so again, which could limit our ability to raise additional equity capital” in our most recent Annual Report on Form 10-K.

The following table sets forth, for the first quarter of the year ending December 31, 2024 and each fiscal quarter for the fiscal years ended December 31, 2023 and 2022, the net asset value per share of our common stock, the range of high and low closing sales prices of our common stock, the closing sales price as a premium (discount) to net asset value and the dividends or distributions declared by us. On April 24, 2024, the last reported closing sales price of our common stock on The Nasdaq Global Select Market was $20.79 per share, which represented a premium of approximately 6.45% to the net asset value per share reported by us as of March 31, 2024.

					Low
				High	Sales Price
				Sales Price	Premium	Cash
	Net			Premium	(Discount)	Dividend
	Asset	Price Range		to Net Asset	to Net Asset	Per
	Value(1)	High	Low	Value(2)	Value(2)	Share(3)
Year ended December 31, 2022
First Quarter	$19.03	$22.58	$19.70	18.65%	3.52%	$0.54	(4)
Second Quarter	$18.81	$22.44	$17.12	19.30%	(8.98)%	$0.42
Third Quarter	$18.56	$20.70	$16.84	11.53%	(9.27)%	$0.43
Fourth Quarter	$18.40	$19.76	$17.30	7.39%	(5.98)%	$0.48
Year ended December 31, 2023
First Quarter	$18.45	$20.04	$17.19	8.62%	(6.83)%	$0.48
Second Quarter	$18.58	$19.11	$17.65	2.85%	(5.01)%	$0.48
Third Quarter	$18.99	$19.81	$18.86	4.32%	(0.68)%	$0.48
Fourth Quarter	$19.24	$20.21	$18.66	5.04%	(3.01)%	$0.48
Year ended December 31, 2024
First Quarter	$19.53	$20.82	$19.94	6.61%	2.10%	$0.48
Second Quarter (through April 24, 2024)	*	$20.79	$20.24	*	*	*
(1)	Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices. The net asset values shown are based on outstanding shares at the end of the relevant quarter.
(2)	Calculated as the respective high or low closing sales price less net asset value, divided by net asset value (in each case, as of the applicable quarter).
(3)	Represents the dividend or distribution declared in the relevant quarter.
(4)	Consists of a quarterly dividend of $0.42 per share and additional quarterly dividends totaling $0.12 per share, all of which were declared in the first quarter of 2022 and paid on March 31, 2022, June 30, 2022, September 30, 2022 and December 29, 2022 to stockholders of record as of March 15, 2022, June 15, 2022, September 15, 2022 and December 15, 2022, respectively.
*

Net asset value has not yet been calculated for this period. Net asset value for the second quarter of 2024 will be available with the filing of the Company’s Quarterly Report on Form 10-Q for such quarter, which will be filed on or before August 9, 2024.

We currently intend to distribute dividends or make distributions to our stockholders on a quarterly basis out of assets legally available for distribution. We may also distribute additional dividends or make additional distributions to our stockholders from time to time. Our quarterly and additional dividends or distributions, if any, will be determined by our board of directors.

The following table summarizes our dividends or distributions declared and payable for the fiscal years ended December 31, 2022 and 2023 and the first quarter of the year ending December 31, 2024:

Date declared	Record date	Payment date	Per Share Amount
May 1, 2024	June 14, 2024	June 28, 2024	$0.48
February 7, 2024	March 15, 2024	March 29, 2024	$0.48
Total dividends declared and payable for 2024			0.96
October 24, 2023	December 15, 2023	December 28, 2023	$0.48
July 25, 2023	September 15, 2023	September 29, 2023	0.48
April 25, 2023	June 15, 2023	June 30, 2023	0.48
February 7, 2023	March 15, 2023	March 31, 2023	0.48
Total dividends declared and payable for the year ended December 31, 2023			$1.92
October 25, 2022	December 15, 2022	December 29, 2022	$0.48
February 9, 2022	December 15, 2022	December 29, 2022	0.03	(1)
July 26, 2022	September 15, 2022	September 30, 2022	0.43
February 9, 2022	September 15, 2022	September 30, 2022	0.03	(1)
April 26, 2022	June 15, 2022	June 30, 2022	0.42
February 9, 2022	June 15, 2022	June 30, 2022	0.03	(1)
February 9, 2022	March 15, 2022	March 31, 2022	0.42
February 9, 2022	March 15, 2022	March 31, 2022	0.03	(1)
Total dividends declared and payable for the year ended December 31, 2022			$1.87
(1)	Represents an additional dividend.

Of the $1.92 per share in dividends declared and payable for the year ended December 31, 2023, $1.92 per share was comprised of ordinary income and no amounts were comprised of long term capital gains. Of the $1.87 per share in dividends declared and payable for the year ended December 31, 2022, $1.87 per share was comprised of ordinary income and no amounts were comprised of long-term capital gains.

To maintain our RIC status under the Internal Revenue Code of 1986, as amended (the “Code”), we must timely distribute an amount equal to at least 90% of our investment company taxable income (as defined by the Code, which generally includes net ordinary income and net short term capital gains) to our stockholders. In addition, we generally will be required to pay an excise tax equal to 4% on certain undistributed taxable income unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our ordinary income recognized during a calendar year and (ii) 98.2% of our capital gain net income, as defined by the Code, recognized during a calendar year and (iii) any income recognized, but not distributed, in preceding years. The taxable income on which we pay excise tax is generally distributed to our stockholders in the next tax year. Depending on the level of taxable income earned in a tax year, we may choose to carry forward such taxable income for distribution in the following year, and pay any applicable excise tax. For the three months ended March 31, 2024, we recorded a net excise tax expense of $8 million. For the years ended December 31, 2023 and 2022, we recorded a net excise tax expense of $23 million and $30 million, respectively. We cannot assure you that we will achieve results that will permit the payment of any cash distributions. We maintain an “opt out” dividend reinvestment plan for our common stockholders. As a result, if we declare a cash dividend, stockholders’ cash dividends will be automatically reinvested in additional shares of our common stock, unless they specifically opt out of the dividend reinvestment plan so as to receive cash dividends. See “Dividend Reinvestment Plan” below.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The information contained under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and of our most recent Quarterly Report on Form 10-Q are incorporated by reference herein.

SENIOR SECURITIES

Information about our senior securities (including preferred stock, debt securities and other indebtedness) as of the end of the last ten fiscal years is located in “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of our most recent Annual Report on Form 10-K, which is incorporated by reference herein. The report of KPMG LLP, our independent registered public accounting firm, on the senior securities table as of December 31, 2023 is included in our most recent Annual report on Form 10-K and is incorporated by reference herein.

BUSINESS

The information contained under the caption “Business” of our most recent Annual Report on Form 10-K is incorporated by reference herein.

PORTFOLIO COMPANIES

The following table describes each of the businesses included in our portfolio and reflects data as of March 31, 2024. Percentages shown for class of investment securities held by us represent percentage of the class owned and do not necessarily represent voting ownership. Percentages shown for equity securities, other than warrants or options, represent the actual percentage of the class of security held before dilution. Percentages shown for warrants and options held represent the percentage of class of security we may own assuming we exercise our warrants or options before dilution.

We have indicated by footnote portfolio companies (a) where we directly or indirectly own more than 25% of the outstanding voting securities of such portfolio company and, therefore, are presumed to be “controlled” by us under the Investment Company Act and (b) where we directly or indirectly own 5% to 25% of the outstanding voting securities of such portfolio company or where we hold one or more seats on the portfolio company’s board of directors and, therefore, are deemed to be an “affiliated person” under the Investment Company Act. We directly or indirectly own less than 5% of the outstanding voting securities of all other portfolio companies (or have no other affiliations with such portfolio companies) listed on the table. We offer to make significant managerial assistance to certain of our portfolio companies. Where we do not hold a seat on the portfolio company’s board of directors, we may receive rights to observe such board meetings.

Where we have indicated by footnote the amount of undrawn commitments to portfolio companies to fund various revolving and delayed draw senior secured and subordinated loans, such undrawn commitments are presented net of (i) standby letters of credit treated as drawn commitments because they are issued and outstanding, (ii) commitments substantially at our discretion and (iii) commitments that are unavailable due to borrowing base or other covenant restrictions.

PORTFOLIO COMPANIES

As of March 31, 2024

(dollar amounts in millions)

(Unaudited)

								% of Class
							Maturity	Held at	Fair
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Date	3/31/2024 [2]	Value
22 HoldCo Limited [6]	Fulham Road Stamford Bridge London, United Kingdom SW6 1HS	Sports and entertainment platform	Senior subordinated loan	12.96% PIK	SONIA (S)	7.50%	08/2033		39.6	[5]
3 Step Sports LLC and 3 Step Holdings, LLC [7]	300 Brickstone Square, Floor 4, Andover, Massachusetts 01830	Provider of integrated youth sports solutions	First lien senior secured revolving loan	13.33%	SOFR (Q)	8.00%	10/2028		0.4
			First lien senior secured loan	13.45% (1.50% PIK)	SOFR (S)	8.00%	10/2029		11.8
			Series D preferred units					0.42%	3.7
AB Issuer LLC	7120 Samuel Morse Dr. Suite 300, Columbia, MD, 21046, United States	Provider of professional at home services, residential cleaning and elderly residential care services	First lien senior secured loan						—
Absolute Dental Group LLC and Absolute Dental Equity, LLC [4][8]	526 S. Tonopah Drive, Las Vegas, Nevada 89106	Dental services provider	First lien senior secured revolving loan	16.50% (7.00% PIK)	Base Rate (Q)	8.00%	06/2026		0.3
			First lien senior secured revolving loan	14.57% (7.00% PIK)	SOFR (Q)	9.00%	06/2026		9.5
			First lien senior secured loan	14.57% (7.00% PIK)	SOFR (Q)	9.00%	06/2026		56.0
			Class A common units					100.00%	4.6
Abzena Holdings, Inc. and Astro Group Holdings Ltd.	8810 Rehco Road San Diego, CA 92121	Organization providing discovery, development and manufacturing services to the pharmaceutical and biotechnology industries	A ordinary shares					1.06%	4.5	[5]
ACAS Equity Holdings Corporation [4]	2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067	Investment company	Common stock					100.00%	0.4	[5]
Accession Risk Management Group, Inc. and RSC Insurance Brokerage, Inc. [9]	160 Federal St 4th Fl. Boston, Massachusetts 02110	Insurance broker	First lien senior secured loan	10.96%	SOFR (Q)	5.50%	11/2029		37.9
			First lien senior secured loan	11.31%	SOFR (Q)	6.00%	11/2029		4.5
			First lien senior secured loan	10.96%	SOFR (Q)	5.50%	11/2029		0.3
Accommodations Plus Technologies LLC and Accommodations Plus Technologies Holdings LLC [10]	265 Broadhollow Road, Melville, NY 11747	Provider of outsourced crew accommodations and logistics management solutions to the airline industry	First lien senior secured revolving loan	12.21%	SOFR (Q)	6.75%	05/2025		4.1
			Class A common units					4.22%	35.7
Acrisure, LLC	100 Ottawa Avenue SW Grand Rapids, Michigan 49503	Independent property and casualty insurance brokerage	First lien senior secured loan	9.83%	SOFR (M)	4.50%	11/2030		0.2
Activate Holdings (US) Corp. and CrossPoint Capital AS SPV, LP [11]	1400-1055 Dunsmuir St., Vancouver, BC, V7X 1K8, Canada	Provider of software services that support the management and security of computing devices, applications, data, and networks	First lien senior secured loan	11.56%	SOFR (Q)	6.25%	07/2030		42.8	[5]
			Limited partnership interest	8.00% PIK				1.53%	11.8	[5]
ADF Capital, Inc., ADF Restaurant Group, LLC, and ARG Restaurant Holdings, Inc.[4]	165 Passaic Avenue, Fairfield, NJ 07004	Restaurant owner and operator	First lien senior secured loan				08/2022		0.0
ADG, LLC, GEDC Equity, LLC and RC IV GEDC Investor LLC [4][12]	300 East Long Lake Road, Suite 311 Bloomfield Hills, Michigan 48304	Dental services provider	First lien senior secured loan	9.43% (3.00% PIK)	SOFR (S)	4.00%	09/2026		15.1
			Second lien senior secured loan	10.00% PIK			03/2027		36.8
			Membership units					0.92%	0.0
			Class A common units					100.00%	18.9

								% of Class
							Maturity	Held at	Fair
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Date	3/31/2024 [2]	Value
ADMA Biologics Inc.	465 Route 17 South Ramsey, New Jersey 07446	Biopharmaceutical company	First lien senior secured loan	11.83%	SOFR (Q)	6.50%	12/2027		6.4	[5]
Advarra Holdings, Inc. [13]	6100 Merriweather Dr., Suite 600, Columbia, Maryland 21044	Provider of central institutional review boards over clinical trials	First lien senior secured loan	10.58%	SOFR (M)	5.25%	08/2029		4.0
Aero Operating LLC	30 Sagamore Hill Drive Port, Washington, NY 11050	Provider of snow removal and melting service for airports and marine terminals	First lien senior secured loan	14.45%	SOFR (Q)	9.00%	02/2026		30.8
			First lien senior secured loan	14.48%	SOFR (Q)	9.00%	02/2026		1.0
AffiniPay Midco, LLC and AffiniPay Intermediate Holdings, LLC [14]	6200 Bridge Point Parkway, Cuitding 4, Suite 250 Austin, Texas 78730	Payment processing solution provider	First lien senior secured loan	10.81%	SOFR (Q)	5.50%	06/2028		62.5
			First lien senior secured loan	10.82%	SOFR (Q)	5.50%	06/2028		99.4
			First lien senior secured loan	10.81%	SOFR (Q)	5.50%	06/2028		2.2
			Senior subordinated loan	15.31% PIK	SOFR (Q)	10.00%	06/2030		59.6
AHR Funding Holdings, Inc. and AHR Parent Holdings, LP	1506 6th Ave Ste 3 Columbus, Georgia 31901	Provider of revenue cycle management solutions to hospitals	Series A preferred shares	12.75% PIK			07/2028	58.33%	43.3
			Preferred units	8.00% PIK				1.96%	14.1
			Class B common units					1.96%	0.1
AI Aqua Merger Sub, Inc.	9399 West Higgins Road, Suite 1100, Rosemont, Illinois 60018	End to end provider of water solutions to a wide range of customer bases	First lien senior secured loan	9.07%	SOFR (M)	3.75%	07/2028		1.0
AI Fire Buyer, Inc. and AI Fire Parent LLC [15]	3760 KILROY AIRPORT WAY SUITE 600 Long Beach, California 90806	Provider of fire safety and life safety services	First lien senior secured loan	10.97%	SOFR (Q)	5.50%	03/2027		3.9
			First lien senior secured loan	11.04%	SOFR (S)	5.50%	03/2027		0.1
			First lien senior secured loan	10.92%	SOFR (S)	5.75%	03/2027		3.7
			Second lien senior secured loan	16.23% PIK	SOFR (Q)	10.75%	09/2027		55.7
			Second lien senior secured loan	16.23% PIK	SOFR (Q)	10.75%	09/2027		12.6
			Second lien senior secured loan	16.23% PIK	SOFR (Q)	10.75%	09/2027		12.2
			Common units					2.72%	11.4
AIM Acquisition, LLC [16]	375 Center St, Miamiville, OH 45147	Manufacturer of component repair materials, consumables and engine components for the aerospace sector	First lien senior secured revolving loan	10.44%	SOFR (Q)	5.00%	12/2025		0.2
Aimbridge Acquisition Co., Inc.	5851 Legacy Circle, Suite 400, Plano, TX 75024	Hotel operator	Second lien senior secured loan	12.83%	SOFR (M)	7.50%	02/2027		22.1
Airx Climate Solutions, Inc. [17]	4308 Grant Boulevard, 1D Yukon, Oklahoma City, Oklahoma 73099	Provider of commercial HVAC equipment and services	First lien senior secured revolving loan	11.57%	SOFR (M)	6.25%	11/2029		0.3
			First lien senior secured loan	11.68%	SOFR (Q)	6.25%	11/2029		9.6
Alcami Corporation and ACM Note Holdings, LLC [18]	2320 Scientific Park Drive Wilmington, North Carolina 28405	Outsourced drug development services provider	First lien senior secured loan	12.49%	SOFR (Q)	7.00%	12/2028		10.1
			Senior subordinated loan	10.00% PIK			06/2029		21.0
Alera Group, Inc. [19]	23825 Commerce Park Beachwood, Ohio 44122	Insurance service provider	First lien senior secured loan	10.68%	SOFR (M)	5.25%	10/2028		46.3
			First lien senior secured loan	11.18%	SOFR (M)	5.75%	10/2028		0.6
AMCP Clean Acquisition Company, LLC	1 West Mayflower Avenue, Las Vegas, NV, 89030, United States	Provider of commercial laundry services	First lien senior secured loan	10.33%	SOFR (S)	5.00%	06/2028		10.3

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
American Residential Services L.L.C. and Aragorn Parent Holdings LP [20]	965 Ridge Lake Boulevard, Suite 201, Memphis, TN 38120	Heating, ventilation and air conditioning services provider	First lien senior secured revolving loan	10.75%	Base Rate (Q)	2.25%	10/2025		3.3
			Second lien senior secured loan	14.07%	SOFR (Q)	8.50%	10/2028		56.4
			Series A preferred units	10.00% PIK				0.82%	4.6
American Seafoods Group LLC and American Seafoods Partners LLC	2025 First Avenue, Suite 900, Seattle, WA 98121	Harvester and processor of seafood	Class A units					0.24%	0.1
			Warrant to purchase units of Class A units				08/2035	3.36%	11.4
Amerivet Partners Management, Inc. and AVE Holdings LP [21]	8610 N New Braunfels Ave, San Antonio, Texas, 78217	Veterinary practice management platform	Subordinated loan	16.50% PIK			12/2030		54.3
			Class A units					0.23%	2.9
			Class C units					0.57%	1.4
Amynta Agency Borrower Inc. and Amynta Warranty Borrower Inc.	60 Broad Street, New York, NY 10004	Insurance service provider	First lien senior secured loan	9.55%	SOFR (Q)	4.25%	02/2028		1.0
Anaplan, Inc. [22]	50 Hawthorne Street, San Francisco, CA 94105	Provider of cloud-based connected planning platforms for business analytics	First lien senior secured loan	11.81%	SOFR (Q)	6.50%	06/2029		1.8
Anaqua Parent Holdings, Inc. & Astorg VII Co-Invest Anaqua [23]	2 31 St. James Ave, Suite 1100, Boston, MA 02116	Provider of intellectual property management lifecycle software	First lien senior secured loan	9.60%	Euribor (Q)	5.50%	04/2026		4.3
			First lien senior secured loan	10.80%	SOFR (S)	5.25%	04/2026		2.3
			Limited partnership units					0.75%	10.7	[5]
Apex Clean Energy TopCo, LLC[3]	310 4th Street N.E., Suite 200 Charlottesville, Virginia 22902	Developer, builder and owner of utility-scale wind and solar power facilities	Class A common units					9.05%	192.6
Apex Service Partners, LLC and Apex Service Partners Holdings, LLC [24]	201 E Kennedy Blvd. Suite 1600 Tampa, Florida 33602	Provider of residential HVAC, plumbing, and electrical maintenance and repair services	First lien senior secured revolving loan	11.82%	SOFR (Q)	6.50%	10/2029		3.2
			First lien senior secured loan	12.32% (2.00% PIK)	SOFR (Q)	7.00%	10/2030		156.5
			Series B common units					2.02%	8.4
APG Intermediate Holdings Corporation and APG Holdings, LLC [3][25]	4348 Woodland Blvd, Suite 135, 200 and 230, Castle Rock, CO 80104	Aircraft performance software provider	First lien senior secured loan	10.71%	SOFR (M)	5.25%	01/2025		13.2
			Class A membership units					7.61%	8.9
API Commercial Inc., API Military Inc., and API Space Intermediate, Inc.	15501 SW 29th Street, Suite 101, Miramar, FL 33027	Provider of military aircraft aftermarket parts and distribution, repair and logistics services	First lien senior secured loan	10.45%	SOFR (Q)	5.00%	08/2025		4.7
Applied Technical Services, LLC [26]	1049 Triad Court, Marietta, Georgia 30062	Provider engineering, testing, and inspection services to various industrial, commercial and consumer customers	First lien senior secured revolving loan	13.25%	Base Rate (Q)	4.75%	12/2026		1.1
			First lien senior secured loan	11.20%	SOFR (Q)	5.75%	12/2026		1.0
			First lien senior secured loan	11.45%	SOFR (Q)	6.00%	12/2026		2.8
			First lien senior secured loan	11.20%	SOFR (Q)	5.75%	12/2026		2.6
Appriss Health, LLC and Appriss Health Intermediate Holdings, Inc. [27]	9901 Linn Station Road, Suite 500 Louisville, KY 40223	Software platform for identification, prevention and management of substance use disorder	First lien senior secured loan	12.48%	SOFR (Q)	7.00%	05/2027		5.6
			Series A preferred shares	11.00% PIK				0.00%	41.7

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Aptean, Inc. and Aptean Acquiror Inc. [28]	4325 Alexander Drive, Alpharetta, Georgia, 30022	Provider of CRM, ERP and supply chain software application	First lien senior secured loan	10.57%	SOFR (S)	5.25%	01/2031		16.3
AQ Sage Buyer, LLC [29]	1920 Main Street, Suite 800 Irvine, California 92614	Provider of actuarial consulting and comprehensive wealth management services	First lien senior secured loan	11.45%	SOFR (Q)	6.00%	01/2027		3.5	[5]
AQ Sunshine, Inc. [30]	1277 Treat Boulevard Walnut Creek, California 94597	Specialized insurance broker	First lien senior secured loan	11.70%	SOFR (Q)	6.25%	04/2027		8.4
			First lien senior secured loan	11.70%	SOFR (Q)	6.25%	04/2027		5.5
			First lien senior secured loan	11.70%	SOFR (Q)	6.25%	04/2027		0.1
			First lien senior secured loan	11.70%	SOFR (Q)	6.25%	04/2027		8.8
			First lien senior secured loan	11.69%	SOFR (M)	6.25%	04/2027		2.9
			First lien senior secured loan	11.70%	SOFR (Q)	6.25%	04/2027		6.4
Ardonagh Midco 3 PLC, Ardonagh Group Finco Pty Limited, Ardonagh Finco LLC and Ardonagh Finco B.V. [31]	44 Esplanade St Helier, Jersey JE4 9WG	Insurance broker and underwriting servicer	First lien senior secured loan	9.07%	BBSY (S)	4.75%	02/2031		9.4	[5]
			First lien senior secured loan	8.67%	Euribor (S)	4.75%	02/2031		34.4	[5]
			First lien senior secured loan	10.04%	SOFR (S)	4.75%	02/2031		167.9	[5]
ARES 2007-3R	P.O. Box 1093 South Church Street, George Town, Grand Cayman , Cayman Islands	Investment vehicle	Subordinated notes				04/2021		0.1	[5]
Argenbright Holdings V, LLC and Amberstone Security Group Limited [32]	3399 Peachtree Rd, NE - Suite 1500 Atlanta, Georgia 30326	Provider of outsourced security guard services, outsourced facilities management and outsourced aviation services	First lien senior secured loan	12.71%	SOFR (Q)	7.25%	11/2026		0.1	[5]
			First lien senior secured loan	12.71%	SOFR (Q)	7.25%	11/2026		6.1	[5]
Arrowhead Holdco Company and Arrowhead GS Holdings, Inc.	3787 95th Avenue N.E., Suite 250. Blaine, Minnesota 55014	Distributor of non-discretionary, mission-critical aftermarket replacement parts	First lien senior secured loan	10.72% (2.75% PIK)	SOFR (Q)	5.25%	08/2028		0.1
			Common stock					0.52%	0.0
Artivion, Inc. [33]	1655 Roberts Boulevard N.W., Kennesaw, GA, 30144, United States	Manufacturer, processor and distributor of medical devices and implantable human tissues	First lien senior secured revolving loan	9.30%	SOFR (S)	4.00%	01/2030		0.8	[5]
			First lien senior secured loan	11.80%	SOFR (Q)	6.50%	01/2030		11.3	[5]
ASP Dream Acquisition Co LLC	132 West 36th Street, 7th Floor New York, New York 10018	Provider of academic intervention and behavioral health services for children	First lien senior secured loan						—
ASP-r-pac Acquisition CO LLC and ASP-r-pac Holdings LP [34]	132 West 36th Street, 7th Floor New York, New York 10018	Manufacturer and supplier of printed packaging and trimmings	First lien senior secured revolving loan	11.44%	SOFR (M)	6.00%	12/2027		1.0
			First lien senior secured loan	11.57%	SOFR (Q)	6.00%	12/2027		0.1
			Class A units					3.15%	10.6
AthenaHealth Group Inc., Minerva Holdco, Inc. and BCPE Co-Invest (A), LP [35]	311 Arsenal Street. Watertown, Massachusetts 02472	Revenue cycle management provider to the physician practices and acute care hospitals	First lien senior secured loan	8.58%	SOFR (M)	3.25%	02/2029		0.1
			Series A preferred stock	10.75% PIK				8.24%	239.4
			Class A units					0.14%	12.3
Athyrium Buffalo LP	1222 Demonbreun Street, Suite 2000 Nashville, Tennessee 37203	Biotechnology company engaging in the development, manufacture, and commercialization of novel neuromodulators	Limited partnership interests					2.92%	7.4	[5]
			Limited partnership interests					25.55%	3.6	[5]
ATI Restoration, LLC [36]	210 Baywood Avenue Orange, California 92865	Provider of disaster recovery services	First lien senior secured revolving loan	10.98%	SOFR (Q)	5.50%	07/2026		10.5
			First lien senior secured loan	10.97%	SOFR (Q)	5.50%	07/2026		32.6
			First lien senior secured loan	10.97%	SOFR (M)	5.50%	07/2026		48.3
			First lien senior secured loan	10.97%	SOFR (Q)	5.50%	07/2026		9.7
Auctane, Inc.	4301 Bull creek Rd, Suite 300, Austin, Texas 78731	Provider of mailing and shipping solutions	First lien senior secured loan	11.16%	SOFR (Q)	5.75%	10/2028		139.1
Automotive Keys Group, LLC and Automotive Keys Investor, LLC	1566 Barclay Blvd, Buffalo Grove, IL 60089	Provider of replacement wireless keys for automotive market	First lien senior secured loan	11.71%	SOFR (Q)	6.25%	11/2025		0.1
			First lien senior secured loan	11.71%	SOFR (Q)	6.25%	11/2025		4.8
			Preferred units					2.78%	2.2
			Preferred units					2.92%	0.6
			Class A common units					2.78%	0.0

								% of Class
							Maturity	Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Date	3/31/2024 [2]	Fair Value
Avalara, Inc. [37]	Four Embarcadero Center, 20th Floor San Francisco, California 94111	Provider of cloud-based solutions for transaction tax compliance worldwide	First lien senior secured loan	12.56%	SOFR (Q)	7.25%	10/2028		72.2
Avalign Holdings, Inc. and Avalign Technologies, Inc. [38]	2275 Half Day Road Suite 126, Bannockburn, IL 60015	Full-service contract manufacturer of medical device components for the orthopedic OEM industry	First lien senior secured loan	11.83%	SOFR (M)	6.50%	12/2028		37.7
Aventine Intermediate LLC & Aventine Holdings II LLC	345 Park Avenue New York, New York 10154	Media and production company	First lien senior secured loan	11.41% (4.00% PIK)	SOFR (Q)	6.00%	06/2027		9.8
			Senior subordinated loan	10.25% PIK			12/2030		36.1
Avetta, LLC [39]	17671 Cowan, Irvine, California 92614	Supply chain risk management SaaS platform for global enterprise clients	First lien senior secured loan	11.08%	SOFR (M)	5.75%	10/2030		33.0
Axiomatic, LLC	4751 WILSHIRE BLVD FL 3. Los Angeles, CA 90010	Premiere e-sports and video game investment platform	Class A-1 units					1.27%	5.8
BAART Programs, Inc., MedMark Services, Inc., and Canadian Addiction Treatment Centres LP	1720 Lakepointe Drive, Suite 117, Lewisville, Texas 75057	Opiod treatment provider	First lien senior secured loan	10.57%	SOFR (Q)	5.00%	06/2027		2.6
			First lien senior secured loan	10.57%	SOFR (Q)	5.00%	06/2027		3.1
Balrog Acquisition, Inc., Balrog Topco, Inc. and Balrog Parent, L.P.	7351 Crider Avenue Pico Rivera, California 90660	Manufacturer and distributor of specialty bakery ingredients	First lien senior secured loan	9.94%	SOFR (M)	4.50%	09/2028		16.4
			Second lien senior secured loan	12.44%	SOFR (M)	7.00%	09/2029		29.5
			Class A preferred units	8.00% PIK			08/2051	1.16%	12.8
			Series A preferred shares	11.00% PIK			08/2051	25.79%	29.1
Bambino Group Holdings, LLC	1350 Spring Street NW, Suite 600, Atlanta, Georgia 30353	Dental services provider	Class A preferred units					0.64%	0.9
Bamboo Purchaser, Inc.	14500 Kinsman Rd. Burton, Ohio 44021	Provider of nursery, garden, and greenhouse products	First lien senior secured loan	11.96%	SOFR (Q)	6.50%	11/2027		16.8
Bamboo US BidCo LLC [40]	1 Baxter Pkwy Deerfield, Illinois 60015	Biopharmaceutical company	First lien senior secured loan	12.06% (3.38% PIK)	SOFR (Q)	6.75%	09/2030		29.6
Banyan Software Holdings, LLC and Banyan Software, LP [41]	151 Bloor St W, Suite 400, Toronto, ON M5S 1S4	Vertical software businesses holding company	First lien senior secured revolving loan	10.83%	SOFR (M)	5.50%	10/2026		1.3	[5]
			First lien senior secured loan	12.43%	SOFR (M)	7.00%	10/2026		1.0	[5]
			First lien senior secured loan	12.43%	SOFR (M)	7.00%	10/2026		0.2	[5]
			First lien senior secured loan	12.68%	SOFR (M)	7.25%	10/2026		8.3	[5]
			Preferred units					0.50%	11.0	[5]
BCC Blueprint Holdings I, LLC and BCC Blueprint Investments, LLC	14600 Branch St. Omaha, Nebraska 68154	Provider of comprehensive suite of investment management and wealth planning solutions	First lien senior secured loan	12.23%	SOFR (Q)	6.75%	09/2027		0.2
			Senior subordinated loan	9.30% PIK			09/2026		5.6
			Common units					4.55%	4.7
BCTO Ignition Purchaser, Inc.	71 S. Wacker Drive Suite 400, Chicago, IL 60606	Enterprise software provider	First lien senior secured loan	14.30% PIK	SOFR (Q)	9.00%	10/2030		3.6	[5]
Beacon Pointe Harmony, LLC [42]	24 Corporate Plaza Drive Suite 150, Newport Beach, California 92660	Provider of comprehensive wealth management services	First lien senior secured loan	10.83%	SOFR (M)	5.50%	12/2028		19.8	[5]
			First lien senior secured loan	10.83%	SOFR (M)	5.50%	12/2028		2.6	[5]
Beacon Wellness Brands, Inc. and CDI Holdings I Corp. [43]	85 Wells Ave Suite 106 Newton, Massachusetts 02459	Provider of personal care appliances	First lien senior secured loan	11.18%	SOFR (M)	5.75%	12/2027		3.6
			Common stock					7.38%	4.3

								% of Class
							Maturity	Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Date	3/31/2024 [2]	Fair Value
Belfor Holdings, Inc. [44]	185 Oakland Avenue, Birmingham, Michigan 48009	Disaster recovery services provider	First lien senior secured revolving loan				11/2028		0.0
Benecon Midco II LLC and Benecon Holdings, LLC [45]	201 East Oregon Road, Suite 100, Lititz, PA 17543	Employee benefits provider for small and mid-size employers	First lien senior secured loan	10.81%	SOFR (Q)	5.50%	01/2031		82.7
			Class A units					2.61%	27.1
Berner Food & Beverage, LLC [46]	2034 E. Factory Road Dakota, Illinois 61018	Supplier of dairy-based food and beverage products	First lien senior secured revolving loan	13.00%	Base Rate (Q)	4.50%	07/2026		0.8
			First lien senior secured revolving loan	10.96%	SOFR (Q)	5.50%	07/2026		0.3
BlueHalo Financing Holdings, LLC, BlueHalo Global Holdings, LLC, and BlueHalo, LLC [47]	4601 N. Fairfax Drive, Suite 900, Arlington, Virginia 22203	Provides products and services to the Department of Defense and Intelligence Community	First lien senior secured revolving loan				10/2025		0.0
			First lien senior secured loan	10.06%	SOFR (Q)	4.75%	10/2025		1.1
Bobcat Purchaser, LLC and Bobcat Topco, L.P. [48]	2074 Summit Lake Drive Tallahassee, Florida 32317	Healthcare software provider	First lien senior secured loan	11.56%	SOFR (Q)	6.25%	06/2030		15.8
			Class A-1 units					0.59%	1.7
Borrower R365 Holdings LLC [49]	500 Technology Dr Suite 200, Irvine, California 92618	Provider of restaurant enterprise resource planning systems	First lien senior secured loan	11.45%	SOFR (Q)	6.00%	06/2027		16.0
			First lien senior secured loan	11.45%	SOFR (Q)	6.00%	06/2027		1.9
Bottomline Technologies, Inc. and Legal Spend Holdings, LLC [50]	325 Corporate Drive Portsmouth, New Hampshire 03801	Provider of payment automation solutions	First lien senior secured loan	10.58%	SOFR (M)	5.25%	05/2029		8.1
			First lien senior secured loan	11.08%	SOFR (M)	5.75%	05/2029		4.2
Bowhunter Holdings, LLC	110 Beasley Road, Cartersville, GA 30120	Provider of branded archery and bowhunting accessories	Common units					3.20%	0.0
BR PJK Produce, LLC [51]	3310 75th Avenue, Landover, Maryland 20785	Specialty produce distributor	First lien senior secured loan	11.46%	SOFR (Q)	6.00%	11/2027		1.4
BradyIFS Holdings, LLC [52]	7055 S Lindell Road, Las Vegas, Nevada 89118	Distributor of foodservice disposables and janitorial sanitation products	First lien senior secured loan	11.31%	SOFR (Q)	6.00%	10/2029		120.2
Bragg Live Food Products, LLC and SPC Investment Co., L.P. [3][53]	111 W Micheltorena St, Santa Barbara, CA 93101	Health food company	First lien senior secured loan	11.41%	SOFR (Q)	6.00%	12/2025		25.4
			Common units					6.56%	21.1
Broadcast Music, Inc. [54]	7 World Trade Center 250 Greenwich Street, New York, NY, 10007-0030, United States	Music rights management company	First lien senior secured loan	11.07%	SOFR (Q)	5.75%	02/2030		20.7
Burgess Point Purchaser Corporation	29627 Renaissance Blvd Daphne, Alabama 36526	Remanufacturer of mission-critical and non-discretionary aftermarket vehicle, industrial, energy storage, and solar replacement parts	First lien senior secured loan	10.68%	SOFR (M)	5.25%	07/2029		20.9
Businessolver.com, Inc. [55]	1025 Ashworth Road, Suite 101 West Des Moines, IA 50265	Provider of SaaS-based benefits solutions for employers and employees	First lien senior secured loan	10.91%	SOFR (Q)	5.50%	12/2027		0.6
Caerus Midco 3 S.à r.l. [56]	12 St James’s Square, St. James’s, London SW1Y 4LB, UK	Provider of market intelligence and analysis for the pharmaceutical industry	First lien senior secured loan	11.06%	SOFR (Q)	5.75%	05/2029		7.1	[5]
CallMiner, Inc.	200 West Street, Waltham, MA 02452	Provider of cloud-based conversational analytics solutions	Warrant to purchase shares of Series 1 preferred stock				07/2024	1.83%	0.0
Capstone Acquisition Holdings, Inc. and Capstone Parent Holdings, LP [57]	6525 The Corners Parkway, Suite 520, Peachtree Corners, GA 30092	Outsourced supply chain solutions provider to operators of distribution centers	First lien senior secured revolving loan				11/2025		0.0
			First lien senior secured loan	10.18%	SOFR (M)	4.75%	11/2027		0.2
			Second lien senior secured loan	14.18%	SOFR (M)	8.75%	11/2028		68.3
			Class A units					1.76%	20.2
Captive Resources Midco, LLC [58]	1100 N Arlington Heights Rd Itasca, Illonois 60143	Provider of independent consulting services to member-owned group captives	First lien senior secured loan	10.58% (2.63% PIK)	SOFR (M)	5.25%	07/2029		0.1
Cardinal Parent, Inc. and Packers Software Intermediate Holdings, Inc. [59]	10700 W Research Drive , Suite 400, Milwaukee, WI 53226	Provider of software and technology-enabled content and analytical solutions to insurance brokers	Second lien senior secured loan	13.20%	SOFR (Q)	7.75%	11/2028		61.0
			Series A preferred shares	11.00% PIK				19.15%	31.1
			Series A-2 preferred shares	11.00% PIK				19.92%	11.0
			Series A-3 preferred shares	11.00% PIK				99.60%	13.3

								% of Class
							Maturity	Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Date	3/31/2024 [2]	Fair Value
Center for Autism and Related Disorders, LLC [60]	21600 Oxnard St. Suite 1800 Woodland Hills, California 91367	Autism treatment and services provider specializing in applied behavior analysis therapy	First lien senior secured revolving loan				11/2023		0.0
			First lien senior secured revolving loan				11/2023		0.0
			First lien senior secured loan				08/2023		0.0
Centric Brands LLC, Centric Brands TopCo, LLC, and Centric Brands L.P. [3]	1231 S Gerhart Ave Commerce, CA 90040	Designer, marketer and distributor of licensed and owned apparel	First lien senior secured loan	10.79%	SOFR (Q)	5.50%	08/2029		28.4
			Senior subordinated loan	13.29% PIK	SOFR (Q)	8.00%	02/2031		53.3
			Class A LP interests					6.27%	8.2
CFC Funding LLC	21300 Redskins Park Drive Ashburn VA 20147	SME-related SPV	Loan instrument units	9.75% PIK				11.12%	17.5	[5]
Chariot Buyer LLC [61]	300 Windsor Drive Oak Brook, Illinois 60523	Provider of smart access solutions across residential and commercial properties	First lien senior secured loan	9.08%	SOFR (M)	3.75%	11/2028		0.1
Cheyenne Petroleum Company Limited Partnership, CPC 2001 LLC and Mill Shoals LLC [62]	14000 Quail Springs Pkwy, Suite 2200, Oklahoma City, OK 73134	Private oil exploration and production company	First lien senior secured loan	14.41%	SOFR (Q)	9.00%	11/2026		48.1
CHG PPC Parent LLC & PPC CHG Blocker LLC	2201 Broadway San Antonio, Texas 78215	Diversified food products manufacturer	Second lien senior secured loan	12.19%	SOFR (M)	6.75%	12/2029		94.6
			Common units					0.19%	3.9
City Line Distributors LLC and City Line Investments LLC [63]	20 Industry Dr Ext West Haven, Connecticut 06516	Specialty food distributor	First lien senior secured loan	11.42%	SOFR (Q)	6.00%	08/2028		4.4
			Class A units	8.00% PIK				3.49%	4.9
Clarion Home Services Group, LLC and LBC Breeze Holdings LLC [64]	5010 F St. Omaha, NE 68117	Provider of HVAC and plumbing services to residential and commercial customers	First lien senior secured revolving loan	11.42%	SOFR (Q)	6.00%	12/2027		0.2
			First lien senior secured loan	12.42%	SOFR (Q)	7.00%	12/2027		2.9
			First lien senior secured loan	13.67% (7.25% PIK)	SOFR (Q)	8.25%	12/2027		5.5
			First lien senior secured loan	13.67% (7.25% PIK)	SOFR (Q)	8.25%	12/2027		0.2
			Class A units					2.15%	1.7
Cliffwater LLC [65]	4640 Admiralty Way, 11th Floor, Marina del Rey, California 90292	Provider of alternative investment advisory services	First lien senior secured loan	11.33%	SOFR (M)	6.00%	10/2030		4.0	[5]
Cloud Software Group, Inc., Picard Parent, Inc., Cloud Software Group Holdings, Inc., Picard HoldCo, LLC and Elliott Alto Co-Investor Aggregator L.P. [66]	851 W Cypress Creek Rd Fort Lauderdale, Florida 33309	Provider of server, application and desktop virtualization, networking, software as a service, and cloud computing technologies	First lien senior secured notes	6.50%			03/2029		84.4
			First lien senior secured loan	9.91%	SOFR (M)	4.50%	03/2029		15.5
			First lien senior secured loan	9.81%	SOFR (S)	4.50%	04/2029		8.5
			Second lien senior secured notes	9.00%			09/2029		116.1
			Series A preferred stock	17.31%	SOFR (Q)	12.00%		12.42%	127.6
			Limited partnership interests					0.18%	21.7
CMG HoldCo, LLC and CMG Buyer Holdings, Inc. [67]	2701 North Rocky Point Blvd Tampa, Florida 33607	Provider of commercial HVAC equipment maintenance and repair services	First lien senior secured loan	10.32%	SOFR (M)	5.00%	05/2028		30.6
			Common stock					1.08%	8.7
CMW Parent LLC (fka Black Arrow, Inc.)	65 North San Pedro, San Jose, CA 95110	Multiplatform media firm	Series A units					0.00%	0.0

								% of Class
							Maturity	Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Date	3/31/2024 [2]	Fair Value
Cobalt Buyer Sub, Inc., Cobalt Holdings I, LP, and Cobalt Intermediate I, Inc. [68]	Post Office Box 770, Hicksville, New York 11802	Provider of biological products to life science and pharmaceutical companies	First lien senior secured revolving loan	11.44%	SOFR (M)	6.00%	10/2027		2.7
			First lien senior secured revolving loan	11.44%	SOFR (M)	6.00%	10/2027		0.5
			First lien senior secured loan	11.44%	SOFR (M)	6.00%	10/2028		31.4
			First lien senior secured loan	11.44%	SOFR (M)	6.00%	10/2028		11.5
			Preferred units	8.00% PIK			10/2051	0.06%	4.8
			Series A preferred shares	15.56% PIK	SOFR (Q)	10.00%		60.24%	84.3
			Class A common units					0.65%	0.0
Collision SP Subco, LLC [69]	6767 Longshore St 4th Floor, Dublin, Ohio, 43017	Provider of auto body collision repair services	First lien senior secured revolving loan	10.82%	SOFR (S)	5.50%	01/2030		0.1
			First lien senior secured loan	10.82%	SOFR (S)	5.50%	01/2030		5.4
Color Intermediate, LLC	3055 Lebanon Pike Suite 1000, Nashville, TN, 37214, United States	Provider of pre-payment integrity software solution	First lien senior secured loan	10.91%	SOFR (Q)	5.50%	10/2029		20.1
Community Brands ParentCo, LLC [70]	9620 Executive Center Drive North, Suite 200, St. Petersburg, Florida 33702	Software and payment services provider to non-profit institutions	First lien senior secured loan	10.93%	SOFR (M)	5.50%	02/2028		10.4
			Class A units					0.55%	6.0
Compex Legal Services, Inc. [71]	325 Maple Avenue Torrence, California 90503	Provider of outsourced litgated and non-litigated medical records retrieval services	First lien senior secured revolving loan	10.87%	SOFR (Q)	5.45%	02/2025		0.7
			First lien senior secured loan	11.42%	SOFR (Q)	6.00%	02/2026		1.9
Comprehensive EyeCare Partners, LLC [72]	50 South Stephanie st, Suite 101, Henderson, NV 89012	Vision care practice management company	First lien senior secured revolving loan	12.06% (2.50% PIK)	SOFR (Q)	6.50%	02/2025		1.7
			First lien senior secured loan	12.06% (2.50% PIK)	SOFR (Q)	6.50%	02/2025		0.3
Computer Services, Inc. [73]	3901 Technology Dr. Paducah, Kentucky 42001	Infrastructure software provider to community banks	First lien senior secured loan	10.59%	SOFR (Q)	5.25%	11/2029		33.7
			First lien senior secured loan	10.59%	SOFR (Q)	5.25%	11/2029		26.6
Concert Golf Partners Holdco LLC [74]	345 1 Coastal Oak, Newport Beach, CA 92657	Golf club owner and operator	First lien senior secured revolving loan						—
Conservice Midco, LLC	750 South Gateway Drive River Heights, UT 84321	Provider of outsourced utility management software and billing solutions	Second lien senior secured loan						—
Consilio Midco Limited, Compusoft US LLC, and Consilio Investment Holdings, L.P. [75]	400 Boulevard Armand Laval, Quebec H7V 4B4 Canada	Provider of sales software for the interior design industry	First lien senior secured revolving loan	11.20%	SOFR (Q)	5.75%	05/2028		8.7	[5]
			First lien senior secured revolving loan	11.20%	SOFR (Q)	5.75%	05/2028		0.2	[5]
			First lien senior secured revolving loan	10.16%	Euribor (Q)	6.25%	05/2028		0.8	[5]
			First lien senior secured loan	11.20%	SOFR (Q)	5.75%	05/2028		73.9	[5]
			First lien senior secured loan	10.16%	Euribor (Q)	6.25%	05/2028		0.4	[5]
			First lien senior secured loan	10.16%	Euribor (Q)	6.25%	05/2028		29.4	[5]
			First lien senior secured loan	11.20%	SOFR (Q)	5.75%	05/2028		11.6	[5]
			Common units					0.56%	8.8	[5]
			Series A common units					0.03%	0.4	[5]
Constellation Wealth Capital Fund, L.P.	609 W. Randolph Street, Chicago, Illinois, 60661	Specialist alternative asset management platform	Limited partner interests					55.13%	2.4	[5]
Continental Acquisition Holdings, Inc.	4919 Woodall St, Dallas, TX 75247	Distributor of aftermarket batteries to the electric utility vehicle, automotive, commercial, marine and industrial markets	First lien senior secured loan	12.46% (4.07% PIK)	SOFR (Q)	7.00%	01/2027		29.2
			First lien senior secured loan	12.46% (4.07% PIK)	SOFR (Q)	7.00%	01/2027		4.3

								% of Class
							Maturity	Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Date	3/31/2024 [2]	Fair Value
Continental Café, LLC and Infinity Ovation Yacht Charters, LLC [76]	700 Stephenson Highway Troy, Michigan 48083	Diversified contract food service provider	First lien senior secured revolving loan	11.43%	SOFR (M)	6.00%	11/2027		0.9
			First lien senior secured loan	11.43%	SOFR (M)	6.00%	11/2027		6.3
			First lien senior secured loan	11.42%	SOFR (M)	6.00%	11/2027		1.3
			First lien senior secured loan	11.68%	SOFR (M)	6.25%	11/2027		1.6
Convera International Holdings Limited and Convera International Financial S.A R.L. [77]	17801 International Blvd, Seattle, Washington, 98158	Provider of B2B international payment and FX risk management solutions	First lien senior secured loan	11.46%	SOFR (Q)	6.00%	03/2028		0.1	[5]
			First lien senior secured loan	11.46%	SOFR (Q)	6.00%	03/2028		0.1	[5]
Convey Health Solutions, Inc.	100 SE 3rd Ave, 26th Floor, Fort Lauderdale, FL 33394	Healthcare workforce management software provider	First lien senior secured loan	10.66%	SOFR (Q)	5.25%	09/2026		2.2	[5]
			First lien senior secured loan	10.66%	SOFR (Q)	5.25%	09/2026		0.1	[5]
			First lien senior secured loan	10.66%	SOFR (Q)	5.25%	09/2026		0.1	[5]
CoreLogic, Inc. and T-VIII Celestial Co-Invest LP [78]	4 First American Way, Santa Ana, CA 92707	Provider of information, insight, analytics, software and other outsourced services primarily to the mortgage, real estate and insurance sectors	Second lien senior secured loan	11.94%	SOFR (M)	6.50%	06/2029		147.9
			Limited partnership units					1.75%	39.5
Corient Holdings, Inc.	500 Newport Center Drive Suite 700, Newport Beach, CA, 92660, United States	Global wealth management firm	Series A preferred stock					4.14%	47.0
Cority Software Inc., Cority Software (USA) Inc., and Cority Parent, Inc. [79]	250 Bloor Street East, 9th fl Toronto, Canada M4W 1E5	Provider of environmental, health and safety software to track compliance data	First lien senior secured loan	10.33%	SOFR (Q)	5.00%	07/2026		6.2	[5]
			First lien senior secured loan	10.33%	SOFR (Q)	5.00%	07/2026		4.3	[5]
			First lien senior secured loan	12.33%	SOFR (Q)	7.00%	07/2026		0.1	[5]
			First lien senior secured loan	10.83%	SOFR (Q)	5.50%	07/2026		0.1	[5]
			First lien senior secured loan	11.33%	SOFR (Q)	6.00%	07/2026		0.1	[5]
			First lien senior secured loan	11.33%	SOFR (Q)	6.00%	07/2026		7.7	[5]
			Preferred equity	9.00% PIK				0.06%	0.9	[5]
			Common equity					0.06%	0.0	[5]
Cornerstone OnDemand, Inc. and Sunshine Software Holdings, Inc. [80]	1601 Cloverfield Blvd, Suite 600 South, Santa Monica, CA 90404	Provider of a cloud-based, SaaS platform for talent management	First lien senior secured revolving loan	8.69%	SOFR (M)	3.25%	10/2026		1.3
			Second lien senior secured loan	11.94%	SOFR (M)	6.50%	10/2029		134.7
			Series A preferred shares	10.50% PIK				16.63%	128.5
			Class A-1 common stock					0.69%	16.7
Coupa Holdings, LLC and Coupa Software Incorporated [81]	1855 S. Grant Street San Mateo, California 94402	Provider of Business Spend Management software	First lien senior secured loan	12.81%	SOFR (Q)	7.50%	02/2030		9.0
CPIG Holdco Inc.	970 Campus Drive Mundelein, Illinois 60060	Distributor of engineered fluid power and complex machined solutions	First lien senior secured loan	12.43%	SOFR (Q)	7.00%	04/2028		14.7
CREST Exeter Street Solar 2004-1	P.O. Box 908 Mary Street, George Town, Grand Cayman , Cayman Islands	Investment vehicle	Preferred shares				06/2039	0.00%	0.0	[5]
CrossCountry Mortgage, LLC and CrossCountry Holdco, LLC	6850 Miller Road Brecksville, OH 44141	Mortgage company originating loans in the retail and consumer direct channels	Series D preferred units					7.30%	24.9
Crown CT Parent Inc., Crown CT HoldCo Inc. and Crown CT Management LLC [82]	1395 W. Auto Drive Tempe, Arizona 85284	Provider of medical devices and services for the treatment of positional plagiocephaly	First lien senior secured loan	10.96%	SOFR (Q)	5.50%	03/2029		23.0
			Class A shares					0.86%	1.3
			Common units					0.14%	0.2
CST Holding Company[83]	P.O. Box 8773, Carol Stream, Illinois, 60197	Provider of ignition interlock devices	First lien senior secured revolving loan	12.18%	SOFR (M)	6.75%	11/2028		0.2
			First lien senior secured loan	12.18%	SOFR (M)	6.75%	11/2028		11.6
Cube Industrials Buyer, Inc. and Cube A&D Buyer Inc. [84]	30 Corporate Drive Suite 200, Burlington, Massachusetts 01803	Manufacturer of pumps, valves, and fluid control components for industrial markets	First lien senior secured revolving loan				10/2029		0.0
			First lien senior secured loan	11.30%	SOFR (Q)	6.00%	10/2030		38.8
CVP Holdco, Inc. and OMERS Wildcats Investment Holdings LLC [85]	Ten Penn Center 1801 Market Street, Suite 1300, Philadelphia, Pennsylvania 19103	Veterinary hospital operator	First lien senior secured loan	11.33%	SOFR (M)	5.90%	10/2025		32.1
			First lien senior secured loan	11.33%	SOFR (M)	5.90%	10/2025		0.1
			First lien senior secured loan	11.33%	SOFR (M)	5.90%	10/2025		40.0
			First lien senior secured loan	11.68%	SOFR (M)	6.25%	10/2025		9.8
			Class A preferred units	15.00% PIK				0.08%	0.8
			Common stock					2.39%	22.1

								% of Class
							Maturity	Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Date	3/31/2024 [2]	Fair Value
CWC Fund I Co-Invest (ALTI) LP	520 Madison Ave 26th Floor, New York, New York, 10022	Global wealth and alternatives manager	Preferred equity					0.56%	6.2	[5]
Datix Bidco Limited	11 Worple Road, Wimbledon, London SW19 4JS, United Kingdom	Global healthcare software company that provides software solutions for patient safety and risk management	First lien senior secured loan	9.94%	SOFR (S)	4.50%	04/2025		0.1	[5]
			First lien senior secured loan	9.94%	SOFR (S)	4.50%	04/2025		4.3	[5]
			Second lien senior secured loan	13.19%	SOFR (S)	7.75%	04/2026		0.7	[5]
Daylight Beta Parent LLC and CFCo, LLC [3]	3450 Buschwood Park Dr, Suite 201, Tampa, Florida, 33618	Health insurance sales platform provider	First lien senior secured loan				09/2033		5.9
			First lien senior secured loan				09/2038		0.0
			Class B units					5.86%	0.0
Dcert Buyer, Inc., DCert Preferred Holdings, Inc. and Destiny Digital Holdings, L.P.	2600 West Executive Parkway, Suite 500, Lehi, UT 84043	Provider of internet security tools and solutions	Second lien senior secured loan	12.33%	SOFR (M)	7.00%	02/2029		10.9
			Series A preferred shares	10.50% PIK				14.84%	150.8
			Series A units					0.38%	10.2
DecoPac, Inc. and KCAKE Holdings Inc. [86]	3500 Thurston Avenue Anoka, MN 55303	Supplier of cake decorating solutions and products to in-store bakeries	First lien senior secured revolving loan	11.45%	SOFR (M)	6.00%	05/2026		4.9
			First lien senior secured loan	11.46%	SOFR (Q)	6.00%	05/2028		146.7
			Common stock					3.84%	10.2
Demakes Borrower, LLC [87]	37 Waterhill Street Lynn, Massachusetts 01905	Value-added protein manufacturer	First lien senior secured loan	11.57%	SOFR (S)	6.25%	12/2029		6.1
Denali Holdco LLC and Denali Apexco LP [88]	400 N Ashley Dr. Tampa, Florida 33602	Provider of cybersecurity audit and assessment services	First lien senior secured loan	10.96%	SOFR (Q)	5.50%	09/2027		0.1
			First lien senior secured loan	10.93%	SOFR (Q)	5.50%	09/2027		1.1
			Class A units					0.83%	3.2
DFC Global Facility Borrower III LLC [89]	74 East Swedesford Rd Malvern, Pennsylvania 19355	Non-bank provider of alternative financial services	First lien senior secured revolving loan	12.93%	SOFR (M)	7.50%	04/2028		97.1	[5]
DFS Holding Company, Inc. [90]	607 W. Dempster Street Mt. Prospect, Illnois 60056	Distributor of maintenance, repair, and operations parts, supplies, and equipment to the foodservice industry	First lien senior secured loan	12.43%	SOFR (M)	7.00%	01/2029		2.1
Diligent Corporation and Diligent Preferred Issuer, Inc. [91]	1385 Broadway, 19th Floor, New York, NY 10018	Provider of secure SaaS solutions for board and leadership team documents	First lien senior secured revolving loan	11.71%	SOFR (Q)	6.25%	08/2025		1.0
			First lien senior secured loan	11.71%	SOFR (Q)	6.25%	08/2025		14.7
			First lien senior secured loan	11.21%	SOFR (Q)	5.75%	08/2025		0.1
			First lien senior secured loan	11.21%	SOFR (Q)	5.75%	08/2025		0.1
			First lien senior secured loan	11.71%	SOFR (Q)	6.25%	08/2025		0.1
			Preferred stock	10.50% PIK				3.17%	16.5
Dispatch Terra Acquisition, LLC, Terra Renewal Services, Inc., and Dispatch Acquisition Holdings, LLC	3308 Bernice Avenue, Russellville, Arkansas 72802	Provider of a broad range of sustainable solutions	First lien senior secured loan						—
Display Holding Company, Inc., Saldon Holdings, Inc. and Fastsigns Holdings Inc. [92]	2542 Highlander Way, Carrollton, TX 75006	Provider of visual communications solutions	First lien senior secured loan	11.43%	SOFR (M)	6.00%	03/2026		15.5
			First lien senior secured loan	11.43%	SOFR (M)	6.00%	03/2026		0.1
			First lien senior secured loan	11.43%	SOFR (M)	6.00%	03/2026		0.1
			First lien senior secured loan	11.43%	SOFR (M)	6.00%	03/2026		8.1
			Common units					0.34%	1.8

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
DOXA Insurance Holdings LLC and Rocket Co-Invest, SLP [93]	101 E. Washington Blvd Fort Wayne, Indiana 46802	Managing general agent insurance distribution platform	First lien senior secured loan	10.83%	SOFR (Q)	5.50%	12/2030		12.3	[5]
			Common equity					1.00%	1.3	[5]
DRS Holdings III, Inc. and DRS Holdings I, Inc. [94]	255 State Street, 7th Floor, Boston, MA 02109	Footwear and orthopedic foot-care brand	First lien senior secured loan	11.71%	SOFR (M)	6.25%	11/2025		26.4
			First lien senior secured loan	11.71%	SOFR (M)	6.25%	11/2025		24.4
			Common stock					2.64%	6.6
DS Admiral Bidco, LLC [95]	235 East Palmer Street, Franklin, NC 28734	Tax return software provider for government institutions	First lien senior secured loan	11.80%	SOFR (Q)	6.50%	03/2028		0.1
DTI Holdco, Inc. and OPE DTI Holdings, Inc.	2 Ravinia Drive, Suite 850, Atlanta, GA 30346	Provider of legal process outsourcing and managed services	Class A common stock					0.86%	8.6
			Class B common stock					0.86%	0.0
Dye & Durham Corporation [96]	199 Bay Street, Suite: 4610 Toronto, Ontario Canada M5L 1E9	Provider of cloud-based software and technology solutions for the legal industry	First lien senior secured loan	11.05%	CDOR (M)	5.75%	12/2027		8.5	[5]
Dynamic NC Aerospace Holdings, LLC and Dynamic NC Investment Holdings, LP [97]	16531 SW 190th Road, Rose Hill, KS 67133	Provider of aerospace technology and equipment	First lien senior secured revolving loan	12.47%	SOFR (Q)	7.00%	12/2025		3.8
			First lien senior secured loan	12.48%	SOFR (Q)	7.00%	12/2026		21.2
			Common units					11.81%	10.6
Eagle Football Holdings BidCo Limited and Eagle Football Holdings Limited	57-59 Beak Street London, United Kingdom W1F 9SJ	Multi-club sports platform	Senior subordinated loan	16.00% PIK			12/2028		0.5	[5]
			Senior subordinated loan	16.00% PIK			12/2028		24.3	[5]
			Senior subordinated loan	13.27% (8.00% PIK)	SOFR (S)	8.00%	12/2028		45.9	[5]
			Ordinary shares					0.76%	3.2	[5]
			Warrant to purchase shares of ordinary shares				11/2028	0.91%	3.8	[5]
			Warrant to purchase shares of ordinary shares				11/2028	0.33%	1.4	[5]
eCapital Finance Corp.	20807 Biscayne Blvd, Miami, Florida, 33180	Consolidator of commercial finance businesses	Senior subordinated loan	13.18%	SOFR (M)	7.75%	12/2025		56.0
			Senior subordinated loan	13.18%	SOFR (M)	7.75%	12/2025		5.4
			Senior subordinated loan	13.18%	SOFR (M)	7.75%	12/2025		24.3
			Senior subordinated loan	13.18%	SOFR (M)	7.75%	12/2025		55.8
			Senior subordinated loan	13.18%	SOFR (M)	7.75%	12/2025		12.3
Echo Purchaser, Inc. [98]	2325 Dulles Corner Blvd. Herndon, Virginia 20171	Software provider of mission critical security, supply chain, and collaboration solutions for highly regulated end markets	First lien senior secured loan	10.83%	SOFR (M)	5.50%	11/2029		10.4
Eckler Purchaser LLC [4]	2603 Challenger Tech Ct #110, Orlando, FL 32826	Restoration parts and accessories provider for classic automobiles	Class A common units					57.78%	0.0
Edmunds Govtech, Inc. [99]	301 Tilton Road, Northfield, NJ, 08225, United States	Provider of ERP software solutions for local governments	First lien senior secured revolving loan	9.30%	SOFR (Q)	4.00%	02/2030		1.6
			First lien senior secured loan	10.80%	SOFR (Q)	5.50%	02/2031		18.2
Elemica Parent, Inc. & EZ Elemica Holdings, Inc. [100]	550 E Swedesford Road, Suite 310, Wayne, PA 19087	SaaS based supply chain management software provider focused on chemical markets	First lien senior secured revolving loan	10.96%	SOFR (Q)	5.50%	09/2025		4.0
			First lien senior secured loan	10.98%	SOFR (Q)	5.50%	09/2025		59.3
			First lien senior secured loan	10.98%	SOFR (Q)	5.50%	09/2025		5.5
			Preferred equity					1.83%	6.4
Elevation Services Parent Holdings, LLC [101]	106 Isabella St, Suite 102, Pittsburgh, PA 15212	Elevator service platform	First lien senior secured revolving loan	11.46%	SOFR (Q)	6.00%	12/2026		0.5
			First lien senior secured loan	11.48%	SOFR (Q)	6.00%	12/2026		9.9
			First lien senior secured loan	11.47%	SOFR (Q)	6.00%	12/2026		13.8

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Emergency Communications Network, LLC [102]	780 W Granada Blvd, Ormond Beach, FL 32174	Provider of mission critical emergency mass notification solutions	First lien senior secured revolving loan	14.58% (6.25% PIK)	SOFR (M)	9.25%	06/2024		6.3
			First lien senior secured loan	14.56% (6.25% PIK)	SOFR (Q)	9.25%	06/2024		45.2
Empower Payments Investor, LLC [103]	29241 Beck Road, Wixom, Michigan, 48393	Financial communication and payment solutions provider	First lien senior secured loan	10.48%	SOFR (S)	5.25%	03/2031		35.5
Enverus Holdings, Inc. and Titan DI Preferred Holdings, Inc. [104]	2901 Vía Fortuna, Austin, Texas 78746	SaaS based business analytics company focused on oil and gas industry	First lien senior secured loan	10.83%	SOFR (M)	5.50%	12/2029		132.2
			Preferred stock	13.50% PIK				11.73%	50.1
EP Purchaser, LLC and TPG VIII EP Co-Invest II, L.P.	2950 N. Hollywood Way Burbank, California 91505	Provider of entertainment workforce and production management solutions	First lien senior secured loan	10.07%	SOFR (Q)	4.50%	11/2028		8.4
			Second lien senior secured loan	12.07%	SOFR (Q)	6.50%	11/2029		174.3
			Partnership units					0.48%	12.1	[5]
EP Wealth Advisors, LLC [105]	21515 Hawthorne Blvd, #1200, Torrance, CA 90503	Wealth management and financial planning firm	First lien senior secured revolving loan	10.84%	SOFR (Q)	5.38%	09/2026		0.8
			First lien senior secured loan	10.83%	SOFR (Q)	5.38%	09/2026		0.1
			First lien senior secured loan	10.96%	SOFR (Q)	5.50%	09/2026		0.1
			First lien senior secured loan	10.96%	SOFR (Q)	5.50%	09/2026		0.4
			First lien senior secured loan	11.21%	SOFR (Q)	5.75%	09/2026		5.7
EpiServer Inc. and Episerver Sweden Holdings AB [106]	Regeringsgatan 67, Stockholm, Stockholm County, 103 86, Sweden	Provider of web content management and digital commerce solutions	First lien senior secured loan	10.70%	SOFR (Q)	5.25%	04/2026		0.1	[5]
			First lien senior secured loan	9.40%	Euribor (Q)	5.50%	04/2026		5.6	[5]
			First lien senior secured loan	10.70%	SOFR (Q)	5.25%	04/2026		0.1	[5]
EPS NASS Parent, Inc. [107]	21 Millpark Ct Maryland Heights, MO 63043	Provider of maintenance and engineering services for electrical infrastructure	First lien senior secured revolving loan	11.21%	SOFR (Q)	5.75%	04/2026		1.2
			First lien senior secured loan	11.21%	SOFR (Q)	5.75%	04/2028		0.2
Equinox Holdings, Inc.	31 Hudson Yards, New York, NY, 10001, United States	Operator of luxury, full-service health fitness clubs	First lien senior secured loan	13.56% (4.13% PIK)	SOFR (Q)	8.25%	03/2029		41.9
			Second lien senior secured loan	16.00% PIK			06/2027		3.3
eResearch Technology, Inc. and Astorg VII Co-Invest ERT [108]	1818 Market Street, Philadelphia, PA 19103	Provider of mission-critical, software-enabled clinical research solutions	First lien senior secured revolving loan	9.63%	SOFR (M)	4.25%	02/2025		2.9
			First lien senior secured revolving loan	11.75%	Base Rate (Q)	3.25%	02/2025		1.1
			First lien senior secured loan	9.94%	SOFR (M)	4.50%	02/2027		1.0
			Second lien senior secured loan	13.43%	SOFR (M)	8.00%	02/2028		27.2
			Second lien senior secured loan	13.43%	SOFR (M)	8.00%	02/2028		30.6
			Limited partnership interest					0.16%	6.4	[5]
ESCP PPG Holdings, LLC [3]	8330 State Road, Philadelphia, PA 19136	Distributor of new equipment and aftermarket parts to the heavy-duty truck industry	Class A-1 units					7.89%	2.7
			Class A-2 units					7.91%	1.7
ESHA Research, LLC and RMCF VI CIV XLVIII, L.P. [109]	4747 Skyline Rd, Suite 100 Salem, Oregon	Provider of nutritional information and software as a services (SaaS) compliance solutions	First lien senior secured revolving loan	11.05%	SOFR (S)	5.75%	06/2028		0.9
			First lien senior secured loan	11.02%	SOFR (S)	5.75%	06/2028		6.7
			Limited partner interests					3.32%	6.7

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Essential Services Holding Corporation and OMERS Mahomes Investment Holdings LLC [110]	1101 Electron Dr. Louisville, KY	Provider of plumbing and HVAC services	First lien senior secured revolving loan	11.22%	SOFR (Q)	5.75%	11/2025		11.2
			First lien senior secured loan	11.23%	SOFR (Q)	5.75%	11/2026		47.4
			First lien senior secured loan	11.23%	SOFR (Q)	5.75%	11/2026		76.8
			First lien senior secured loan	11.23%	SOFR (Q)	5.75%	11/2026		24.8
			Preferred units	15.00% PIK				2.42%	3.7
			Class A units					2.80%	43.0
Eternal Aus Bidco Pty Ltd [111]	40 Mount Street North Sydney, Australia	Operator of cemetery, crematoria and funeral services	First lien senior secured loan	10.64%	BBSY (Q)	6.25%	10/2029		7.1	[5]
European Capital UK SME Debt LP [3]	25 Bedford Street, London, WC2E 9ES, United Kingdom	Investment partnership	Limited partnership interest					45.00%	16.2	[5]
Everspin Technologies, Inc.	1347 N Alma School Road, Suite 220, Chandler, AZ 85224	Designer and manufacturer of computer memory solutions	Warrant to purchase shares of common stock				10/2026	3.98%	0.0
Evolent Health LLC and Evolent Health, Inc.	800 N. Glebe Road, Suite 500 Arlington, Virginia 22203	Medical technology company focused on value based care services and payment solutions	Series A preferred shares	11.45%	SOFR (Q)	6.00%	01/2029	0.00%	4.4	[5]
Excel Fitness Consolidator LLC [112]	1901 W Braker Ln. Austin, Texas 78758	Fitness facility operator	First lien senior secured loan	10.85%	SOFR (Q)	5.50%	04/2029		3.6
Extrahop Networks, Inc. [113]	520 Pike St, Suite 1600 Seattle, Washington 98101	Provider of real-time wire data analytics solutions for application and infrastructure monitoring	First lien senior secured loan	12.93%	SOFR (M)	7.50%	07/2027		23.6
			First lien senior secured loan	12.93%	SOFR (M)	7.50%	07/2027		3.9
Faraday Buyer, LLC [114]	1000 Allanson Road Mundelein, Illinois 60060	Manufacturer and supplier for the power utility and automotive markets worldwide	First lien senior secured loan	11.31%	SOFR (Q)	6.00%	10/2028		55.3
			First lien senior secured loan	11.31%	SOFR (Q)	6.00%	10/2028		7.9
Faraday&Future Inc., FF Inc., Faraday SPE, LLC and Faraday Future Intelligent Electric Inc.	18455 S Figueroa St. Los Angeles, CA 90248	Electric vehicle manufacturer	Warrant to purchase shares of Class A common stock				08/2027	5.88%	0.0
Ferrellgas, L.P. and Ferrellgas Partners, L.P.	7500 College Blvd., Suite 1000 Overland Park, KS 66210	Distributor of propane and related accessories	Senior preferred units	8.96%				8.49%	60.0
			Class B units					4.57%	12.6
Finastra USA, Inc., DH Corporation/Societe DH, and Finastra Europe S.A R.L. [115]	4 Kingdom Street, Paddington London United Kingdom W26BD	Provider of back-office software services for the banking sector	First lien senior secured loan	12.46%	SOFR (Q)	7.25%	09/2029		190.5	[5]
FL Hawk Intermediate Holdings, Inc. [116]	3145 Medlock Bridge Road, Norcross, GA 30071	Provider of variable data labeling for the apparel industry	First lien senior secured revolving loan						—
Flinn Scientific, Inc. and WCI-Quantum Holdings, Inc. [117]	770 N. Raddant Rd, Batavia, IL 60510	Distributor of instructional products, services and resources	First lien senior secured revolving loan	10.94%	SOFR (M)	5.50%	08/2024		5.2
			First lien senior secured revolving loan	13.00%	Base Rate (Q)	4.50%	08/2024		7.6
			First lien senior secured loan	11.07%	SOFR (Q)	5.50%	08/2024		29.3
			First lien senior secured loan	10.94%	SOFR (M)	5.50%	08/2024		1.1
			Series A preferred stock					1.27%	1.2
Flint OpCo, LLC [118]	4550 Main Street, Suite 220 Kansas City, MO 64111	Provider of residential HVAC and plumbing services	First lien senior secured loan	10.56%	SOFR (Q)	5.25%	08/2030		6.5

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Florida Food Products, LLC	2231 West CR 44 Eustis, Florida 32726	Provider of plant extracts and juices	First lien senior secured loan	10.44%	SOFR (M)	5.00%	10/2028		0.4
			First lien senior secured loan	10.33%	SOFR (M)	5.00%	10/2028		0.4
			Second lien senior secured loan	13.44%	SOFR (M)	8.00%	10/2029		66.0
FlyWheel Acquireco, Inc. [119]	6600 Kalanianaole Highway, Suite 200 Honolulu, Hawaii 96825	Professional employer organization offering human resources, compliance and risk management services	First lien senior secured revolving loan	11.83%	SOFR (M)	6.50%	05/2028		5.5
			First lien senior secured loan	11.83%	SOFR (M)	6.50%	05/2030		52.4
Forescout Technologies, Inc. [120]	190 West Tasman Drive, San Jose, CA 95134	Network access control solutions provider	First lien senior secured loan	13.41%	SOFR (Q)	8.00%	08/2026		9.6
			First lien senior secured loan	13.41%	SOFR (Q)	8.00%	08/2026		13.8
Foundation Consumer Brands, LLC	1190 Omega Drive, Pittsburgh, PA 15205	Pharmaceutical holding company of over the counter brands	First lien senior secured loan	11.73%	SOFR (Q)	6.25%	02/2027		13.4
			First lien senior secured loan	11.73%	SOFR (Q)	6.25%	02/2027		0.2
Foundation Risk Partners, Corp. [121]	780 W. Granada Blvd, Ormond Beach, FL 32174	Full service independent insurance agency	First lien senior secured loan	11.41%	SOFR (Q)	6.00%	10/2028		79.2
			First lien senior secured loan	11.41%	SOFR (Q)	6.00%	10/2028		49.6
			First lien senior secured loan	10.91%	SOFR (Q)	5.50%	10/2028		5.0
FS Squared Holding Corp. and FS Squared, LLC [122]	6005 Century Oaks Dr, #100, Chattanooga, TN 37416	Provider of on-site vending and micro market solutions	First lien senior secured revolving loan				03/2025		0.0
			First lien senior secured loan	10.68%	SOFR (M)	5.25%	03/2025		0.1
			Class A units					3.62%	33.4
Galway Borrower LLC [123]	One California Street, Suite 400, San Francisco, California 94111	Insurance service provider	First lien senior secured revolving loan	10.66%	SOFR (Q)	5.25%	09/2028		1.8
			First lien senior secured loan	10.65%	SOFR (Q)	5.25%	09/2028		34.8
GC Waves Holdings, Inc. [124]	1200 17th Street Denver, Colorado 80202	Wealth management and financial planning firm	First lien senior secured loan						—
Gestion ABS Bidco Inc. / ABS Bidco Holdings Inc. [125]	3500 de Maisonneuve Blvd W, Westmount, Canada	Insurance broker	First lien senior secured loan	10.27%	CDOR (S)	5.25%	03/2031		9.8	[5]
GF Parent LLC	4757 Nexus Center Drive, San Diego, California 92121	Producer of low-acid, aseptic food and beverage products	Class A preferred units					0.00%	0.0
			Class A common units					2.58%	0.0
GHX Ultimate Parent Corporation, Commerce Parent, Inc. and Commerce Topco, LLC	1315 W. Century Drive Louisville, CO 80027	On-demand supply chain automation solutions provider to the healthcare industry	Second lien senior secured loan	12.21%	SOFR (Q)	6.75%	05/2029		114.0
			Class A units					1.28%	39.7
GI Ranger Intermediate LLC [126]	115 E. Stevens Ave. Valhalla, New York 10595	Provider of payment processing services and software to healthcare providers	First lien senior secured loan	11.46%	SOFR (Q)	6.00%	10/2028		9.9
			First lien senior secured loan	11.46%	SOFR (Q)	6.00%	10/2028		3.1
Global Medical Response, Inc. and GMR Buyer Corp.	209 Highway 121 Bypass Suite 21 Lewisville, Texas 75067	Emergency air medical services provider	First lien senior secured loan	9.84%	SOFR (Q)	4.25%	10/2025		26.7
			First lien senior secured loan	9.82%	SOFR (Q)	4.25%	03/2025		11.5
			Second lien senior secured loan	12.08%	SOFR (M)	6.75%	12/2029		88.8
			Warrant to purchase units of common stock				03/2028	0.08%	1.8
			Warrant to purchase units of common stock				12/2031	0.00%	0.0
Global Music Rights, LLC [127]	907 Westwood Boulevard, Suite 388, Los Angeles, CA, 90024	Music right management company	First lien senior secured loan	10.95%	SOFR (Q)	5.50%	08/2030		0.1
GNZ Energy Bidco Limited and Galileo Co-investment Trust I [128]	87-95 Pitt Street, Sydney NSW 2000	Independent fuel provider in New Zealand	First lien senior secured loan	11.71%	BKBM (Q)	6.00%	07/2027		29.1	[5]
			Common units					9.16%	13.1	[5]
Gotham Greens Holdings, PBC [129]	810 Humboldt St. Brooklyn, New York 11222	Producer of vegetables and culinary herbs for restaurants and retailers	First lien senior secured loan	14.81% (2.00% PIK)	SOFR (M)	9.38%	12/2026		37.7
			Series E-1 preferred stock	6.00% PIK				9.22%	15.6
			Series E-1 preferred stock					18.40%	0.0
			Warrant to purchase shares of Series E-1 preferred stock				06/2032	4.68%	0.0
GPM Investments, LLC and ARKO Corp.	8565 Magellan Parkway, Suite 400, Richmond, VA 23227	Convenience store operator	Common stock					1.74%	11.9
			Warrant to purchase common stock				12/2025	0.91%	0.5

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
GraphPAD Software, LLC, Insightful Science Intermediate I, LLC and Insightful Science Holdings, LLC [130]	7825 Fay Avenue #230, La Jolla, CA 92037	Provider of data analysis, statistics, and visualization software solutions for scientific research applications	First lien senior secured revolving loan	11.46%	SOFR (Q)	6.00%	04/2027		1.2
			First lien senior secured loan	11.46%	SOFR (Q)	6.00%	04/2027		0.2
			First lien senior secured loan	11.19%	SOFR (Q)	5.50%	04/2027		0.1
			First lien senior secured loan	10.96%	SOFR (Q)	5.50%	04/2027		0.1
			First lien senior secured loan	11.13%	SOFR (Q)	5.50%	04/2027		3.9
			Senior subordinated loan	10.50% PIK			04/2032		47.2
			Preferred units	14.00% PIK				15.53%	65.6
GS SEER Group Borrower LLC and GS SEER Group Holdings LLC [131]	160 NW Gilman Blvd #442 Issaquah, Washington 98027	Provider of commercial and residential HVAC, electrical, and plumbing services	First lien senior secured loan	12.06%	SOFR (Q)	6.75%	04/2030		21.5
			Class A common units					0.60%	4.0
GTCR F Buyer Corp. and GTCR (D) Investors LP [132]	55 Walls Drive Fairfield, Connecticut 06824	Provider of end-to-end tech-enabled administrative services to private foundations	First lien senior secured loan	11.31%	SOFR (M)	6.00%	09/2030		5.0
			Limited partnership interests					2.30%	4.7
Guidepoint Security Holdings, LLC [133]	2201 Cooperative Way Suite 225, Herndon, Virginia, 20171	Cybersecurity solutions provider	First lien senior secured loan	11.32%	SOFR (Q)	6.00%	10/2029		6.6
Halcon Holdings, LLC	1000 Louisiana Street Suite 6600 Houston, Texas 77002	Operator of development, exploration, and production oil company	First lien senior secured loan	12.98%	SOFR (Q)	7.50%	11/2025		10.8
Halex Holdings, Inc. [4]	4200 Santa Ana Street, Ontario, CA 91761	Manufacturer of flooring installation products	Common stock					100.00%	0.0
Hanger, Inc. [134]	10910 Domain Drive, Suite 300 Austin, Texas 78758	Provider of orthotic and prosthetic equipment and services	First lien senior secured revolving loan	9.58%	SOFR (M)	4.25%	10/2027		7.4
			First lien senior secured loan	11.58%	SOFR (M)	6.25%	10/2028		53.7
			First lien senior secured loan	11.58%	SOFR (M)	6.25%	10/2028		21.7
			Second lien senior secured loan	15.08%	SOFR (M)	9.75%	10/2029		110.6
			Second lien senior secured loan	15.08%	SOFR (M)	9.75%	10/2029		15.4
Harvey Tool Company, LLC [135]	428 Newburyport Turnpike, Rowley, MA 01969	Manufacturer of cutting tools used in the metalworking industry	First lien senior secured loan	10.97%	SOFR (Q)	5.50%	10/2027		3.6
HCI Equity, LLC [4]	2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067	Investment company	Member interest					100.00%	0.0	[5]
HealthEdge Software, Inc. [136]	3 Van de Graaff Drive, Burlington , MA 1803	Provider of financial, administrative and clinical software platforms to the healthcare industry	First lien senior secured revolving loan				04/2026		0.0
			First lien senior secured loan	11.93% PIK	SOFR (M)	6.50%	04/2026		97.5
			First lien senior secured loan	11.93% PIK	SOFR (M)	6.50%	04/2026		6.3
Heavy Construction Systems Specialists, LLC [137]	13151 W. Airport Blvd. Sugar Land, Texas 77478	Provider of construction software	First lien senior secured loan	10.83%	SOFR (M)	5.50%	11/2028		0.1
			First lien senior secured loan	10.58%	SOFR (M)	5.25%	11/2028		14.0
Heelstone Renewable Energy, LLC and Heelstone Renewable Energy Investors, LLC [4]	301 W. Barbee Chapel Road Suite 100 Chapel Hill, NC 27517	Developer of utility scale solar systems	First lien senior secured loan	11.00% PIK			04/2024		91.0
			Class A1 units					100.00%	219.0

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Helios Service Partners, LLC and Astra Service Partners, LLC [138]	1 California Street, Suite 2900 San Francisco, California 94111	Critical HVAC, refrigeration, and plumbing services for commercial businesses	First lien senior secured revolving loan	11.56%	SOFR (Q)	6.00%	03/2027		0.2
			First lien senior secured loan	11.82%	SOFR (Q)	6.25%	03/2027		9.1
Helix Acquisition Holdings, Inc.	9501 Technology Boulevard, Suite 401 Rosemont, North Carolina 60018	Manufacturer of springs, fasteners and custom components	First lien senior secured loan	12.40%	SOFR (Q)	7.00%	03/2030		11.9
Help/Systems Holdings, Inc. [139]	6455 City West ParkWay, Eden Prairie, MN 55344	Provider of IT operations management and cybersecurity software	First lien senior secured revolving loan	11.50%	Base Rate (Q)	3.00%	08/2026		2.0
HFCP XI (Parallel - A), L.P.	1 Maritime Plaza, 12th Floor San Francisco, California 94111	Private equity buyout fund	Limited partnership interest						—
H-Food Holdings, LLC and Matterhorn Parent, LLC [140]	3500 Lacey Road, Suite 300, Downers Grove, IL 60515	Food contract manufacturer	First lien senior secured loan	10.60%	SOFR (Q)	5.00%	05/2025		0.1
			First lien senior secured loan	9.29%	SOFR (Q)	3.69%	05/2025		18.8
			First lien senior secured loan	9.60%	SOFR (Q)	4.00%	05/2025		2.4
			Second lien senior secured loan				03/2026		35.8
			Common units					0.43%	0.0
HGC Holdings, LLC	13873 Park Center Road, Suite 203 Herndon, Virginia 20171	Operator of golf facilities	First lien senior secured revolving loan						—
HH-Stella, Inc. and Bedrock Parent Holdings, LP [141]	15423 Vantage Parkway E. Houston, Texas 77032	Provider of municipal solid waste transfer management services	First lien senior secured revolving loan				04/2027		0.0
			First lien senior secured loan	11.46%	SOFR (Q)	6.00%	04/2028		8.9
			First lien senior secured loan	11.46%	SOFR (Q)	6.00%	04/2028		16.2
			Class A units					1.75%	3.0
Higginbotham Insurance Agency, Inc. [142]	500 W. 13th Street Forth Worth, Texas 76102	Independent retail insurance broker	First lien senior secured loan	10.93%	SOFR (M)	5.50%	11/2028		5.4
High Street Buyer, Inc. and High Street Holdco LLC [143]	333 West Grandview Parkway Suite 201 Traverse City, MI 49684	Insurance brokerage platform	First lien senior secured loan	10.56%	SOFR (Q)	5.25%	04/2028		22.5
			First lien senior secured loan	10.56%	SOFR (Q)	5.25%	04/2028		0.1
			First lien senior secured loan	10.56%	SOFR (Q)	5.25%	04/2028		19.4
			Series A preferred units	10.00% PIK				85.90%	194.0
			Series A preferred units	10.00% PIK				24.64%	19.3
			Series A common units	10.00% PIK				0.89%	12.1
			Series C common units	10.00% PIK				1.86%	25.3
Highline Aftermarket Acquisition, LLC, Highline Aftermarket SC Acquisition, Inc. and Highline PPC Blocker LLC [144]	4500 Malone Road, Memphis, TN 38118	Manufacturer and distributor of automotive fluids	First lien senior secured revolving loan				11/2025		0.0
			Second lien senior secured loan	13.47%	SOFR (Q)	8.00%	11/2028		70.4
			Co-invest units					1.05%	7.6
HighPeak Energy, Inc.	421 W 3rd Street, Fort Worth, Texas 76102	Oil and gas exploration and production company	First lien senior secured loan	12.95%	SOFR (Q)	7.50%	09/2026		89.6	[5]
HighTower Holding, LLC	200 West Madison Street, Suite 2500, Chicago, Illinois 60606	Provider of investment, financial and retirement planning services	Senior subordinated loan	6.75%			04/2029		7.6	[5]
Hills Distribution, Inc., Hills Intermediate FT Holdings, LLC and GMP Hills, LP [145]	300 Research Pkwy Meriden, Connecticut 06450	Distributor of HVAC, plumbing, and water heater equipment, parts, supplies and fixtures	First lien senior secured revolving loan	9.82%	SOFR (Q)	4.50%	11/2029		0.1
			First lien senior secured loan	11.32%	SOFR (S)	6.00%	11/2029		3.4
			Limited partnership interest	8.00% PIK				3.30%	5.4
Honor Technology, Inc.	450 Alabama Street San Francisco, CA 94110	Nursing and home care provider	First lien senior secured loan	15.44%	SOFR (M)	10.00%	08/2026		2.4
			Warrant to purchase shares of Series D-2 preferred stock				08/2031	0.83%	0.0
HP RSS Buyer, Inc. [146]	11620 Arbor Street Omaha, Nebraska 68144	Provider of road striping, and road safety related services	First lien senior secured loan	10.32%	SOFR (Q)	5.00%	12/2029		13.5
Huskies Parent, Inc., GI Insurity Parent LLC and GI Insurity TopCo LP [147]	170 Huyshope Avenue Hartford, Connecticut 06106	Insurance software provider	First lien senior secured revolving loan	10.96%	SOFR (Q)	5.50%	11/2027		8.2
			First lien senior secured loan	10.96%	SOFR (Q)	5.50%	11/2028		56.6
			Senior subordinated loan	10.00% PIK			11/2031		95.7
			Company units					0.54%	7.5

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Hyland Software, Inc. [148]	28500 Clemens Road Westlake, Ohio 44145	Enterprise content management software provider	First lien senior secured loan	11.33%	SOFR (M)	6.00%	09/2030		97.3
Icefall Parent, Inc. [149]	30 Braintree Hill Office Park, Boston, Massachusetts, 02184	Provider of customer engagement software and integrated payments solutions	First lien senior secured loan	11.80%	SOFR (S)	6.50%	01/2030		16.4
Idera, Inc.	10801 N Mopac Expressway, Building 1, Suite 100, Ausitn, Texas 78759	Provider of data, & IT infrastructure management solutions	First lien senior secured loan						—
Imaging Business Machines, L.L.C. and Scanner Holdings Corporation [4]	2750 Crestwood Blvd. Birmingham, Alabama 35210	Provider of high-speed intelligent document scanning hardware and software	Senior subordinated loan	14.00% (7.00% PIK)			12/2028		17.5
			Class A common stock					97.09%	55.3
Implus Footcare, LLC	2001 T.W. Alexander Drive, Box 13925, Durham, NC 27709-3925	Provider of footwear and other accessories	First lien senior secured loan	13.21%	SOFR (Q)	7.75%	07/2025		1.2
			First lien senior secured loan	13.21%	SOFR (Q)	7.75%	07/2025		106.6
			First lien senior secured loan	13.21%	SOFR (Q)	7.75%	07/2025		4.6
Imprivata, Inc.	10 Maguire Road Building 1, Suite 125. Lexington, Massachusetts 02421	Provider of identity and access management solutions to the healthcare industry	Second lien senior secured loan	11.56%	SOFR (Q)	6.25%	12/2028		16.1
Infinity Home Services HoldCo, Inc., D&S Amalco and IHS Parent Holdings, L.P. [150]	3 Glenwood Rd East Hanover, New Jersey, 07936	Provider of residential roofing and exterior repair and replacement services	First lien senior secured revolving loan	14.25%	Base Rate (Q)	5.75%	12/2028		0.9	[5]
			First lien senior secured revolving loan	12.20%	CAD Base Rate (Q)	5.00%	12/2028		0.4	[5]
			First lien senior secured loan	12.16%	SOFR (Q)	6.75%	12/2028		14.8	[5]
			First lien senior secured loan	11.31%	CDOR (M)	6.00%	12/2028		1.2	[5]
			Class A units					2.32%	12.6
Inmar, Inc.	2601 Pilgrim Court Winston-Salem, North Carolina 27106	Technology-driven solutions provider for retailers, wholesalers and manufacturers	First lien senior secured loan	10.82%	SOFR (M)	5.50%	05/2026		13.4
Inszone Mid, LLC and INSZ Holdings, LLC [151]	2721 Citrus Road Suite A Rancho Cordova, California 95742	Insurance brokerage firm	First lien senior secured loan	10.98%	SOFR (Q)	5.75%	11/2029		15.9
			Limited partnership interests					0.43%	2.1
			Common units					1.69%	8.4
IQN Holding Corp. [152]	12724 Gran Bay Parkway West, Suite 200 Jacksonville, Florida 32258	Provider of extended workforce management software	First lien senior secured loan	10.59%	SOFR (Q)	5.25%	05/2029		1.4
IRI Group Holdings, Inc., Circana, LLC and IRI-NPD Co-Invest Aggregator, L.P. [153]	150 North Clinton Street, Chicago, IL 60661	Market research company focused on the consumer packaged goods industry	First lien senior secured revolving loan	13.25%	Base Rate (Q)	4.75%	12/2027		2.0
			First lien senior secured revolving loan	11.08%	SOFR (M)	5.75%	12/2027		6.0
			First lien senior secured loan	11.58% (2.75% PIK)	SOFR (Q)	6.25%	12/2028		218.7
			Class A units					0.31%	13.3
ISQ Hawkeye Holdco, Inc. and ISQ Hawkeye Holdings, L.P. [154]	17020 Premium Drive Hockley, Texas 77447	Provider of commercial and industrial waste processing and disposal services	First lien senior secured revolving loan	13.50%	Base Rate (Q)	5.00%	08/2028		4.1
			First lien senior secured loan	11.38%	SOFR (M)	6.00%	08/2029		4.1
			Class A units					1.80%	20.4

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
ITI Holdings, Inc. [155]	1901 Camino Vida Roble, Suite 204, Carlsbad, California 92008	Provider of innovative software and equipment for motor vehicle agencies	First lien senior secured revolving loan	10.93%	SOFR (M)	5.50%	03/2028		2.6
			First lien senior secured revolving loan	13.00%	Base Rate (Q)	4.50%	03/2028		2.3
			First lien senior secured loan	10.97%	SOFR (Q)	5.50%	03/2028		34.2
IV Rollover Holdings, LLC	2270 Martin Aevnue, Santa Clara, CA 95050	Provider of cloud based IT solutions, infrastructure and services	Class B units					1.70%	0.0
			Class X units					100.00%	2.1
Ivy Hill Asset Management, L.P. [4]	245 Park Avenue, 44th Floor, New York, NY 10167	Asset management services	Subordinated revolving loan	11.96%	SOFR (S)	6.50%	01/2030		58.0	[5]
			Member interest					100.00%	1932.5	[5]
JDC Healthcare Management, LLC	3030 Lyndon B Johnson, Fwy #1400, Dallas, TX 75231	Dental services provider	Senior subordinated loan				09/2029		0.1
Jenny C Acquisition, Inc.	5770 Fleet Street, Carlsbad, CA 92008	Health club franchisor	Senior subordinated loan	8.00% PIK			04/2025		1.7
Johnnie-O Inc. and Johnnie-O Holdings Inc.	2048 Cotner Avenue Los Angeles, California 90025	Apparel retailer	First lien senior secured loan	11.73%	SOFR (Q)	6.25%	03/2027		19.0
			First lien senior secured loan	11.73%	SOFR (Q)	6.25%	03/2027		4.0
			Series A convertible preferred stock					2.38%	4.9
			Warrant to purchase shares of common stock				03/2032	1.55%	3.1
JWC/KI Holdings, LLC	1701 Crossroads Drive, Odenton, MD 21113	Foodservice sales and marketing agency	Membership units					4.36%	9.6
Kaseya Inc. and Knockout Intermediate Holdings I Inc. [156]	701 Brickell Avenue, Suite 400 Miami, Florida 33131	Provider of cloud-based software and technology solutions for small and medium sized businesses	First lien senior secured revolving loan	10.83%	SOFR (M)	5.50%	06/2029		4.9
			First lien senior secured loan	10.81%	SOFR (Q)	5.50%	06/2029		0.7
			First lien senior secured loan	11.31% (2.50% PIK)	SOFR (Q)	6.00%	06/2029		169.5
			Preferred stock	11.75% PIK				3.88%	46.2
KBHS Acquisition, LLC (d/b/a Alita Care, LLC) [157]	160 Chubb Avenue, Suite 206, Lyndhurst, NJ 07071	Provider of behavioral health services	First lien senior secured revolving loan	11.94% (1.50% PIK)	SOFR (Q)	6.50%	03/2026		0.3
			First lien senior secured revolving loan	11.94% (1.50% PIK)	SOFR (Q)	6.50%	03/2026		2.9
Kellermeyer Bergensons Services, LLC and KBS TopCo, LLC [158]	3605 Ocean Ranch Blvd, Suite 200, Oceanside, CA 90256	Provider of janitorial and facilities management services	First lien senior secured loan	10.73% (3.50% PIK)	SOFR (S)	5.25%	11/2028		39.6
			First lien senior secured loan	13.59% (7.00% PIK)	SOFR (Q)	8.00%	11/2026		12.8
			Preferred units					4.26%	7.7
			Class A common units					4.26%	0.0
Kene Acquisition, Inc. and Kene Holdings, L.P. [159]	28100 Torch Parkway, Suite 400, Warrenville, IL 60555	National utility services firm providing engineering and consulting services to natural gas, electric power and other energy and industrial end markets	First lien senior secured loan	10.57%	SOFR (S)	5.25%	02/2031		15.9
			Class A units					0.62%	9.0
Keystone Agency Partners LLC [160]	2600 Commerce Dr, Harrisburg, Pennsylvania 17110	Insurance brokerage platform	First lien senior secured loan	10.95%	SOFR (Q)	5.50%	05/2027		2.7
Kings Buyer, LLC [161]	7620 Omnitech Place, Suite 1 Victor, NY 14543	Provider of comprehensive outsourced waste management consolidation services	First lien senior secured revolving loan	14.00%	Base Rate (Q)	5.50%	10/2027		0.2
			First lien senior secured loan	11.80%	SOFR (Q)	6.50%	10/2027		16.4

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
KNPC HoldCo, LLC	14 Mile Road Madison Heights, Michigan 48071	Producer of trail mix and mixed nut snack products	First lien senior secured loan	10.78%	SOFR (Q)	5.50%	10/2029		5.5
			First lien senior secured loan	12.03%	SOFR (Q)	6.75%	10/2029		1.3
			First lien senior secured loan	11.28%	SOFR (S)	6.00%	10/2029		2.8
KPS Global LLC and Cool Group LLC	4201 N Beach Street, Fort Worth, TX 76137	Manufacturer of walk-in cooler and freezer systems	First lien senior secured loan	11.41%	SOFR (M)	5.99%	06/2024		6.7
			First lien senior secured loan	11.41%	SOFR (M)	5.99%	06/2024		1.7
			Class A units					1.60%	5.8
Laboratories Bidco LLC and Laboratories Topco LLC [162]	65 Marcus Drive Melville, NY 11747	Lab testing services for nicotine containing products	First lien senior secured revolving loan	12.21% (2.75% PIK)	SOFR (Q)	6.75%	07/2027		0.5
			First lien senior secured revolving loan	14.25% (2.75% PIK)	Base Rate (Q)	5.75%	07/2027		12.0
			First lien senior secured loan	12.05% (2.75% PIK)	CDOR (Q)	6.75%	07/2027		20.6
			First lien senior secured loan	12.21% (2.75% PIK)	SOFR (Q)	6.75%	07/2027		14.6
			First lien senior secured loan	12.21% (2.75% PIK)	SOFR (Q)	6.75%	07/2027		0.1
			First lien senior secured loan	12.21% (2.75% PIK)	SOFR (Q)	6.75%	07/2027		3.9
			Class A units					0.51%	0.8
League One Volleyball, Inc.	703 Pier Ave. B147 Hermosa Beach, California 90254	Operator of youth volleyball clubs	Series B preferred stock					0.00%	0.0
LeanTaaS Holdings, Inc. [163]	471 El Camino Real, Suite 230 Santa Clara, California 95050	Provider of SaaS tools to optimize healthcare asset utilization	First lien senior secured loan	12.81%	SOFR (Q)	7.50%	07/2028		45.1
Leviathan Intermediate Holdco, LLC and Leviathan Holdings, L.P. [164]	2350 Airport Freeway, Suite 505 Bedford, Texas 76022	Franchising platform offering adolescent development programs	First lien senior secured loan	12.96%	SOFR (Q)	7.50%	12/2027		30.5
			Limited partnership interests					0.43%	2.8
Lew’s Intermediate Holdings, LLC [165]	3031 N Martin St, Springfield, MO 65803	Outdoor brand holding company	First lien senior secured loan	10.34%	SOFR (Q)	5.00%	02/2028		0.9
Lido Advisors, LLC [166]	1875 Century Park East, Suite 950 Los Angeles, California 90067	Wealth management and financial planning firm	First lien senior secured revolving loan	11.44%	SOFR (Q)	6.00%	06/2027		0.7
			First lien senior secured loan	11.47%	SOFR (Q)	6.00%	06/2027		1.6
Lifescan Global Corporation	20 Valley Stream Parkway, Malvern, Pennsylvania 19355	Provider of blood glucose monitoring systems for home and hospital use	First lien senior secured loan				12/2026		7.4
			Second lien senior secured loan				03/2027		0.1
LifeStyles Bidco Ltd., Lifestyles US Holdco, Inc. and LifeStyles Parent, L.P.	150 North Riverside Plaza, Suite 5100, Chicago, Illinois 60606	Provider of intimate wellness products	First lien senior secured loan	12.06%	SOFR (Q)	6.75%	11/2028		18.4	[5]
			First lien senior secured loan	11.83%	SOFR (Q)	6.50%	11/2028		8.7	[5]
			Preferred units	8.00% PIK				87.06%	3.5	[5]
			Class B common units					1.06%	1.3	[5]

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Lightbeam Bidco, Inc. [167]	6525 Shiloh Rd, Suite 900, Alpharetta, Georgia 30005	Provider of yard management services	First lien senior secured revolving loan	11.56%	SOFR (Q)	6.25%	05/2029		0.1
			First lien senior secured loan	11.56%	SOFR (Q)	6.25%	05/2030		5.3
			First lien senior secured loan	10.83%	SOFR (Q)	5.50%	05/2030		3.4
LiveBarn Inc.	1010 Sainte-Catherine O, Suite 1100 Montreal, Canada H3B 5L1	Provider of Live & On Demand broadcasting of amateur and youth sporting events	Middle preferred shares					4.65%	18.4	[5]
LJ Perimeter Buyer, Inc. and LJ Perimeter Co-Invest, L.P. [168]	26661 Bunert Rd. Warren, Michigan 48089	Distributor of specialty foods	First lien senior secured loan	11.96%	SOFR (Q)	6.50%	10/2028		39.0
			Limited partnership interests					1.43%	7.6
LJP Purchaser, Inc. and LJP Topco, LP [169]	2160 Ringhofer Drive North Mankato, Minnesota 56003	Provider of non-hazardous solid waste and recycling services	First lien senior secured loan	11.66%	SOFR (M)	6.25%	09/2028		9.7
			Class A units	8.00% PIK				6.58%	6.4
LS DE LLC and LM LSQ Investors LLC	2600 Lucien Way, Suite 100, Maitland, FL 32751	Asset based lender	Senior subordinated loan	12.00% (1.50% PIK)			03/2025		36.7	[5]
			Senior subordinated loan	12.00% (1.50% PIK)			03/2025		3.0	[5]
			Membership units					2.12%	1.8	[5]
LTG Acquisition, Inc.	900 Klein Road, Plano, TX 75074	Designer and manufacturer of display, lighting and passenger communication systems for mass transportation markets	Class A membership units					0.30%	0.0
MailSouth, Inc.	5901 Highway 52 East, Helena, Alabama 35080	Provider of shared mail marketing services	First lien senior secured loan				04/2024		0.0
Majesco and Magic Topco, L.P. [170]	412 Mt Kemble Ave, #110c, Morristown, NJ 7960	Insurance software provider	First lien senior secured loan	10.05%	SOFR (Q)	4.75%	09/2028		18.2
			Class A units	9.00% PIK				0.46%	5.6
			Class B units					0.43%	0.0
Manna Pro Products, LLC [171]	707 Spirit 40 Park Drive, Suite 150, Chesterfield, MO 63005	Manufacturer and supplier of specialty nutrition and care products for animals	First lien senior secured revolving loan	11.43%	SOFR (M)	6.00%	12/2026		4.8
Marcone Yellowstone Buyer Inc. and Marcone Yellowstone Holdings, LLC	One City Place, Suite 400 St. Louis, MO 63141	Distributor of OEM appliance aftermarket parts	First lien senior secured loan	11.70%	SOFR (Q)	6.25%	06/2028		0.4
			First lien senior secured loan	11.70%	SOFR (Q)	6.25%	06/2028		0.2
			Class A common units					0.51%	6.5
Marmic Purchaser, LLC and Marmic Topco, L.P. [172]	1014 S Wall Ave, Joplin, MO 64801	Provider of recurring fire protection services	First lien senior secured loan	11.21%	SOFR (Q)	5.75%	03/2027		0.2
			First lien senior secured loan	11.71%	SOFR (Q)	6.25%	03/2027		3.8
			First lien senior secured loan	11.21%	SOFR (Q)	5.75%	03/2027		2.5
			Limited partnership units	8.00% PIK				1.21%	5.1
Maverick Acquisition, Inc.	70 W. Madison Street, Suite 4600v Chicago, Ilinois 60602	Manufacturer of precision machined components for defense and high-tech industrial platforms	First lien senior secured loan	11.55%	SOFR (Q)	6.25%	06/2027		22.1
Mavis Tire Express Services Topco Corp., Metis Holdco, Inc. and Metis Topco, LP [173]	358 Saw Mill River Road, Suite 17 Millwood, NY 10546	Auto parts retailer	First lien senior secured revolving loan	8.75%	SOFR (M)	3.25%	05/2026		19.4
			Series A preferred stock	7.00% PIK				1.88%	83.9
			Class A-1 units					0.78%	34.3
Max US Bidco Inc.	322 Main Street, Bern, Kansas 66408	Manufacturer of premium dry dog food	First lien senior secured loan	10.31%	SOFR (Q)	5.00%	10/2030		0.9
McKenzie Creative Brands, LLC [174]	1910 Saint Luke Church Road, Granite Quarry, NC 28072	Designer, manufacturer and distributor of hunting-related supplies	First lien senior secured loan	12.16%	SOFR (M)	6.75%	09/2025		84.5
			First lien senior secured loan	12.29%	SOFR (M)	6.75%	09/2025		5.5
ME Equity LLC	14350 N 87th Street, Suite 200, 205 and 230, Scottdale, AZ 85260	Franchisor in the massage industry	Common stock					1.62%	4.5

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Medline Borrower, LP [175]	1 Medline Place Mundelein, IL 60060	Manufacturer and distributor of medical supplies	First lien senior secured revolving loan				10/2026		0.0
Meyer Laboratory, LLC and Meyer Parent, LLC [176]	2401 NW Jefferson Street, Blue Springs, Missouri, 64015	Provider of industrial and institutional cleaning chemicals and application systems	First lien senior secured loan	10.83%	SOFR (M)	5.50%	02/2030		26.8
			Common equity					0.30%	0.4
Miami Beckham United LLC	1350 NW 55th St Fort Lauderdale, FL 33309	American professional soccer club	Class A preferred units	9.50% PIK				56.67%	106.0
			Class B preferred units	9.50% PIK				56.67%	45.6
Micromeritics Instrument Corp. [177]	4356 Communications Drive, Norcross, GA 30093	Scientific instrument manufacturer	First lien senior secured loan	9.93%	SOFR (Q)	4.50%	12/2025		16.5
Microstar Logistics LLC, Microstar Global Asset Management LLC, MStar Holding Corporation and Kegstar USA Inc.	5299 DTC Blvd. Greenwood Village, Colorado 80111	Keg management solutions provider	Second lien senior secured loan	14.31%	SOFR (Q)	9.00%	07/2025		168.3
			Second lien senior secured loan	14.31%	SOFR (Q)	9.00%	07/2025		20.4
			Series A preferred stock	20.00% PIK				3.77%	3.2
			Series B preferred stock	19.00% PIK				40.00%	13.6
			Common stock					2.84%	6.1
Mimecast Borrowerco, Inc. and Magnesium Co- Invest SCSp [178]	1 Finsbury Avenue London, United Kingdom EC2M 2PF	Cybersecurity solutions provider	First lien senior secured loan	10.58%	SOFR (M)	5.25%	05/2029		83.5	[5]
			First lien senior secured loan	10.44%	SONIA (Q)	5.25%	05/2029		35.9	[5]
			Limited partnership interest					1.04%	45.4	[5]
Ministry Brands Holdings, LLC and RCP MB Investments B, L.P. [179]	9620 Executive Center Drive North, Suite 200 St. Petersberg, Tennessee	Software and payment services provider to faith-based institutions	First lien senior secured revolving loan	10.93%	SOFR (M)	5.50%	12/2027		0.8
			First lien senior secured loan	10.93%	SOFR (M)	5.50%	12/2028		37.7
			Limited partner interests					1.02%	7.7
Mitchell International, Inc.	6220 Greenwich Drive San Diego, California 92122	Provider of technology, connectivity, and information solutions to the property and casualty insurance industry	First lien senior secured loan	9.19%	SOFR (M)	3.75%	10/2028		0.1
			Second lien senior secured loan	11.94%	SOFR (M)	6.50%	10/2029		97.9
Modigent, LLC and OMERS PMC Investment Holdings LLC [180]	6771 E Outlook Dr. Tucson, Arizona 85756	Provider of commercial HVAC services	First lien senior secured revolving loan	14.00%	Base Rate (Q)	5.50%	08/2027		2.2
			First lien senior secured revolving loan	11.82%	SOFR (Q)	6.50%	08/2027		1.0
			First lien senior secured loan	11.82%	SOFR (Q)	6.50%	08/2028		3.5
			First lien senior secured loan	11.83%	SOFR (Q)	6.50%	08/2028		2.9
			Class A units					3.37%	10.7
Monica Holdco (US) Inc. [181]	1299 Ocean Ave, Suite 700, Santa Monica, CA 90401	Investment technology and advisory firm	First lien senior secured revolving loan	11.23%	SOFR (Q)	5.75%	01/2026		3.6
			First lien senior secured loan	11.21%	SOFR (Q)	5.75%	01/2028		2.5
Monolith Brands Group, Inc.	20 Jay Street, Suite 902 Brooklyn, New York 11201	E-commerce platform focused on consolidating DTC branded businesses	Series A-1 preferred stock					32.61%	6.4
Moon Valley Nursery of Arizona Retail, LLC, Moon Valley Nursery Farm Holdings, LLC, Moon Valley Nursery RE Holdings LLC, and Stonecourt IV Partners, LP	14225 North 7th Street Phoenix, AZ 85022	Operator of retail and wholesale tree and plant nurseries	Limited partnership interests					5.63%	29.2
Moonraker AcquisitionCo LLC and Moonraker HoldCo LLC [182]	3250 Wilshire Blvd Suite 1800 Los Angeles, CA 90010	Leading technology solution provider for casing and auditioning to the entertainment industry	First lien senior secured revolving loan	11.32%	SOFR (Q)	6.00%	08/2028		0.1
			First lien senior secured loan	11.32%	SOFR (Q)	6.00%	08/2028		24.8
			Class A units	8.00% PIK				0.92%	3.8

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Movati Athletic (Group) Inc.	33 University Avenue, Windsor, ON N9A 5N8, Canada	Premier health club operator	First lien senior secured loan	11.44%	CDOR (Q)	6.00%	10/2024		4.6	[5]
Mr. Greens Intermediate, LLC, Florida Veg Investments LLC, MRG Texas, LLC and Restaurant Produce and Services Blocker, LLC [183]	2450 NW 116th St, Building 1 Miami, Florida 33167	Produce distribution platform	First lien senior secured revolving loan				05/2029		0.0
			First lien senior secured loan	11.67%	SOFR (M)	6.25%	05/2029		9.7
			Class B limited liability company interest					3.64%	9.2
MRI Software LLC [184]	28925 Fountain Parkway Solon, Ohio 44139	Provider of real estate and investment management software	First lien senior secured loan	10.90%	SOFR (Q)	5.50%	02/2027		50.9
			First lien senior secured loan	10.90%	SOFR (Q)	5.50%	02/2027		24.1
Murchison Oil and Gas, LLC and Murchison Holdings, LLC	7250 Legacy Tower One, Dallas Parkway, Suite 1400, Plano, TX 75024	Exploration and production company	First lien senior secured loan	13.72%	SOFR (Q)	8.25%	06/2026		69.2
			Preferred units	8.00%				50.00%	53.7
Napa Management Services Corporation and ASP NAPA Holdings, LLC	68 South Service Road, Suite 350, Melville, NY 11747	Anesthesia management services provider	Preferred units	15.00% PIK				0.67%	0.2
			Senior preferred units	8.00% PIK				0.67%	0.4
			Class A units					0.66%	3.4
NAS, LLC and Nationwide Marketing Group, LLC [185]	110 Oakwood Drive, Suite 200, Winston-Salem, NC 27103	Buying and marketing services organization for appliance, furniture and consumer electronics dealers	First lien senior secured revolving loan	11.93%	SOFR (M)	6.50%	06/2025		0.6
			First lien senior secured loan	11.93%	SOFR (M)	6.50%	06/2025		6.2
			First lien senior secured loan	11.93%	SOFR (M)	6.50%	06/2025		2.3
			First lien senior secured loan	11.93%	SOFR (M)	6.50%	06/2025		1.3
NBC Funding LLC	4560 Belt Line Rd Addison, TX 75001	National retailer of baked goods	First lien senior secured loan						—
NCWS Intermediate, Inc. and NCWS Holdings LP	1500 SE 37th St, Grimes, IA 50111	Manufacturer and supplier of car wash equipment, parts and supplies to the conveyorized car wash market	First lien senior secured loan	11.46%	SOFR (Q)	6.00%	12/2026		0.2
			First lien senior secured loan	11.46%	SOFR (Q)	6.00%	12/2026		0.1
			First lien senior secured loan	11.96%	SOFR (Q)	6.50%	12/2026		96.0
			First lien senior secured loan	11.95%	SOFR (Q)	6.50%	12/2026		13.9
			First lien senior secured loan	11.48%	SOFR (Q)	6.00%	12/2026		9.1
			Class A-2 common units					3.08%	28.8
Nelipak Holding Company, Nelipak European Holdings Cooperatief U.A., KNPAK Holdings, LP and PAKNK Netherlands Treasury B.V. [186]	21 Amflex Drive, Cranston, RI 02921	Manufacturer of thermoformed packaging for medical devices	First lien senior secured revolving loan	10.81%	SOFR (Q)	5.50%	03/2031		0.8	[5]
			First lien senior secured loan	10.81%	SOFR (Q)	5.50%	03/2031		16.4	[5]
			First lien senior secured loan	9.40%	Euribor (Q)	5.50%	03/2031		33.2	[5]
			Class A units					1.46%	9.3	[5]

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Neptune Bidco US Inc. and Elliott Metron Co-Investor Aggregator L.P. [187]	675 6th Ave New York, New York 10011	Provider of audience insights, data and analytics to entertainment industry	First lien senior secured revolving loan				10/2027		0.0
			First lien senior secured loan	10.17%	SOFR (Q)	4.75%	10/2028		74.3
			First lien senior secured loan	10.42%	SOFR (Q)	5.00%	04/2029		90.7
			First lien senior secured note	9.29%			04/2029		49.9
			Second lien senior secured loan	15.17%	SOFR (Q)	9.75%	10/2029		212.4
			Limited partnership interests					0.08%	5.0
Nest Topco Borrower Inc., KKR Nest Co-Invest L.P., and NBLY 2021-1	1010 N. University Parks Drive Waco, TX 76707	Operator of multiple franchise concepts primarily related to home maintenance or repairs	Senior subordinated loan	16.00%	Base Rate (Q)	7.50%	08/2029		119.1
			Limited partner interest					0.49%	10.5
Netsmart, Inc. and Netsmart Technologies, Inc.	5540 Centerview Dr, Suite 200, Raleigh, North Carolina 27606	Developer and operator of health care software and technology solutions	First lien senior secured loan	9.19%	SOFR (M)	3.75%	10/2027		0.2
New ChurcHill HoldCo LLC and Victory Topco, LP[188]	229 E 85th St, New York, NY, 10028	Operator of collision repair centers	First lien senior secured loan	10.81%	SOFR (Q)	5.50%	11/2029		10.2
			Class A-2 common units					1.31%	2.6
Next Holdco, LLC[189]	3525 Piedmont Rd NE, Bldg 6, Atlanta, Georgia 30305	Provider of electronic medical record and practice management software	First lien senior secured loan	11.32%	SOFR (Q)	6.00%	11/2030		6.4
NextCare, Inc.	1138 N. Alma School Road. Mesa, Arizona 85201	Urgent care operator	Second lien senior secured loan						—
NMC Skincare Intermediate Holdings II, LLC [190]	5200 New Horizons Blvd, Amityville, NY 11701	Developer, manufacturer and marketer of skincare products	First lien senior secured revolving loan	11.42% (1.00% PIK)	SOFR (M)	6.00%	11/2026		2.8
			First lien senior secured revolving loan	11.43% (1.00% PIK)	SOFR (M)	6.00%	11/2026		0.1
			First lien senior secured loan	11.42% (1.00% PIK)	SOFR (M)	6.00%	11/2026		28.4
			First lien senior secured loan	11.42% (1.00% PIK)	SOFR (M)	6.00%	11/2026		4.2
NMN Holdings III Corp. and NMN Holdings LP [191]	155 Franklin Road, Brentwood, TN 37027	Provider of complex rehabilitation technology solutions for patients with mobility loss	First lien senior secured revolving loan	11.25%	Base Rate (Q)	2.75%	08/2025		0.5
			First lien senior secured revolving loan	9.18%	SOFR (M)	3.75%	08/2025		1.3
			Partnership units					0.76%	5.3
Nomi Health, Inc.	898 North 1200 West, Suite 201 Orem, Utah 84057	Provider of software payment services for healthcare industry	First lien senior secured loan	13.58%	SOFR (S)	8.25%	07/2028		11.2
			Warrant to purchase shares of Series B preferred stock				07/2033	0.04%	0.1
North American Fire Holdings, LLC and North American Fire Ultimate Holdings, LLC [192]	1756 86th Street Brooklyn, NY 11214	Provider of fire safety and life safety services	First lien senior secured revolving loan	11.21%	SOFR (Q)	5.75%	05/2027		1.7
			First lien senior secured loan	11.21%	SOFR (Q)	5.75%	05/2027		19.7
			First lien senior secured loan	11.22%	SOFR (Q)	5.75%	05/2027		6.8
			Common units					1.96%	3.6
North American Science Associates, LLC, Cardinal Purchaser LLC and Cardinal Topco Holdings, L.P. [193]	6750 Wales Rd Northwood, Ohio 43619	Contract research organization providing research and development and testing of medical devices	First lien senior secured revolving loan	9.96%	SOFR (Q)	4.50%	03/2027		2.1
			First lien senior secured loan	11.23%	SOFR (Q)	5.75%	09/2027		46.9
			First lien senior secured loan	11.23%	SOFR (Q)	5.75%	09/2027		0.1
			First lien senior secured loan	11.23%	SOFR (Q)	5.75%	09/2027		2.5
			First lien senior secured loan	11.23%	SOFR (Q)	5.75%	09/2027		9.4
			Senior subordinated loan	11.00% PIK			03/2025		1.5
			Class A preferred units	8.00% PIK				5.79%	42.3

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
North Haven Fairway Buyer, LLC, Fairway Lawns, LLC and Command Pest Control, LLC [194]	10401 Colonel Glenn Rd Little Rock, Arkansas 72204	Provider of lawncare services	First lien senior secured revolving loan	11.81%	SOFR (Q)	6.50%	05/2028		1.3
			First lien senior secured loan	11.81%	SOFR (Q)	6.50%	05/2028		16.2
North Haven Falcon Buyer, LLC and North Haven Falcon Holding Company, LLC	3510-1 Port Jacksonville Pkwy, Jacksonville, FL 32226	Manufacturer of aftermarket golf cart parts and accessories	First lien senior secured loan	13.35% (5.00% PIK)	SOFR (Q)	8.00%	05/2027		21.3
			Class A units					1.36%	0.0
North Haven Stack Buyer, LLC [195]	255 Grant St. Ste 600 Decatur, Alabama 35601	Provider of environmental testing services	First lien senior secured revolving loan	10.72%	SOFR (Q)	5.25%	07/2027		0.4
			First lien senior secured loan	10.71%	SOFR (Q)	5.25%	07/2027		9.8
			First lien senior secured loan	10.72%	SOFR (Q)	5.25%	07/2027		3.5
Northwinds Holding, Inc. and Northwinds Services Group LLC [196]	70 Benbro Dr, Buffalo, New York 14225	Provider of HVAC and plumbing services	First lien senior secured revolving loan	14.00%	Base Rate (Q)	5.50%	05/2029		0.8
			First lien senior secured revolving loan	11.98%	SOFR (Q)	6.50%	05/2029		0.5
			First lien senior secured loan	12.16%	SOFR (S)	6.50%	05/2029		25.0
			Common units					2.00%	4.2
Novipax Buyer, L.L.C. and Novipax Parent Holding Company, L.L.C.	2215 York Road, Suite 504, Oak Brook, IL 60523	Developer and manufacturer of absorbent pads for food products	First lien senior secured loan	13.68% (1.00% PIK)	SOFR (M)	8.25%	12/2026		20.2
			First lien senior secured loan	13.68% (1.00% PIK)	SOFR (M)	8.25%	12/2026		0.2
			Class A preferred units					4.62%	1.2
			Class C units					4.55%	0.0
NSPC Intermediate Corp. and NSPC Holdings, LLC	5280 Corporate Drive Suite C-250, Frederick, MD, 21703, United States	Acute and chronic pain treatment provider	Common units					0.00%	0.0
OakBridge Insurance Agency LLC and Maple Acquisition Holdings, LP [197]	4011 Westchase Boulevard Raleigh, North Carolina 27607	Insurance brokerage platform	First lien senior secured loan	11.07%	SOFR (M)	5.75%	11/2029		7.3
			Class A2 units					1.47%	2.3
Offen, Inc.	5100 East 78th Avenue, Commerce City, Colorado 80022	Distributor of fuel, lubricants, diesel exhaust fluid, and premium additives	First lien senior secured loan	10.44%	SOFR (M)	5.00%	06/2026		0.1
Olympia Acquisition, Inc., Olympia TopCo, L.P., and Asclepius Holdings LLC [4][198]	1780 Kendarbren Drive. Jamison, Pennsylvania 18929	Behavioral health and special education platform provider	First lien senior secured loan				02/2027		31.7
			First lien senior secured loan				02/2027		6.5
			First lien senior secured loan	14.98% PIK	SOFR (Q)	9.50%	02/2027		3.3
			Preferred units				04/2024	3.07%	0.0
			Preferred stock					39.92%	0.0
			Class A common units					3.12%	0.0
			Common units					37.92%	0.0
OMH-HealthEdge Holdings, LLC [199]	2424 North Federal Highway, Boca Raton, Florida 33431	Revenue cycle management provider to the healthcare industry	First lien senior secured loan	11.23%	SOFR (Q)	6.00%	10/2029		95.2
OneDigital Borrower LLC [200]	200 Galleria Pkwy SE, Atlanta, Georgia 30339	Benefits broker and outsourced workflow automation platform provider for brokers	First lien senior secured revolving loan				05/2027		0.0

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Opal Fuels Intermediate HoldCo LLC, and Opal Fuels Inc. [201]	One N. Lexington Ave White Plains, New York 10601	Owner of natural gas facilities	Class A common stock					1.77%	15.4	[5]
OpenMarket Inc.	109 Farringdon Road, 1st Floor. London, United Kingdom EC1R 3BW	Provider of cloud-based mobile engagement platform	First lien senior secured loan	11.82%	SOFR (Q)	6.25%	09/2026		16.2	[5]
Osmose Utilities Services, Inc. and Pine Intermediate Holding LLC	635 Highway 74 S. Peachtree City, Georgia 30269	Provider of structural integrity management services to transmission and distribution infrastructure	Second lien senior secured loan	12.19%	SOFR (M)	6.75%	06/2029		54.7
OTG Concessions Management, LLC and Octa Parent Holdings, LLC	352 Park Avenue South, New York, NY 10010	Airport restaurant operator	Second lien notes	10.00% PIK			02/2031		7.2
			Participation rights				02/2054	1.00%	0.0
OUTFRONT Media Inc.	405 Lexington Avenue, 17th Floor, New York, NY 10174	Provider of out-of-home advertising	Series A convertible perpetual preferred stock	7.00%				0.02%	28.7	[5]
Packaging Coordinators Midco, Inc. [202]	3001 Red Lion Road, Philadelphia, PA, 19114, United States	Provider of outsourced pharmaceutical services	First lien senior secured revolving loan						—
Paragon 28, Inc. and Paragon Advanced Technologies, Inc. [203]	14445 Grasslands Dr, Englewood, Colorado 80112	Medical device company	First lien senior secured revolving loan	9.33%	SOFR (Q)	4.00%	11/2028		0.1	[5]
			First lien senior secured loan	12.08%	SOFR (S)	6.75%	11/2028		23.4	[5]
Partnership Capital Growth Investors III, L.P.	1 Embarcadero Center, Suite 3810, San Francisco, CA 94111	Investment partnership	Limited partnership interest					2.50%	4.6	[5]
Pathstone Family Office LLC and Kelso XI Tailwind Co-Investment, L.P. [204]	1900 Avenue of the Stars, Suite 970, Los Angeles, CA 90067	Provider of comprehensive wealth management services and registered investment advisor	First lien senior secured revolving loan	14.25%	Base Rate (Q)	5.75%	05/2028		0.1	[5]
			First lien senior secured loan	12.18%	SOFR (M)	6.75%	05/2029		3.9	[5]
			First lien senior secured loan	12.18%	SOFR (M)	6.75%	05/2029		8.0	[5]
			Limited partnership interests					0.84%	1.7	[5]
Pathway Vet Alliance LLC and Jedi Group Holdings LLC [205]	3930 Bee Cave Road, Suite 9, Austin, TX 78746	Veterinary hospital operator	First lien senior secured revolving loan				03/2025		0.0
			Second lien senior secured loan	13.19%	SOFR (M)	7.75%	03/2028		64.9
			Class R common units					0.76%	2.5
Patriot Growth Insurance Services, LLC [206]	500 Office Center Drive Ft. Washington, Pennsylvania 19034	National retail insurance agency	First lien senior secured loan	10.95%	SOFR (Q)	5.50%	10/2028		15.6
PCG-Ares Sidecar Investment, L.P. [3]	1 Embarcadero Center, Suite 3810, San Francisco, CA 94111	Investment partnership	Limited partnership interest					100.00%	0.7	[5]
PCG-Ares Sidecar Investment II, L.P. [3]	1 Embarcadero Center, Suite 3810, San Francisco, CA 94111	Investment partnership	Limited partnership interest					100.00%	16.0	[5]
PCIA SPV-3, LLC and ASE Royal Aggregator, LLC [207]	6201 College Blvd, Suite #150 Overland Park, Kansas 66211	Provider of comprehensive wealth management services	First lien senior secured loan	11.56%	SOFR (Q)	6.25%	08/2029		6.7	[5]
			Preferred units					4.23%	6.9	[5]
PCS MidCo, Inc. and PCS Parent, L.P. [208]	1801 Market Street, Philadelphia, Pennsylvania 19103, United States	Provider of 401K recordkeeping software solutions	First lien senior secured revolving loan	11.08%	SOFR (Q)	5.75%	03/2030		0.2
			First lien senior secured loan	11.09%	SOFR (Q)	5.75%	03/2030		7.5
			Class A Units					0.29%	0.8
PDDS HoldCo, Inc. [209]	3990 Westerly Pl. Suite 200 Newport Beach, California 92660	Provider of cloud-based dental practice management software	First lien senior secured revolving loan	13.10%	SOFR (S)	7.50%	07/2028		0.2
			First lien senior secured loan	12.96%	SOFR (S)	7.50%	07/2028		11.2
PDI TA Holdings, Inc., Peachtree Parent, Inc. and Insight PDI Holdings, LLC [210]	4001 Central Pointe Pkwy Temple, Texas 76504	Provider of enterprise management software for the convenience retail and petroleum wholesale market	First lien senior secured loan	10.83%	SOFR (M)	5.50%	02/2031		45.4
			Series A preferred stock	13.25% PIK				8.00%	26.6
			Class A units					0.50%	4.5

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Pegasus Global Enterprise Holdings, LLC, Mekone Blocker Acquisition, Inc. and Mekone Parent, LLC [211]	1101 Haynes Street, #219, Raleigh, NC 27604	Provider of plant maintenance and scheduling software	First lien senior secured loan	10.71%	SOFR (Q)	5.25%	05/2025		0.2
			First lien senior secured loan	11.32%	SOFR (Q)	5.75%	05/2025		0.1
			First lien senior secured loan	11.21%	SOFR (Q)	5.75%	05/2025		0.3
			Class A units					0.75%	12.1
Pelican Products, Inc. [212]	23215 Early Avenue, Torrance, CA 90505	Flashlights manufacturer	First lien senior secured revolving loan	9.50%	SOFR (S)	4.00%	12/2026		1.1
			Second lien senior secured loan	13.31%	SOFR (Q)	7.75%	12/2029		55.8
People Corporation [213]	1403 Kenaston Boulevard Winnipeg, Manitoba R3P 2T5	Provider of group benefits, group retirement and human resources services	First lien senior secured loan	11.61%	CDOR (Q)	6.25%	02/2028		38.4	[5]
			First lien senior secured loan	11.11%	CDOR (Q)	5.75%	02/2028		22.2	[5]
			First lien senior secured loan	11.35%	CDOR (Q)	6.00%	02/2028		5.3	[5]
Perforce Software, Inc. [214]	400 North 1st Avenue, Suite 200, Minneapolis, MN 55401	Developer of software used for application development	First lien senior secured revolving loan						—
Perigon Wealth Management, LLC, Perigon Wealth Advisors Holdings Company, LLC and CWC Fund I Co-Invest (Prism) LP [215]	201 Mission St, San Francisco, California, 94105	Wealth management and financial planning firm	First lien senior secured loan	11.08%	SOFR (M)	5.75%	03/2031		2.0	[5]
			Preferred equity					2.64%	2.4	[5]
PerkinElmer U.S. LLC and NM Polaris Co-Invest, L.P.	940 Winter Street Waltham, Massachusetts 02451	Provider of analytical instrumentation and testing equipment and services	First lien senior secured loan	12.08%	SOFR (M)	6.75%	03/2029		17.3
			First lien senior secured loan	11.08%	SOFR (M)	5.75%	03/2029		2.8
			Class A-2 units					0.19%	4.8
			Limited partnership interests					0.55%	13.4
PestCo Holdings, LLC and PestCo, LLC[216]	7676 Forsyth Blvd, Suite 2700, St Louis, MO 63105 United States	Provider of pest control services to the residential and commercial markets	First lien senior secured loan	11.71%	SOFR (Q)	6.25%	02/2028		1.7
			First lien senior secured loan	11.43%	SOFR (M)	6.00%	02/2028		0.2
			Class A units					0.75%	2.4
Petrus Buyer, Inc. [217]	100 Bayview Circle, Suite 400 Newport Beach, California 92660	Provider of REIT research data and analytics	First lien senior secured loan	11.82%	SOFR (Q)	6.50%	10/2029		5.0
PetVet Care Centers, LLC [218]	One Gorham Island Rd Westport, Connecticut 06880	Veterinary hospital operator	First lien senior secured loan	11.33%	SOFR (M)	6.00%	11/2030		129.8
Petvisor Holdings, LLC [219]	221 NE Ivanhoe Blvd, Orlando, Florida 32804	Provider of veterinarian-focused SaaS solutions	First lien senior secured revolving loan	13.00%	Base Rate (Q)	4.50%	11/2029		1.5
			First lien senior secured loan	10.82%	SOFR (Q)	5.50%	11/2029		6.0
			First lien senior secured loan	10.78%	SOFR (M)	5.50%	11/2029		3.7
Ping Identity Holding Corp. [220]	1001 17th Street Denver, Colorado 80202	Provider of identity and access management solutions	First lien senior secured loan	12.33%	SOFR (M)	7.00%	10/2029		11.3
Piper Jaffray Merchant Banking Fund I, L.P.	800 Nicollet Mall, Suite 800, Minneapolis, MN 55402	Investment partnership	Limited partnership interest					0.00%	0.5	[5]
Plaskolite PPC Intermediate II LLC and Plaskolite PPC Blocker LLC	400 W Nationwide Blvd, Columbus, Ohio 43215	Manufacturer of specialized acrylic and polycarbonate sheets	First lien senior secured loan	9.44%	SOFR (M)	4.00%	12/2025		21.8
			Second lien senior secured loan	12.82%	SOFR (Q)	7.25%	12/2026		53.9
			Preferred units	15.00% PIK				0.01%	0.0
			Co-Invest units					0.09%	0.3

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Pluralsight, Inc. [221]	182 N. Union Ave Farminton, Utah 84025	Online education learning platform	First lien senior secured revolving loan	13.47%	SOFR (Q)	8.00%	04/2027		0.3
			First lien senior secured loan	13.47%	SOFR (Q)	8.00%	04/2027		90.2
Pluto Acquisition I, Inc.	17855 North Dallas Pkwy, Dallas, Texas, 75287	Provider of post-acute healthcare services including skilled and private-duty nursing, hospice, palliative care and medical homecare	First lien senior secured loan						—
Polymer Solutions Group, LLC	12819 Coit Road, Cleveland, Ohio 44108	Manufacturer of chemical formulations that improve the processing and efficacy of rubber, resin, and engineered wood based end-products	First lien senior secured loan						—
Poplicus Incorporated	1061 Market Street, Floor 6, San Francisco, CA 94103	Business intelligence and market analytics platform for companies that sell to the public sector	Warrant to purchase shares of Series C preferred stock				06/2025	3.23%	0.0
PosiGen, Inc.	2424 Edenborn Avenue, Suite 550, Metairie, LA 70001	Seller and leaser of solar power systems for residential and commercial customers	Warrant to purchase shares of series D-1 preferred stock				06/2028	0.91%	0.0
			Warrant to purchase shares of common stock				01/2027	0.91%	0.0
Potomac Intermediate Holdings II LLC [4]	39100 East Colonial Highway Hamilton, VA 20158	Gas turbine power generation facilities operator	Series A units					100.00%	121.9
PracticeTek Purchaser, LLC, PracticeTek MidCo, LLC and GSV PracticeTek Holdings, LLC [222]	2035 Lakeside Centre Way Knoxville, TN 37922	Software provider for medical practitioners	First lien senior secured revolving loan	9.83%	SOFR (M)	4.50%	08/2029		0.5
			First lien senior secured loan	11.08%	SOFR (M)	5.75%	08/2029		36.3
			Senior subordinated loan	14.00% PIK			08/2030		42.0
			Class A units	8.00% PIK				4.07%	34.3
Precinmac (US) Holdings Inc., Trimaster Manufacturing Inc. and Blade Group Holdings, LP.	107 1st Avenue Chicopee, Massachusetts 01020	Manufacturer of high-tolerance precision machined components and assemblies for the aerospace and defense industry	First lien senior secured loan	11.43%	SOFR (M)	6.00%	08/2027		11.5	[5]
			First lien senior secured loan	11.43%	SOFR (M)	6.00%	08/2027		3.9	[5]
			Class A units					5.96%	27.8
Precisely Software Incorporated (f/k/a Syncsort Incorporated)	1700 District Ave, #300, Burlington, Massachusetts 01803	Provider of software specializing in improving the integrity and quality of Big Data	First lien senior secured loan						—
Precision Concepts International LLC and Precision Concepts Canada Corporation [223]	136 Fairview Road, Suite 320 Mooresville, North Carolina 28117	Manufacturer of diversified packaging solutions and plastic injection molded products	First lien senior secured loan	11.91%	SOFR (Q)	6.50%	01/2026		11.5	[5]
			First lien senior secured loan	11.91%	SOFR (Q)	6.50%	01/2026		0.1	[5]
			First lien senior secured loan	11.91%	SOFR (Q)	6.50%	01/2026		0.1	[5]
Premier Specialties, Inc. and RMCF V CIV XLIV, L.P. [224]	630 Fifth Avenue, Suite 400, New York, New York 10111	Manufacturer and supplier of natural fragrance materials and cosmeceuticals	First lien senior secured revolving loan	12.43%	SOFR (M)	7.00%	08/2027		0.5
			First lien senior secured loan	12.43% (3.50% PIK)	SOFR (M)	7.00%	08/2027		24.4
			Limited partner interests					3.61%	1.4
Premise Health Holding Corp. and OMERS Bluejay Investment Holdings LP [225]	5500 Maryland Way, 400, Brentwood, TN 37027	Provider of employer-sponsored onsite health and wellness clinics and pharmacies	First lien senior secured revolving loan				03/2030		0.0
			First lien senior secured loan	10.84%	SOFR (Q)	5.50%	03/2031		53.8
			Class A units					1.53%	14.6

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Prime Buyer, L.L.C. [226]	13505 N. Haggerty Rd, Plymouth, Michigan 48170	Provider of track systems, cabs, hulls, doors, and various armored components for defense/military vehicle applications	First lien senior secured revolving loan						—
Priority Holdings, LLC and Priority Technology Holdings, Inc.	2001 Westside Parkway, Alpharetta, Georgia 30004	Provider of merchant acquiring and payment processing solutions	First lien senior secured loan	11.19%	SOFR (M)	5.75%	04/2027		9.0	[5]
			Senior preferred stock	17.31% (7.00% PIK)	SOFR (Q)	12.00%		29.23%	79.8	[5]
			Warrant to purchase shares of common stock				04/2031	0.69%	1.7	[5]
Priority Waste Holdings LLC, Priority Waste Holdings Indiana LLC and Priority Waste Super Holdings, LLC [227]	45000 River Ridge Drive Suite 200 Clinton Township, MI 48038	Solid waste services provider	First lien senior secured loan	13.33% (4.00% PIK)	SOFR (Q)	8.00%	08/2029		33.4
			Warrant to purchase units of Class A common units				08/2036	14.94%	1.8
Pritchard Industries, LLC and LJ Pritchard TopCo Holdings, LLC [228]	150 East 42nd Street New York, New York 10017	Provider of janitorial and facilities management services	First lien senior secured loan	10.94%	SOFR (S)	5.50%	10/2027		66.2
			First lien senior secured loan	11.48%	SOFR (Q)	6.00%	10/2027		12.3
			Class A units					3.41%	7.2
Production Resource Group, L.L.C. and PRG III, LLC [3]	200 Business Parl Dr., Suite 109, Armonk, NY 10504	Provider of rental equipment, labor, production management, scenery, and other products to various entertainment end-markets	First lien senior secured loan	19.49% (10.99% PIK)	SOFR (M)	8.50%	08/2024		44.0
			First lien senior secured loan	12.99% (3.13% PIK)	SOFR (Q)	7.50%	08/2024		15.0
			First lien senior secured loan	12.99% (3.13% PIK)	SOFR (Q)	7.50%	08/2024		0.8
			First lien senior secured loan	12.99% (3.13% PIK)	SOFR (Q)	7.50%	08/2024		7.4
			Class A units					12.62%	37.1
Professional Fighters League, LLC and PFL MMA, Inc.	8000 Westpark Drive, Suite 610 McLean, Virginia 22102	Mixed martial arts league	First lien senior secured loan	14.00% PIK			01/2026		19.9
			Second lien senior secured loan	16.00% PIK			01/2026		0.2
			Series E preferred stock					2.27%	0.7
			Warrant to purchase shares of common stock				01/2027	3.67%	1.1
			Warrant to purchase shares of common stock				11/2029	0.78%	0.2
ProfitSolv Purchaser, Inc. and PS Co-Invest, L.P. [229]	1621 Cushman Drive, Lincoln, NE 68512	Provider of practice management software to law firms	First lien senior secured loan	10.43%	SOFR (M)	5.00%	03/2027		9.8
			Limited partnership units					0.72%	2.5
Project Alpha Intermediate Holding, Inc. and Qlik Parent, Inc.	150 N. Radnor Chester Road, Suite E220, Radnor, PA 19087	Provider of data visualization software for data analytics	Class A common stock					0.42%	20.1
			Class B common stock					0.42%	0.2
Project Essential Bidco, Inc. and Project Essential Super Parent, Inc. [230]	445 Hutchinson Avenue, Suite 600 Columbus, OH 43235	Saas provider of automated crew callout and scheduling software for the utility industry	First lien senior secured loan	11.72% (3.25% PIK)	SOFR (Q)	6.25%	04/2028		33.2
			Preferred shares	14.96% PIK	SOFR (Q)	9.50%		44.06%	34.5
Project Potter Buyer, LLC and Project Potter Parent, L.P. [231]	1800 International Park Drive, Suite 400, Birmingham, AL 35243	Software solutions provider to the ready-mix concrete industry	First lien senior secured revolving loan	12.08%	SOFR (M)	6.75%	04/2026		2.1
			First lien senior secured loan	12.08%	SOFR (M)	6.75%	04/2027		43.1
			First lien senior secured loan	12.08%	SOFR (M)	6.75%	04/2027		0.1
			First lien senior secured loan	12.08%	SOFR (M)	6.75%	04/2027		11.8
			Class B units					0.70%	2.5

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Project Ruby Ultimate Parent Corp.	11300 Switzer Road, Overland Park, Kansas 66210	Provider of care coordination and transition management software solutions	Second lien senior secured loan	11.94%	SOFR (M)	6.50%	03/2029		193.1
Proofpoint, Inc. [232]	925 West Maude Avenue Sunnyvale, CA 94085	Cybersecurity solutions provider	First lien senior secured loan	8.69%	SOFR (M)	3.25%	08/2028		1.0
PS Operating Company LLC and PS Op Holdings LLC [4][233]	574 Road 11 Schuyler, NE 68661	Specialty distributor and solutions provider to the swine and poultry markets	First lien senior secured revolving loan				12/2026		0.7
			First lien senior secured revolving loan				12/2026		3.1
			First lien senior secured loan				12/2026		10.9
			Common unit					37.23%	0.0
PSC Group LLC [234]	803 Main St Baton Rouge, Louisiana 70802	Provider of operational services for US petrochemical and refining companies	First lien senior secured revolving loan	11.45%	SOFR (Q)	6.00%	07/2025		1.6
			First lien senior secured loan	11.46%	SOFR (Q)	6.00%	07/2025		34.0
			First lien senior secured loan	11.47%	SOFR (Q)	6.00%	07/2025		11.4
			First lien senior secured loan	11.46%	SOFR (Q)	6.00%	07/2025		2.4
			First lien senior secured loan	11.47%	SOFR (Q)	6.00%	07/2025		7.9
PushPay USA Inc. [235]	18300 Redmond Way Redmond, Washington 98052	Provider of software and integrated payment solutions	First lien senior secured loan	12.21%	SOFR (Q)	6.75%	05/2030		12.7
PYE-Barker Fire & Safety, LLC[236]	11605 Haynes Bridge Rd. Alpharetta, Georgia 30009	Provider of fire protection services and products	First lien senior secured loan						—
Pyramid-BMC IntermediateCo I, LLC and Pyramid Investors, LLC[237]	30 Rowes Wharf, Suite 530 Boston, Massachusetts	Hotel operator	First lien senior secured loan	12.32%	SOFR (Q)	7.00%	01/2027		7.7
			Preferred membership units					1.40%	2.2
QF Holdings, Inc. [238]	315 Deaderick St Ste. 2300 Nashville, Tennessee 37201	SaaS based electronic health record software provider	First lien senior secured revolving loan	11.16%	SOFR (Q)	5.75%	12/2027		0.6
			First lien senior secured loan	11.16%	SOFR (Q)	5.75%	12/2027		6.8
			First lien senior secured loan	11.16%	SOFR (Q)	5.75%	12/2027		4.9
			First lien senior secured loan	11.16%	SOFR (Q)	5.75%	12/2027		8.1
			First lien senior secured loan	11.19%	SOFR (Q)	5.75%	12/2027		5.1
Qnnect, LLC and Connector TopCo, LP [239]	Eight Neshaminy Interplex Suite 221 Trevose, Pennsylvania 19053	Manufacturer of highly engineered hermetic packaging products	First lien senior secured loan	12.17%	SOFR (S)	7.00%	11/2029		10.6
			Limited partnership interests					1.32%	12.4
R2 Acquisition Corp.	207 NW Park Ave, Portland, OR 97209	Marketing services	Common stock					0.32%	0.3
Radiant Intermediate Holding, LLC	901 Reinli St Austin, TX 7875	Provider of HVAC, plumbing and electrical services	First lien senior secured loan	11.19%	SOFR (Q)	5.75%	11/2026		1.9
Radius Aerospace, Inc. and Radius Aerospace Europe Limited [240]	153 ExtrusionPlace, Hot Springs, AR 71901	Metal fabricator in the aerospace industry	First lien senior secured revolving loan	11.24%	SOFR (Q)	5.75%	03/2025		0.3	[5]
			First lien senior secured revolving loan	10.94%	SONIA (M)	5.75%	03/2025		1.0	[5]
Radwell Parent, LLC [241]	1 Millennium Dr Willingboro, New Jersey 08046	Distributor of maintenance, repair, and operations parts	First lien senior secured revolving loan	12.05%	SOFR (Q)	6.75%	04/2029		0.9
			First lien senior secured loan	12.05%	SOFR (Q)	6.75%	04/2029		0.1
Raptor Technologies, LLC, Sycamore Bidco LTD and Rocket Parent, LLC [242]	631 West 22nd Street Houston, Texas 77008	Provider of SaaS-based safety and security software to the K-12 school market	First lien senior secured loan	10.93%	SOFR (Q)	5.63%	10/2028		8.4
			First lien senior secured loan	10.93%	SOFR (Q)	5.63%	10/2028		0.1
			Class A common units					1.52%	7.9

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Rawlings Sporting Goods Company, Inc. and Easton Diamond Sports, LLC	510 Maryville University Dr, Suite 110, St. Louis, MO 63141	Sports equipment manufacturing company	First lien senior secured loan	11.71%	SOFR (Q)	6.25%	12/2026		49.1
			First lien senior secured loan	11.71%	SOFR (Q)	6.25%	12/2026		0.1
			First lien senior secured loan	11.71%	SOFR (Q)	6.25%	12/2026		5.7
RB Holdings InterCo, LLC [243]	3229 E. Spring Street, Suite 310 Long Beach, California 90806	Manufacturer of pet food and treats	First lien senior secured revolving loan	10.47%	SOFR (Q)	5.00%	05/2028		1.6
			First lien senior secured loan	10.47%	SOFR (Q)	5.00%	05/2028		11.1
RC V Tecmo Investor LLC	1 Riverfront Place Suite 500 Newport, KY 41071	Technology based aggregator for facility maintenance services	Common member units					2.64%	15.9
RD Holdco Inc. [4]	2201 W Plano Pkwy, Ste 100, Plano, Texas 75075	Manufacturer and marketer of carpet cleaning machines	Senior subordinated loan				10/2026		13.6
			Senior subordinated loan				10/2026		0.5
			Common stock					45.86%	0.0
RE Community Holdings GP, LLC and RE Community Holdings, LP	809 West Hill Street, Charlotte, NC 28208	Operator of municipal recycling facilities	Limited partnership interest					2.49%	0.0
			Limited partnership interest					2.86%	0.0
RealPage, Inc.	2201 Lakeside Blvd. Richardson, TX 75082	Provider of enterprise software solutions to the residential real estate industry	Second lien senior secured loan	11.94%	SOFR (M)	6.50%	04/2029		82.4
Reddy Ice LLC [244]	5710 LBJ Freeway Dallas, Texas 75240	Packaged ice manufacturer and distributor	First lien senior secured revolving loan	12.50%	Base Rate (Q)	4.00%	07/2025		0.5
			First lien senior secured revolving loan	12.50%	Base Rate (Q)	4.00%	07/2025		1.9
			First lien senior secured loan	10.48%	SOFR (Q)	5.00%	07/2025		60.4
			First lien senior secured loan	10.48%	SOFR (Q)	5.00%	07/2025		4.2
			First lien senior secured loan	10.48%	SOFR (Q)	5.00%	07/2025		0.9
			First lien senior secured loan	10.48%	SOFR (Q)	5.00%	07/2025		4.0
Redwood Services, LLC and Redwood Services Holdco, LLC[245]	1661 International Drive Suite 400 Memphis, Tennessee 38120	Provider of residential HVAC and plumbing services	First lien senior secured loan	12.14%	SOFR (Q)	6.50%	12/2025		0.2
			First lien senior secured loan	12.14%	SOFR (S)	6.50%	12/2025		0.1
			First lien senior secured loan	12.03%	SOFR (Q)	6.50%	12/2025		5.1
			First lien senior secured loan	11.93%	SOFR (M)	6.50%	12/2025		8.7
			First lien senior secured loan	11.93%	SOFR (M)	6.50%	12/2025		4.2
			Series D units	8.00% PIK				97.96%	60.5
Reef Lifestyle, LLC [246]	9660 Chesapeak Drive San Diego, California 92123	Apparel retailer	First lien senior secured revolving loan	15.32% (4.25% PIK)	SOFR (M)	10.00%	10/2027		33.2
			First lien senior secured revolving loan	15.34% (4.25% PIK)	SOFR (Q)	10.00%	10/2027		2.7
			First lien senior secured loan	15.34% (4.25% PIK)	SOFR (Q)	10.00%	10/2027		20.3
			First lien senior secured loan	15.34% (4.25% PIK)	SOFR (Q)	10.00%	10/2027		2.5
Regent Education, Inc.	340 E. Patrick Street, Suite 201, Frederick, MD 21701	Provider of software solutions designed to optimize the financial aid and enrollment processes	Warrant to purchase shares of common stock				12/2026	8.00%	0.0
			Warrant to purchase shares of common stock				12/2026	0.27%	0.0

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Registrar Intermediate, LLC and PSP Registrar Co-Investment Fund, L.P. [247]	144 Research Drive Hampton, Virginia 23666	Provider of FDA registration and consulting services	First lien senior secured revolving loan	10.42%	SOFR (M)	5.00%	08/2027		0.8
			First lien senior secured loan	10.64%	SOFR (S)	5.00%	08/2027		2.6
			Limited partner interests					1.13%	2.7
Relativity ODA LLC [248]	231 South LaSalle Street, 8th Floor Chicago, IL 60604	Electronic discovery document review software platform for use in litigations and investigations	First lien senior secured loan	11.93%	SOFR (M)	6.50%	05/2027		23.0
Repairify, Inc. and Repairify Holdings, LLC[249]	2600 Technology Drive, Suite 900. Plano, Texas 75074	Provider of automotive diagnostics scans and solutions	First lien senior secured revolving loan	10.55%	SOFR (Q)	5.00%	06/2027		6.4
			Class A common units					0.64%	3.9
Research Now Group, LLC and Dynata, LLC	6080 Tennyson Parkway, Suite 500, Plano, Texas 75024	Provider of outsourced data collection to the market research industry	First lien senior secured loan						—
Revalize, Inc. [250]	8800 W Baymeadows Way, #500, Jacksonville, Florida 32256	Developer and operator of software providing configuration, price and quote capabilities	First lien senior secured revolving loan	11.22%	SOFR (Q)	5.75%	04/2027		0.2
			First lien senior secured loan	11.21%	SOFR (Q)	5.75%	04/2027		0.7
RF HP SCF Investor, LLC	71 West 23rd Street, New York, NY 10010	Branded specialty food company	Membership interest					10.08%	30.4	[5]
Rialto Management Group, LLC[251]	200 S Biscayne Blvd, Suite 400, Miami, FL 33131	Investment and asset management platform focused on real estate	First lien senior secured revolving loan				12/2025		0.0	[5]
			First lien senior secured loan	10.93%	SOFR (M)	5.50%	12/2025		0.3	[5]
			First lien senior secured loan	10.93%	SOFR (M)	5.50%	12/2025		0.1	[5]
			First lien senior secured loan	10.93%	SOFR (M)	5.50%	12/2025		0.1	[5]
Riser Interco, LLC [252]	555 E North Ln, Conshohocken, Pennsylvania 19428	Insurance program administrator	First lien senior secured loan	11.19%	SONIA (Q)	6.00%	10/2029		1.1
			First lien senior secured loan	11.31%	SOFR (Q)	6.00%	10/2029		7.4
RMS HoldCo II, LLC & RMS Group Holdings, Inc. [253]	9020 North May Ave., Suite 100 Oklahoma City, Oklahoma 73120	Developer of revenue cycle management solutions, process automation, analytics and integration for the healthcare industry	First lien senior secured loan	11.68%	SOFR (M)	6.25%	12/2027		0.1
			First lien senior secured loan	11.68%	SOFR (M)	6.25%	12/2027		0.2
			Class A common stock					1.49%	4.3
Rodeo AcquisitionCo LLC [254]	3751 New York Ave #130 Arlington, Texas 76014	Provider of food inspection and recovery services	First lien senior secured revolving loan	11.49%	SOFR (Q)	6.00%	07/2027		1.8
			First lien senior secured loan	11.49%	SOFR (Q)	6.00%	07/2027		16.3
RTI Surgical, Inc. and Pioneer Surgical Technology, Inc. [255]	11621 Research Circle, Alachua, FL 32615	Manufacturer of biologic, metal and synthetic implants/devices	First lien senior secured revolving loan	12.18%	SOFR (M)	6.75%	07/2026		10.8
			First lien senior secured loan	12.15%	SOFR (S)	6.75%	07/2026		22.2
S Toys Holdings LLC (fka The Step2 Company, LLC) [4]	10010 Aurora-Hudson Road, Streetsboro, OH 44241	Toy manufacturer	Common units					0.00%	0.0
			Class B common units					69.42%	0.0
			Warrant to purchase units				12/2050	0.00%	0.0
Safe Home Security, Inc., Security Systems Inc., Safe Home Monitoring, Inc., National Protective Services, Inc., Bright Integrations LLC and Medguard Alert, Inc.	1125 Middle Street, #201, Middletown, CT 6457	Provider of safety systems for business and residential customers	First lien senior secured loan	12.69%	SOFR (M)	7.25%	08/2024		47.2
SageSure Holdings, LLC and SageSure LLC [256]	101 Hudson Street, Suite 2700 Jersey City, New Jersey 07302	Insurance service provider	First lien senior secured loan	11.32%	SOFR (Q)	5.75%	01/2028		0.3
			Series A units					2.75%	43.7
Saturn Purchaser Corp.	201 1st Street Petaluma, CA 94952	Private aviation management company	First lien senior secured loan	10.53%	SOFR (M)	5.25%	07/2029		1.8

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Schill Landscaping and Lawn Care Services LLC, Tender Lawn Care ULC and Landscape Parallel Partners, L.P. [257]	5000 Mills Ind Parkway North Ridgeville, OH 44039	Provider of landscape design and planning, and snow removal services	First lien senior secured loan	11.18%	SOFR (M)	5.75%	12/2027		3.5
			Class A units					20.57%	21.6
SCI PH Parent, Inc.	1515 W 22nd St, Suite 1100, Oak Brook, IL 60523	Industrial container manufacturer, reconditioner and servicer	Series B shares					0.10%	1.7
SCIH Salt Holdings Inc. [258]	10955 Lowell Ave, Ste 500, Overland Park, KS 66210	Salt and packaged ice melt manufacturer and distributor	First lien senior secured revolving loan						—
SCM Insurance Services Inc. [259]	5083 Windermere Boulevard SW, Edmonton, AB T6W 0J5, Canada	Provider of claims management, claims investigation & support and risk management solutions for the Canadian property and casualty insurance industry	First lien senior secured loan	11.55%	CDOR (Q)	6.25%	08/2025		24.4	[5]
SelectQuote, Inc.	6800 W 115th Street, Suite 2511, Overland Park, KS 66211	Direct to consumer insurance distribution platform	First lien senior secured loan	14.93% (3.00% PIK)	SOFR (M)	9.50%	02/2025		20.2
Senior Direct Lending Program, LLC [4]	2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067	Co-investment vehicle	Subordinated certificates	13.30%	SOFR (Q)	8.00%	12/2036	87.50%	1261.7	[5]
			Membership interest					87.50%	0.0	[5]
SERV 2020-1	860 Ridge Lake Boulevard, Memphis, TN 38120	Provider of restoration and cleaning services to commercial and residential customers	First lien senior secured loan						—
SFE Intermediate Holdco LLC	9366 East Raintree Drive, Suite 101, Scottdale, AZ 85260	Provider of outsourced foodservice to K-12 school districts	First lien senior secured loan	11.46%	SOFR (Q)	6.00%	07/2026		6.1
			First lien senior secured loan	11.46%	SOFR (Q)	6.00%	07/2026		9.9
			First lien senior secured loan	11.46%	SOFR (Q)	6.00%	07/2026		0.4
SG Acquisition, Inc.	2635 Century Parkway NE, Suite 900, Atlanta, GA 30345	Provider of insurance solutions for car sales	First lien senior secured loan	10.91%	SOFR (Q)	5.50%	01/2027		33.8
Shermco Intermediate Holdings, Inc. [260]	2425 East Pioneer Drive Irving, Texas 75061	Provider of electrician services	First lien senior secured revolving loan	10.58%	SOFR (M)	5.25%	06/2026		1.8
			First lien senior secured revolving loan	12.75%	Base Rate (Q)	4.25%	06/2026		0.4
			First lien senior secured loan	10.58%	SOFR (M)	5.25%	06/2026		5.2
			First lien senior secured loan	10.58%	SOFR (M)	5.25%	06/2026		0.4
SHO Holding I Corporation, Shoes For Crews (Europe) Limited and Never Slip TopCo, Inc. [4]	250 S. Australian Avenue West Palm Beach, Florida 33401	Manufacturer and distributor of slip resistant footwear	First lien senior secured loan				04/2024		13.8	[5]
			First lien senior secured loan				04/2024		8.3
			Second lien senior secured loan				10/2024		0.0
			Series A preferred stock					1.00%	0.0
			Common stock					49.00%	0.0
			Warrant to purchase shares of common stock				04/2024	1.00%	0.0
Shur-Co Acquisition, Inc. and Shur-Co Holdco, Inc.	2309 Shur-Lok St. Yankton, South Dakota 57078	Provider of tarp systems and accessories for trucks, trailers, carts, and specialty equipment used in the agriculture, construction and flatbed markets	First lien senior secured loan	11.23%	SOFR (S)	6.05%	06/2027		26.4
			First lien senior secured loan	11.23%	SOFR (S)	6.05%	06/2027		0.1
			First lien senior secured loan	11.23%	SOFR (S)	6.05%	06/2027		6.2
			Common stock					7.84%	17.5
Silk Holdings III Corp. and Silk Holdings I Corp. [261]	One International Place, Ste. 3240 Boston, Massachusetts 02110	Producer of personal care products	First lien senior secured revolving loan	11.31%	SOFR (Q)	6.00%	05/2029		0.1
			First lien senior secured loan	13.06%	SOFR (Q)	7.75%	05/2029		16.6
			Common stock					4.53%	34.8

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
SilverBow Resources, Inc.	920 Memorial City Way, Suite 850, Houston, Texas 77024	Oil and gas producer	Common stock					1.42%	12.3	[5]
SiroMed Physician Services, Inc. and SiroMed Equity Holdings, LLC[262]	1000 Winter Street, Suite 4300, Waltham, MA 02451	Outsourced anesthesia provider	First lien senior secured loan	10.71%	SOFR (M)	5.25%	03/2025		8.2
			Common units					4.81%	1.7
SM Wellness Holdings, Inc. and SM Holdco, LLC [263]	15601 Dallas Parkway, Suite 500 Addison, Texas 75001	Breast cancer screening provider	Series D units	8.00% PIK				0.00%	1.4
			Series A units					0.02%	9.8
			Series B units					2.31%	0.0
Smarsh Inc. and Skywalker TopCo, LLC [264]	851 SW 6th Ave., Suite 800 Portland, OR 97204	SaaS based communication archival service provider	First lien senior secured revolving loan	11.08%	SOFR (M)	5.75%	02/2029		0.3
			First lien senior secured loan	11.06%	SOFR (Q)	5.75%	02/2029		1.4
			Common units					0.41%	10.9
SOC Telemed, Inc. and PSC Spark Holdings, LP	2411 Dulles Corner Park Suite 475. Herndon, Virginia 20171	Provider of acute care telemedicine	First lien senior secured loan	13.82% PIK	SOFR (Q)	8.50%	08/2027		93.4
			Class A-2 units					0.98%	3.9
			Warrant to purchase units of common stock				08/2029	1.24%	3.5
SocialFlow, Inc.	52 Vanderbilt Avenue, 12th Floor, New York, NY 10017	Social media optimization platform provider	Warrant to purchase shares of Series C preferred stock				01/2026	0.30%	0.0
Sophia, L.P.	2003 Edmund Halley Drive, Reston, VA 20191	Provider of ERP software and services for higher education institutions	Second lien senior secured loan	13.43%	SOFR (M)	8.00%	10/2028		66.1
SoundCloud Limited	76/77 Rheinsberger Str, Berlin, 10115, Germany	Platform for receiving, sending, and distributing music	Common stock					0.23%	0.7	[5]
Spirit RR Holdings, Inc. and Winterfell Co-Invest SCSp [265]	11 East 26th Street, 12th Floor New York, New York 10010	Provider of data, analytics, news, and workflow tools to customers in the counter-cyclical distressed debt space	First lien senior secured revolving loan	10.68%	SOFR (M)	5.25%	09/2028		0.2
			First lien senior secured loan	10.65%	SOFR (Q)	5.25%	09/2028		2.5
			First lien senior secured loan	10.68%	SOFR (Q)	5.25%	09/2028		0.8
			Limited partner interests					0.94%	13.3
Spring Insurance Solutions, LLC	120 120 W 12th St, Suite 1700, Kansas City, MO 64105	Technology-based direct to consumer sales and marketing platform for insurance products	First lien senior secured loan	11.95%	SOFR (Q)	6.50%	11/2025		20.0
SSE Buyer, Inc., Supply Source Enterprises, Inc., Impact Products LLC, The Safety Zone, LLC and SSE Parent, LP	4300 Wildwood Parkway, Suite 100, Atlanta, GA 30339	Manufacturer and distributor of personal protection equipment, commercial cleaning, maintenance and safety products	Second lien senior secured loan				06/2026		0.0
			Limited partnership class A-1 units					1.04%	0.0
			Limited partnership class A-2 units					1.04%	0.0
Star US Bidco LLC [266]	14845 West 64th Avenue, Arvada Colorado 80007	Manufacturer of pumps, compressors and other highly-engineered equipment for mission-critical applications	First lien senior secured revolving loan						—
Startec Equity, LLC [4]	2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067	Communication services	Member interest					100.00%	0.0
Stealth Holding LLC and UCIT Online Security Inc.	15182 Marsh Lane Addison, Texas 75001	Live video monitoring solutions provider	First lien senior secured loan	12.23%	SOFR (Q)	6.75%	03/2026		52.3	[5]
			First lien senior secured loan	14.25%	Base Rate (Q)	5.75%	03/2026		0.8	[5]
			First lien senior secured loan	12.22%	SOFR (Q)	6.75%	03/2026		5.1	[5]
			First lien senior secured loan	12.23%	SOFR (Q)	6.75%	03/2026		12.3	[5]
Steward Partners Global Advisory, LLC and Steward Partners Investment Advisory, LLC [267]	2 Grand Central Tower New York, New York 10017	Wealth management platform	First lien senior secured loan	10.73%	SOFR (Q)	5.25%	10/2028		2.0	[5]

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Storable, Inc. and EQT IX Co-Investment (E) SCSP	701 Brazos Street, Suite 700 Austin, TX 78701	Payment management system solutions and web services for the self-storage industry	Second lien senior secured loan	11.93%	SOFR (S)	6.75%	04/2029		42.8
			Second lien senior secured loan	11.93%	SOFR (S)	6.75%	04/2029		10.3
			Limited partnership interests					0.42%	9.0	[5]
Storm Investment S.a.r.l.	6 Rue Eugène Ruppert 2453 Luxembourg	Spanish futbol club	First lien senior secured loan	3.75%			06/2029		66.5	[5]
			Class A redeemable shares					7.88%	5.4	[5]
			Class B redeemable shares					3.66%	5.4	[5]
			Ordinary shares					7.88%	0.3	[5]
			Class C redeemable shares					3.66%	5.4	[5]
			Class D redeemable shares					3.66%	5.4	[5]
			Class E redeemable shares					3.66%	5.4	[5]
			Class F redeemable shares					3.66%	5.4	[5]
			Class G redeemable shares					3.66%	5.4	[5]
			Class H redeemable shares					3.66%	5.4	[5]
			Class I redeemable shares					3.66%	5.4	[5]
Sugar PPC Buyer LLC	950 Third Avenue New York, New York 10022	Manufacturer and distributor of food products	First lien senior secured loan	11.32%	SOFR (M)	6.00%	10/2030		15.5
Sun Acquirer Corp. and Sun TopCo, LP [268]	3800 North Central Avenue, Suite 460 Phoenix, AZ 85012	Automotive parts and repair services retailer	First lien senior secured revolving loan				09/2027		0.0
			First lien senior secured loan	11.19%	SOFR (M)	5.75%	09/2028		51.6
			First lien senior secured loan	11.19%	SOFR (M)	5.75%	09/2028		5.3
			First lien senior secured loan	11.19%	SOFR (M)	5.75%	09/2028		1.1
			Class A units					0.89%	10.0
Sundance Group Holdings, Inc. [269]	2500 W EXECUTIVE PKWY STE 350, Lehi, Utah 84043	Provider of cloud-based document management and collaboration solutions	First lien senior secured revolving loan	11.66%	SOFR (Q)	6.25%	07/2027		1.5
			First lien senior secured loan	11.67%	SOFR (Q)	6.25%	07/2027		20.1
			First lien senior secured loan	11.69%	SOFR (Q)	6.25%	07/2027		0.8
Sunk Rock Foundry Partners LP, Hatteras Electrical Manufacturing Holding Company and Sigma Electric Manufacturing Corporation, Diecast Beacon [270]	120 Sigma Drive, Garner, North Carolina 27529	Manufacturer of metal castings, precision machined components and sub-assemblies in the electrical products, power transmission and distribution and general industrial markets	First lien senior secured revolving loan				10/2024		0.0
Sunrun Atlas Depositor 2019-2, LLC and Sunrun Atlas Holdings 2019-2, LLC	225 Bush Street, San Francisco, CA 94105	Residential solar energy provider	First lien senior secured loan	3.61%			02/2055		0.1
			Senior subordinated loan	12.22% (9.53% PIK)	SOFR (Q)	6.90%	11/2025		163.0
Sunrun Luna Holdco 2021, LLC [271]	595 Market Street, 29th Floor, San Francisco, California 94105	Residential solar energy provider	Senior subordinated revolving loan	9.14%	SOFR (S)	3.50%	04/2024		45.0	[5]
			Senior subordinated revolving loan	13.52%	SOFR (Q)	7.88%	04/2024		30.0	[5]
Sunrun Xanadu Issuer 2019-1, LLC and Sunrun Xanadu Holdings 2019-1, LLC	225 Bush Street, San Francisco, CA 94105	Residential solar energy provider	First lien senior secured loan	3.98%			06/2054		0.3
			Senior subordinated loan	10.00% (7.38% PIK)	SOFR (Q)	6.90%	07/2030		73.5
SVP-Singer Holdings Inc. and SVP-Singer Holdings LP	1224 Heil Quaker Blvd. LaVergne, TN 37086	Manufacturer of consumer sewing machines	First lien senior secured loan				07/2028		29.0
			Class A common units					57.68%	0.0

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Symplr Software Inc. and Symplr Software Intermediate Holdings, Inc. [272]	315 Capitol St, Suite 100, Houston, TX 77002	SaaS based healthcare compliance platform provider	First lien senior secured revolving loan	9.06%	SOFR (Q)	3.75%	12/2025		3.7
			First lien senior secured loan	9.91%	SOFR (Q)	4.50%	12/2027		16.9
			Second lien senior secured loan	13.29%	SOFR (Q)	7.88%	12/2028		72.4
			Series C-1 preferred shares	11.00% PIK				46.79%	92.5
			Series C-2 preferred shares	11.00% PIK				40.11%	46.3
			Series C-3 preferred shares	11.00% PIK				20.25%	18.1
Synergy HomeCare Franchising, LLC and NP/Synergy Holdings, LLC[273]	500 North Roosevelt, Chandler, AZ 85226	Franchisor of private-pay home care for the elderly	First lien senior secured loan	11.21%	SOFR (Q)	5.75%	04/2026		13.1
			Common units					1.61%	1.2
Systems Planning and Analysis, Inc. [274]	2001 N. Beauregard Street, Alexandria, Virginia 22311	Provider of systems engineering and technical assistance to the US DoD	First lien senior secured loan	11.08%	SOFR (Q)	5.75%	08/2027		1.0
Tamarack Intermediate, L.L.C. and Tamarack Parent, L.L.C. [275]	3207 Grey Hawk Ct. Carlsbad, California 92010	Provider of environment, health, safety, and sustainability software	First lien senior secured loan	11.21%	SOFR (Q)	5.75%	03/2028		34.7
			First lien senior secured loan	10.96%	SOFR (Q)	5.50%	03/2028		5.0
			Class A-2 units					1.45%	5.7
Taymax Group, L.P., Taymax Group G.P., LLC, PF Salem Canada ULC and TCP Fit Parent, L.P. [276]	27 Northwestern Drive, Suite 2, Salem, NH 03079	Planet Fitness franchisee	First lien senior secured revolving loan	10.82%	SOFR (M)	5.38%	07/2026		0.3
			First lien senior secured revolving loan	10.67%	CDOR (M)	5.38%	07/2026		0.3
			First lien senior secured revolving loan	10.98%	SOFR (M)	5.50%	07/2026		0.1
			First lien senior secured revolving loan	10.82%	CDOR (M)	5.50%	07/2026		0.2
			First lien senior secured loan	10.76%	SOFR (M)	5.33%	07/2026		1.4
			First lien senior secured loan	10.93%	SOFR (M)	5.50%	07/2026		0.2
			Class A units					1.53%	8.0
TCP Hawker Intermediate LLC [277]	1 Time Clock Dr. San Angelo, Texas 76904	Workforce management solutions provider	First lien senior secured loan	10.96%	SOFR (Q)	5.50%	08/2026		34.0
			First lien senior secured loan	10.96%	SOFR (Q)	5.50%	08/2026		6.4
			First lien senior secured loan	10.96%	SOFR (Q)	5.50%	08/2026		0.1
			First lien senior secured loan	11.46%	SOFR (Q)	6.00%	08/2026		7.3
Team Acquisition Corporation [278]	111 Badger Lane, Statesville, North Carolina 28625	Provider of team uniforms and athletic wear	First lien senior secured loan	11.86%	SOFR (S)	6.50%	11/2029		46.9
Teasdale Foods, Inc. and Familia Group Holdings Inc.	901 Packers Street, P.O. Box 814, Atwater, CA 95301	Provider of beans, sauces and hominy to the retail, foodservice and wholesale channels	First lien senior secured loan	12.68% (1.00% PIK)	SOFR (Q)	7.25%	12/2025		71.5
			Warrant to purchase shares of common stock				02/2034	4.59%	0.0
Tempus AI, Inc.	600 West Chicago Avenue Chicago, Illinois 60654	Provider of technology enabled precision medicine solutions	First lien senior secured loan	13.58% (3.25% PIK)	SOFR (Q)	8.25%	09/2027		73.2
			First lien senior secured loan	13.58% (3.25% PIK)	SOFR (Q)	8.25%	09/2027		21.3
			First lien senior secured loan	13.58% (3.25% PIK)	SOFR (Q)	8.25%	09/2027		9.1
			Series G-4 preferred stock					0.02%	1.9
The Alaska Club Partners, LLC, Athletic Club Partners LLC and The Alaska Club, Inc. [279]	5201 E Tudor Road, Anchorage, AK 99507	Premier health club operator	First lien senior secured loan	11.94%	SOFR (M)	6.50%	12/2024		12.3

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
The Arcticom Group, LLC and AMCP Mechanical Holdings, LP [280]	1676 N. California Blvd., Suite 550, Walnut Creek, California 94596	Refrigeration, heating, ventilation and air conditioning services provider	First lien senior secured revolving loan	11.71%	SOFR (S)	6.25%	12/2027		8.6
			First lien senior secured loan	11.80%	SOFR (S)	6.25%	12/2027		0.2
			First lien senior secured loan	11.70%	SOFR (Q)	6.25%	12/2027		0.2
			First lien senior secured loan	12.31%	SOFR (Q)	6.75%	12/2027		1.6
			First lien senior secured loan	11.76%	SOFR (Q)	6.25%	12/2027		5.3
			Class A units					3.38%	11.2
			Class C units					0.15%	0.5
The Edelman Financial Center, LLC	540 Madison Avenue, Suite 27B New York, New York 10022	Provider of investment, financial and retirement planning services	Second lien senior secured loan	12.19%	SOFR (M)	6.75%	07/2026		19.4	[5]
The Mather Group, LLC, TVG-TMG Topco, Inc., and TVG-TMG Holdings, LLC [281]	353 N Clark Street Suite 2775 Chicago, Illnois 60654	Provider of comprehensive wealth management services	First lien senior secured revolving loan	13.50%	Base Rate (Q)	5.00%	03/2028		0.4	[5]
			First lien senior secured loan	11.45%	SOFR (Q)	6.00%	03/2028		3.7	[5]
			Senior subordinated loan	12.00% PIK			03/2029		3.3	[5]
			Series A preferred units					2.19%	3.2	[5]
			Common units					2.19%	0.0	[5]
The Teaching Company Holdings, Inc.	4151 Lafayette Center Drive, #100, Chantilly, VA 20151	Education publications provider	Preferred stock					1.77%	2.4
			Common stock					1.89%	0.1
The Ultimus Group Midco, LLC, The Ultimus Group, LLC, and The Ultimus Group Aggregator, LP [282]	80 Arkay Drive, Ste 110, Hauppauge, NY 11788	Provider of asset-servicing capabilities for fund managers	First lien senior secured loan	10.93%	SOFR (S)	5.50%	03/2031		20.6
			Class A units	8.00% PIK				0.42%	2.1
			Class A units					0.01%	0.1
			Class B units					0.42%	1.0
			Class B units					0.53%	0.0
Therapy Brands Holdings LLC	1500 1st Avenue North, Suite L135, Birmingham, AL	Provider of software solutions for the mental and behavioral health market segments	Second lien senior secured loan	12.19%	SOFR (M)	6.75%	05/2029		27.6
Thermostat Purchaser III, Inc. [283]	2440 Ravine Way Suite 200 Glenview, IL 60025	Provider of commercial HVAC equipment maintenance and repair services	First lien senior secured revolving loan				08/2026		0.0
			Second lien senior secured loan	12.74%	SOFR (Q)	7.25%	08/2029		22.5
THG Acquisition, LLC [284]	8720 Stony Point Parkway, Suite 125, Richmond, VA 23255	Multi-line insurance broker	First lien senior secured revolving loan	11.18%	SOFR (M)	5.75%	12/2025		2.1
			First lien senior secured loan	11.18%	SOFR (M)	5.75%	12/2026		0.1
			First lien senior secured loan	11.18%	SOFR (M)	5.75%	12/2026		14.7
			First lien senior secured loan	10.93%	SOFR (M)	5.50%	12/2026		26.8
Totes Isotoner Corporation and Totes Ultimate Holdco, Inc. [3]	9655 International Boulevard, Cincinatti, OH 45246	Designer, marketer, and distributor of rain and cold weather products	First lien senior secured loan	9.44%	SOFR (M)	4.00%	06/2024		1.5
			First lien senior secured loan	11.44%	SOFR (M)	6.00%	12/2024		2.1
			Common stock					7.92%	0.2
Touchstone Acquisition, Inc. and Touchstone Holding, L.P.	5949 Commerce Blvd, Morristown, TN 37814	Manufacturer of consumable products in the dental, medical, cosmetic and consumer/industrial end-markets	Class A preferred units	8.00% PIK				1.81%	4.3
Trader Corporation and Project Auto Finco Corp. [285]	405 The West Mall, Suite 110 Etobicoke, Canada M9C 5J1	Digital Automotive marketplace and software solution provider to automotive industry	First lien senior secured loan	12.04%	CDOR (M)	6.75%	12/2029		12.1	[5]
Triton Water Holdings, Inc.	900 Long Ridge Road Building 2 Stamford, CT 06902	Producer and provider of bottled water brands	First lien senior secured loan	8.86%	SOFR (Q)	3.25%	03/2028		1.0
			Senior subordinated loan	6.25%			04/2029		0.1

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Triwizard Holdings, Inc. and Triwizard Parent, LP [286]	1 Park Place, Suite 200 Annapolis, Maryland	Parking management and hospitality services provider	First lien senior secured revolving loan	11.56%	SOFR (Q)	6.25%	06/2029		0.4
			First lien senior secured revolving loan	13.75%	Base Rate (Q)	5.25%	06/2029		4.0
			Class A-2 common units					1.82%	3.2
Truck-Lite Co., LLC, Ecco Holdings Corp. and Clarience Technologies, LLC [287]	20600 Civic Center Dr, Southfield, Michigan, 48076	Provider of global transportation safety and productivity applications	First lien senior secured revolving loan	11.06%	SOFR (Q)	5.75%	02/2030		0.3
			First lien senior secured loan	11.06%	SOFR (Q)	5.75%	02/2031		79.9
			Class A common units					0.27%	6.2
Truist Insurance Holdings, LLC	214 North Tryon Street, Charlotte, NC, 28202, United States	Insurance brokerage firm	First lien senior secured loan	8.56%	SOFR (S)	3.25%	03/2031		0.3
TSS Buyer, LLC [288]	620 Hearst Ave Berkeley, California 94710	Provider of outsourced testing, inspection, certification, and compliance services to healthcare and life sciences end markets	First lien senior secured loan	10.95%	SOFR (Q)	5.50%	06/2029		1.9
Two Six Labs, LLC [289]	901 N. Stuart Street Arlington, Virginia 22203	Provider of information operations, cyber, and data analytics products and services for government and defense contracts	First lien senior secured loan	11.31%	SOFR (Q)	6.00%	08/2027		8.6
U.S. Anesthesia Partners, Inc. & U.S. Anesthesia Partners Holdings, Inc.	450 E. Las Olas Boulevard, Suite 850, Fort Lauderdale, Florida 33301	Anesthesiology service provider	Second lien senior secured loan	12.94%	SOFR (M)	7.50%	10/2029		136.0
			Common stock					0.54%	9.6
UKG Inc. and H&F Unite Partners, L.P.	2250 North Commerce Parkway, Weston, Florida 33326	Provider of cloud based HCM solutions for businesses	Limited partnership interests					0.16%	21.4	[5]
United Digestive MSO Parent, LLC and Koln Co-Invest Unblocked, LP [290]	1355 Peachtree Street NE, Suite 1600 Atlanta, Georgia 30309	Gastroenterology physician group	First lien senior secured revolving loan	12.07%	SOFR (Q)	6.75%	03/2029		0.5
			First lien senior secured loan	12.21%	SOFR (Q)	6.75%	03/2029		10.3
			Class A interests					1.43%	4.6
UP Intermediate II LLC and UPBW Blocker LLC [291]	1792 Dancy Blvd, Horn Lake, Mississippi 38637	Provider of essential mechanical, electrical and plumbing services to commercial customers	First lien senior secured loan	10.58%	SOFR (S)	5.25%	03/2031		4.7
			Common units					2.18%	6.0
US Salt Investors, LLC and Emerald Lake Pearl Acquisition-A, L.P. [292]	3580 Salt Point Rd Watkins Glen, NY 14891	Producer and packager of compressed, household, and packaged salt	First lien senior secured loan	10.71%	SOFR (Q)	5.25%	07/2028		26.0
			Limited partner interests					0.42%	0.9
UserZoom Technologies, Inc.	10 Almaden Boulevard - Suite 250 San Jose, California 95113	User experience research automation software	First lien senior secured loan	12.99%	SOFR (Q)	7.50%	04/2029		5.8
Valcourt Holdings II, LLC and Jobs Holdings, Inc. [293]	1600 Tysons Blvd McLean McLean, Virginia 22102	Provider of window cleaning and building facade maintenance and restoration services	First lien senior secured loan	11.21%	SOFR (Q)	5.75%	11/2029		48.5
Varsity Brands Holding Co., Inc., Hercules Achievement, Inc. and BCPE Hercules Holdings, LP	14460 Varsity Brands Way, Farmers Branch, Texas 75244	Leading manufacturer and distributor of textiles, apparel & luxury goods	Second lien senior secured loan	15.69% (2.00% PIK)	SOFR (M)	10.25%	04/2027		147.1
			Class A units					0.17%	1.5
Verista, Inc. [294]	9100 Fall View Drive, Fishers, Indiana 46037	Provides systems consulting for compliance, automation, validation, and packaging solutions to the healthcare sector	First lien senior secured revolving loan	11.59%	SOFR (Q)	6.00%	02/2027		0.6
			First lien senior secured loan	11.59%	SOFR (Q)	6.00%	02/2027		0.8
Verscend Holding Corp. [295]	201 Jones Road, 4th Floor, Waltham, MA 02451	Healthcare analytics solutions provider	First lien senior secured revolving loan						—
Vertex Service Partners, LLC and Vertex Service Partners Holdings, LLC [296]	101 S Tryon Street, Charlotte, NC 28202	Provider of residential roofing repair & replacement	First lien senior secured loan	10.86%	SOFR (Q)	5.50%	11/2030		9.6
			Class B common units					0.12%	0.4
Vertice Pharma UK Parent Limited	630 Central Avenue, New Providence, NJ 07974	Manufacturer and distributor of generic pharmaceutical products	Preferred shares					0.35%	0.0	[5]

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Viant Medical Holdings, Inc.	05 W. Geneva Drive Temepe, Arizona 85282	Manufacturer of plastic and rubber components for health care equipment	First lien senior secured loan	9.19%	SOFR (M)	3.75%	07/2025		0.4
			Second lien senior secured loan	13.19%	SOFR (M)	7.75%	07/2026		0.1
Visual Edge Technology, Inc. [4][297]	3874 Highland Park NW North Canton, Ohio 44720	Provider of outsourced office solutions with a focus on printer and copier equipment and other parts and supplies	First lien senior secured loan	12.48% (1.25% PIK)	SOFR (Q)	7.00%	12/2025		33.5
			Senior preferred stock	10.00% PIK				94.73%	43.2
			Junior preferred stock					94.73%	0.0
			Warrant to purchase shares of common stock				08/2030	3.15%	0.0
Vobev, LLC and Vobev Holdings, LLC	5454 West 150 South Salt Lake City, Utah 84104	Producer and filler of aluminum beverage cans	First lien senior secured loan	13.18% (4.00% PIK)	SOFR (Q)	7.75%	04/2028		50.1
			First lien senior secured loan	13.17% (4.00% PIK)	SOFR (Q)	7.75%	04/2028		4.5
			Warrant to purchase shares of ordinary shares				11/2033	0.79%	0.0
			Warrant to purchase units of class B units				04/2028	10.73%	0.0
VPP Intermediate Holdings, LLC and VPP Group Holdings, L.P. [298]	601 S Henderson Rd, Ste. 155 King of Prussia, PA 19406	Veterinary hospital operator	First lien senior secured loan	11.18%	SOFR (M)	5.75%	12/2027		0.3
			First lien senior secured loan	11.18%	SOFR (M)	5.75%	12/2027		5.9
			First lien senior secured loan	11.18%	SOFR (M)	5.75%	12/2027		9.2
			First lien senior secured loan	11.07%	SOFR (M)	5.75%	12/2027		4.3
			Class A-2 units					2.60%	11.1
			Class A-2 units					0.02%	0.1
VPROP Operating, LLC and V SandCo, LLC [4]	4413 Carey Street, Fort Worth, TX 76119	Sand-based proppant producer and distributor to the oil and natural gas industry	First lien senior secured loan	15.09%	SOFR (M)	9.50%	11/2024		27.3
			First lien senior secured loan	15.09%	SOFR (M)	9.50%	11/2024		6.0
			First lien senior secured loan	15.09%	SOFR (M)	9.50%	11/2024		5.0
			Class A units					44.60%	64.2
VRC Companies, LLC [299]	5400 Meltech Blvd, Memphis, TN 38118	Provider of records and information management services	Senior subordinated loan	12.00% (2.00% PIK)			06/2028		4.9
VS Buyer, LLC [300]	2520 Northwinds Parkway Alpharetta, GA 30009	Provider of software-based data protection solutions	First lien senior secured revolving loan						—
Walnut Parent, Inc.	29 East King Street, Lancaster , PA 17602	Manufacturer of natural solution pest and animal control products	First lien senior secured loan	10.96%	SOFR (Q)	5.50%	11/2027		14.3
			First lien senior secured loan	10.96%	SOFR (Q)	5.50%	11/2027		0.1
Wash Encore Holdings, LLC	1725 Dornoch Ct. San Diego, California 92154	Provider of outsourced healthcare linen management solutions	First lien senior secured loan	11.21%	SOFR (Q)	5.75%	07/2027		97.3
Watermill Express, LLC and Watermill Express Holdings, LLC [301]	177 W Jessup St Brighton, CO 80601	Owner and operator of self-service water and ice stations	First lien senior secured revolving loan	11.19%	SOFR (M)	5.75%	07/2029		0.2
			First lien senior secured revolving loan	13.25%	Base Rate (Q)	4.75%	07/2029		0.5
			First lien senior secured loan	11.21%	SOFR (Q)	5.75%	07/2029		20.8
			First lien senior secured loan	11.21%	SOFR (Q)	5.75%	07/2029		4.3
			Class A units	8.00% PIK				1.58%	4.3

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
Waverly Advisors, LLC and WAAM Topco, LLC [302]	600 University Park Place, Suite 501, Birmingham, Alabama 35209	Wealth management and financial planning firm	First lien senior secured loan	11.21%	SOFR (Q)	5.75%	03/2028		0.7	[5]
			Class A units					0.59%	2.1	[5]
WCI-BXC Purchaser, LLC and WCI-BXC Investment Holdings, L.P. [303]	39 Labombard Rd Lebanon New Hampshire 03766	Manufacturer of monoclonal antibodies	First lien senior secured loan	11.54%	SOFR (Q)	6.25%	11/2030		4.9
			Limited partnership interest					0.33%	1.5
Wealth Enhancement Group, LLC [304]	505 N. Highway 169, Suite 900, Plymouth, Minnesota 55441	Wealth management and financial planning firm	First lien senior secured loan	10.81%	SOFR (Q)	5.50%	10/2027		0.1
			First lien senior secured loan	10.84%	SOFR (Q)	5.50%	10/2027		0.1
			First lien senior secured loan	10.81%	SOFR (Q)	5.50%	10/2027		0.1
			First lien senior secured loan	10.89%	SOFR (Q)	5.50%	10/2027		0.1
WebPT, Inc. [305]	625 S 5th Street, Phoenix, AZ 85004	Electronic medical record software provider	First lien senior secured revolving loan	12.17%	SOFR (Q)	6.75%	01/2028		0.4
			First lien senior secured loan	12.19%	SOFR (Q)	6.75%	01/2028		0.1
Wellness AcquisitionCo, Inc. [306]	222 W Hubbard St, Suite 300, Chicago, IL 60654	Provider of retail consumer insights and analytics for manufacturers and retailers in the natural, organic and specialty products industry	First lien senior secured loan	10.94%	SOFR (Q)	5.50%	01/2027		0.1
			First lien senior secured loan	10.94%	SOFR (Q)	5.50%	01/2027		0.6
Wellpath Holdings, Inc. [307]	1283 Murfreesboro Rd, Suite 500, Nashville, Tennessee 37217	Correctional facility healthcare operator	First lien senior secured revolving loan	11.07%	SOFR (Q)	5.25%	10/2024		4.9
			First lien senior secured loan	11.32%	SOFR (Q)	5.50%	10/2025		9.6
Wildcat BuyerCo, Inc. and Wildcat Parent, LP [308]	9730 Northcross Center Court Huntersville, North Carolina 28078	Provider and supplier of electrical components for commercial and industrial applications	First lien senior secured revolving loan				02/2027		0.0
			First lien senior secured loan	11.06%	SOFR (Q)	5.75%	02/2027		18.5
			First lien senior secured loan	11.06%	SOFR (Q)	5.75%	02/2027		2.5
			First lien senior secured loan	11.06%	SOFR (Q)	5.75%	02/2027		0.2
			First lien senior secured loan	11.06%	SOFR (Q)	5.75%	02/2027		5.5
			Limited partnership interests					0.59%	6.1
Winebow Holdings, Inc. and The Vintner Group, Inc.	4800 Cox Rd #300 Glen Allen, VA 23060	Importer and distributor of wine	First lien senior secured loan	11.68%	SOFR (M)	6.25%	07/2025		26.6
WorkWave Intermediate II, LLC [309]	101 Crawfords Corner Road, Suite 2511-W, Holmdel, New Jersey 07733	Provider of cloud-based field services and fleet management solutions	First lien senior secured loan	12.41% (3.75% PIK)	SOFR (Q)	7.00%	06/2027		51.6
			First lien senior secured loan	12.41% (3.75% PIK)	SOFR (Q)	7.00%	06/2027		18.8
World Insurance Associates, LLC and World Associates Holdings, LLC [310]	100 Wood Ave S, Floor 4 Iselin, New Jersey 08830	Insurance service provider	First lien senior secured revolving loan						—
Worldwide Produce Acquisition, LLC and REP WWP Coinvest IV, L.P. [311]	2652 Long Beach Avenue, Unit 2 Long Beach, California 90058	Fresh and specialty food distributor	First lien senior secured revolving loan				01/2029		0.0
			First lien senior secured loan	11.56%	SOFR (Q)	6.25%	01/2029		8.2
			Common units					0.68%	1.5

								% of Class
								Held at
Issuer	Address	Business Description	Investment	Coupon [1]	Reference	Spread	Maturity Date	3/31/2024 [2]	Fair Value
WSHP FC Acquisition LLC and WSHP FC Holdings LLC [312]	800 Hudson Way, Huntsville, Alabama 43065	Provider of biospecimen products for pharma research	First lien senior secured revolving loan	11.96%	SOFR (Q)	6.50%	03/2028		14.4
			First lien senior secured loan	11.96%	SOFR (Q)	6.50%	03/2028		30.7
			First lien senior secured loan	11.96%	SOFR (Q)	6.50%	03/2028		4.2
			First lien senior secured loan	11.96%	SOFR (Q)	6.50%	03/2028		12.9
			First lien senior secured loan	11.96%	SOFR (Q)	6.50%	03/2028		9.9
			First lien senior secured loan	11.96%	SOFR (Q)	6.50%	03/2028		0.1
			First lien senior secured loan	11.96%	SOFR (Q)	6.50%	03/2028		0.1
			First lien senior secured loan	11.96%	SOFR (Q)	6.50%	03/2028		28.9
			Common units					1.08%	3.5
XIFIN, Inc. and ACP Charger Co-Invest LLC [313]	12225 El Camino Real, Suite 300, San Diego, CA 92130	Revenue cycle management provider to labs	First lien senior secured revolving loan	11.21%	SOFR (Q)	5.75%	02/2026		5.4
			First lien senior secured loan	11.21%	SOFR (Q)	5.75%	02/2026		0.1
			First lien senior secured loan	11.21%	SOFR (Q)	5.75%	02/2026		35.1
			Class A units					0.80%	2.1
			Class B units					0.20%	1.0
YE Brands Holdings, LLC [314]	1010 B Street Suite 450 San Rafael, California 94901	Sports camp operator	First lien senior secured revolving loan	10.93%	SOFR (M)	5.50%	10/2027		1.3
			First lien senior secured loan	10.91%	SOFR (Q)	5.50%	10/2027		0.1
			First lien senior secured loan	11.16%	SOFR (Q)	5.75%	10/2027		8.1
			First lien senior secured loan	11.16%	SOFR (Q)	5.75%	10/2027		3.7
			First lien senior secured loan	11.16%	SOFR (Q)	5.75%	10/2027		0.4
ZB Holdco LLC and ZB TopCo LLC [315]	5400 W 35th St. Cicero, Illinois 60804	Distributor of Mediterranean food and beverages	First lien senior secured revolving loan	10.97%	SOFR (Q)	5.50%	02/2028		3.0
			First lien senior secured loan	10.96%	SOFR (Q)	5.50%	02/2028		0.2
			First lien senior secured loan	10.97%	SOFR (Q)	5.50%	02/2028		7.4
			Series A units					2.35%	7.2
ZBS Mechanical Group Co-Invest Fund 2, LLC	251 Little Falls Drive, Wilmington, Delaware 19808	Provider of residential HVAC and plumbing services	Membership interest					6.17%	11.5
ZenDesk, Inc., Zoro TopCo, Inc. and Zoro TopCo, LP [316]	989 Market St San Francisco, California 94103	Provider of cloud-based customer support solutions	First lien senior secured loan	11.57% (2.75% PIK)	SOFR (Q)	6.25%	11/2028		43.5
			Series A preferred stock	12.50% PIK				5.45%	32.2
			Class A common units					0.04%	2.8
[1]	All interest is payable in cash unless otherwise indicated. A majority of the variable rate loans to our portfolio companies bear interest at a rate that may be determined by reference to either SOFR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), at the borrower’s option, which resets daily (D), monthly (M), bimonthly (B), quarterly (Q) or semiannually (S). For each such loan, we have provided the current interest rate in effect as of March 31, 2024.
[2]	Percentages shown for warrants or convertible preferred stock held represents the percentages of common stock we may own on a fully diluted basis, assuming we exercise our warrants or convert our preferred stock to common stock.
[3]	As defined in the Investment Company Act, we are an “Affiliate” of this portfolio company because we own 5% or more of the portfolio company’s outstanding voting securities.
[4]	As defined in the Investment Company Act, we are an “Affiliate” of this portfolio company because we own 5% or more of the portfolio company’s outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). In addition, as defined in the Investment Company Act, we “Control” this portfolio company because we own more than 25% of the portfolio company’s outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement).

[5]	This portfolio company is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Company’s total assets. Pursuant to Section 55(a) of the Investment Company Act 24% of the Company’s total assets are represented by investments at fair value and other assets that are considered “non-qualifying assets” as of March 31, 2024.
[6]	$13.9 of total commitment of $13.9 remains undrawn as of March 31, 2024
[7]	$10.0 of total commitment of $10.4 remains undrawn as of March 31, 2024
[8]	$5.4 of total commitment of $15.2 remains undrawn as of March 31, 2024
[9]	$6.9 of total commitment of $6.9 remains undrawn as of March 31, 2024
[10]	$0.0 of total commitment of $4.1 remains undrawn as of March 31, 2024
[11]	$3.6 of total commitment of $3.6 remains undrawn as of March 31, 2024
[12]	$16.0 of total commitment of $16.0 remains undrawn as of March 31, 2024
[13]	$0.4 of total commitment of $0.4 remains undrawn as of March 31, 2024
[14]	$24.5 of total commitment of $24.5 remains undrawn as of March 31, 2024
[15]	$12.1 of total commitment of $12.1 remains undrawn as of March 31, 2024
[16]	$1.6 of total commitment of $1.8 remains undrawn as of March 31, 2024
[17]	$4.9 of total commitment of $5.2 remains undrawn as of March 31, 2024
[18]	$1.9 of total commitment of $1.9 remains undrawn as of March 31, 2024
[19]	$11.4 of total commitment of $11.4 remains undrawn as of March 31, 2024
[20]	$1.2 of total commitment of $4.5 remains undrawn as of March 31, 2024
[21]	$6.3 of total commitment of $6.3 remains undrawn as of March 31, 2024
[22]	$1.4 of total commitment of $1.4 remains undrawn as of March 31, 2024
[23]	$0.1 of total commitment of $0.1 remains undrawn as of March 31, 2024
[24]	$20.6 of total commitment of $23.9 remains undrawn as of March 31, 2024
[25]	$0.1 of total commitment of $0.1 remains undrawn as of March 31, 2024
[26]	$9.0 of total commitment of $9.6 remains undrawn as of March 31, 2024
[27]	$0.1 of total commitment of $0.1 remains undrawn as of March 31, 2024
[28]	$2.8 of total commitment of $2.8 remains undrawn as of March 31, 2024
[29]	$4.6 of total commitment of $4.6 remains undrawn as of March 31, 2024
[30]	$11.1 of total commitment of $11.1 remains undrawn as of March 31, 2024
[31]	$27.7 of total commitment of $27.7 remains undrawn as of March 31, 2024
[32]	$2.5 of total commitment of $2.5 remains undrawn as of March 31, 2024
[33]	$6.9 of total commitment of $7.8 remains undrawn as of March 31, 2024
[34]	$5.1 of total commitment of $6.2 remains undrawn as of March 31, 2024
[35]	$10.2 of total commitment of $10.2 remains undrawn as of March 31, 2024
[36]	$34.4 of total commitment of $46.3 remains undrawn as of March 31, 2024
[37]	$2.7 of total commitment of $2.7 remains undrawn as of March 31, 2024
[38]	$5.3 of total commitment of $5.3 remains undrawn as of March 31, 2024
[39]	$3.9 of total commitment of $3.9 remains undrawn as of March 31, 2024
[40]	$14.2 of total commitment of $14.2 remains undrawn as of March 31, 2024
[41]	$56.5 of total commitment of $57.8 remains undrawn as of March 31, 2024
[42]	$3.4 of total commitment of $3.4 remains undrawn as of March 31, 2024
[43]	$0.9 of total commitment of $0.9 remains undrawn as of March 31, 2024
[44]	$52.3 of total commitment of $58.5 remains undrawn as of March 31, 2024
[45]	$8.7 of total commitment of $8.7 remains undrawn as of March 31, 2024
[46]	$0.5 of total commitment of $1.7 remains undrawn as of March 31, 2024

[47]	$2.9 of total commitment of $3.0 remains undrawn as of March 31, 2024
[48]	$2.5 of total commitment of $2.5 remains undrawn as of March 31, 2024
[49]	$1.5 of total commitment of $1.5 remains undrawn as of March 31, 2024
[50]	$2.3 of total commitment of $2.3 remains undrawn as of March 31, 2024
[51]	$2.7 of total commitment of $2.7 remains undrawn as of March 31, 2024
[52]	$17.7 of total commitment of $17.7 remains undrawn as of March 31, 2024
[53]	$4.4 of total commitment of $4.4 remains undrawn as of March 31, 2024
[54]	$4.2 of total commitment of $4.2 remains undrawn as of March 31, 2024
[55]	$1.5 of total commitment of $1.5 remains undrawn as of March 31, 2024
[56]	$2.3 of total commitment of $2.3 remains undrawn as of March 31, 2024
[57]	$5.7 of total commitment of $15.3 remains undrawn as of March 31, 2024
[58]	$1.2 of total commitment of $1.2 remains undrawn as of March 31, 2024
[59]	$5.0 of total commitment of $5.0 remains undrawn as of March 31, 2024
[60]	$0.0 of total commitment of $9.5 remains undrawn as of March 31, 2024
[61]	$12.3 of total commitment of $12.3 remains undrawn as of March 31, 2024
[62]	$9.5 of total commitment of $9.5 remains undrawn as of March 31, 2024
[63]	$2.7 of total commitment of $2.7 remains undrawn as of March 31, 2024
[64]	$7.8 of total commitment of $8.0 remains undrawn as of March 31, 2024
[65]	$1.0 of total commitment of $1.0 remains undrawn as of March 31, 2024
[66]	$19.0 of total commitment of $19.0 remains undrawn as of March 31, 2024
[67]	$21.7 of total commitment of $21.7 remains undrawn as of March 31, 2024
[68]	$3.1 of total commitment of $6.3 remains undrawn as of March 31, 2024
[69]	$3.4 of total commitment of $3.5 remains undrawn as of March 31, 2024
[70]	$2.4 of total commitment of $2.4 remains undrawn as of March 31, 2024
[71]	$2.9 of total commitment of $3.6 remains undrawn as of March 31, 2024
[72]	$0.0 of total commitment of $1.9 remains undrawn as of March 31, 2024
[73]	$38.5 of total commitment of $38.5 remains undrawn as of March 31, 2024
[74]	$3.1 of total commitment of $3.1 remains undrawn as of March 31, 2024
[75]	$1.4 of total commitment of $11.2 remains undrawn as of March 31, 2024
[76]	$0.9 of total commitment of $1.8 remains undrawn as of March 31, 2024
[77]	$2.3 of total commitment of $2.3 remains undrawn as of March 31, 2024
[78]	$38.9 of total commitment of $38.9 remains undrawn as of March 31, 2024
[79]	$0.1 of total commitment of $0.1 remains undrawn as of March 31, 2024
[80]	$36.9 of total commitment of $38.7 remains undrawn as of March 31, 2024
[81]	$0.9 of total commitment of $0.9 remains undrawn as of March 31, 2024
[82]	$0.1 of total commitment of $0.1 remains undrawn as of March 31, 2024
[83]	$1.7 of total commitment of $1.9 remains undrawn as of March 31, 2024
[84]	$4.1 of total commitment of $5.1 remains undrawn as of March 31, 2024
[85]	$17.6 of total commitment of $17.6 remains undrawn as of March 31, 2024
[86]	$11.6 of total commitment of $16.5 remains undrawn as of March 31, 2024
[87]	$1.8 of total commitment of $1.8 remains undrawn as of March 31, 2024
[88]	$10.5 of total commitment of $10.5 remains undrawn as of March 31, 2024
[89]	$11.4 of total commitment of $74.4 remains undrawn as of March 31, 2024
[90]	$0.3 of total commitment of $0.3 remains undrawn as of March 31, 2024
[91]	$1.2 of total commitment of $2.2 remains undrawn as of March 31, 2024

[92]	$9.3 of total commitment of $9.3 remains undrawn as of March 31, 2024
[93]	$6.6 of total commitment of $6.6 remains undrawn as of March 31, 2024
[94]	$10.8 of total commitment of $10.8 remains undrawn as of March 31, 2024
[95]	$0.1 of total commitment of $0.1 remains undrawn as of March 31, 2024
[96]	$9.3 of total commitment of $9.3 remains undrawn as of March 31, 2024
[97]	$3.3 of total commitment of $7.1 remains undrawn as of March 31, 2024
[98]	$3.9 of total commitment of $3.9 remains undrawn as of March 31, 2024
[99]	$23.0 of total commitment of $24.7 remains undrawn as of March 31, 2024
[100]	$0.0 of total commitment of $4.1 remains undrawn as of March 31, 2024
[101]	$2.8 of total commitment of $3.5 remains undrawn as of March 31, 2024
[102]	$0.0 of total commitment of $7.3 remains undrawn as of March 31, 2024
[103]	$6.4 of total commitment of $6.4 remains undrawn as of March 31, 2024
[104]	$13.8 of total commitment of $13.8 remains undrawn as of March 31, 2024
[105]	$7.5 of total commitment of $8.3 remains undrawn as of March 31, 2024
[106]	$9.5 of total commitment of $9.5 remains undrawn as of March 31, 2024
[107]	$0.2 of total commitment of $1.4 remains undrawn as of March 31, 2024
[108]	$11.0 of total commitment of $15.0 remains undrawn as of March 31, 2024
[109]	$0.2 of total commitment of $1.1 remains undrawn as of March 31, 2024
[110]	$5.7 of total commitment of $28.0 remains undrawn as of March 31, 2024
[111]	$1.4 of total commitment of $1.4 remains undrawn as of March 31, 2024
[112]	$1.8 of total commitment of $1.8 remains undrawn as of March 31, 2024
[113]	$12.8 of total commitment of $12.8 remains undrawn as of March 31, 2024
[114]	$5.1 of total commitment of $5.1 remains undrawn as of March 31, 2024
[115]	$17.9 of total commitment of $17.9 remains undrawn as of March 31, 2024
[116]	$0.5 of total commitment of $0.5 remains undrawn as of March 31, 2024
[117]	$1.6 of total commitment of $14.5 remains undrawn as of March 31, 2024
[118]	$2.5 of total commitment of $2.5 remains undrawn as of March 31, 2024
[119]	$2.7 of total commitment of $8.2 remains undrawn as of March 31, 2024
[120]	$16.0 of total commitment of $16.0 remains undrawn as of March 31, 2024
[121]	$33.2 of total commitment of $33.2 remains undrawn as of March 31, 2024
[122]	$9.1 of total commitment of $9.6 remains undrawn as of March 31, 2024
[123]	$25.2 of total commitment of $27.4 remains undrawn as of March 31, 2024
[124]	$0.1 of total commitment of $0.1 remains undrawn as of March 31, 2024
[125]	$6.5 of total commitment of $6.5 remains undrawn as of March 31, 2024
[126]	$3.6 of total commitment of $3.6 remains undrawn as of March 31, 2024
[127]	$4.3 of total commitment of $4.3 remains undrawn as of March 31, 2024
[128]	$3.0 of total commitment of $3.0 remains undrawn as of March 31, 2024
[129]	$12.9 of total commitment of $12.9 remains undrawn as of March 31, 2024
[130]	$0.0 of total commitment of $1.2 remains undrawn as of March 31, 2024
[131]	$7.5 of total commitment of $7.5 remains undrawn as of March 31, 2024
[132]	$2.5 of total commitment of $2.5 remains undrawn as of March 31, 2024
[133]	$3.4 of total commitment of $3.4 remains undrawn as of March 31, 2024
[134]	$14.5 of total commitment of $22.0 remains undrawn as of March 31, 2024
[135]	$24.5 of total commitment of $24.5 remains undrawn as of March 31, 2024
[136]	$6.9 of total commitment of $7.2 remains undrawn as of March 31, 2024

[137]	$4.0 of total commitment of $4.0 remains undrawn as of March 31, 2024
[138]	$5.6 of total commitment of $5.8 remains undrawn as of March 31, 2024
[139]	$12.9 of total commitment of $15.0 remains undrawn as of March 31, 2024
[140]	$7.5 of total commitment of $7.5 remains undrawn as of March 31, 2024
[141]	$9.8 of total commitment of $10.1 remains undrawn as of March 31, 2024
[142]	$5.2 of total commitment of $5.2 remains undrawn as of March 31, 2024
[143]	$90.7 of total commitment of $90.7 remains undrawn as of March 31, 2024
[144]	$9.3 of total commitment of $9.5 remains undrawn as of March 31, 2024
[145]	$2.1 of total commitment of $2.2 remains undrawn as of March 31, 2024
[146]	$10.0 of total commitment of $10.0 remains undrawn as of March 31, 2024
[147]	$4.7 of total commitment of $13.3 remains undrawn as of March 31, 2024
[148]	$2.0 of total commitment of $2.0 remains undrawn as of March 31, 2024
[149]	$1.1 of total commitment of $1.1 remains undrawn as of March 31, 2024
[150]	$13.5 of total commitment of $14.8 remains undrawn as of March 31, 2024
[151]	$13.7 of total commitment of $13.7 remains undrawn as of March 31, 2024
[152]	$4.8 of total commitment of $4.8 remains undrawn as of March 31, 2024
[153]	$6.3 of total commitment of $14.4 remains undrawn as of March 31, 2024
[154]	$4.7 of total commitment of $9.1 remains undrawn as of March 31, 2024
[155]	$0.7 of total commitment of $5.7 remains undrawn as of March 31, 2024
[156]	$23.6 of total commitment of $30.5 remains undrawn as of March 31, 2024
[157]	$1.3 of total commitment of $5.0 remains undrawn as of March 31, 2024
[158]	$3.1 of total commitment of $3.1 remains undrawn as of March 31, 2024
[159]	$8.0 of total commitment of $8.0 remains undrawn as of March 31, 2024
[160]	$10.4 of total commitment of $10.4 remains undrawn as of March 31, 2024
[161]	$1.4 of total commitment of $1.6 remains undrawn as of March 31, 2024
[162]	$5.3 of total commitment of $19.7 remains undrawn as of March 31, 2024
[163]	$40.7 of total commitment of $40.7 remains undrawn as of March 31, 2024
[164]	$1.5 of total commitment of $1.5 remains undrawn as of March 31, 2024
[165]	$2.3 of total commitment of $2.3 remains undrawn as of March 31, 2024
[166]	$4.4 of total commitment of $5.1 remains undrawn as of March 31, 2024
[167]	$3.4 of total commitment of $3.7 remains undrawn as of March 31, 2024
[168]	$7.5 of total commitment of $17.2 remains undrawn as of March 31, 2024
[169]	$3.1 of total commitment of $3.1 remains undrawn as of March 31, 2024
[170]	$2.0 of total commitment of $2.0 remains undrawn as of March 31, 2024
[171]	$1.9 of total commitment of $7.0 remains undrawn as of March 31, 2024
[172]	$6.4 of total commitment of $6.4 remains undrawn as of March 31, 2024
[173]	$9.9 of total commitment of $32.9 remains undrawn as of March 31, 2024
[174]	$4.5 of total commitment of $4.5 remains undrawn as of March 31, 2024
[175]	$6.7 of total commitment of $6.9 remains undrawn as of March 31, 2024
[176]	$11.6 of total commitment of $11.6 remains undrawn as of March 31, 2024
[177]	$4.1 of total commitment of $4.1 remains undrawn as of March 31, 2024
[178]	$15.8 of total commitment of $15.8 remains undrawn as of March 31, 2024
[179]	$7.2 of total commitment of $8.0 remains undrawn as of March 31, 2024
[180]	$9.5 of total commitment of $12.6 remains undrawn as of March 31, 2024
[181]	$0.0 of total commitment of $3.6 remains undrawn as of March 31, 2024

[182]	$1.1 of total commitment of $1.2 remains undrawn as of March 31, 2024
[183]	$6.1 of total commitment of $6.3 remains undrawn as of March 31, 2024
[184]	$6.1 of total commitment of $6.1 remains undrawn as of March 31, 2024
[185]	$2.4 of total commitment of $3.0 remains undrawn as of March 31, 2024
[186]	$23.0 of total commitment of $23.8 remains undrawn as of March 31, 2024
[187]	$12.4 of total commitment of $12.6 remains undrawn as of March 31, 2024
[188]	$13.8 of total commitment of $13.8 remains undrawn as of March 31, 2024
[189]	$2.4 of total commitment of $2.4 remains undrawn as of March 31, 2024
[190]	$9.6 of total commitment of $12.8 remains undrawn as of March 31, 2024
[191]	$9.9 of total commitment of $12.5 remains undrawn as of March 31, 2024
[192]	$1.0 of total commitment of $2.7 remains undrawn as of March 31, 2024
[193]	$0.4 of total commitment of $2.5 remains undrawn as of March 31, 2024
[194]	$5.7 of total commitment of $7.0 remains undrawn as of March 31, 2024
[195]	$4.5 of total commitment of $4.9 remains undrawn as of March 31, 2024
[196]	$7.8 of total commitment of $9.1 remains undrawn as of March 31, 2024
[197]	$4.8 of total commitment of $4.8 remains undrawn as of March 31, 2024
[198]	$0.9 of total commitment of $0.9 remains undrawn as of March 31, 2024
[199]	$7.2 of total commitment of $7.2 remains undrawn as of March 31, 2024
[200]	$15.4 of total commitment of $16.4 remains undrawn as of March 31, 2024
[201]	$0.1 of total commitment of $0.1 remains undrawn as of March 31, 2024
[202]	$15.0 of total commitment of $15.0 remains undrawn as of March 31, 2024
[203]	$8.0 of total commitment of $8.1 remains undrawn as of March 31, 2024
[204]	$1.4 of total commitment of $1.5 remains undrawn as of March 31, 2024
[205]	$1.7 of total commitment of $1.9 remains undrawn as of March 31, 2024
[206]	$2.2 of total commitment of $2.2 remains undrawn as of March 31, 2024
[207]	$2.7 of total commitment of $2.7 remains undrawn as of March 31, 2024
[208]	$6.5 of total commitment of $6.7 remains undrawn as of March 31, 2024
[209]	$1.0 of total commitment of $1.2 remains undrawn as of March 31, 2024
[210]	$20.0 of total commitment of $20.0 remains undrawn as of March 31, 2024
[211]	$11.6 of total commitment of $11.6 remains undrawn as of March 31, 2024
[212]	$1.1 of total commitment of $2.3 remains undrawn as of March 31, 2024
[213]	$14.6 of total commitment of $14.6 remains undrawn as of March 31, 2024
[214]	$7.5 of total commitment of $7.5 remains undrawn as of March 31, 2024
[215]	$2.0 of total commitment of $2.0 remains undrawn as of March 31, 2024
[216]	$0.7 of total commitment of $0.7 remains undrawn as of March 31, 2024
[217]	$2.7 of total commitment of $2.7 remains undrawn as of March 31, 2024
[218]	$49.4 of total commitment of $49.4 remains undrawn as of March 31, 2024
[219]	$56.0 of total commitment of $57.5 remains undrawn as of March 31, 2024
[220]	$0.2 of total commitment of $0.2 remains undrawn as of March 31, 2024
[221]	$0.0 of total commitment of $0.3 remains undrawn as of March 31, 2024
[222]	$11.8 of total commitment of $12.3 remains undrawn as of March 31, 2024
[223]	$14.4 of total commitment of $14.4 remains undrawn as of March 31, 2024
[224]	$3.0 of total commitment of $3.5 remains undrawn as of March 31, 2024
[225]	$4.9 of total commitment of $5.0 remains undrawn as of March 31, 2024
[226]	$15.9 of total commitment of $15.9 remains undrawn as of March 31, 2024

[227]	$0.4 of total commitment of $0.4 remains undrawn as of March 31, 2024
[228]	$20.1 of total commitment of $20.1 remains undrawn as of March 31, 2024
[229]	$0.1 of total commitment of $0.1 remains undrawn as of March 31, 2024
[230]	$1.1 of total commitment of $1.1 remains undrawn as of March 31, 2024
[231]	$3.4 of total commitment of $5.5 remains undrawn as of March 31, 2024
[232]	$3.1 of total commitment of $3.1 remains undrawn as of March 31, 2024
[233]	$0.6 of total commitment of $6.2 remains undrawn as of March 31, 2024
[234]	$9.1 of total commitment of $13.5 remains undrawn as of March 31, 2024
[235]	$3.6 of total commitment of $3.6 remains undrawn as of March 31, 2024
[236]	$14.9 of total commitment of $14.9 remains undrawn as of March 31, 2024
[237]	$1.6 of total commitment of $1.6 remains undrawn as of March 31, 2024
[238]	$0.5 of total commitment of $1.1 remains undrawn as of March 31, 2024
[239]	$2.7 of total commitment of $2.7 remains undrawn as of March 31, 2024
[240]	$1.5 of total commitment of $2.8 remains undrawn as of March 31, 2024
[241]	$3.5 of total commitment of $4.4 remains undrawn as of March 31, 2024
[242]	$4.4 of total commitment of $4.4 remains undrawn as of March 31, 2024
[243]	$0.5 of total commitment of $2.1 remains undrawn as of March 31, 2024
[244]	$5.1 of total commitment of $8.7 remains undrawn as of March 31, 2024
[245]	$8.3 of total commitment of $8.3 remains undrawn as of March 31, 2024
[246]	$6.2 of total commitment of $47.1 remains undrawn as of March 31, 2024
[247]	$6.1 of total commitment of $6.9 remains undrawn as of March 31, 2024
[248]	$3.8 of total commitment of $3.8 remains undrawn as of March 31, 2024
[249]	$0.8 of total commitment of $7.3 remains undrawn as of March 31, 2024
[250]	$0.7 of total commitment of $0.9 remains undrawn as of March 31, 2024
[251]	$1.0 of total commitment of $1.3 remains undrawn as of March 31, 2024
[252]	$4.6 of total commitment of $4.6 remains undrawn as of March 31, 2024
[253]	$2.9 of total commitment of $2.9 remains undrawn as of March 31, 2024
[254]	$0.7 of total commitment of $2.5 remains undrawn as of March 31, 2024
[255]	$5.1 of total commitment of $15.9 remains undrawn as of March 31, 2024
[256]	$11.4 of total commitment of $11.4 remains undrawn as of March 31, 2024
[257]	$15.2 of total commitment of $15.2 remains undrawn as of March 31, 2024
[258]	$22.5 of total commitment of $22.5 remains undrawn as of March 31, 2024
[259]	$4.0 of total commitment of $4.0 remains undrawn as of March 31, 2024
[260]	$4.3 of total commitment of $6.5 remains undrawn as of March 31, 2024
[261]	$0.0 of total commitment of $0.1 remains undrawn as of March 31, 2024
[262]	$2.1 of total commitment of $2.1 remains undrawn as of March 31, 2024
[263]	$3.8 of total commitment of $3.8 remains undrawn as of March 31, 2024
[264]	$1.7 of total commitment of $2.0 remains undrawn as of March 31, 2024
[265]	$2.3 of total commitment of $2.5 remains undrawn as of March 31, 2024
[266]	$15.5 of total commitment of $15.5 remains undrawn as of March 31, 2024
[267]	$2.8 of total commitment of $2.8 remains undrawn as of March 31, 2024
[268]	$18.0 of total commitment of $18.5 remains undrawn as of March 31, 2024
[269]	$1.5 of total commitment of $3.0 remains undrawn as of March 31, 2024
[270]	$5.4 of total commitment of $6.0 remains undrawn as of March 31, 2024
[271]	$0.0 of total commitment of $75.0 remains undrawn as of March 31, 2024

[272]	$3.0 of total commitment of $7.0 remains undrawn as of March 31, 2024
[273]	$4.2 of total commitment of $4.2 remains undrawn as of March 31, 2024
[274]	$4.0 of total commitment of $4.0 remains undrawn as of March 31, 2024
[275]	$13.5 of total commitment of $13.5 remains undrawn as of March 31, 2024
[276]	$1.7 of total commitment of $2.5 remains undrawn as of March 31, 2024
[277]	$16.0 of total commitment of $16.0 remains undrawn as of March 31, 2024
[278]	$6.1 of total commitment of $6.1 remains undrawn as of March 31, 2024
[279]	$1.1 of total commitment of $1.1 remains undrawn as of March 31, 2024
[280]	$5.1 of total commitment of $13.7 remains undrawn as of March 31, 2024
[281]	$0.9 of total commitment of $1.3 remains undrawn as of March 31, 2024
[282]	$5.6 of total commitment of $5.6 remains undrawn as of March 31, 2024
[283]	$7.3 of total commitment of $7.7 remains undrawn as of March 31, 2024
[284]	$3.9 of total commitment of $6.0 remains undrawn as of March 31, 2024
[285]	$0.6 of total commitment of $0.6 remains undrawn as of March 31, 2024
[286]	$6.6 of total commitment of $11.0 remains undrawn as of March 31, 2024
[287]	$18.1 of total commitment of $18.4 remains undrawn as of March 31, 2024
[288]	$0.7 of total commitment of $0.7 remains undrawn as of March 31, 2024
[289]	$10.2 of total commitment of $10.2 remains undrawn as of March 31, 2024
[290]	$4.1 of total commitment of $4.6 remains undrawn as of March 31, 2024
[291]	$4.2 of total commitment of $4.2 remains undrawn as of March 31, 2024
[292]	$9.9 of total commitment of $9.9 remains undrawn as of March 31, 2024
[293]	$10.2 of total commitment of $10.2 remains undrawn as of March 31, 2024
[294]	$7.3 of total commitment of $8.0 remains undrawn as of March 31, 2024
[295]	$22.5 of total commitment of $22.5 remains undrawn as of March 31, 2024
[296]	$7.1 of total commitment of $7.1 remains undrawn as of March 31, 2024
[297]	$18.9 of total commitment of $18.9 remains undrawn as of March 31, 2024
[298]	$13.2 of total commitment of $13.2 remains undrawn as of March 31, 2024
[299]	$5.4 of total commitment of $5.4 remains undrawn as of March 31, 2024
[300]	$8.1 of total commitment of $8.1 remains undrawn as of March 31, 2024
[301]	$1.4 of total commitment of $2.1 remains undrawn as of March 31, 2024
[302]	$5.1 of total commitment of $5.1 remains undrawn as of March 31, 2024
[303]	$0.7 of total commitment of $0.7 remains undrawn as of March 31, 2024
[304]	$19.5 of total commitment of $19.5 remains undrawn as of March 31, 2024
[305]	$0.5 of total commitment of $0.9 remains undrawn as of March 31, 2024
[306]	$3.3 of total commitment of $3.3 remains undrawn as of March 31, 2024
[307]	$5.2 of total commitment of $12.0 remains undrawn as of March 31, 2024
[308]	$6.1 of total commitment of $6.3 remains undrawn as of March 31, 2024
[309]	$11.6 of total commitment of $11.6 remains undrawn as of March 31, 2024
[310]	$13.3 of total commitment of $13.3 remains undrawn as of March 31, 2024
[311]	$3.3 of total commitment of $3.4 remains undrawn as of March 31, 2024
[312]	$0.0 of total commitment of $16.3 remains undrawn as of March 31, 2024
[313]	$0.0 of total commitment of $5.6 remains undrawn as of March 31, 2024
[314]	$4.1 of total commitment of $5.4 remains undrawn as of March 31, 2024
[315]	$19.9 of total commitment of $24.2 remains undrawn as of March 31, 2024
[316]	$12.8 of total commitment of $12.8 remains undrawn as of March 31, 2024

MANAGEMENT

The information contained under the captions “Proposal 1: Election of Directors” and “Corporate Governance” in our most recent Proxy Statement for our Annual Meeting of Stockholders and “Business” of our most recent Annual Report on Form 10-K is incorporated by reference herein.

PORTFOLIO MANAGEMENT

We consider the members of the Ares U.S. Direct Lending Investment Committee of Ares Capital Management to be our portfolio managers. The following individuals function as portfolio managers primarily responsible for the day-to-day management of our portfolio.

Name	Position	Length of Service with Ares (years)	Principal Occupation(s) During Past 5 Years
Mark Affolter	Partner and Portfolio Manager of the Ares Credit Group	15

Mark Affolter is a Partner and Portfolio Manager in the Ares Credit Group and serves as Co-Head for U.S. Direct Lending and serves on Ares’ U.S. Direct Lending Investment Committee. Additionally, Mark Affolter serves on the Ares Sports, Media & Entertainment Investment Committee and acts as a co-lead for that strategy.

Michael J Arougheti	Co-Chairman of the board of directors of the Company; Executive Vice President of the Company	20

Since October 2014, Michael J Arougheti has served as an Executive Vice President of the Company, since July 2014, he has served as Co-Chairman of the board of directors and since February 2009, he has served as a director of the Company. Michael J Arougheti previously served as Chief Executive Officer of the Company from May 2013 to July 2014 and President of the Company from May 2004 to May 2013. Michael J Arougheti is Co-Founder, Chief Executive Officer and President, as well as a Director, of Ares. He serves on the Ares Executive Management Committee. Michael J Arougheti is a member of the Ares Credit Group’s U.S. Direct Lending and Pathfinder Investment Committees, the Ares Equity Income Opportunity Strategy Portfolio Review Committee and the Ares Sports, Media & Entertainment Investment Committee.

R. Kipp deVeer	Director and Chief Executive Officer of the Company; Partner in and Head of the Ares Credit Group	20

Since July 2014, R. Kipp deVeer has served as Chief Executive Officer of the Company and since October 2015, he has served as a director of the Company. R. Kipp deVeer previously served as President of the Company from May 2013 to July 2014. R. Kipp deVeer is a Director and Partner of Ares and serves on the Ares Executive Management Committee. R. Kipp deVeer is a member of the Ares Credit Group’s U.S. Direct Lending, European Direct Lending and Pathfinder Investment Committees and the Ares Insurance Solutions Investment Committee. R. Kipp deVeer serves as an interested trustee and Chairman of the Board of Trustees of Ares Strategic Income Fund (“ASIF”).

Name	Position	Length of Service with Ares (years)	Principal Occupation(s) During Past 5 Years
Michael Dieber	Partner and Portfolio Manager of the Ares Credit Group	16

Michael Dieber is a Partner and Co-Head of Portfolio Management, U.S. Direct Lending, in the Ares Credit Group. Michael Dieber serves on the Ares Credit Group’s U.S. Direct Lending, Commercial Finance and Ivy Hill Asset Management Investment Committees.

Mitchell Goldstein	Co-President of the Company; Partner in and Co-Head of the Ares Credit Group	19

Since July 2014, Mitchell Goldstein has served as a Co-President of the Company. Mitchell Goldstein previously served as an Executive Vice President of the Company from May 2013 to July 2014. Mitchell Goldstein is a Partner and Co-Head of the Ares Credit Group. He serves on the Ares Executive Management Committee. He is also an interested trustee and Co-Chief Executive Officer of ASIF and Vice President and interested trustee and Portfolio Manager of CION Ares Diversified Credit Fund (“CADEX”). Mitchell Goldstein is a member of the Ares Credit Group’s U.S. Direct Lending, Commercial Finance, Pathfinder and the Ivy Hill Asset Management Investment Committee, the Ares Infrastructure Debt Investment Committee and the Ares Asia Direct Lending (Australia) Investment Committee.

Jim Miller	Partner and Portfolio Manager of the Ares Credit Group	17

Jim Miller is a Partner in the Ares Credit Group and serves as Co-Head for Ares’ U.S. Direct Lending strategy and serves on Ares’ U.S. Direct Lending Investment Committee. Jim Miller also serves on the Ares Sports, Media and Entertainment Investment Committee and acts as a co-lead for that strategy. Jim Miller serves as President of ASIF.

Kort Schnabel	Co-President of the Company; Partner and Portfolio Manager of the Ares Credit Group	22

Since October 2022, Kort Schnabel has served as Co-President of the Company. Since joining Ares in 2001, Kort Schnabel has served in a variety of roles, most recently as Partner and Co-Head for Ares U.S. Direct Lending and a member of Ares’ U.S. Direct Lending Investment Committee. He also serves as strategy co-lead and a Portfolio Manager of the Ares Sports, Media and Entertainment Fund.

Michael L. Smith	Director of the Company; Partner in and Co-Head of the Ares Credit Group	20

Since October 2022, Michael L. Smith has served as a director of the Company. From July 2014 to October 2022, Michael L. Smith served as a Co-President of the Company. Michael L. Smith is a Partner and Co-Head of the Ares Credit Group and he serves on the Ares Executive Management Committee. Michael L. Smith is a member of the Ares Credit Group’s U.S. Direct Lending, Opportunistic Credit and Commercial Finance Investment Committees, the Ivy Hill Asset Management Investment Committee, the Ares Secondaries Group’s Private Equity Investment Committee and the Ares Infrastructure Group’s Infrastructure Opportunities, Climate Infrastructure Partners and Infrastructure Debt Investment Committees. Michael L. Smith serves as an interested trustee and Co-Chief Executive Officer of ASIF and a Vice President and Portfolio Manager of CADEX.

None of the individuals listed above is primarily responsible for the day-to-day management of the portfolio of any other account, except that Mark Affolter, R. Kipp deVeer, Michael Dieber, Mitchell Goldstein, Jim Miller, Kort Schnabel and Michael L. Smith are each Partners of the Ares Credit Group. All such individuals have responsibilities with respect to certain funds and managed accounts, which as of December 31, 2023 had approximately $284.8 billion (including the Company) of assets under management, a portion of which is used to calculate Ares’ advisory fees related to such funds and managed accounts. See “Risk Factors—Risks Relating to Our Business—There are significant potential conflicts of interest that could impact our investment returns” in our Annual Report on Form 10-K.

Each of Mark Affolter, Michael J Arougheti, R. Kipp deVeer, Michael Dieber, Mitchell Goldstein, Jim Miller, Kort Schnabel and Michael L. Smith is responsible for deal origination, execution and portfolio management. In addition to their deal origination, execution and portfolio management responsibilities, (1) Michael J Arougheti also spends a portion of his time on corporate and administrative activities in his capacity as Chief Executive Officer and President of Ares Management, (2) R. Kipp deVeer also spends a portion of his time on corporate and administrative activities in his capacity as the Company’s Chief Executive Officer and as a Partner in and Head of the Ares Credit Group, (3) Mitchell Goldstein and Kort Schnabel also spend portions of their time on corporate and administrative activities in their capacities as Co-Presidents of the Company and as Partners of the Ares Credit Group and (4) Mark Affolter, Michael Dieber, Jim Miller and Michael L. Smith are each a Partner in the Ares Credit Group. Each of Mark Affolter, Michael J Arougheti, R. Kipp deVeer, Michael Dieber, Mitchell Goldstein, Jim Miller, Kort Schnabel and Michael L. Smith receives a compensation package that includes some combination of fixed draw and variable incentive compensation based on our performance. None of the portfolio managers receives any direct compensation from us.

The following table sets forth the dollar range of our equity securities based on the closing price of our common stock on April 24, 2024 and the number of shares beneficially owned by each of the portfolio managers described above as of December 31, 2023 unless otherwise indicated below.

Aggregate Dollar Range
of Equity Securities in
Name	Ares Capital(1)
Mark Affolter	None
Michael J Arougheti	Over $1,000,000
R. Kipp deVeer	Over $1,000,000
Michael Dieber	$500,001 – $1,000,000
Mitchell Goldstein	Over $1,000,000
Jim Miller	$100,001 – $500,000
Kort Schnabel	None
Michael L. Smith	Over $1,000,000
(1)	Dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000 or over $1,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information contained under the caption “Certain Relationships and Related Transactions” in our most recent Proxy Statement for our Annual Meeting of Stockholders is incorporated by reference herein.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

To our knowledge, as of April 24, 2024, there were no persons that owned 25% or more of our outstanding voting securities and no person would be deemed to control us, as such term is defined in the Investment Company Act.

The following table sets forth, as of April 24, 2024 (unless otherwise noted), the number of shares of our common stock beneficially owned by each of our current directors and named executive officers, all directors, executive officers and certain other officers as a group and certain beneficial owners, according to information furnished to us by such persons or publicly available filings.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the outstanding shares of our common stock is based upon Schedule 13D, Schedule 13G, Form 13F or other filings by such persons with the SEC and other information obtained from such persons. To our knowledge, as of March 5, 2024, there were no persons that owned 5% or more of the outstanding shares of our common stock. Except as otherwise noted below, each person named in the following table has sole voting and investment power with respect to all shares of our common stock that he or she beneficially owns.

The address for Michael J Arougheti, Joshua M. Bloomstein, R. Kipp deVeer, Mitchell Goldstein, Jana Markowicz, Robert L. Rosen and Michael L. Smith is c/o Ares Capital Corporation, 245 Park Avenue, 44th Floor, New York, New York 10167. The address for Lisa Morgan and Penni F. Roll is c/o Ares Capital Corporation, 4300 Wilson Blvd., Suite 260, Arlington, VA 22203. The address for each of the other directors, executive officers and certain other officers is c/o Ares Capital Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

	Amount and
	Nature of
	Beneficial		Percent of
Name of Beneficial Owner	Ownership		Class(1)
Directors and Named Executive Officers:
Interested Directors
Michael J Arougheti	2,117,815		*
R. Kipp deVeer	300,000		*
Robert L. Rosen	48,006		*
Bennett Rosenthal	130,138	(2)	*
Michael L. Smith	240,012	(3)	*
Independent Directors
Ann Torre Bates	32,000	(4)	*
Mary Beth Henson	23,861		*
Daniel G. Kelly, Jr.	48,354		*
Steven B. McKeever	54,526		*
Michael K. Parks	29,961		*
Eric B. Siegel	52,970	(5)	*
Named Executive Officers Who Are Not Directors
Mitchell Goldstein	357,191		*
Scott C. Lem	34,264		*
Kort Schnabel	15,000		*
All Directors, Executive Officers and Certain Other Officers as a Group (21 persons)	3,584,631	(6)	*
*	Represents less than 1%.
(1)	Based on 607,763,554 shares of common stock outstanding as of April 24, 2024.

(2)	Consists of 130,138 shares of common stock indirectly beneficially owned by Bennett Rosenthal through BAR Holdings, LLC of which Bennett Rosenthal is the manager.
(3)	Consists of (i) 151,012 shares of common stock owned directly; and (ii) 89,000 shares of common stock indirectly beneficially owned by Michael L. Smith through a trust for the benefit of his family members.
(4)	Consists of (i) 24,000 shares of common stock owned directly; and (ii) 8,000 shares of common stock indirectly beneficially owned by Ann Torre Bates through her spouse.
(5)	Consists of (i) 50,898 shares of common stock owned directly; and (ii) 2,072 shares of common stock indirectly beneficially owned by Eric B. Siegel through one of his children. Eric B. Siegel disclaims beneficial ownership of the 2,072 shares of common stock indirectly beneficially owned by Eric B. Siegel through one of his children, except to the extent of his pecuniary interest.
(6)	Includes shares owned by officers of the Company that are not “Named Executive Officers,” as defined in Item 402 of Regulation S-K, as promulgated under the Securities Act of 1933.

DETERMINATION OF NET ASSET VALUE

The net asset value per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding.

We calculate the value of our investments in accordance with the procedures described in “Management’s Discussion and Analysis of Financial Condition Results of Operations—Critical Accounting Policies” in of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, under the caption “Critical Accounting Policies,” which are incorporated by reference herein.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan that provides for reinvestment of any distributions we declare in cash on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our board of directors authorizes, and we declare, a cash dividend, then our stockholders who have not “opted out” of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends.

No action is required on the part of a registered stockholder to have their cash dividend reinvested in shares of our common stock. A registered stockholder may elect to receive an entire cash dividend in cash by notifying Computershare Trust Company, N.A. (“Computershare”), the plan administrator and our transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than the record date fixed by the board of directors for dividends to stockholders. The plan administrator will set up an account for shares acquired through the dividend reinvestment plan for each stockholder who has not elected to receive dividends in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the dividend reinvestment plan, received in writing no later than 10 days prior to the record date, the plan administrator will, instead of crediting fractional shares to the participant’s account, issue a check for any fractional share.

Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends in cash by notifying their broker or another financial intermediary of their election.

To implement the dividend reinvestment plan, we may use newly issued shares or we may purchase shares in the open market, in each case to the extent permitted under applicable law, whether our shares are trading at, above or below net asset value. If newly issued shares are used to implement the dividend reinvestment plan, the number of shares to be issued to a stockholder shall be determined by dividing the total dollar amount of the dividend payable to such stockholder by the market price per share of our common stock at the close of regular trading on The Nasdaq Global Select Market on the dividend payment date. Market price per share on that date shall be the closing price for such shares on The Nasdaq Global Select Market or, if no sale is reported for such day, at the average of their reported bid and asked prices. If shares are purchased in the open market to implement the dividend reinvestment plan, the number of shares to be issued to a stockholder shall be determined by dividing the dollar amount of the cash dividend payable to such stockholder by the weighted average price per share for all shares purchased by the plan administrator in the open market in connection with the dividend. The number of shares of our common stock to be outstanding after giving effect to payment of the dividend cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.

There are no brokerage charges or other charges to stockholders who participate in the dividend reinvestment plan. The plan administrator’s fees under the plan are paid by us. If a participant elects by notice to the plan administrator in advance of termination to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a transaction fee of up to $15 plus a $0.12 per share fee from the proceeds.

Stockholders whose cash dividends are reinvested in shares of our common stock are subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their dividends in cash. A stockholder’s initial basis for determining gain or loss upon the sale of stock received in a dividend from us will be equal to the total dollar amount of the dividend payable to the stockholder. Any stock received on reinvestment of a cash dividend will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account. See “Certain Material U.S. Federal Income Tax Considerations” below.

Participants may terminate their accounts under the dividend reinvestment plan by notifying the plan administrator via its website at www.computershare.com/investor, by filling out the transaction request form located at bottom of their statement and sending it to the plan administrator at P.O. Box 505000, Louisville, KY 40233-5000 or by calling the plan administrator’s hotline at 1-866-365-2497.

The dividend reinvestment plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend by us. All correspondence concerning the dividend reinvestment plan should be directed to the plan administrator via the Internet at www.computershare.com/investor, by mail at P.O. Box 505000, Louisville, KY 40233-5000 or by telephone at 1-866-365- 2497.

Additional information about the dividend reinvestment plan may be obtained by contacting the plan administrator via the Internet at www.computershare.com/investor, by mail at P.O. Box 505000, Louisville, KY 40233-5000 or by telephone at 1-866-365- 2497.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of shares of our preferred stock or common stock and our qualification and taxation as a RIC for U.S. federal income tax purposes. This discussion does not purport to be a complete description of all of the tax considerations relating thereto. In particular, we have not described certain considerations that may be relevant to certain types of stockholders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, stockholders that are treated as partnerships for U.S. federal income tax purposes, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, pension plans and trusts, financial institutions, a person that holds shares in our preferred stock or common stock as part of a straddle or a hedging or conversion transaction, real estate investment trusts (“REITs”), RICs, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar, non-U.S. stockholders (as defined below) engaged in a trade or business in the United States, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, “controlled foreign corporations,” and passive foreign investment companies (“PFICs”). This summary is limited to stockholders that hold our preferred stock or common stock as capital assets (within the meaning of the Code), and does not address owners of a stockholder. This discussion is based upon the Code, its legislative history, existing and proposed U.S. Treasury regulations, published rulings and court decisions, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the IRS regarding the offerings pursuant to this prospectus or pursuant to the accompanying prospectus supplement unless expressly stated therein. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invest in tax-exempt securities or certain other investment assets. It also does not discuss the tax aspects of common or preferred stock sold in units with the other securities being registered.

If we issue preferred stock that may be convertible into or exercisable or exchangeable for securities or other property or preferred stock with other terms that may have different U.S. federal income tax consequences than those described in this summary, the U.S. federal income tax consequences of that preferred stock will be described in the relevant prospectus supplement. This summary does not discuss the consequences of an investment in our subscription rights, debt securities or warrants representing rights to purchase shares of our preferred stock, common stock, debt securities, or in units of more than one of our securities. The U.S. federal income tax consequences of such an investment will be discussed in the relevant prospectus supplement.

A “U.S. stockholder” is a beneficial owner of shares of our preferred stock or common stock that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
●	a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “non-U.S. stockholder” is a beneficial owner of shares of our preferred stock or common stock that is not a U.S. stockholder or an entity that is treated as a partnership for U.S. federal income tax purposes.

An investment in shares of our preferred stock or common stock is complex, and certain aspects of the U.S. tax treatment of such investment are not certain. Tax matters are very complicated and the tax consequences to a stockholder of an investment in the shares of our preferred stock or common stock will depend on the facts of such stockholder’s particular situation. Stockholders are urged to consult their tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our preferred stock or common stock, as well as the effect of state, local and foreign tax laws and the effect of any possible changes in tax laws.

ELECTION TO BE TAXED AS A RIC

As a BDC, we have elected to be treated and intend to operate in a manner so as to continuously qualify annually as a RIC under the Code. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on our net ordinary income or capital gains that we timely distribute (or are deemed to distribute) to our stockholders as dividends. Instead, dividends we distribute (or are deemed to timely distribute) generally will be taxable to stockholders, and any net operating losses, foreign tax credits and most other tax attributes generally will not pass through to stockholders. We will be subject to U.S. federal corporate-level income tax on any undistributed income and gains. To continue to qualify as a RIC, we must, among other things, meet certain source of income and asset diversification requirements (as described below). In addition, we must distribute to our stockholders, for each taxable year at least 90% of our “investment company taxable income,” as defined by the Code (the “Annual Distribution Requirement”). In addition, because the relevant laws may change, compliance with one or more of the RIC requirements may be impossible or impracticable. See “Risk Factors—Risks Relating to Our Business—We may be subject to additional corporate-level income taxes if we fail to maintain our status as a RIC” and “We may have difficulty paying our required distributions under applicable tax rules if we recognize income before or without receiving cash representing such income” in our most recent Annual Report on Form 10-K.

TAXATION AS A RIC

If we:

●	qualify as a RIC; and
●	satisfy the Annual Distribution Requirement;

then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (realized net long-term capital gain in excess of realized net short-term capital loss) that we timely distribute (or are deemed to timely distribute) to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any net income or capital gains not distributed (or deemed distributed) to our stockholders.

We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our ordinary income for each calendar year, (2) 98.2% of our capital gain net income for each calendar year and (3) any income realized, but not distributed, in preceding years (to the extent that U.S. federal income tax was not imposed on such amounts) less certain over-distributions in the prior year (collectively, the “Excise Tax Requirement”). We have paid in the past, and can be expected to pay in the future, such excise tax on a portion of our income.

Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and (2) other requirements relating to our status as a RIC, including the Diversification Tests (as defined below). If we dispose of assets to meet the Annual Distribution Requirement, the Diversification Tests, or the Excise Tax Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

To qualify as a RIC for U.S. federal income tax purposes, we generally must, among other things:

●	qualify to be treated as a BDC at all times during each taxable year;
●	derive in each taxable year at least 90% of our gross income from (a) dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities or foreign currencies or other income derived with respect to our business of investing in such stock, securities or foreign currencies, or (b) net income derived from an interest in a “qualified publicly traded partnership,” or “QPTP” (collectively, the “90% Income Test”); and
●	diversify our holdings so that at the end of each quarter of the taxable year:
●	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities that, with respect to any issuer, do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of that issuer; and
●	no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of (i) one issuer, (ii) two or more issuers that are controlled, as determined under the Code, by us and that are engaged in the same or similar or related trades or businesses, or (iii) securities of one or more QPTPs (collectively, the “Diversification Tests”).

We may be required to recognize taxable income for U.S. federal income tax purposes in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount, or “OID” (such as debt instruments with “payment-in-kind” interest or, in certain cases, that have increasing interest rates or that are issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement and the Excise Tax Requirement, even though we will not have received any corresponding cash amount. In order to enable us to make distributions to stockholders that will be sufficient to enable us to satisfy the Annual Distribution Requirement and the Excise Tax Requirement we may need to liquidate or sell some of our assets at times or at prices that are not advantageous, raise additional equity or debt capital, take out loans, forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we borrow money, we may be prevented by loan covenants from declaring and paying dividends in certain circumstances. Even if we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements, under the Investment Company Act, we are generally not permitted to make distributions to our stockholders while our debt obligations and senior securities are outstanding unless certain “asset coverage” tests or other financial covenants are met. Limits on our payment of dividends may prevent us from meeting the Annual Distribution Requirement, and may, therefore, jeopardize our qualification for taxation as a RIC, or subject us to the 4% excise tax on undistributed income.

A portfolio company in which we invest may face financial difficulty that requires us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such restructuring could, depending on the specific terms of the restructuring, cause us to recognize taxable income without a corresponding receipt of cash, which could affect our ability to satisfy the Annual Distribution Requirement or the Excise Tax Requirement, or result in unusable capital losses and future non-cash income. Any such reorganization could also result in our receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (a) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (b) convert long-term capital gain (currently taxed at lower rates for non-corporate taxpayers) into higher taxed short-term capital gain or ordinary income, (c) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (d) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (e) adversely alter the characterization of certain complex financial transactions, (f) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (g) cause us to recognize income or gain without receipt of a corresponding cash payment, and (h) produce income that will not be qualifying income for purposes of the 90% Income Test. We will monitor our transactions and may make certain tax elections in order to mitigate the effects of these provisions; however, no assurance can be given that we will be eligible for any such tax elections or that any elections we make will fully mitigate the effects of these provisions.

Gain or loss recognized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant.

Our investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. Stockholders will generally not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us.

If we purchase shares in a PFIC, we may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or gain from the disposition of, such shares, even if such income is distributed as a taxable dividend by us to our stockholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we may elect to mark-to-market at the end of each taxable year our shares in such PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Our ability to make either election will depend on factors beyond our control, and we are subject to restrictions that may limit the availability or benefit of these elections. Under either election, we may be required to recognize in any year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the Excise Tax Requirement.

Our functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities may be treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts, the disposition of debt denominated in a foreign currency and other financial transactions denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, may also be treated as ordinary income or loss.

Some of the income and fees that we recognize, such as management fees, may not satisfy the 90% Income Test. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy the 90% Income Test, we may be required to recognize such income or fees through one or more entities treated as U.S. corporations for U.S. federal income tax purposes. While we expect that recognizing such income through such corporations will assist us in satisfying the 90% Income Test, no assurance can be given that this structure will be respected for U.S. federal income tax purposes, which could result in such income not being counted towards satisfying the 90% Income Test. If the amount of such income were too great and we were otherwise unable to mitigate this effect, it could result in our disqualification as a RIC. If, as we expect, the structure is respected, such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce the yield on such income and fees.

We are limited in our ability to deduct expenses in excess of our investment company taxable income. If our expenses in a given year exceed our investment company taxable income, we will have a net operating loss for that year. However, we are not permitted to carry forward our net operating losses to subsequent years, so these net operating losses generally will not pass through to our stockholders. In addition, expenses can be used only to offset investment company taxable income, and may not be used to offset net capital gain. As a RIC, we may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset our investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, our deduction of net business interest expense is generally limited to 30% of our “adjusted taxable income” plus “floor plan financing interest expense.”

FAILURE TO QUALIFY AS A RIC

If we fail to satisfy the 90% Income Test for any taxable year or the Diversification Tests for any quarter of the taxable year, we may still continue to be taxed as a RIC for the relevant taxable year if we are eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the diversification requirements where we correct the failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of our income would be subject to corporate-level income tax as described below. We cannot provide assurance that we would qualify for any such relief should we fail the 90% Income Test or the Diversification Tests.

If we were to fail to meet the RIC requirements for more than two consecutive years and then seek to requalify as a RIC, we would be required to pay corporate-level tax on the unrealized appreciation recognized during the succeeding five-year period unless we make a special election to recognize gain to the extent of any unrealized appreciation in our assets at the time of requalification.

If we are unable to qualify for treatment as a RIC, and relief is not available as discussed above, we would be subject to tax on all of our taxable income at the regular corporate U.S. federal income tax rate (and we also would be subject to any applicable state and local taxes). We would not be able to deduct distributions to stockholders and would not be required to make distributions for U.S. federal income tax purposes. Distributions generally would be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate U.S. stockholders would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s adjusted tax basis in its shares of our preferred stock or common stock, and any remaining distributions would be treated as capital gains. See “Election to Be Taxed as a RIC” above and “Risk Factors—Risks Relating to Our Business—We may be subject to additional corporate-level income taxes if we fail to maintain our status as a RIC” and “We may have difficulty paying our required distributions under applicable tax rules if we recognize income before or without receiving cash representing such income” in our most recent Annual Report on Form 10-K. The following discussion assumes that we qualify as a RIC.

TAXATION OF U.S. STOCKHOLDERS

The following summary generally describes certain material U.S. federal income tax consequences of an investment in shares of our preferred stock and common stock beneficially owned by U.S. stockholders (as defined above). If you are not a U.S. stockholder, this section does not apply to you.

Whether an investment in the shares of our preferred stock or common stock is appropriate for a U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares of our preferred stock or common stock by a U.S. stockholder may have adverse tax consequences. U.S. stockholders are urged to consult their tax advisors about the U.S. tax consequences of investing in shares of our preferred stock or common stock.

Distributions on Our Preferred Stock and Common Stock

Distributions by us generally are taxable as ordinary income or capital gain. To the extent such distributions we pay to non-corporate U.S. stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“qualified dividends”) generally are taxable to U.S. stockholders at the preferential rates applicable to long-term capital gains. A portion of our ordinary dividends, but not capital gain dividends, paid to U.S. corporate stockholders may, if certain conditions are met, qualify for the dividends-received deduction to the extent that we have received dividends from certain corporations during the taxable year. However, it is anticipated that distributions paid by us generally will not be attributable to dividends and, therefore, generally will not qualify for the preferential rates applicable to qualified dividends or the dividends-received deduction available to corporations under the Code. A corporate U.S. stockholder may be required to reduce its basis in our preferred stock or common stock with respect to certain “extraordinary dividends,” as defined in Section 1059 of the Code. Corporate U.S. stockholders are urged to consult their tax advisors in determining the application of these rules in their particular circumstances. We first allocate our earnings and profits to distributions to our preferred stockholders and then to distributions to our common stockholders based on priority in our capital structure. Distributions of our investment company taxable income will be taxable as ordinary income to U.S. stockholders to the extent of our current and accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. Distributions of our net capital gain properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholders as long-term capital gains (which, under current law, are taxed at preferential rates) in the case of individuals, trusts or estates. This is true regardless of the U.S. stockholder’s holding period in our preferred stock or common stock and regardless of whether the dividend is paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such U.S. stockholder’s preferred stock or common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gain to such U.S. stockholder. We have made distributions in excess of our earnings and profits and may continue to do so in the future. As a result, a U.S. stockholder will need to consider the effect of our distributions on such U.S. stockholder’s adjusted tax basis in our preferred stock or common stock in their individual circumstances.

Although we currently intend to distribute our net capital gain for each taxable year on a timely basis, we may in the future decide to retain some or all of our net capital gain, and may designate the retained amount as a “deemed dividend.” In that case, among other consequences: we will pay U.S. federal corporate income tax on the retained amount; each U.S. stockholder will be required to include their pro rata share of the deemed distribution in income as if it had been actually distributed to them; and the U.S. stockholder will be entitled to claim a credit equal to their pro rata share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s adjusted tax basis in our preferred stock or common stock.

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gains dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, a U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by a U.S. stockholders on December 31 of the year in which the dividend was declared.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a U.S. stockholder will be taxed on 100% of the fair market value of the dividend on the date the dividend is received in the same manner as a cash dividend, even if most of the dividend was paid in shares of our stock. If stockholders purchase shares of our preferred stock or common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and such U.S. stockholder will be subject to tax on the distribution even though it economically represents a return of his, her or its investment.

Distributions out of our current and accumulated earnings and profits will not be eligible for the 20% pass through deduction under Section 199A of the Code, although qualified REIT dividends earned by us may qualify for the 20% pass through deduction under Section 199A deduction.

Sale or Other Disposition of Our Preferred Stock or Common Stock

A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of such stockholder’s shares of our preferred stock or common stock. The amount of gain or loss will be measured by the difference between a U.S. stockholder’s adjusted tax basis in our preferred stock or common stock sold or otherwise disposed of and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or other disposition generally will be treated as long-term capital gain or loss if a U.S. stockholder has held our preferred stock or common stock for more than one year. Otherwise, such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our preferred stock or common stock in which a U.S. stockholder has a holding period of six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our preferred stock or common stock may be disallowed if substantially identical stock or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, U.S. stockholders that are individuals, trusts or estates are taxed at preferential rates on their net capital gain. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum rate that also applies to ordinary income. Non-corporate U.S. stockholders with net capital losses for a year (i.e., capital loss in excess of capital gain) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Information Reporting and Backup Withholding

We will send to each of our U.S. stockholders, after the end of each calendar year, a notice providing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.

We may be required to withhold U.S. federal income tax (“backup withholding”) from all taxable distributions to a U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder is subject to backup withholding. An individual’s taxpayer identification number is his or her social security number. Backup withholding is not an additional tax. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle such stockholder to a refund, provided that proper information is timely provided to the IRS.

Medicare Tax on Net Investment Income

Non-corporate U.S. stockholders generally are subject to a 3.8% Medicare surtax on their “net investment income,” the calculation of which includes interest income and OID, any taxable gain from the disposition of our preferred stock or common stock and any distributions on our preferred stock or common stock (including the amount of any deemed distribution) to the extent such distribution is treated as a dividend or as capital gain (as described above under “Taxation of U.S. Stockholders—Distributions on Our Preferred Stock or Common Stock”). Non-corporate U.S. stockholders are urged to consult their tax advisors on the effect of acquiring, holding and disposing of our preferred stock or common stock, on the computation of “net investment income” in their individual circumstances.

Disclosure of Certain Recognized Losses.

Under U.S. Treasury regulations, if a U.S. stockholder recognizes a loss with respect to either our preferred stock or common stock of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year, such stockholder must file with the IRS a disclosure statement on Form 8886. Direct stockholders of certain “portfolio securities” in many cases are excepted from this reporting requirement, but under current guidance, equity owners of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. stockholders are urged to consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

TAXATION OF NON-U.S. STOCKHOLDERS

The following discussion applies only to persons that are non-U.S. stockholders. If you are not a non-U.S. stockholder, this discussion does not apply to you.

Whether an investment in our preferred stock or common stock is appropriate for a non-U.S. stockholder will depend upon that stockholder’s particular circumstances. An investment in our preferred stock or common stock by a non-U.S. stockholder may have adverse tax consequences and, accordingly, may not be appropriate for a non-U.S. stockholder. Non-U.S. stockholders are urged to consult their tax advisors as to the tax consequences of acquiring, holding and disposing of our preferred stock or common stock before investing.

Distributions on, and Sale or Other Disposition of, Our Preferred Stock or Common Stock

Distributions of our investment company taxable income to non-U.S. stockholders will be subject to U.S. withholding tax at a rate of 30% (unless lowered or eliminated by an applicable income tax treaty) to the extent payable from our current and accumulated earnings and profits unless an exception applies.

Actual or deemed distributions of our net capital gain to a non-U.S. stockholder, and gains recognized by a non-U.S. stockholder upon the sale of our preferred stock or common stock, will not be subject to withholding of U.S. federal income tax and generally will not be subject to U.S. federal income tax unless the non-U.S. stockholder is an individual, has been present in the United States for 183 days or more during the taxable year, and certain other conditions are satisfied. Non-U.S. stockholders of our preferred stock or common stock are encouraged to consult their own advisors as to the applicability of an income tax treaty in their individual circumstances.

In general, no U.S. source withholding taxes will be imposed on dividends paid by RICs to non- U.S. stockholders to the extent the dividends are designated as “interest-related dividends” or “short-term capital gain dividends.” Under this exemption, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gain that would not have been subject to U.S. withholding tax at the source if they had been received directly by a non-U.S. stockholder, and that satisfy certain other requirements. We expect that a portion of our dividends will qualify as interest-related dividends, although we cannot assure you the exact proportion that will so qualify.

If we distribute our net capital gain in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. stockholder’s allocable share of the tax we pay on the capital gain deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number (if one has not been previously obtained) and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

We have the ability to declare a large portion of a dividend in shares of our common stock. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, our non-U.S. stockholders will be taxed on 100% of the fair market value of the dividend on the date the dividend is received in the same manner as a cash dividend (including the application of withholding tax rules described above), even if most of the dividend is paid in shares of our common stock. In such a circumstance, we may be required to withhold all or substantially all of the cash we would otherwise distribute to a non-U.S. stockholder.

Information Reporting and Backup Withholding

A non-U.S. stockholder who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

WITHHOLDING AND INFORMATION REPORTING ON FINANCIAL ACCOUNTS

Pursuant to Sections 1471 to 1474 of the Code and the U.S. Treasury regulations thereunder, the relevant withholding agent generally will be required to withhold 30% of any dividends paid on our preferred stock or common stock to: (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements or is subject to an applicable “intergovernmental agreement.” If payment of this withholding tax is made, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such dividends will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Certain jurisdictions have entered into agreements with the United States that may supplement or modify these rules. Non-U.S. stockholders are urged to consult their tax advisers regarding the particular consequences to them of this legislation and guidance. We will not pay any additional amounts in respect of any amounts withheld.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the common stock, preferred stock, subscription rights, debt securities, warrants and units. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is based on relevant portions of the Maryland General Corporation Law (the “MGCL”) and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the MGCL and our charter and bylaws for a more detailed description of the provisions summarized below.

STOCK

Our authorized stock consists of 1,000,000,000 shares of stock, par value $0.001 per share, all of which are currently designated as common stock. Our common stock trades on The Nasdaq Global Select Market under the symbol “ARCC.” On April 24, 2024, the official close price of our common stock on The Nasdaq Global Select Market was $20.79 per share. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our indebtedness or obligations.

Under our charter, our board of directors is authorized to classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock into one or more classes or series of stock and authorize the issuance of shares of stock without obtaining stockholder approval. As permitted by the MGCL, our charter provides that a majority of the entire board of directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay off all indebtedness and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time.

Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of our directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors.

The following are our outstanding classes of capital stock as of April 24, 2024:

		(3)	(4)
		Amount Held by	Amount Outstanding
	(2)	Registrant	Exclusive of Amount
(1)	Amount	or for its	Shown Under
Title of Class	Authorized	Account	Column(3)
Common Stock	1,000,000,000	—	607,763,554

Preferred Stock

Our charter authorizes our board of directors to classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of our preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

You should note, however, that any issuance of preferred stock must comply with the requirements of the Investment Company Act. The Investment Company Act requires, among other things, that (a) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other indebtedness and senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be and (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two years or more. Certain matters under the Investment Company Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock may provide us with increased flexibility in structuring future financings and acquisitions.

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS; INDEMNIFICATION AND ADVANCE OF EXPENSES

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as material to the cause of action. Our charter contains such a provision, which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the Investment Company Act.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the Investment Company Act, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual who (a) is a present or former director or officer and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) while a director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, member, manager, partner or trustee and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the Investment Company Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

In addition to the indemnification provided for in our bylaws, we have entered into indemnification agreements with each of our current directors and certain of our officers and with members of our investment adviser’s investment committee and we intend to enter into indemnification agreements with each of our future directors, members of our investment committee and certain of our officers. The indemnification agreements attempt to provide these directors, officers and other persons the maximum indemnification permitted under Maryland law and the Investment Company Act. The agreements provide, among other things, for the advancement of expenses and indemnification for liabilities that such person may incur by reason of his or her status as a present or former director or officer or member of our investment adviser’s investment committee in any action or proceeding arising out of the performance of such person’s services as a present or former director or officer or member of our investment adviser’s investment committee.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (x) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classified Board of Directors

Our board of directors is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies.

Election of Directors

Our bylaws provide that the affirmative vote of the majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect each director; provided, that if the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of votes cast. Pursuant to the charter, our board of directors may amend the bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors may be increased or decreased only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than four or more than eleven. Our charter sets forth our election, subject to certain requirements, to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the board of directors. Accordingly, except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies, subject to any applicable requirements of the Investment Company Act.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.

Action by Stockholders

Under the MGCL and our charter, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written or electronically transmitted consent instead of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the board of directors or (c) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any adjournment or postponement thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (a) by or at the direction of the board of directors or (b) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purposes of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors, the co-chairs of our board of directors and our president. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders must be called by the secretary of the corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business, unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. See “Risk Factors—Risks Relating to Our Common Stock and Publicly Traded Notes—Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse effect on the price of our common stock” in our most recent Annual Report on Form 10-K. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments and any proposal for our conversion, whether by merger or otherwise, from a closed-end company to an open-end company or any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80 percent of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by at least two-thirds of our continuing directors (as defined below) (in addition to approval by our board of directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as our current directors as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the board of directors.

Our charter and bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Control Share Acquisition Act discussed below, as permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that such rights will apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Control Share Acquisitions

The Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;
●	one-third or more but less than a majority; or
●	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the Investment Company Act, which will prohibit any such redemption other than in limited circumstances. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock and, as a result, any control shares of the Company will have the same voting rights as all of the other shares of the Company’s common stock. The SEC previously took the position that, if a BDC failed to opt out of the Control Share Acquisition Act, its actions would be inconsistent with Section 18(i) of the Investment Company Act. However, the SEC withdrew its previous position, and stated that it would not recommend enforcement action against a closed-end fund, including a BDC, that opts in to being subject to the Control Share Acquisition Act if the closed-end fund acts with reasonable care on a basis consistent with other applicable duties and laws and the duty to the corporation and its stockholders generally. Such provision could be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests and we determine (after consultation with the SEC staff) that our being subject to the Control Share Acquisition Act does not conflict with the Investment Company Act.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who, directly or indirectly, beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
●	an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the board of directors, including a majority of the independent directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL that provide, respectively, for:

●	a classified board;
●	a two-thirds vote requirement for removing a director;
●	a requirement that the number of directors be fixed only by vote of the board of directors;
●	a requirement that a vacancy on the board of directors be filled only by a vote of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and
●	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that we have elected to be subject to the provision of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we also (i) have a classified board of directors, (ii) require a two-thirds vote to remove a director, which removal may only be for cause, (iii) vest in our board the exclusive power to fix the number of directorships and (iv) require, unless called by the co-chairs of our board of directors, our president or our board of directors, the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

Conflict with the Investment Company Act

Our bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Acquisition Act (if we amend our bylaws to be subject to such act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act will control.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf, (ii) any Internal Corporate Claim, as such term is defined in Section 1-101(p) of the MGCL, including, without limitation, (a) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders or (b) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, or (iii) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our stock shall be deemed to have notice of and to have consented and waived any objection to this exclusive forum provision of our bylaws, as the same may be amended from time to time.

DESCRIPTION OF OUR PREFERRED STOCK

In addition to shares of common stock, our charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to the express terms of any of our then outstanding classes or series of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such an issuance must adhere to the requirements of the Investment Company Act, Maryland law and any other limitations imposed by law.

The Investment Company Act currently requires, among other things, that (a) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 50% of our total assets (taking into account such distribution), (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more and (c) such class of stock have complete priority over any other class of stock as to distribution of assets and payment of dividends, which dividends shall be cumulative.

For any class or series of preferred stock that we may issue, our board of directors will determine and the articles supplementary and the prospectus supplement relating to such class or series will describe:

●	the designation and number of shares of such class or series;
●	the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such class or series, as well as whether such dividends are participating or non-participating;
●	any provisions relating to convertibility or exchangeability of the shares of such class or series, including adjustments to the conversion price of such class or series;
●	the rights and preferences, if any, of holders of shares of such class or series upon our liquidation, dissolution or winding up of our affairs;
●	the voting powers, if any, of the holders of shares of such class or series;
●	any provisions relating to the redemption of the shares of such class or series;
●	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such class or series are outstanding;
●	any conditions or restrictions on our ability to issue additional shares of such class or series or other securities;
●	if applicable, a discussion of certain U.S. federal income tax considerations; and
●	any other relative powers, preferences and participating, optional or special rights of shares of such class or series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each class or series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative. You should read the accompanying prospectus supplement, as well as the complete articles supplementary that contain the terms of the applicable class or series of preferred stock.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

GENERAL

We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. You should read the prospectus supplement related to any such subscription rights offering.

The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
●	the title of such subscription rights;
●	the exercise price for such subscription rights (or method of calculation thereof);
●	the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);
●	the number of such subscription rights issued to each stockholder;
●	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
●	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
●	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
●	any termination right we may have in connection with such subscription rights offering; and
●	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

We will not offer any subscription rights to purchase shares of our common stock under this prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement.

EXERCISE OF SUBSCRIPTION RIGHTS

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants. You should read the prospectus supplement related to any warrants offering.

We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;
●	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;
●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
●	whether such warrants will be issued in registered form or bearer form;
●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;
●	the terms of the securities issuable upon exercise of the warrants;
●	if applicable, a discussion of certain U.S. federal income tax considerations; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the Investment Company Act, we may generally only offer warrants provided that (a) the warrants expire by their terms within ten years, (b) the exercise or conversion price is not less than the current market value at the date of issuance, (c) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of Ares Capital and its stockholders and (d) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The Investment Company Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” The debt securities will be issued either (i) pursuant to our existing indenture, dated as of October 21, 2010, between us and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (“existing indenture”), or (ii) pursuant to a new debt indenture that we expect to enter into with U.S. Bank Trust Company, National Association, as trustee (“new indenture”). We use the term “indentures” to refer collectively to our existing indenture and our new indenture. An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.

This section includes a description of the material provisions of the indentures. Any accompanying prospectus supplement will describe any other material terms of the debt securities being offered thereunder. Because this section is a summary, it does not describe every aspect of the debt securities and the indentures. We urge you to read the applicable indenture or indentures because they, and not this description, define your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indentures. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. We have filed the existing indenture and the form of the new indenture as an exhibit to our registration statement of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” below for information on how to obtain a copy of the indentures.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including, among other things:

●	the designation or title of the series of debt securities;
●	the total principal amount of the series of debt securities;
●	the percentage of the principal amount at which the series of debt securities will be offered;
●	the date or dates on which principal will be payable;
●	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
●	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
●	the terms for redemption, extension or early repayment, if any;
●	the currencies in which the series of debt securities are issued and payable;
●	whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
●	the place or places, if any, of payment, transfer, conversion and/or exchange of the debt securities;

●	the denominations in which the offered debt securities will be issued (if other than denominations of $1,000 and any integral multiple thereof);
●	the provision for any sinking fund;
●	any restrictive covenants;
●	any Events of Default;
●	whether the series of debt securities is issuable in certificated form;
●	any provisions for defeasance or covenant defeasance;
●	if applicable, U.S. federal income tax considerations relating to original issue discount;
●	whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
●	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
●	whether the debt securities are subject to subordination and the terms of such subordination;
●	the listing, if any, on a securities exchange; and
●	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

We are currently permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, calculated pursuant to the Investment Company Act, is at least equal to 150% immediately after each such issuance (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). In addition, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit the distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors—Risks Relating to Our Business—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital” in our most recent Annual Report on Form 10-K.

GENERAL

The indentures provide that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indentures in one or more series.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

The indentures do not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under each indenture, when a single trustee is acting for all debt securities issued under such indenture, are called the “indenture securities.” The indentures also provide that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indentures do not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

We expect that we will usually issue debt securities in book-entry only form represented by global securities. Under the new indenture, debt securities will generally only be issued in physical, certificated form if: (a) the depositary notifies us that it is unwilling or unable to continue as depositary for such debt security in global form and a successor depositary is not appointed within 90 days; (b) the depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or (c) an Event of Default with respect to such debt security has occurred and is continuing and a beneficial owner requests that its debt security be issued in physical, certificated form.

CONVERSION AND EXCHANGE

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

PAYMENT AND PAYING AGENTS

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date at our office or agency maintained for such purpose, except that, at our option, interest may be paid by (i) by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date or (ii) transfer to an account maintained by the holder located in the United States. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indentures as if they were made on the original due date, except as otherwise indicated in the accompanying prospectus supplement. Such payment will not result in a default under any debt security or the indentures, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

EVENTS OF DEFAULT

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

Under the existing indenture, the term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):

●	We do not pay the principal of, or any premium on, a debt security of the series on its due date, and do not cure this default within 5 days.
●	We do not pay interest on a debt security of the series when due, and such default is not cured within 30 days.
●	We do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within 5 days.
●	We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.
●	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days.
●	On the last business day of each of twenty-four consecutive calendar months, we have an asset coverage of less than 100%.
●	Any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

Under the new indenture, the term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):

●	We do not pay interest on a debt security of the series when due, and such default is not cured within 30 calendar days.
●	We do not pay the principal of, or any premium on, a debt security of the series on its due date, and do not cure this default within 5 business days.
●	We do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within 5 business days.

●	We remain in breach of a covenant in respect of debt securities of the series for 60 consecutive calendar days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.
●	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days.
●	On the last business day of each of 24 consecutive calendar months, we have an asset coverage of less than 100%.
●	Any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series, may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of not less than a majority in principal amount of the debt securities of the affected series.

The trustee is not required to take any action under either indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”) (Section 315 of the Trust Indenture Act of 1939, as amended). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

●	You must give your trustee written notice that an Event of Default has occurred and remains uncured.
●	The holders of at least (i) under the existing indenture, 25% and (ii) under the new indenture, 30%, in each case in principal amount of all outstanding debt securities of the relevant series, must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.
●	The trustee must not have taken action for 60 calendar days after receipt of the above notice and offer of indemnity.
●	The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of not less than a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

●	the payment of principal, any premium or interest; or
●	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Solely for purposes of the Event of Default provisions of any debt securities issued under the new indenture, the following terms will be applicable:

A notice of default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of default. Any notice of default, notice of acceleration or instruction to the trustee to provide a notice of default, notice of acceleration or to take any other action (a “Holder Direction”) provided by any one or more holders of the applicable debt securities (each a “Directing Holder”) must be accompanied by a written representation from each such holder delivered to us and the trustee that such holder is not (or, in the case such holder is The Depository Trust Company (the “DTC”) or its nominee, that such holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Holder Direction relating to the delivery of a notice of default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the applicable debt securities are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Holder Direction, to covenant to provide us with such other information as we may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the Directing Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the applicable debt securities in lieu of DTC or its nominee.

If, following the delivery of a Holder Direction, but prior to acceleration of the applicable debt securities, we determine in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the trustee an officer’s certificate stating that we have initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Holder Direction, the cure period with respect to such default shall be automatically stayed and the cure period with respect to such default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Holder Direction, but prior to acceleration of the applicable debt securities, we provide to the trustee an officer’s certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such default will be automatically stayed and the cure period with respect to any default or Event of Default that resulted from the applicable Holder Direction will be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation will result in such holder’s participation in such Holder Direction being disregarded; and, if, without the participation of such holder, the percentage of applicable debt securities held by the remaining holders that provided such Holder Direction would have been insufficient to validly provide such Holder Direction, such Holder Direction will be void ab initio (except for any indemnity or security offered or provided to the Trustee), with the effect that such default or Event of Default will be deemed never to have occurred, acceleration will be voided and the trustee will be deemed not to have received such Holder Direction or any notice of such default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Holder Direction delivered to the trustee during the pendency of an Event of Default as the result of bankruptcy or similar proceedings will not require compliance with the foregoing paragraphs.

For the avoidance of doubt, the trustee will be entitled to conclusively rely on any Holder Direction, officer’s certificate or other document delivered to it pursuant to the foregoing paragraphs, will have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any officer’s certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The trustee shall have no liability to us, any holder or any other person in acting in good faith on a Holder Direction or to determine whether any holder has delivered a Position Representation or that such Position Representation conforms with the new indenture or any other agreement.

If a default for a failure to deliver a required notice or certificate in connection with another default under the new indenture (the “Initial Default”) occurs, then at the time such Initial Default is cured, such default for a failure to deliver a required notice or certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and any default or event of default for the failure to deliver any notice or certificate pursuant to any other provision of the new indenture will be deemed to be cured upon the delivery of any such notice or certificate required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the new indenture. Any time period in the new indenture to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction.

“Derivative Instrument” means, with respect to a person, and the securities of any series, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any affiliate of such person that is acting in concert with such person in connection with such person’s investment in the applicable debt securities (other than a Screened Affiliate) is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the applicable debt securities and/or our creditworthiness (the “Performance References”).

“Long Derivative Instrument” means a Derivative Instrument: (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References; and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Net Short” means, with respect to a holder or beneficial owner of debt securities of any series, as of a date of determination, either: (i) the value of its Short Derivative Instruments exceeds the sum of the (x) value of its applicable debt securities plus (y) value of its Long Derivative Instruments as of such date of determination; or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to us immediately prior to such date of determination.

“Screened Affiliate” means any affiliate of a holder: (i) that makes investment decisions independently from such holder and any other affiliate of such holder that is not a Screened Affiliate; (ii) that has in place customary information screens between it and such holder and any other affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to us or our subsidiaries; (iii) whose investment policies are not directed by such holder or any other affiliate of such holder that is acting in concert with such holder in connection with its investment in the applicable debt securities; and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other affiliate of such holder that is acting in concert with such holders in connection with its investment in the applicable debt securities.

“Short Derivative Instrument” means a Derivative Instrument: (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References; and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

With respect to debt securities under either the existing indenture or the new indenture, book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Notices to Trustee

Under the existing indenture, within 120 days after the end of each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the existing indenture and the debt securities, or else specifying any default.

Under the new indenture, within 120 calendar days after the end of each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge whether any Default or Event of Default occurred during the previous year that is continuing.

MERGER OR CONSOLIDATION

Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, unless the prospectus supplement relating to certain debt securities states otherwise, we may not take any of these actions unless all the following conditions are met:

Under the existing indenture:

●	Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities.

●	Immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing.
●	We must deliver certain certificates and documents to the trustee.
●	We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Under the new indenture:

●	We must be the surviving entity in such consolidation or merger, or, if not, the surviving entity must be a corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof.
●	Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the outstanding debt securities.
●	Immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have happened and be continuing.
●	We must deliver certain certificates and documents to the trustee.
●	We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

OTHER COVENANTS UNDER THE NEW INDENTURE

For the period of time during which debt securities of any series are outstanding, we will not violate, whether or not we are subject thereto, Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC.

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the any series of debt securities outstanding and the trustee, for the period of time during which the such debt securities are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

MODIFICATION OR WAIVER

There are three types of changes we can make to the indentures and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

●	change the stated maturity of the principal of or interest on a debt security;
●	reduce any amounts due on a debt security;
●	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
●	under the existing indenture, adversely affect any right of repayment at the holder’s option;

●	under the existing indenture, change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
●	adversely affect the right to receive payment of the principal of and interest on any debt security;
●	under the new indenture, change the currency of payment on a debt security;
●	impair your right to sue for payment;
●	adversely affect any right to convert or exchange a debt security in accordance with its terms;
●	modify the subordination provisions in the indentures in a manner that is adverse to holders of the debt securities;
●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indentures;
●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indentures or to waive certain defaults;
●	modify any other aspect of the provisions of the indentures dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
●	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indentures and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indentures after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indentures and the debt securities would require the following approval:

●	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.
●	If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

●	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.
●	For indexed debt securities, we will use the principal face amount of such indexed security at original issuance, unless otherwise provided.

●	For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

DEFEASANCE

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the indentures under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “Indenture Provisions—Subordination” below. In order to achieve covenant defeasance, we must do the following:

●	If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, premium, if any, and any other payments, including any mandatory sinking fund payments, on the debt securities on their various due dates.
●	We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

We must deliver to the trustee a legal opinion of our counsel and an officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

●	If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, premium, if any, and any other payments, including any mandatory sinking fund payments, on the debt securities on their various due dates.

●	We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.
●	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “Indenture Provisions—Subordination.”

FORM, EXCHANGE AND TRANSFER OF SECURITIES

Holders may exchange their securities, if any, for debt securities of the same series of smaller denominations or combined into fewer debt securities of the same series of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if every security presented for transfer or exchange is duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to us and the trustee. Under the new indenture, each holder must indemnify us and the trustee against any liability that may result from the transfer, exchange or assignment of such holder’s debt securities in violation of any provision of the indenture and/or applicable U.S. federal or state securities laws.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

RESIGNATION OF TRUSTEE

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under an indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

INDENTURE PROVISIONS—SUBORDINATION

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indentures in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indentures provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of such indenture. “Senior Indebtedness” is defined in the indentures as the principal of (and premium, if any) and unpaid interest on:

●	our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indentures and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and
●	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

THE TRUSTEE UNDER THE INDENTURES

U.S. Bank Trust Company, National Association will serve as the trustee under the indentures.

CERTAIN CONSIDERATIONS RELATING TO FOREIGN CURRENCIES

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

BOOK-ENTRY DEBT SECURITIES

The DTC, New York, NY, will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF OUR UNITS

The following is a general description of the terms of the units we may issue from time to time. Particular terms of any units we offer will be described in the prospectus supplement relating to such units. For a complete description of the terms of particular units, you should read this prospectus and the prospectus supplement relating to those particular units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

A prospectus supplement will describe the particular terms of any series of units we may issue, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
●	a description of the terms of any unit agreement governing the units;
●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
●	whether the units will be issued in fully registered or global form.

We will not offer any units under this prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

We may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority of our common stockholders or (c) under such other circumstances as the SEC may permit. Pursuant to approval granted at a special meeting of stockholders held on August 8, 2023, we currently are permitted to sell or otherwise issue shares of our common stock at a price below net asset value, subject to certain limitations and determinations that must be made by our board of directors.

If we sell shares of common stock under the net asset value per share pursuant to a prior authorization by our stockholders, a majority of our directors who have no financial interest in the sale and a majority of our independent directors must (a) find that the sale is in our best interests and in the best interests of our stockholders and (b) in consultation with any underwriter or underwriters of the offering, make a good faith determination as of a time either immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such shares of common stock, or immediately prior to the issuance of such common stock, that the price at which such shares of common stock are to be sold is not less than a price that closely approximates the market value of those shares of common stock, less any distributing commission or discount.

In making a determination that an offering of common stock below its net asset value per share is in our and our stockholders’ best interests, our board of directors will consider a variety of factors including:

●	the effect that an offering below net asset value per share would have on our stockholders, including the potential dilution to the net asset value per share of our common stock our stockholders would experience as a result of the offering;
●	the amount per share by which the offering price per share and the net proceeds per share are less than our most recently determined net asset value per share;
●	the relationship of recent market prices of par common stock to net asset value per share and the potential impact of the offering on the market price per share of our common stock;
●	whether the estimated offering price would closely approximate the market value of shares of our common stock;
●	the potential market impact of being able to raise capital during the current financial market difficulties;
●	the nature of any new investors anticipated to acquire shares of our common stock in the offering;
●	the anticipated rate of return on and quality, type and availability of investments; and
●	the leverage available to us.

Our board of directors will also consider the fact that sales of shares of common stock at a discount will benefit our investment adviser as our investment adviser will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other of our securities or from the offering of common stock at premium to net asset value per share.

We will not sell shares of our common stock pursuant to stockholder approval (or any rights, warrants or units to purchase shares of our common stock) under this prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement if the cumulative dilution to our net asset value per share from offerings under the registration statement, as amended by such post-effective amendment, exceeds 15%. This would be measured separately for each offering pursuant to the registration statement, as amended by this post-effective amendment, by calculating the percentage dilution or accretion to aggregate net asset value from that offering and then summing the percentage from each offering. For example, if our most recently determined net asset value per share at the time of the first offering is $15.00 and we have 30 million shares of common stock outstanding, the sale of 6 million shares of common stock at net proceeds to us of $7.50 per share (a 50% discount) would produce dilution of 8.33%. If we subsequently determined that our net asset value per share increased to $15.75 on the then 36 million shares of common stock outstanding and then made an additional offering, we could, for example, sell approximately an additional 7.2 million shares of common stock at net proceeds to us of $9.45 per share, which would produce dilution of 6.67%, before we would reach the aggregate 15% limit.

Sales by us of our common stock at a discount from net asset value per share pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering. Any sale of common stock at a price below net asset value per share would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro rata basis. See “Risk Factors—Risks Relating to Our Common Stock and Publicly Traded Notes—The net asset value per share of our common stock may be diluted if we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock or securities to subscribe for or convertible into shares of our common stock” in our most recent Annual Report on Form 10-K.

The following three headings and accompanying tables explain and provide hypothetical examples on the impact of an offering of our common stock at a price less than net asset value per share on three different types of investors:

●	existing stockholders who do not purchase any shares in the offering;
●	existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and
●	new investors who become stockholders by purchasing shares in the offering.

Impact on Existing Stockholders Who Do Not Participate in the Offering

Our existing stockholders who do not participate in an offering below net asset value per share or who do not buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate dilution in the net asset value of the shares of common stock they hold and their net asset value per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to such offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. Further, if current stockholders do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current net asset value, their voting power will be diluted.

The following chart illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from net asset value per share. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

The examples assume that the issuer has 30 million shares of common stock outstanding, $600 million in total assets and $150 million in total liabilities. The current net asset value and net asset value per share are thus $450 million and $15.00. The chart illustrates the dilutive effect on Stockholder A of (a) an offering of 1.5 million shares of common stock (5% of the outstanding shares) at $14.25 per share after offering expenses and commissions (a 5% discount from net asset value), (b) an offering of 3 million shares of common stock (10% of the outstanding shares) at $13.50 per share after offering expenses and commissions (a 10% discount from net asset value), (c) an offering of 6 million shares of common stock (20% of the outstanding shares) at $12.00 per share after offering expenses and commissions (a 20% discount from net asset value) and (d) an offering of 7.5 million shares of common stock (25% of the outstanding shares) at $11.25 per share after offering expenses and commissions (a 25% discount from net asset value). The prospectus supplement pursuant to which any discounted offering is made will include a chart based on the actual number of shares of common stock in such offering and the actual discount to the most recently determined net asset value. It is not possible to predict the level of market price decline that may occur.

		Example 1		Example 2		Example 3		Example 4
		5% Offering at		10% Offering at		20% Offering at		25% Offering at
		5% Discount		10% Discount		20% Discount		25% Discount
	Prior to Sale	Following	%	Following	%	Following	%	Following	%
	Below NAV	Sale	Change	Sale	Change	Sale	Change	Sale	Change
Offering Price
Price per Share to Public		$15.00	—	$14.21	—	$12.63	—	$11.84	—
Net Proceeds per Share to Issuer		$14.25	—	$13.50	—	$12.00	—	$11.25	—
Decrease to Net Asset Value
Total Shares Outstanding	30,000,000	31,500,000	5.00%	33,000,000	10.00%	36,000,000	20.00%	37,500,000	25.00%
Net Asset Value per Share	$15.00	$14.96	(0.24)%	$14.86	(0.91)%	$14.50	(3.33)%	$14.25	(5.00)%
Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	30,000	30,000	0.00%	30,000	0.00%	30,000	0.00%	30,000	0.00%
Percentage Held by Stockholder A	0.10%	0.10%	(4.76)%	0.09%	(9.09)%	0.08%	(16.67)%	0.08%	(20.00)%
Total Net Asset Value Held by Stockholder A	$450,000	$448,929	(0.24)%	$445,909	(0.91)%	$435,000	(3.33)%	$427,500	(5.00)%
Total Investment by Stockholder A (Assumed to Be $15.00 per Share)	$450,000	$450,000		$450,000		$450,000		$450,000
Total Dilution to Stockholder A (Total Net Asset Value Less Total Investment)		$(1,071)		$(4,091)		$(15,000)		$(22,500)
Investment per Share Held by Stockholder A (Assumed to be $15.00 per Share on Shares Held Prior to Sale)	$15.00	$15.00	0.00%	$15.00	0.00%	$15.00	0.00%	$15.00	0.00%
Net Asset Value per Share Held by Stockholder A		$14.96		$14.86		$14.50		$14.25
Dilution per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.04)		$(0.14)		$(0.50)		$(0.75)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(0.24)%		(0.91)%		(3.33)%		(5.00)%

Impact on Existing Stockholders Who Do Participate in the Offering

Our existing stockholders who participate in an offering below net asset value per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of net asset value dilution as the nonparticipating stockholders, although at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in shares of our common stock immediately prior to the offering. The level of net asset value dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience net asset value dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience accretion in net asset value per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to such offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience net asset value dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.

The following chart illustrates the level of dilution and accretion in the hypothetical 20% discount offering from the prior chart (Example 3) for a stockholder that acquires shares equal to (a) 50% of its proportionate share of the offering (i.e., 3,000 shares, which is 0.05% of an offering of 6 million shares) rather than its 0.10% proportionate share and (b) 150% of such percentage (i.e., 9,000 shares, which is 0.15% of an offering of 6 million shares rather than its 0.10% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

		50% Participation		150% Participation
	Prior to Sale	Following	%	Following	%
	Below NAV	Sale	Change	Sale	Change
Offering Price
Price per Share to Public		$12.63		$12.63
Net Proceeds per Share to Issuer		$12.00		$12.00
Decrease/Increase to Net Asset Value
Total Shares Outstanding	30,000,000	36,000,000	20%	36,000,000	20%
Net Asset Value per Share	$15.00	$14.50	(3.33)%	$14.50	(3.33)%
Dilution/Accretion to Participating Stockholder Shares Held by Stockholder A	30,000	33,000	10%	39,000	30%
Percentage Held by Stockholder A	0.10%	0.09%	(8.33)%	0.11%	8.33%
Total Net Asset Value Held by Stockholder A	$450,000	$478,500	6.33%	$565,500	25.67%
Total Investment by Stockholder A (Assumed to be $15.00 per Share on Shares Held Prior to Sale)	$450,000	$487,895		$563,684
Total Dilution/Accretion to Stockholder A (Total Net Asset Value Less Total Investment)		$(9,395)		$1,816
Investment per Share Held by Stockholder A (Assumed to Be $15.00 on Shares Held Prior to Sale)	$15.00	$14.78	(1.44)%	$14.45	(3.64)%
Net Asset Value per Share Held by Stockholder A		$14.50		$14.50
Dilution/Accretion per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.28)		$0.05
Percentage Dilution/Accretion to Stockholder A (Dilution per Share Divided by Investment per Share)			(1.90)%		0.31%

Impact on New Investors

Investors who are not currently stockholders and who participate in an offering of shares of our common stock below net asset value, but whose investment per share is greater than the resulting net asset value per share due to selling compensation and expenses paid by us, will experience an immediate decrease, although small, in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering of shares of our common stock below net asset value per share and whose investment per share is also less than the resulting net asset value per share due to selling compensation and expenses paid by us being significantly less than the discount per share, will experience an immediate increase in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to such offering. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.

The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10%, 20% and 25% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (0.10%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

		Example 1		Example 2		Example 3		Example 4
		5% Offering at		10% Offering at		20% Offering at		25% Offering at
		5% Discount		10% Discount		20% Discount		25% Discount
	Prior to Sale	Following	%	Following	%	Following	%	Following	%
	Below NAV	Sale	Change	Sale	Change	Sale	Change	Sale	Change
Offering Price
Price per Share to Public		$15.00		$14.21		$12.63		$11.84
Net Proceeds per Share to Issuer		$14.25		$13.50		$12.00		$11.25
Decrease/Increase to Net Asset Value
Total Shares Outstanding	30,000,000	31,500,000	5%	33,000,000	10%	36,000,000	20%	37,500,000	25.00%
Net Asset Value per Share	$15.00	$14.96	(0.24)%	$14.86	(0.91)%	$14.50	(3.33)%	$14.25	(5.00)%
Dilution/Accretion to New Investor A
Shares Held by Investor A	0	1,500		3,000		6,000		7,500
Percentage Held by Investor A	0.00%	0.00%		0.01%		0.02%		0.02%
Total Net Asset Value Held by Investor A	$0	$22,446		$44,591		$87,000		$106,875
Total Investment by Investor A (At Price to Public)	$0	$22,500		$42,632		$75,789		$88,816
Total Dilution/Accretion to Investor A (Total Net Asset Value Less Total Investment)		$(54)		$1,959		$11,211		$18,059
Investment per Share Held by Investor A	$0	$15.00		$14.21		$12.63		$11.84
Net Asset Value per Share Held by Investor A		$14.96		$14.86		$14.50		$14.25
Dilution/Accretion per Share Held by Investor A (Net Asset Value per Share Less Investment per Share)		$(0.04)		$0.65		$1.87		$2.41
Percentage Dilution/Accretion to Investor A (Dilution per Share Divided by Investment per Share)			(0.24)%		4.60%		14.79%		20.33%

ISSUANCE OF WARRANTS OR SECURITIES TO SUBSCRIBE FOR
OR CONVERTIBLE INTO SHARES OF OUR COMMON STOCK

At our 2008 annual stockholders meeting, our stockholders approved our ability to sell or otherwise issue warrants or securities to subscribe for or convert into shares of our common stock, not exceeding 25% of our then outstanding common stock, at an exercise or conversion price that, at the date of issuance, will not be less than the greater of the market value per share of our common stock and the net asset value per share of our common stock. The authorization granted to sell or otherwise issue warrants or securities to subscribe for or convertible into shares of our common stock has no expiration. Any exercise of warrants or securities to subscribe for or convert into shares of our common stock at an exercise or conversion price that is below net asset value at the time of such exercise or conversion would result in an immediate dilution to existing common stockholders. This dilution would include reduction in net asset value as a result of the proportionately greater decrease in the stockholders’ interest in our earnings and assets and their voting interest than the increase in our assets resulting from such offering.

As a result of obtaining this authorization, in order to sell or otherwise issue such securities, (a) the exercise, conversion or subscription rights in such securities must expire by their terms within 10 years, (b) with respect to any warrants, options or rights to subscribe or convert to our common stock that are issued along with other securities, such warrants, options or rights must not be separately transferable, (c) the exercise or conversion price of such securities must not be less than the greater of the market value per share of our common stock and the net asset value per share of our common stock at the date of issuance of such securities, (d) the issuance of such securities must be approved by a majority of the board of directors who have no financial interest in the transaction and a majority of the independent directors on the basis that such issuance is in the best interests of the Company and its stockholders and (e) the number of shares of our common stock that would result from the exercise or conversion of such securities and all other securities convertible, exercisable or exchangeable into shares of our common stock outstanding at the time of issuance of such securities must not exceed 25% of our outstanding common stock at such time.

We could also sell shares of common stock below net asset value per share in certain other circumstances, including through subscription rights issued in rights offerings. See “Description of Our Subscription Rights” above and “Risk Factors—Your interest in us may be diluted if you do not fully exercise your subscription rights in any rights offering. In addition, if the subscription price is less than our net asset value per share, then you will experience an immediate dilution of the aggregate net asset value of your shares” above.

REGULATION

We have elected to be regulated as a BDC under the Investment Company Act and have elected to be treated as a RIC under the Code. As with other companies regulated by the Investment Company Act, a BDC must adhere to certain substantive regulatory requirements. The Investment Company Act contains prohibitions and restrictions relating to certain transactions between BDCs and certain affiliates (including any investment advisers or sub-advisers), principal underwriters and certain affiliates of those affiliates or underwriters. Among other things, we generally cannot co-invest in any portfolio company in which a fund managed by Ares or any of its downstream affiliates (other than us and our downstream affiliates) is also co-investing. We, our investment adviser and certain of our affiliates have received an order from the SEC that permits us and other BDCs and registered closed-end management investment companies managed by Ares to co-invest in portfolio companies with each other and with affiliated investment funds (the “Co-Investment Exemptive Order”). Co-investments made under the Co-Investment Exemptive Order are subject to compliance with certain conditions and other requirements which could limit our ability to participate in co-investment transactions. We may also otherwise co-invest with funds managed by Ares or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and our investment adviser’s allocation policy.

The Investment Company Act contains certain restrictions on certain types of investments we may make. Specifically, we may only invest up to 30% of our portfolio in entities that are not considered “eligible portfolio companies” (as defined in the Investment Company Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the Investment Company Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the Investment Company Act.

The Investment Company Act also requires that a majority of our directors be persons other than “interested persons,” as that term is defined in Section 2(a)(19) of the Investment Company Act, referred to herein as “independent directors.” In addition, the Investment Company Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless that change is approved by holders of at least a majority of our outstanding voting securities. Under the Investment Company Act, the vote of holders of at least a “majority of outstanding voting securities” means the vote of the holders of the lesser of: (a) 67% or more of the outstanding shares of our common stock present at a meeting or represented by proxy if holders of more than 50% of the shares of our common stock are present or represented by proxy or (b) more than 50% of the outstanding shares of our common stock.

Under the Investment Company Act, we are generally not able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below the current net asset value per share of our common stock if our board of directors determines that such sale is in our best interests and the best interests of our stockholders, and our stockholders approve such sale. Pursuant to approval granted at a special meeting of stockholders held on August 8, 2023, we currently are permitted to sell or otherwise issue shares of our common stock at a price below net asset value, subject to certain limitations and determinations that must be made by our board of directors. Such stockholder approval expires on August 8, 2024. See “Risk Factors—Risks Relating to Our Business—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital” in our most recent Annual Report on Form 10-K.

We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. Our intention is to not write (sell) or buy put or call options to manage risks associated with the publicly traded securities of our portfolio companies. We may enter into hedging transactions to manage the risks associated with interest rate and currency fluctuations. We may purchase or otherwise receive warrants or options to purchase the common stock of our portfolio companies in connection with acquisition financings or other investments. In connection with such an acquisition, we may acquire rights to require the issuers of acquired securities or their affiliates to repurchase them under certain circumstances.

We also do not intend to acquire securities issued by any investment company that exceed the limits imposed by the Investment Company Act. Under these limits, we generally cannot acquire more than 3% of the voting stock of any investment company (as defined in the Investment Company Act), invest more than 5% of the value of our total assets in the securities of one investment company or invest more than 10% of the value of our total assets in the securities of investment companies in the aggregate unless certain conditions are met. With regard to that portion of our portfolio invested in securities issued by investment companies, it should be noted that such investments might subject our stockholders to additional expenses.

We are currently allowed to borrow amounts or issue debt securities or preferred stock, which we refer to collectively as “senior securities,” such that our asset coverage, as calculated pursuant to the Investment Company Act, equals at least 150% immediately after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). See “Risk Factors—Risks Relating to Our Business—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital” in our most recent Annual Report on Form 10-K.

QUALIFYING ASSETS

A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) below. Thus, under the Investment Company Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the Investment Company Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. The principal categories of qualifying assets relevant to our business are the following:

(1)	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions):
(a)	is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the Investment Company Act as any issuer that:
(i)	is organized under the laws of, and has its principal place of business in, the United States;
(ii)

is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the Investment Company Act; and

(iii)

does not have any class of securities listed on a national securities exchange or has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non - voting common equity of less than $250 million;

(b)	is a company that meets the requirements of (a)(i) and (ii) above, but is not an eligible portfolio company because it has issued a class of securities on a national securities exchange, if:
(i)	at the time of the purchase, we own at least 50% of the (x) greatest number of equity securities of such issuer and securities convertible into or exchangeable for such securities; and (y) the greatest amount of debt securities of such issuer, held by us at any point in time during the period when such issuer was an eligible portfolio company; and
(ii)	we are one of the 20 largest holders of record of such issuer’s outstanding voting securities.
(2)	Securities of any eligible portfolio company that we control.
(3)	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.
(4)	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.
(5)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.
(6)	Cash, cash items, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment.

MANAGERIAL ASSISTANCE TO PORTFOLIO COMPANIES

BDCs generally must offer to make available to the issuer of portfolio securities significant managerial assistance, by either offering, and providing if accepted, significant guidance and counsel concerning the management operations or business objectives of the portfolio company or by exercising a controlling influence over the management or policies of a portfolio company, except in circumstances where either (i) the BDC does not treat such issuer of securities as an eligible portfolio company, or (ii) the BDC purchases such securities in conjunction with one or more other persons acting together and one of the other persons in the group makes available such managerial assistance.

TEMPORARY INVESTMENTS

Pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash items, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as “temporary investments,” so that 70% of our assets are qualifying assets. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we may not meet the Diversification Tests in order to qualify as a RIC. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our investment adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

INDEBTEDNESS AND SENIOR SECURITIES

We are currently permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock if our asset coverage, calculated pursuant to the Investment Company Act, is at least equal to 150% immediately after each such issuance (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). In addition, while certain types of indebtedness and senior securities remain outstanding, we may be required to make provisions to prohibit distributions to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors—Risks Relating to Our Business—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital” in our most recent Annual Report on Form 10-K.

CODE OF ETHICS

We and Ares Capital Management have each adopted a code of ethics pursuant to Rule 17j-1 under the Investment Company Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. Our code of ethics is filed as an exhibit to our registration statement of which this prospectus is a part. For information on how to obtain a copy of the code of ethics, see “Available Information” below.

PROXY VOTING POLICIES AND PROCEDURES

SEC-registered advisers that have the authority to vote (client) proxies (which authority may be implied from a general grant of investment discretion) are required to adopt policies and procedures reasonably designed to ensure that the adviser votes proxies in the best interests of its clients. Registered advisers also must maintain certain records on proxy voting. In most cases, we invest in securities that do not generally entitle us to voting rights in our portfolio companies. When we do have voting rights, we delegate the exercise of such rights to Ares Capital Management. Ares Capital Management’s proxy voting policies and procedures are summarized below:

In determining how to vote, personnel of our investment adviser consult with each other and other investment professionals of Ares, taking into account our interests and those of our investors as well as any potential conflicts of interest. Our investment adviser consults with legal counsel to identify potential conflicts of interest. Where a potential conflict of interest exists, our investment adviser may, if it so elects, resolve it by following the recommendation of a disinterested third party, by seeking the direction of our independent directors or, in extreme cases, by abstaining from voting. While our investment adviser may retain an outside service to provide voting recommendations and to assist in analyzing votes, our investment adviser will not delegate its voting authority to any third party.

An officer of Ares Capital Management keeps a written record of how all such proxies are voted. Our investment adviser retains records of (a) proxy voting policies and procedures, (b) all proxy statements received (or it may rely on proxy statements filed on the SEC’s EDGAR system in lieu thereof), (c) all votes cast, (d) investor requests for voting information and (e) any specific documents prepared or received in connection with a decision on a proxy vote. If it uses an outside service, our investment adviser may rely on such service to maintain copies of proxy statements and records, so long as such service will provide a copy of such documents promptly upon request.

Our investment adviser’s proxy voting policies are not exhaustive and are designed to be responsive to the wide range of issues that may be subject to a proxy vote. In general, our investment adviser votes our proxies in accordance with these guidelines unless: (a) our investment adviser has an agreement that requires it to vote proxies in a certain way, (b) it has determined otherwise due to the specific and unusual facts and circumstances with respect to a particular vote, (c) the subject matter of the vote is not covered by these guidelines, (d) a material conflict of interest is present or (e) our investment adviser finds it necessary to vote contrary to its general guidelines to maximize stockholder value or the best interests of Ares Capital. In reviewing proxy issues, our investment adviser generally uses the following guidelines:

Elections of Directors: In general, our investment adviser will vote proxies in favor of the management-proposed slate of directors. If there is a proxy fight for seats on a portfolio company’s board of directors, or our investment adviser determines that there are other compelling reasons for withholding our vote, it will determine the appropriate vote on the matter. Among other reasons, our investment adviser may withhold votes for directors when it (a) believes a direct conflict of interest exists between the interests of the director and the stockholders, (b) concludes that the actions of the director are unlawful, unethical or negligent, (c) believes a director is entrenched in or dealing inadequately with performance problems, and/or acting with insufficient independence between the board and management or (d), believes, with respect to directors, there is insufficient information about the nominees disclosed in the proxy statement.

Appointment of Auditors: We will generally rely on the judgment of a portfolio’s audit committee in selecting the independent auditors who will provide the best services to the portfolio company. We will generally support management’s recommendation in this regard, however, we believe that independence of auditors is paramount to the protection of shareholders and our investment adviser will vote against auditors whose independence appears to be impaired.

Changes in Governance Structure: Changes in a portfolio company’s charter or bylaws may be required by state or federal regulation. In general, our investment adviser will cast our votes in accordance with the management on such proposals. However, our investment adviser will consider carefully any proposal regarding a change in corporate structure that is not required by state or federal regulation.

Corporate Restructurings and Reorganizations: We believe proxy votes dealing with corporate restructurings and reorganizations, including mergers and acquisitions, are an extension of the investment decision. Accordingly, our investment adviser will analyze such proposals on a case-by-case basis and vote in accordance with its perception of our interests.

Proposals Affecting Stockholder Rights: We will generally vote in favor of proposals that give stockholders a greater voice in the affairs of a portfolio company and oppose any measure that seeks to limit such rights. However, when analyzing such proposals, our investment adviser will balance the financial impact of the proposal against any impairment of stockholder rights as well as of our investment in the portfolio company.

Corporate Governance: We recognize the importance of good corporate governance. Accordingly, our investment adviser will generally favor proposals that promote transparency and accountability within a portfolio company.

Anti-Takeover Measures: Our investment adviser will evaluate, on a case-by-case basis, any proposals regarding anti-takeover measures to determine the effect such measure is likely to have on stockholder value dilution.

Stock Splits: Our investment adviser will generally vote with management on stock split matters.

Limited Liability of Directors: Our investment adviser will generally vote with management on matters that could adversely affect the limited liability of directors.

Social and Corporate Responsibility: Our investment adviser will review proposals related to social, political and environmental issues to determine whether they may adversely affect stockholder value. Our investment adviser may abstain from voting on such proposals where they do not have a readily determinable financial impact on stockholder value.

Executive and Directors Compensation: Our investment adviser will evaluate, on a case-by-case basis, any proposals regarding stock option and compensation plans. Our investment adviser will generally vote against any proposed plans that the investment adviser believes may result in excessive transfer of shareholder value.

Our investment adviser will typically not delegate its voting authority to any third party, although it may retain an outside service to provide voting recommendations and to assist in casting and analyzing votes. Our investment adviser will, in most instances, vote proxies consistently across all clients holding the same client securities. Because our investment adviser will make voting determinations based on the interests of each individual client, there may be circumstances when our investment adviser will vote differently on behalf of different clients with respect to the same proposal.

Stockholders may obtain information regarding how we voted proxies with respect to our portfolio securities during the twelve-month period ended December 31, 2023 free of charge by making a written request for proxy voting information to our Investor Relations Department at Ares Capital Corporation, 245 Park Avenue, 44th Floor, New York, New York 10167, by calling us at (888) 818-5298 or on the SEC’s website at www.sec.gov.

PRIVACY PRINCIPLES

We endeavor to maintain the privacy of our recordholders and to safeguard their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we will not receive any non-public personal information about recordholders of our common stock, although certain of our recordholders’ non-public information may become available to us. The non-public personal information that we may receive falls into the following categories:

●	information we receive from recordholders, whether we receive it orally, in writing or electronically. This includes recordholders’ communications to us concerning their investment;
●	information about recordholders’ transactions and history with us; and
●	other general information that we may obtain about recordholders, such as demographic and contact information such as address.

We disclose non-public personal information about recordholders:

●	to our affiliates (such as our investment adviser and administrator) and their employees for everyday business purposes;
●	to our service providers (such as our accountants, attorneys, custodians, transfer agent, underwriters and proxy solicitors) and their employees, as is necessary to service recordholder accounts or otherwise provide the applicable service;
●	to comply with court orders, subpoenas, lawful discovery requests or other legal or regulatory requirements; or
●	as allowed or required by applicable law or regulation.

When we share non-public recordholder personal information referred to above, the information is made available for limited business purposes and under controlled circumstances designed to protect our recordholders’ privacy. We do not permit use of recordholder information for any non-business or marketing purpose, nor do we permit third parties to rent, sell, trade or otherwise release or disclose information to any other party.

Our service providers, such as our investment adviser, administrator and transfer agent, are required to maintain physical, electronic, and procedural safeguards to protect recordholder non-public personal information, to prevent unauthorized access or use and to dispose of such information when it is no longer required.

Personnel of affiliates may access recordholder information only for business purposes. The degree of access is based on the sensitivity of the information and on personnel need for the information to service a recordholder’s account or comply with legal requirements.

If a recordholder ceases to be a recordholder, we will adhere to the privacy policies and practices as described above. We may choose to modify our privacy policies at any time. Before we do so, we will notify recordholders and provide a description of our privacy policy.

In the event of a corporate change in control resulting from, for example, a sale to, or merger with, another entity, or in the event of a sale of assets, we reserve the right to transfer non-public personal information of holders of our securities to the new party in control or the party acquiring assets.

OTHER

We have designated a chief compliance officer and established a compliance program pursuant to the requirements of the Investment Company Act. We are periodically examined by the SEC for compliance with the Investment Company Act.

We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

Compliance with the Sarbanes-Oxley Act of 2002 and The Nasdaq Global Select Market Corporate Governance Regulations

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) imposes a wide variety of regulatory requirements on publicly held companies and their insiders. Many of these requirements affect us. The Sarbanes-Oxley Act has required us to review our policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

In addition, The Nasdaq Global Select Market has adopted various corporate governance requirements as part of its listing standards. We believe we are in compliance with such corporate governance listing standards. We will continue to monitor our compliance with all future listing standards and will take actions necessary to ensure that we are in compliance therewith.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

Our securities are held under a custody agreement by U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association. The address of the custodian is Corporate Trust Services, One Federal Street, 10th Floor, Boston, MA 02110. Computershare acts as the transfer agent, dividend paying agent and registrar for our common stock. The principal business address of Computershare is 150 Royall Street, Canton, MA 02021.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of business.

Subject to policies established by our board of directors, our investment adviser, Ares Capital Management, is primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Our investment adviser does not expect to execute transactions through any particular broker or dealer, but seeks to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities.

While our investment adviser generally seeks reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our investment adviser may select a broker based partly upon brokerage or research services provided to our investment adviser and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if our investment adviser determines in good faith that such commission is reasonable in relation to the services provided.

We also pay brokerage commissions incurred in connection with open-market purchases pursuant to our dividend reinvestment plan.

The aggregate amount of brokerage commissions paid by us during the three most recent fiscal years is $0.1 million.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods. We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents or through a combination of any such methods of sale. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options to purchase additional securities under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (a) in connection with a rights offering to our existing stockholders, (b) with the consent of the majority of our common stockholders or (c) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of FINRA or independent broker-dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on The Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of shares of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business. If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for the Company by Kirkland & Ellis LLP, Los Angeles, California and New York, New York, and Venable LLP, Baltimore, Maryland. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, located at 550 South Hope Street, Suite 1500, Los Angeles, California 90071, is the independent registered public accounting firm of the Company.

The audited financial statements and the senior securities table of the Company included in this prospectus have been so included in reliance on the reports of KPMG LLP, an independent registered public accounting firm whose reports thereon are included elsewhere in this prospectus, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus.

We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by calling us collect at (310) 201-4200, by sending an e-mail to us at IRARCC@aresmgmt.com or on our website at www.arescapitalcorp.com. Information contained on our website is not incorporated into this prospectus and you should not consider such information to be part of this document. You also may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, after paying a duplicating fee, by sending a request by e-mail to publicinfo@sec.gov or by writing the SEC’s Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, Washington, D.C. 20549.

The SEC maintains an internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website at http://www.sec.gov. In addition, each of our and our investment adviser’s code of ethics is also available on the EDGAR Database http://www.sec.gov, and copies of these codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and other information previously filed with the SEC.

The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

●	our Annual Report on Form 10-K and Amendment on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on February 7, 2024 and March 22, 2024, respectively;
●	those portions of our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed with the SEC on March 8, 2024, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 1, 2024; and
●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 23, 2024, February 6, 2024, February 7, 2024 (two filings), March 6, 2024, April 3, 2024, April 17, 2024 and May 1, 2024.

See “Available Information” above for information on how to obtain a copy of these filings.

$750,000,000

Ares Capital Corporation

6.250% Notes due 2033

PROSPECTUS SUPPLEMENT

BofA Securities

J.P. Morgan

RBC Capital Markets

SMBC Nikko

Wells Fargo Securities

Barclays

CIBC Capital Markets

Mizuho

MUFG

TD Securities

Truist Securities

U.S. Bancorp

BNP PARIBAS

Capital One Securities

HSBC

Morgan Stanley

Regions Securities LLC

SOCIETE GENERALE

BNY Capital Markets

Credit Agricole CIB

Goldman Sachs & Co. LLC

ICBC Standard Bank

Natixis

Ares Management Capital Markets LLC

Deutsche Bank Securities

ING

R. Seelaus & Co., LLC

Academy Securities

Citigroup

Keefe, Bruyette & Woods,

                A Stifel Company

Loop Capital Markets

Ramirez & Co., Inc.

Siebert Williams Shank

September 8, 2026